   AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON AUGUST 26, 1994
                                                            REGISTRATION NO. 33-

                      SECURITIES AND EXCHANGE COMMISSION
                           WASHINGTON, D.C.  20549

                                   FORM S-4
                            REGISTRATION STATEMENT
                                    UNDER
                          THE SECURITIES ACT OF 1933

                          UNION PLANTERS CORPORATION
            (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)


                     TENNESSEE                                   6712                              62-0859007
          (State or other jurisdiction of                  (Primary Standard                     (I.R.S. Employer
           incorporation or organization)                      Industrial                      Identification No.)
                                                      Classification Code Number)

                          7130 GOODLETT FARMS PARKWAY
                           MEMPHIS, TENNESSEE 38018
                                (901) 383-6000
             (Address, including zip code, and telephone number of
                   registrant's principal executive offices)

                            GARY A. SIMANSON, ESQ.,
               ASSISTANT SECRETARY AND ASSOCIATE GENERAL COUNSEL
                          UNION PLANTERS CORPORATION
                          7130 GOODLETT FARMS PARKWAY
                           MEMPHIS, TENNESSEE  38018
                                (901) 383-6590
           (Name, address, including zip code, and telephone number,
                  including area code, of agent for service)


                                  Copies to:

    MARION S. BOYD, ESQ.                                                STEVEN J. EISEN, ESQ.
      McDonnell Boyd                                                Baker, Worthington, Crossley,
   The Crescent Center                                                      & Stansberry
6075 Poplar Avenue, Suite 650                                         1700 Nashville City Center
   Memphis, Tennessee  38119                                            Post Office Box 2866
                                                                     Nashville, Tennessee  37219

         APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE OF THE SECURITIES TO THE PUBLIC: As soon as practicable after this Registration Statement becomes effective.

         If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box: / /

                        CALCULATION OF REGISTRATION FEE

                                                                    PROPOSED               PROPOSED
       TITLE OF EACH                                                 MAXIMUM               MAXIMUM
          CLASS OF                                                  OFFERING              AGGREGATE
      SECURITIES TO BE                       AMOUNT TO BE             PRICE                OFFERING           AMOUNT OF
         REGISTERED                           REGISTERED           PER UNIT(1)             PRICE(2)        REGISTRATION FEE
         ----------                           ----------           -----------             --------        ----------------
Common Stock (par value
$5.00 per share) including
rights to purchase shares
of Series A Preferred Stock                     202,000              $22.00               $4,444,000           $1,532.42

(1)      Estimated based on an assumed conversion price range.

(2)      Determined pursuant to Rule 457(f).

                          UNION PLANTERS CORPORATION
              CROSS REFERENCE OF ITEMS IN FORM S-4 TO PROSPECTUS


ITEMS IN PART I OF FORM S-4                                 PROSPECTUS CAPTION OR LOCATION
- ---------------------------                                 ------------------------------
A.  INFORMATION ABOUT THE TRANSACTION

1.       Forepart of Registration Statement
         and Outside Front Cover Page of
         Prospectus                                         Facing Page.  Cross Reference Sheet and Outside Front
                                                            Cover Page

2.       Inside Front and Outside Back Cover
         Pages of Prospectus                                Inside Front Cover and TABLE OF CONTENTS

3.       Risk Factors, Ratio of Earnings
         to Fixed Charges and Other
         Information                                        SUMMARY

4.       Terms of the Transaction                           SUMMARY and THE MERGER and THE EFFECT OF MERGER ON
                                                            RIGHTS OF SHAREHOLDERS

5.       Pro Forma Financial Information                    SUMMARY

6.       Material Contracts with the
         Company Being Acquired                             *

7.       Additional Information Required
         for Reoffering by Persons and
         Parties Deemed to be Underwriters                  THE MERGER

8.       Interests of Named Experts and
         Counsel EXPERTS and VALIDITY OF UPC COMMON STOCK

9.       Disclosure of Commission Position
         on Indemnification for Securities
         Act Liabilities                                    *

B.  INFORMATION ABOUT THE REGISTRANT

10.      Information with Respect to S-3
         Registrants                                        SUMMARY, THE MERGER, CERTAIN REGULATORY CONSIDERATIONS, DESCRIPTION OF
                                                            UPC COMMON AND PREFERRED STOCK and
                                                            INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

11.      Incorporation of Certain
         Information by Reference                           INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

12.      Information with Respect to S-2
         or S-3 Registrants                                 *



ITEMS IN PART I OF FORM S-4                                 PROSPECTUS CAPTION OR LOCATION
- ---------------------------                                 ------------------------------
13.      Incorporation of Certain
         Information by Reference                           *

14.      Information with Respect to
         Registrants Other Than S-3 or
         S-2 Registrants                                    *

C.  INFORMATION ABOUT THE COMPANY BEING ACQUIRED

15.      Information with Respect to
         S-3 Companies                                      *

16.      Information with Respect to S-2
         or S-3 Companies                                   *

17.      Information with Respect to
         Companies Other Than S-3 or
         S-2 Companies                                      SUMMARY, THE MERGER, COMMERCIAL BANCORP, INC. (CBI), MANAGEMENT'S
                                                            DISCUSSION AND ANALYSIS OF CONDITION AND RESULTS OF OPERATIONS and CBI
                                                            FINANCIAL STATEMENTS (APPENDIX A)

D.  VOTING AND MANAGEMENT INFORMATION

18.      Information if Proxies, Consents or
         Authorizations are to be Solicited                 INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE, THE
                                                            SPECIAL MEETING, THE MERGER and EFFECT OF MERGER ON
                                                            RIGHTS OF SHAREHOLDERS

19.      Information if Proxies, Consents
         or Authorizations are not to be
         Solicited or in an Exchange Offer                  *

*        Omitted because the answer is negative or the item is inapplicable.

                           COMMERCIAL BANCORP, INC.
                       224 SEVENTH STREET (P.O. BOX 297)
                            OBION, TENNESSEE 38240


                                                                 August 31, 1994

TO THE SHAREHOLDERS OF COMMERCIAL BANCORP, INC.

         You are cordially invited to attend a Special Meeting of Shareholders of Commercial Bancorp, Inc. ("CBI") to be held in the main lobby of the main office of The Commercial Bank, 224 Seventh Street, Obion, Tennessee 38240, at 10:00 a.m. CDT, on Thursday, October 6, 1994.

         At the Special Meeting, you will have the opportunity to consider and vote on a proposal to approve an Agreement and Plan of Reorganization dated as of June 14, 1994 (the "Reorganization Agreement"), along with the Plan of Merger annexed thereto as Exhibit A, pursuant to which CBI Acquisition Company, Inc., a newly-organized, wholly-owned subsidiary of Union Planters Corporation would be merged with and into CBI which would survive the Merger. The Boards of Directors of CBI and Union Planters Corporation have approved the Reorganization Agreement and the Plan of Merger and the merger contemplated thereby.

         In the merger, shareholders of CBI will receive shares of common stock, $5.00 par value per share (the "UPC Common Stock"), of Union Planters Corporation for each share of CBI's common stock, $10.00 par value per share outstanding immediately prior to the effective time of the merger. The number of shares received will depend upon the market price of the UPC Common Stock and will be determined in accordance with the conversion formula described in
Section 3.1(e) of the Reorganization Agreement. At the time the Reorganization Agreement was negotiated, the value of the UPC Common Stock to be received by the shareholders of CBI was approximately $260.44 per share of CBI common stock (subject to adjustment as set forth in the Reorganization Agreement) based on an exchange ratio of 9.26 shares of UPC Common Stock for each share of CBI common stock and a current market price per share of $28.125 for the UPC Common Stock. The enclosed Notice of Special Meeting of Shareholders and the Prospectus and Proxy Statement explain the merger and Reorganization Agreement and the Plan of Merger and provide specific information relative to the Special Meeting. Please read these materials carefully and thoughtfully consider the information contained in them. Your vote is of great importance, as the approval of CBI's shareholders is required to consummate the merger.

         Whether or not you plan to attend the Special Meeting, you are urged to complete, sign and promptly return the enclosed Proxy Appointment Card to assure that your shares will be voted at the Special Meeting. For your convenience, there is included with this material a postage-paid addressed envelope for returning your proxy card. No additional postage is required if mailed in the United States.

         The Board of Directors of CBI has considered more than one proposal to sell CBI and has determined that the proposal outlined in the Reorganization Agreement is the best plan for the continuation of The Commercial Bank as a locally managed bank, while at the same time maximizing the financial interests of the shareholders of CBI. Accordingly the Board of Directors of CBI recommends that you vote FOR the proposal being considered.

                 Sincerely,


                 Commercial Bancorp, Inc.


                 /s/ Joel C. Pipkin
                 -------------------------
                 Joel C. Pipkin
                 President

                           COMMERCIAL BANCORP, INC.
                       224 SEVENTH STREET (P.O. BOX 297)
                            OBION, TENNESSEE 38240


                   NOTICE OF SPECIAL MEETING OF SHAREHOLDERS
                          TO BE HELD OCTOBER 6, 1994


         NOTICE IS HEREBY GIVEN that a Special Meeting of Shareholders of Commercial Bancorp, Inc. ("CBI") has been called by the Board of Directors of CBI and will be held in the main lobby of the main office of The Commercial Bank, 224 Seventh Street, Obion, Tennessee 38240, on Thursday, October 6, 1994, at 10:00 a.m. CDT for the following purposes:

                 1. To consider and vote upon a proposal to approve an Agreement and Plan of Reorganization dated as of June 14, 1994 (the "Reorganization Agreement"), by and between Union Planters Corporation ("UPC"), a Tennessee-chartered bank holding company; CBI Acquisition Company, Inc. ("Interim"), a newly-organized, wholly-owned subsidiary of UPC; Commercial Bancorp, Inc. ("CBI"), a Tennessee-chartered bank holding company; and The Commercial Bank ("CBO"), a state banking corporation and a wholly-owned subsidiary of CBI, along with the Plan of Merger annexed thereto as Exhibit A. The Reorganization Agreement and the Plan of Merger provide for the merger (the "Merger") of Interim with and into CBI, whereupon the holders of CBI's common stock, $10.00 par value per share, of record immediately prior to the effective time of the Merger would receive shares of the common stock, $5.00 par value per share, of UPC, for each share of CBI common stock owned, pursuant to a conversion formula described in Section 3.1(e) of the Reorganization Agreement. The Reorganization Agreement, the Plan of Merger and the Merger are more fully described in the accompanying Prospectus and Proxy Statement; and

                 2. To transact such other business as may properly come before the Special Meeting or any adjournments or postponements thereof. Management is not aware of any other business to be transacted at the Special Meeting.

         Shareholders of CBI have the right to dissent from the Merger pursuant to, and in accordance with, Section 48-23-101 et seq of the Tennessee Code Annotated. Copies of said section of the Tennessee Code Annotated accompany this notice as Appendix C to the Prospectus and Proxy Statement.

         Whether or not you plan to attend the Special Meeting, please sign the enclosed proxy appointment card and return it at once in the stamped return envelope in order to ensure that your shares will be represented at the Special Meeting. PLEASE DO NOT SEND IN ANY STOCK CERTIFICATES AT THIS TIME. If you attend in person, the proxy appointment can be disregarded, if you wish, and you may vote your own shares.

         Only holders of CBI common stock of record at the close of business on August 29, 1994 will be entitled to receive notice of, and to vote at the Special Meeting and any adjournments or postponements thereof.


                                        By Order of the Board of Directors



                                        /s/ Joel C. Pipkin
                                        -----------------------------------
                                        Joel C. Pipkin
                                        President



Obion, Tennessee
Dated: August 31, 1994

THE BOARD OF DIRECTORS OF COMMERCIAL BANCORP, INC. BY UNANIMOUS VOTE RECOMMENDS THAT THE HOLDERS OF COMMERCIAL BANCORP, INC. COMMON STOCK VOTE TO APPROVE THE REORGANIZATION AGREEMENT AND THE PLAN OF MERGER.

                                  PROSPECTUS
                          UNION PLANTERS CORPORATION
                                 COMMON STOCK

                               PROXY STATEMENT
                           COMMERCIAL BANCORP, INC.
                  SPECIAL MEETING TO BE HELD OCTOBER 6, 1994

         This Prospectus and Proxy Statement (the "Prospectus") relates to up to 202,000 shares of Common Stock (par value $5.00 per share) (the "UPC Common Stock") of Union Planters Corporation ("UPC"), a Tennessee-chartered bank holding company and savings and loan holding company, to be issued to shareholders of Commercial Bancorp, Inc. ("CBI"), a Tennessee-chartered bank holding company, in a merger (the "Merger") of CBI Acquisition Company, Inc., a newly-organized, wholly-owned subsidiary of UPC ("Interim"), with and into CBI, pursuant to an Agreement and Plan of Reorganization dated as of June 14, 1994, by and between UPC, Interim, CBI, and The Commercial Bank ("CBO"), a wholly-owned Tennessee banking corporation of CBI (the "Reorganization Agreement"), and in accordance with the Plan of Merger annexed thereto as Exhibit A (the "Plan of Merger"). The number of shares of UPC Common Stock to be issued by UPC in connection with the Merger in respect to each outstanding share of CBI common stock, $10.00 par value per share (the "CBI Common Stock"), is based on a conversion formula more particularly described in Section 3.1(e) of the Reorganization Agreement, a copy of which is attached as Appendix B to this Prospectus.

         Shares of the outstanding UPC Common Stock are now, and the UPC Common Stock to be issued in connection with the Merger will be, listed for trading on the New York Stock Exchange ("NYSE") under the symbol "UPC." The last reported sale price of UPC Common Stock on the NYSE on August 22, 1994, was $25.25 per share. If the Current Market Price Per Share of UPC Common Stock were $25.25 on the Closing Date, the value of the UPC Common Stock to be received by the shareholders of CBI would be approximately $233.81 per share of CBI common stock (subject to adjustment as set forth in the Reorganization Agreement) based on an exchange ratio of 9.26 shares of UPC Common Stock for each share of CBI common stock.

         This Prospectus also constitutes a proxy statement and is furnished to holders of record of CBI Common Stock in connection with the solicitation of proxies by the CBI Board of Directors (the "CBI Board") for use at a Special Meeting of CBI shareholders to be held at 10:00 a.m. CDT, on Thursday, October 6, 1994, in the main lobby of the main office of CBO, 224 Seventh Street (P.O. Box 297), Obion, Obion County, Tennessee, 38240 and at any adjournments or postponements thereof (the "Special Meeting"). At the Special Meeting, holders of CBI Common Stock of record as of August 29, 1994, will consider and vote upon a proposal to approve the Reorganization Agreement and the Plan of Merger annexed thereto as Exhibit A, upon consummation of which (i) all shares of CBI Common Stock (except for those shares held by any CBI shareholders with respect to which dissenters' rights shall have been perfected in accordance with Tennessee law) would be converted exclusively into the right to receive shares of UPC Common Stock (and cash in lieu of any remaining fractional share) based on a conversion formula more particularly described in Section 3.1(e) of the Reorganization Agreement and (ii) Interim would be merged with and into CBI, with CBI surviving the Merger and continuing to operate under the name of Commercial Bancorp, Inc., whereupon CBI would become a wholly-owned subsidiary of UPC.

         All information contained in this Prospectus and Proxy Statement pertaining to UPC and its subsidiaries has been supplied by UPC, and all information pertaining to CBI or CBO has been supplied by CBI. This Prospectus and Proxy Statement and the accompanying proxy appointment cards are first being mailed to shareholders of CBI on or about August 31, 1994.


THE SHARES OF UPC COMMON STOCK OFFERED HEREBY ARE NOT SAVINGS ACCOUNTS OR DEPOSITS AND ARE NOT INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION, THE SAVINGS ASSOCIATION INSURANCE FUND, THE BANK INSURANCE FUND OR ANY OTHER GOVERNMENTAL AGENCY.

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION, NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

        THE DATE OF THIS PROSPECTUS--PROXY STATEMENT IS AUGUST 31, 1994

                            AVAILABLE INFORMATION


         UPC is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). Such reports, proxy statements and other information filed by UPC can be inspected and copied at the public reference facilities maintained by the Commission at Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549, and at regional offices of the Commission located at Room 1228, 75 Park Place, New York, New York 10007 and 500 West Madison Street, Chicago, Illinois 60661-2511. Copies of such material can be obtained by mail from the Public Reference Section of the Commission, 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. In addition, such reports, proxy statements and other information concerning UPC can be inspected at the offices of the New York Stock Exchange, 20 Broad Street, New York, New York 10005. UPC has filed with the Commission a Registration Statement (No. 33-________) on Form S-4 (together with any amendments thereto, the "Registration Statement") under the Securities Act of 1933, as amended (the "Securities Act") with respect to the shares of UPC Common Stock to be issued pursuant to the Reorganization Agreement. This Prospectus does not contain all of the information set forth in the Registration Statement and the Exhibits thereto. Certain items were omitted in accordance with the rules and regulations of the Commission. For further information regarding UPC and the UPC Common Stock offered by this Prospectus, reference is made to the complete Registration Statement, including all amendments thereto and the schedules and exhibits filed as a part thereof. Statements contained herein concerning provisions of documents are necessarily summaries of the documents and each statement is qualified in its entirety by reference to the copy of the applicable document filed with the Commission.


               INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

         The following documents previously filed by UPC with the Commission (Commission File Number 0-6919) pursuant to the Exchange Act are hereby incorporated by reference in this Prospectus:

                 1. UPC's Annual Report on Form 10-K for the year ended December 31, 1993;

                 2. UPC's Quarterly Reports on Form 10-Q dated March 31, 1994 and June 30, 1994;

                 3. UPC's Current Report on Form 8-K dated January 19, 1989, filed on February 1, 1989, in connection with UPC's designation and authorization of its Series A Preferred Stock;

                 4. UPC's Current Reports on Form 8-K dated February 8, 1994, April 14, 1994, May 18, 1994, July 1, 1994,
                          July 26, 1994, August 18, 1994 and August 19, 1994;

                 5. The description of the UPC Common Stock contained in UPC's Registration Statement under Section 12(b) of the Exchange Act, and any amendment or report filed for the purpose of updating such description.

         UPC's Annual Report on Form 10-K for the year ended December 31, 1993 incorporates by reference specific portions of UPC's Annual Report to Shareholders for that year ("Annual Report to Shareholders") but does not incorporate other portions of the Annual Report to Shareholders. The portion of the Annual Report to Shareholders captioned "Letter to Shareholders" and other portions of the Annual Report to Shareholders not specifically incorporated into the Annual Report on Form 10-K are NOT incorporated herein and are not a part of the Registration Statement.

         All documents filed by UPC with the Commission pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this Prospectus and prior to the termination of the offering of the shares of UPC Common Stock offered hereby shall likewise be incorporated herein by reference and shall become a part hereof from and after the time such documents are filed. Any statement contained herein or in a document incorporated herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any other subsequently-filed document which also is incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

         ON THE WRITTEN OR ORAL REQUEST OF EACH PERSON TO WHOM THIS PROSPECTUS IS DELIVERED, UPC WILL PROVIDE, WITHOUT CHARGE, A COPY OF ANY OR ALL OF THE DOCUMENTS INCORPORATED HEREIN BY REFERENCE (OTHER THAN EXHIBITS TO SUCH DOCUMENTS WHICH ARE NOT SPECIFICALLY INCORPORATED BY REFERENCE IN SUCH DOCUMENTS). WRITTEN OR TELEPHONE REQUESTS FOR SUCH COPIES SHOULD BE DIRECTED TO GARY A. SIMANSON, ASSISTANT SECRETARY AND ASSOCIATE GENERAL COUNSEL, UNION PLANTERS CORPORATION, P.O. BOX 387, MEMPHIS, TENNESSEE 38147, (901) 383-6590.

         NO PERSON IS AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS OTHER THAN THOSE CONTAINED HEREIN AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED. THIS DOCUMENT DOES NOT CONSTITUTE AN OFFER OR SOLICITATION BY ANYONE IN ANY JURISDICTION IN WHICH SUCH OFFER OR SOLICITATION IS NOT AUTHORIZED OR IN WHICH THE PERSON MAKING SUCH OFFER OR SOLICITATION IS NOT QUALIFIED TO DO SO OR TO ANY PERSON TO WHOM IT IS UNLAWFUL TO MAKE SUCH OFFER OR SOLICITATION. NEITHER THE DELIVERY OF THIS DOCUMENT NOR ANY DISTRIBUTION OF SECURITIES MADE HEREUNDER SHALL UNDER ANY CIRCUMSTANCES CREATE AN IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF UPC OR CBI SINCE THE DATE HEREOF OR THAT THE INFORMATION HEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO THE DATE HEREOF.
                               TABLE OF CONTENTS

                                                                                                           PAGE
                                                                                                           ----
Available Information                                                                                      (ii)
Incorporation of Certain Documents by Reference                                                            (ii)
Summary                                                                                                      1
  Parties to the Merger                                                                                      1
  Special Meeting of CBI Shareholders                                                                        3
  Votes Required; Record Date                                                                                3
  Terms of the Merger                                                                                        3
  Effective Date                                                                                             4
  Reasons for the Merger; Recommendations of Boards of Directors                                             4
  Conditions; Regulatory Approvals                                                                           4
  Management After the Merger                                                                                4
  Shareholders' Dissenters' Rights                                                                           5
  Certain Federal Income Tax Consequences                                                                    5
  Accounting Treatment                                                                                       6
  Market Prices of Common Stock                                                                              6
  Selected Consolidated Financial Data                                                                       7
  Recent Developments Affecting UPC                                                                         12
  Equivalent and Pro Forma Per Share Data                                                                   16
  Pro Forma Condensed Financial Information                                                                 18
The Special Meeting                                                                                         24
  Time and Place of Special Meeting; Solicitation of Proxies                                                24
  Votes Required                                                                                            25
  Shareholders' Dissenters' Rights                                                                          25
  Recommendation                                                                                            27
The Merger                                                                                                  27
  Background of and Reasons for the Merger                                                                  27
  Terms of the Merger                                                                                       29
  Effective Date and Effective Time of the Merger                                                           29
  Surrender of Certificates                                                                                 29
  Conditions to Consummation of the Merger                                                                  30
  Regulatory Approvals                                                                                      32
  Conduct of Business Pending the Merger                                                                    32
  Payment of Dividends                                                                                      33
  Waiver and Amendment; Termination                                                                         33
  Management after the Merger                                                                               34

                                                                                                           PAGE
                                                                                                           ----

  CBI Executive Compensation                                                                                 36
  Interests of Certain Persons in the Merger                                                                 37
  Certain Federal Income Tax Consequences                                                                    37
  Accounting Treatment                                                                                       37
  Expenses                                                                                                   38
  Resales of UPC Common Stock                                                                                38
Certain Regulatory Considerations                                                                            38
  General                                                                                                    38
  Capital Adequacy                                                                                           39
  Prompt Corrective Action                                                                                   40
  Dividend Restrictions                                                                                      41
  Support of Subsidiary Banks                                                                                42
  Transactions with Affiliates                                                                               42
  FDIC Insurance Assessment                                                                                  43
  Recent Banking Legislation                                                                                 43
  Depositor Preference                                                                                       44
Description of UPC Common and Preferred Stock                                                                45
  UPC Common Stock                                                                                           45
  Preferred Stock of UPC                                                                                     46
  Certain Provisions That May Have an Anti-Takeover Effect                                                   47
Effect of Merger on Rights of Shareholders                                                                   49
  Removal of Directors                                                                                       49
  Required Shareholder Votes                                                                                 49
  Election of Directors                                                                                      49
Commercial Bancorp, Inc.                                                                                     50
  Property                                                                                                   50
  Competition                                                                                                50
  Deposits                                                                                                   50
  Legal Proceedings                                                                                          50
  Market Price of CBI Common Stock                                                                           51
  Certain Beneficial Holders of CBI Common Stock                                                             51
  Holdings of CBI Common Stock by CBI Management                                                             52
Commercial Bancorp, Inc. Management's Discussion and Analysis
 of Financial Condition
  and Results of Operation                                                                                   53
Validity of UPC Common Stock                                                                                 65
Experts                                                                                                      65
Index to Appendices
  Appendix A--Commercial Bancorp, Inc. Financial Statements
  Appendix B--Agreement and Plan of Reorganization, along with the
              Plan of Merger annexed thereto as Exhibit A
  Appendix C--Tennessee Business Corporation Act--Dissenters' Rights

                                   SUMMARY


         The following summary is not intended to be a complete description of all material facts regarding UPC, CBI and the matters to be considered at the Special Meeting and is qualified in all respects by the information appearing elsewhere or incorporated by reference in this Prospectus, the Appendices hereto and the documents referred to herein.

PARTIES TO THE MERGER

         UPC. Union Planters Corporation ("UPC") is a multi-state bank holding company and savings and loan holding company headquartered in Memphis, Tennessee. At June 30, 1994, UPC had total consolidated assets of approximately $7.0 billion, loans of approximately $3.3 billion, deposits of approximately $5.6 billion and shareholders' equity of approximately $517 million. As of that date, UPC was the third largest independent bank holding company headquartered in Tennessee as measured by consolidated deposits. Management's emphasis in recent years has been to improve asset quality and maintain capital well in excess of regulatory minimums. At June 30, 1994, UPC's ratio of nonperforming loans to total loans was .55% and nonperforming assets to loans and foreclosed property was .65%. UPC's allowance for losses on loans to total loans at such date was 2.57% and UPC's allowance for losses on loans to nonperforming loans was 470.21%. Also at such date, UPC's Tier 1 risk-based capital, total risk-based capital and leverage ratios were 14.56%, 18.02% and 7.18%, respectively.

         UPC conducts its business activities through its principal bank subsidiary, Union Planters National Bank ("UPNB"), four Tennessee regional bank subsidiaries (the "Tennessee Regional Banks"), and through 39 community banks and four savings and loan subsidiaries (collectively, the "Community Banks") located in Tennessee, Arkansas, Mississippi, Alabama and Kentucky. UPNB was founded in 1869 and operates 35 branches throughout West Tennessee. The Regional Banks resulted from a corporate division of UPNB effective on July 1, 1994 as part of UPC's effort to emphasize community management. Those subsidiaries operate 30, 13, five and 12 branches in Middle Tennessee, East Tennessee, Chattanooga, and Jackson, Tennessee, respectively. At June 30, 1994, UPNB had total consolidated assets of approximately $3.7 billion (total assets of approximately $2.4 billion after the corporate division effective July 1, 1994). For information with respect to the split off of the Regional Banks and recent changes to UPNB, see "--Recent Developments Affecting UPC." UPNB provides a diversified range of financial services in the communities in which it operates, including consumer, commercial and corporate lending, retail banking and mortgage banking. To enhance fee income, UPNB also is engaged in mortgage servicing, investment management and trust services, the issuance and servicing of credit and debit cards and the origination, packaging and securitization of the government-guaranteed portions of Small Business Administration (SBA) loans.

         In addition to UPNB and the Regional Banks, UPC, through the Community Banks, operates 155 branches and had at June 30, 1994, total combined assets of approximately $3.4 billion ($2.2 billion in Tennessee, $503 million in Mississippi, $504 million in Arkansas, $109 million in Kentucky, and $27 million in Alabama). All of the Community Banks have been acquired by UPC since 1986, generally are located in nonmetropolitan towns and communities and provide banking services and loan products to such communities, with an emphasis on one-to-four-family residential mortgages and consumer and small commercial lending. Of the 39 Community Banks, 21 have the largest deposit share and nine have the second largest deposit share in their respective markets based on June 30, 1993 information, providing UPC with a strong competitive position in those markets.

         UPC believes that the Community Banks provide additional diversification of the funding and revenue sources for UPC, and UPC intends to continue expansion of the Community Banks/Regional Banks. UPC believes that its strategy of permitting the Community Banks to retain their names and boards of directors as well as substantial autonomy in their day-to-day operations enables UPC to be an attractive acquirer of community banking organizations and permits such institutions to continue to grow within their markets without disruption.
UPC controls risk through centralized loan review and audit functions as well as close monitoring of the financial performance of each Community Bank. UPC also implements its asset and liability management strategy on a consolidated basis and effects all trades for the investment portfolios of the Community Banks. UPC seeks economies in the Community Banks through consolidation of administrative and operational processes and is currently in the process of converting all of the Community Banks to a common data processing system.
This system conversion should be completed by year-end 1994 and should permit UPC to realize significant cost savings upon full implementation.

         UPC expects to continue to take advantage of the consolidation of the financial services industry by further developing its franchise through the acquisition of financial institutions in the major markets of Tennessee and through the acquisition of community banks that have a significant local market share, primarily in communities located in Tennessee and contiguous states. Future acquisitions may entail the payment by UPC of consideration in excess of the book value of the underlying assets being acquired, may result in the issuance of additional shares of UPC capital stock or the incurrence of additional indebtedness by UPC, and could have a dilutive effect on the per share earnings or book value of the UPC Common Stock. For information with respect to acquisitions that have been consummated recently or that are currently pending, see "-- Recent Developments Affecting UPC."

         UPC's corporate office is located at 7130 Goodlett Farms Parkway, Memphis, Tennessee 38018, and its telephone number is (901) 383-6000.

         Additional information about UPC is included in documents incorporated by reference in this Proxy Statement/Prospectus. See "Incorporation of Certain Documents by Reference."

         CBI. Commercial Bancorp, Inc. ("CBI") is a bank holding company chartered under the laws of the State of Tennessee whose main office is located at 224 Seventh Street (P.O. Box 297), Obion, Tennessee 38240 (telephone (901) 536-6236). CBI's principal subsidiary is The Commercial Bank ("CBO"), a state banking corporation. At June 30, 1994, CBO was rendering banking services, consisting primarily of traditional deposit and lending services, from two banking offices located in Obion County, Tennessee. As of June 30, 1994, CBI's total assets were approximately $29 million, its loans were approximately $10 million and its deposits were approximately $25 million.

         Interim. CBI Acquisition Company, Inc. ("Interim") was organized by UPC solely to effectuate the Merger. At the Effective Time of the Merger (as defined below), Interim will, pursuant to the terms of the Reorganization Agreement and the Plan of Merger annexed thereto as Exhibit A, merge with and into CBI, with CBI surviving the Merger as a wholly-owned subsidiary of UPC and continuing to operate under the name Commercial Bancorp, Inc.

SPECIAL MEETING OF CBI SHAREHOLDERS

         A Special Meeting (the "Special Meeting") of the CBI shareholders will be held on Thursday, October 6, 1994, at 10:00 a.m. CDT, in the lobby of the main office of The Commercial Bank, 224 Seventh Street (P.O. Box 297), Obion, Tennessee 38240, to consider and vote upon a proposal to approve the Reorganization Agreement and the Plan of Merger annexed thereto as Exhibit A. See "The Special Meeting."

VOTES REQUIRED; RECORD DATE

         Only holders of CBI Common Stock of record at the close of business on August 29, 1994 (the "Record Date") will be entitled to receive notice of, and vote at the Special Meeting. The affirmative votes of the holders of a majority of the shares of CBI Common Stock outstanding on the Record Date are required to approve the Reorganization Agreement and the Plan of Merger annexed thereto as Exhibit A. As of August 29, 1994, there were 20,000 shares of CBI Common Stock entitled to vote.

         The directors and executive officers of CBI (the "Management Group") held, as of the Record Date, 3,418 shares, or 17.1% of the outstanding shares of CBI Common Stock. CBI has been advised by all of the members of the Management Group that these individuals intend to vote their shares in favor of approval of the Reorganization Agreement and the Plan of Merger annexed thereto as Exhibits A. See "The Special Meeting."

TERMS OF THE MERGER

         Upon consummation of the Merger, each share of CBI Common Stock which was outstanding immediately prior to the Effective Time of the Merger (except for shares with respect to which dissenters' rights had been perfected in accordance with Tennessee law) will be converted exclusively into the right to receive the number of shares of UPC Common Stock determined pursuant to a conversion formula set forth in Section 3.1(e) of the Reorganization Agreement.

         The number of shares of UPC Common Stock to be delivered in the Merger will be determined based on the Current Market Price Per Share of the UPC Common Stock immediately prior to the Closing Date, which Current Market Price Per Share may move up or down between the date of this Prospectus, the Closing Date and the Effective Time of the Merger. The "Current Market Price Per Share" is defined in the Reorganization Agreement as the average price per share of the "last" trades of the UPC Common Stock as reported in The Wall Street Journal for each of the ten (10) trading days next preceding the Closing Date.

THE EFFECTIVE DATE

         The Merger will become effective at the time Articles of Merger along with the executed Plan of Merger are filed with the Tennessee Secretary of State in accordance with the Tennessee Business Corporation Act, as amended (the "Act") or on such later date and at such later time as the Plan of Merger may specify (the "Effective Time of the Merger"). Assuming the timely receipt of all regulatory approvals, the expiration of all statutory waiting periods and the satisfaction or waiver of all conditions to closing specified in the Reorganization Agreement, it is intended by the parties to the Reorganization Agreement that the Articles of Merger along with the Plan of Merger will be filed so as to become effective on or about November 1, 1994. The effective date of the Merger will be the day on which the Effective Time of the Merger occurs (the "Effective Date of the Merger"). The parties to the Reorganization Agreement intend to close the transactions contemplated therein approximately one day prior to the effectiveness of the Merger (the "Closing Date"). Holders of record of CBI Common Stock immediately prior to the Effective Time of the Merger will be entitled to receive the consideration for the Merger pursuant to the Reorganization Agreement and the Plan of Merger annexed thereto as Exhibit A.

REASONS FOR THE MERGER; RECOMMENDATIONS OF BOARDS OF DIRECTORS

         The Board of Directors of CBI (the "CBI Board") believes the Merger is fair to, and in the best interests of, CBI and its shareholders and recommends that CBI's shareholders vote FOR approval of the Reorganization Agreement and the Plan of Merger annexed thereto as Exhibit A. The CBI Board believes that the Merger will provide significant value to all CBI shareholders and also enable them to participate in opportunities for investment growth that the CBI Board believes the Merger makes possible. The Merger will give CBI access to a substantially greater base of capital, affording CBI an opportunity to expand services beyond those presently provided. Moreover, affiliation with UPC will allow CBI to compete more strongly in the West Tennessee marketplace and will provide CBI with certain economies of scale in its banking operations. See "The Merger--Background of and Reasons for the Merger."

CONDITIONS; REGULATORY APPROVALS

         Consummation of the Merger is subject to various conditions, including receipt of the approval of the CBI shareholders, receipt of the necessary regulatory approvals and satisfaction of customary contractual closing conditions.

         The regulatory approvals and consents necessary to consummate the transactions contemplated by the Reorganization Agreement include the prior approval of the Board of Governors of the Federal Reserve System (the "Federal Reserve") and the Tennessee Department of Financial Institutions (the "Tennessee Department"). Applications for such approvals have been submitted to each of the respective regulatory agencies. As of the date of this Prospectus, approvals have not been received from either the Tennessee Department or the Federal Reserve for the parties to consummate the Merger. See "The Merger--Conditions to Consummation of the Merger," "--Regulatory Approvals" and "--Conduct of Business Pending the Merger" and "Certain Regulatory Considerations."

MANAGEMENT AFTER THE MERGER

         At the Effective Time of the Merger, the persons who are serving as directors and officers of Interim immediately prior thereto shall become the directors and officers of CBI as the surviving corporation and will hold office as provided in the Charter and Bylaws of CBI unless and until their successors shall have been duly elected or appointed and qualified. The persons serving as officers and directors of CBO immediately prior to the Effective Time of the Merger shall continue to serve as the officers and directors of CBO as a wholly owned subsidiary of UPC unless and until their service shall expire or terminate and their successors have been duly elected or appointed and qualified. See "The Merger--Management After the Merger."

SHAREHOLDERS' DISSENTERS' RIGHTS

         Under the Act, holders of CBI Common Stock outstanding and entitled to vote at the Special Meeting who do not vote for approval of the Reorganization Agreement and the Plan of Merger annexed thereto as Exhibit A and who comply with certain notice and other requirements set forth in Sections 48-23-201 through 209 of the Act will have the right to dissent from the Merger and to be paid cash for the value of their shares. (A vote in favor of the Merger will disqualify a CBI shareholder from exercising his or her dissenters' rights). Tennessee law defines "fair value" to mean the value, determined by appraisal pursuant to the Act, of the shares as of the moment immediately prior to the effectuation of the Merger, excluding any appreciation or depreciation in anticipation of the Merger. In order for a holder of CBI Common Stock to perfect dissenters' rights, such holder must not vote his or her shares of CBI Common Stock FOR approval of the Reorganization Agreement and the Plan of Merger and must deliver to CBI, before the vote on the Merger is taken a written notice of the dissenter's intent to demand payment for his or her shares. Neither a delivery of a proxy appointment directing a vote against the Reorganization Agreement and the Plan of Merger nor a failure to vote for the Reorganization Agreement and the Plan of Merger will, in and of itself, constitute such written notice. Certain additional procedures must be followed in order for a CBI shareholder to exercise dissenters' rights. Shareholders wishing to dissent from the Reorganization Agreement and the Plan of Merger are urged to read carefully "The Special Meeting--Shareholders' Dissenters' Rights" and Appendix C (containing a copy of the Chapter of the Act pertaining to Dissenters' Rights) attached to this Prospectus and should consult with their own legal advisors.

CERTAIN FEDERAL INCOME TAX CONSEQUENCES

         It is intended for federal income tax purposes that the Merger will be treated as a reorganization within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended (the "Code") and accordingly, for federal income tax purposes, CBI shareholders will realize and recognize gain or loss (if any) only to the extent of any cash received as consideration for their CBI Common Stock. CBI shareholders may recognize gain or loss by reason of receiving cash in lieu of a fractional share or by receiving cash incidental to the exercise of Dissenters' Rights. See "The Merger--Certain Federal Income Tax Consequences."

ACCOUNTING TREATMENT

         The Merger is expected to be accounted for as a "pooling of interests" under generally accepted accounting principles ("GAAP") as described in Accounting Principles Board Opinion No. 16.

MARKET PRICES OF COMMON STOCK

         UPC Common Stoc. The UPC Common Stock is listed and traded on the NYSE (symbol: UPC). The following table sets forth for the periods indicated the high and low closing sale prices of the UPC Common Stock on the NYSE and the cash dividends declared per share for the periods indicated:

                                                                                               CASH
                                                                 PRICE RANGE                 DIVIDENDS
                                                                 -----------                 DECLARED
                                                              HIGH          LOW              PER SHARE
                                                              ----          ---              ---------
1994
  First Quarter                                              $26.25         $23.13             $.21
  Second Quarter                                              28.75          24.75              .21
  Third Quarter through August 22,
    1994                                                      25.38          23.50              .23
                                                                                               ----
         Total                                                                                 $.65
                                                                                               ====

1993
  First Quarter                                              $29.13         $22.50             $.18
  Second Quarter                                              29.25          22.63              .18
  Third Quarter                                               30.00          25.00              .18
  Fourth Quarter                                              28.75          23.63              .18
                                                                                               ----
         Total                                                                                 $.72
                                                                                               ====

1992
  First Quarter                                              $15.50         $13.75             $.15
  Second Quarter                                              20.13          14.63              .15
  Third Quarter                                               20.75          17.50              .15
  Fourth Quarter                                              24.75          17.75              .15
                                                                                               ----
         Total                                                                                 $.60
                                                                                               ====

         The last reported sale price of UPC Common Stock on the NYSE as of August 22, 1994, which was the last practicable date prior to the mailing of this Proxy Statement/Prospectus, was $25.25 per share.

         CBI Common Stock. The CBI Common Stock is not listed for trading on a national securities exchange or otherwise publicly traded in any established securities market.

SELECTED CONSOLIDATED FINANCIAL DATA

         The following tables present for CBI and UPC on an historical basis, selected unaudited consolidated financial data. The information for CBI has been derived from financial statements, including the financial statements of CBI appearing in Appendix A to this Prospectus. The information for UPC has been derived from the financial statements of UPC, including the financial statements of UPC incorporated by reference in this Prospectus, and should be read in conjunction therewith and with the notes thereto. See "Incorporation of Certain Documents by Reference." Historical results are not necessarily indicative of results to be expected for any future period. In the opinion of the managements of the respective companies, all adjustments, consisting only of normal recurring adjustments, necessary to arrive at a fair statement of results of operations of UPC and CBI, have been included.

COMMERCIAL BANCORP, INC., SELECTED CONSOLIDATED FINANCIAL DATA

                                                          SIX MONTHS
                                                            ENDED
                                                         JUNE 30,(1)                   YEARS ENDED DECEMBER 31,
                                                         -----------               ------------------------------
                                                     1994             1993               1993              1992
                                                     ----             ----               ----              ----
INCOME STATEMENT DATA
   Net interest income                          $   551,181      $   591,775        $ 1,158,411       $ 1,149,783
   Provision for loan losses                              -                -                  -            22,000
   Noninterest income                                50,593           38,872             89,045           106,645
   Noninterest expense                              350,020          346,793            700,824           694,187
   Income before taxes                              251,754          283,854            546,632           540,241
   Income tax expense                                88,913           97,105            186,214           188,715
   Net income                                       162,841          186,749            360,418           351,526
PER COMMON SHARE DATA
   Net income                                   $      8.14      $      9.34        $     18.02       $     17.58
   Cash dividends                               $      2.25      $      1.75        $      4.00       $      3.35
   Book value                                   $    191.39      $    178.53        $    189.23       $    170.94
   Average shares                                    20,000           20,000             20,000            20,000
BALANCE SHEET DATA (at period end)
   Investment securities                         16,040,507       15,072,251         15,037,877        14,555,573
   Loans, net of unearned
   income                                        10,449,950       10,073,477         10,565,475        10,606,401
   Total assets                                  28,731,015       27,951,719         28,702,513        28,242,061
   Deposits                                      24,729,794       24,909,127         24,678,595        24,589,585
   Shareholders' equity                           3,827,759        3,570,622          3,784,607         3,418,874
PROFITABILITY RATIOS
   Return on average assets                            1.15%            1.34%              1.27%             1.25%
   Return on average equity                            8.80%           10.93%             10.01%            10.73%
ASSET QUALITY DATA
   Allowance for loan losses                        212,881          216,558            212,977           217,646
   Net charge-offs                                       96            1,088              4,669            15,559
   Nonperforming loans (2)                           20,231           11,760              1,153            12,664
   Allowance for loan losses to
   loans, net of unearned income                       2.04%            2.15%              2.02%             2.05%
   Foreclosed assets                                      -                -                  -                -
   Nonperforming assets to loans,
   net of unearned income, and
   foreclosed assets (3)                                .19%             .12%               .01%              .12%
LIQUIDITY AND CAPITAL RATIOS
   Loans, net of unearned income
   to deposits                                        42.26%           40.44%             42.81%            43.13%
   Shareholders' equity to total
   assets                                             13.32%           12.77%             13.19%            12.11%


                                                             YEARS ENDED DECEMBER 31,
                                                -------------------------------------------------
                                                    1991               1990                1989
                                                    ----               ----                ----
INCOME STATEMENT DATA
   Net interest income                          $ 1,073,582       $   944,133         $   894,974
   Provision for loan losses                              -            37,000              18,500
   Noninterest income                                77,939            98,842              85,726
   Noninterest expense                              679,852           612,656             553,881
   Income before taxes                              471,669           393,319             408,319
   Income tax expense                               139,552           118,912             110,351
   Net income                                       332,117           274,407             297,968
PER COMMON SHARE DATA
   Net income                                   $     16.61       $     13.72         $     14.89
   Cash dividends                               $      3.00       $      3.60         $      2.60
   Book value                                   $    156.72       $    143.11         $    131.21
   Average shares                                    20,000            20,000              20,000
BALANCE SHEET DATA (at period end)
   Investment securities                         13,951,655        13,353,598          12,795,342
   Loans, net of unearned
   income                                        10,489,068        10,151,970           9,487,919
   Total assets                                  28,021,454        26,894,590          26,234,714
   Deposits                                      24,437,870        23,493,585          22,859,382
   Shareholders' equity                           3,134,348         2,862,231           2,624,124
PROFITABILITY RATIOS
   Return on average assets                            1.21%             1.03%               1.14%
   Return on average equity                           11.08%            10.00%              11.35%
ASSET QUALITY DATA
   Allowance for loan losses                        211,205           223,118             226,221
   Net charge-offs                                   11,913             3,103              12,279
   Nonperforming loans (2)                           62,359            17,934               4,118
   Allowance for loan losses to
   loans, net of unearned income                       2.01%             2.20%               2.38%
   Foreclosed assets                                      -            20,075              21,415
   Nonperforming assets to loans,
   net of unearned income, and
   foreclosed assets (3)                                .59%              .37%                .27%
LIQUIDITY AND CAPITAL RATIOS
   Loans, net of unearned income
   to deposits                                        42.92%            43.21%              41.51%
   Shareholders' equity to total
   assets                                             11.19%            10.64%              10.00%

(1)      Annualized, where applicable
(2)      Nonperforming loans include restructured loans and loans 90 days or more past due.
(3)      Nonperforming assets include nonperforming loans plus foreclosed assets.

                    UPC SELECTED CONSOLIDATED FINANCIAL DATA


                                                SIX MONTHS ENDED
                                                  JUNE 30, (1)                           FOR THE YEARS ENDED DECEMBER 31,
                                          -----------------------  ---------------------------------------------------------------
                                              1994        1993         1993        1992         1991         1990        1989
                                          ----------  -----------  -----------  ----------  ----------    ---------   ------------
                                                                   (Dollars in thousands, except per share data)
Income Statement Data
  Net interest income                    $  122,225   $  116,784   $  232,667  $  189,453   $  152,015    $  133,018  $  121,995
  Provision for losses on loans                   -        7,490        9,689      18,557       24,835        19,166      49,229
  Profits and commissions from
    trading activities                        2,841        3,803        8,720      10,168       14,707        24,268      36,700
  Investment securities gains (losses)          101        3,425        4,581      13,246        3,344          (341)     (1,294)
  Other noninterest income                   36,373       36,218       73,436      61,453       53,099        47,375      43,281
  Noninterest expense                       110,661      111,226      224,480      199,218     164,771       160,805     177,833
  Earnings (loss) before income taxes,
    extraordinary item and accounting
    changes                                  50,879       41,514       85,235      56,635       33,559        24,349     (26,380)
  Applicable income taxes (benefit)          14,994       13,465       23,967      15,196        6,051         1,639      (4,111)
  Earnings (loss) before extraordinary
    item and accounting changes              35,885       28,049       61,268      41,439       27,508        22,710     (22,269)
  Extraordinary item - defeasance
    of debt, net of taxes                         -            -       (3,026)          -            -             -           -
  Accounting changes, net of taxes                -        5,001        5,001           -            -             -           -
  Net earnings (loss)                        35,885       33,050       63,063      41,439       27,508        22,710     (22,269)
Per Common Share Data
  Primary
    Earnings (loss) before
     extraordinary item and
     accounting changes                  $     1.44   $     1.23   $     2.69  $     2.10   $     1.58    $     1.20  $    (1.19)
    Extraordinary item - defeasance
     of debt, net of taxes                        -            -        (0.16)          -            -             -           -
    Accounting changes, net of taxes              -         0.26         0.25           -            -             -           -
  Net earnings (loss)                          1.44         1.49         2.78         2.10        1.59          1.20       (1.19)
  Fully diluted
    Earnings (loss) before
     extraordinary item and
     accounting changes                  $     1.33   $     1.16   $     2.49  $     2.02   $     1.58    $     1.20  $    (1.19)
    Extraordinary item - defeasance
     of debt, net of taxes                        -            -        (0.13)          -            -             -           -
    Accounting changes, net of
     taxes                                        -         0.21         0.21           -            -             -           -
  Net earnings (loss)                          1.33         1.37         2.57         2.02        1.59          1.20       (1.19)
  Cash dividends                                .42          .36          .72         .60          .48           .48         .48
  Book value                                  18.90        18.01        18.96       16.34        14.99         13.61       12.46
  Book value assuming conversion
   of convertible preferred stock             19.00        18.29        19.06       16.84        14.95         13.60       12.46

                                                                                      SIX MONTHS ENDED
                                                  JUNE 30, (1)                           FOR THE YEARS ENDED DECEMBER 31,
                                          -----------------------  ---------------------------------------------------------------
                                              1994        1993         1993        1992         1991         1990        1989
                                          ----------  -----------  -----------  ----------  ----------    ---------   ------------
                                                                   (Dollars in thousands, except per share data)
Balance Sheet Data (at period end)
  Total assets                           $6,966,854   $6,316,019   $6,318,186  $5,262,184   $3,786,839    $4,004,710  $4,002,614
  Loans, net of unearned income           3,330,825    2,792,878    2,935,215    2,231,839   1,912,914     2,129,083   1,995,383
  Allowance for losses on loans              85,640       81,017       80,442      64,290       47,934        50,921      46,871
  Investment securities                   2,886,128    2,661,874    2,617,053    2,198,103   1,147,803     1,155,266   1,019,759
  Deposits                                5,578,850    5,370,077    5,251,366    4,450,176   3,211,261     3,341,840   3,129,567
  Long-term debt
    Parent Company                          114,764       74,292      114,729      74,292       38,163        44,662      34,500
    Subsidiary Banks                        169,425      122,767      160,501       2,864        3,922         4,103      39,021
  Total shareholders' equity                516,909      456,661      477,300      356,211     269,446       237,035     240,591
  Average assets                          6,844,193    6,193,798    6,249,339    4,742,832   3,839,744     4,053,820   3,988,348
  Average shareholders' equity(2)           516,422      426,917      446,994      329,492     247,859       243,783     265,233
  Average shares outstanding
      (in thousands)
      Primary                                21,905       19,458       19,622      16,765       16,632        18,641      18,761
      Fully diluted                          26,387       23,426       23,852      19,609       16,986        18,981      18,761
Profitability and Capitol Ratios
 Before extraordinary item
  and accounting changes
   Return on average assets                    1.06%         .91%         .98%        .87 %        .72%          .56%         NM%
   Return on average common equity(2)         15.40        14.53        15.18       13.65        11.18          9.34          NM
  Net earnings
   Return on average assets                    1.06%        1.08%        1.01%        .87 %        .72%          .56%         NM%
   Return on average common equity(2)         15.40        17.56        15.70       13.65        11.18          9.34          NM
  Net interest income (tax-equivalent)
  to average earning assets(2)                 4.15         4.37         4.30         4.57        4.59          3.97        3.77
Loans/deposits                                59.70        52.01        55.89       50.15        59.57         63.71       63.76
Equity/assets (period end)                     7.42         7.23         7.55         6.77        7.12          5.92        6.01
Average shareholders' equity/
 average total assets(2)                       7.55         6.89         7.15         6.95        6.46          6.01        6.65
Tier 1 capital to risk -
 weighted assets(3)                           14.56        13.48        14.85       13.81        12.19          9.57          NA
Total capital to risk -
 weighted assets(3)                           18.02        15.77        18.59       16.33        14.93         12.17          NA
Leverage ratio(3)                              7.18         6.68         7.10        6.85         6.94          5.71        5.76
Asset Quality Ratios
  Allowance/period end loans                   2.57%        2.90%        2.74%       2.88%        2.51%         2.39%       2.35%
  Nonperforming loans/total loans(4)            .55          .93          .76        1.70         1.37           .98         .88
  Allowance/nonperforming loans(4)           470.21       311.57       362.83      168.97       182.98        244.77      267.65
  Nonperforming assets/loans and
   foreclosed properties(5)                     .65         1.21          .92        1.99         1.90          1.62        1.26
  Provision/average loans                        NM          .55          .35         .86         1.23           .93        2.50
  Net charge-offs/average loans                 .09          .54          .37         .83         1.38          1.10        2.25
- -------------

(1)      Interim period ratios have been annualized where applicable.
(2)      Average balances and calculations exclude the impact of the net unrealized gain (loss) on available for sale investment securities.
(3)      The risk-based capital ratios are based upon capital guidelines prescribed by federal bank regulatory authorities.  Under those guidelines, the required minimum Tier 1 and total capital to risk-weighted assets ratios are 4% and 8%, respectively.
         The required minimum leverage ratio of Tier 1 capital to total adjusted assets is 3% to 5%.
(4)      Nonperforming loans include loans on nonaccrual status and restructured loans.
(5)      Nonperforming assets include nonperforming loans and foreclosed properties.
         NA - Not Available       NM - Not Meaningful

                           UNION PLANTERS CORPORATION
                    PRO FORMA SELECTED FINANCIAL INFORMATION
                 (DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA)

                                                                                               SIX MONTHS ENDED
                                                                                                 JUNE 30, 1994
                                                                                           ------------------------
                                                                                                         EARNINGS
                                                     JUNE 30, 1994                                        (LOSS)
                                  ------------------------------------------------------                  BEFORE
                                  UPC SHARES                                                           EXTRAORDINARY
                                  OUTSTANDING                                  TOTAL                     ITEMS AND
                                   OR TO BE         TOTAL         TOTAL     SHAREHOLDERS'    TOTAL       ACCOUNTING
                                    ISSUED         ASSETS       DEPOSITS       EQUITY      REVENUES(1)     CHANGES
                                    ------         ------       --------       ------      -----------     -------
UPC                               21,814,022      $ 6,966,854   $5,578,850     $516,909     $161,540       $35,885
Consummated
 acquisitions                      1,543,465          222,226      182,729       27,314        4,282          (190)
                                  ----------      -----------   ----------     --------     --------       -------
   Pro forma total                23,357,487        7,189,080    5,761,579      544,223      165,822        35,695
CBI                                  185,200           28,731       24,730        3,828          602           163
                                  ----------      -----------   ----------     --------     --------       -------
   Pro forma total                23,542,687        7,217,811    5,786,309      548,051      166,424        35,858
GSSC                              13,485,720        2,466,209    2,210,705      183,046       68,842        13,151
BNF(2)                             2,054,323          278,344      227,425       31,441        5,824         1,617
Other pending
 acquisitions                        523,080          129,704      114,539        7,364        2,932           408
                                  ----------      -----------   ----------     --------     --------       -------
   Pro forma
    consolidated                  39,605,810      $10,092,068   $8,338,978     $769,902     $244,022       $51,034
                                  ==========      ===========   ==========     ========     ========       =======


                                                           TWELVE MONTHS ENDED DECEMBER 31,
                                   --------------------------------------------------------------------------------
                                              1993                         1992                        1991
                                   -------------------------  -------------------------   -------------------------
                                                  EARNINGS                   EARNINGS                    EARNINGS
                                                   (LOSS)                     (LOSS)                      (LOSS)
                                                   BEFORE                     BEFORE                      BEFORE
                                               EXTRAORDINARY              EXTRAORDINARY               EXTRAORDINARY
                                                 ITEMS AND                  ITEMS AND                    ITEMS AND
                                     TOTAL       ACCOUNTING     TOTAL       ACCOUNTING      TOTAL       ACCOUNTING
                                   REVENUES(1)    CHANGES     REVENUES(1)    CHANGES      REVENUES(1)     CHANGES
                                   -----------    -------     -----------    -------      -----------     -------
UPC                                 $319,404      $61,268      $274,410       $41,439       $223,165       $27,508
Consumated
 acquisitions                         37,139        1,834             -                            -             -
                                    --------      -------      --------                     --------       -------
   Pro forma total                   356,543       63,102       274,410        41,439        223,165        27,508
CBI                                    1,229          361             -                            -             -
                                    --------      -------      --------        ------       --------       -------
   Pro forma total                   357,772       63,463       274,410        41,439        223,165        27,508
GSSC                                 131,876       24,612       107,091        18,227         94,557        12,762
BNF(2)                                12,355        4,096        12,256         3,584          9,389         2,626
Other pending
 acquisitions                          5,830        1,142             -             -              -             -
                                    --------      -------      --------        -------      --------       -------
   Pro forma
    consolidated                    $507,833      $93,313      $393,757        $63,250      $327,111       $42,896
                                    ========      =======      ========        =======      ========       =======

__________________

    1. Total revenues include net interest income plus non-interest income.
    2. Financial information for BNF has been converted to a calendar year basis.

RECENT DEVELOPMENTS AFFECTING UPC

         Reorganization of UPNB.   UPC's Tennessee Regional Banks, which were
split off from UPNB as of July 1, 1994, consist of Union Planters Bank of East Tennessee, National Association ("Nashville"), Union Planters Bank of Chattanooga, National Association ("Chattanooga") and Union Planters Bank of Jackson, National Association ("Jackson"). UPC injected equity of $101.7 million in the Regional Banks with a majority of the funds ($98 million) provided by a dividend from UPNB. Each of the Regional Banks acquired from UPNB, at book value, substantially all of the assets and assumed the liabilities of the UPNB branches located in its region. While the separation of the branches previously held by UPNB had no material impact on the consolidated financial condition of UPC, it is expected to promote the identification of individual branch operations within their local communities. UPNB continues to operate branches located in Memphis and West Tennessee.

         Earnings Considerations Related to Pending Acquisitions and Reorganizations. In connection with pending acquisitions, particularly the GSSC acquisition, and possible internal and acquisitions-related reorganizations, UPC management anticipates that possible significant expenses (e.g., elimination of duplicate facilities, staff reductions, elimination of duplicate functions, write-off of impaired assets, etc.) may be incurred in the third and fourth quarters of 1994 upon completion of ongoing financial, due diligence, and strategic reviews and assessments of the post-merger operating environment of UPC. It is preliminarily estimated that at least $2 million will be incurred in the third quarter. Any additional charges which may be incurred in either the third or fourth quarter as a result of the completion of the studies cannot be estimated at this time. Additionally, management of UPC expects to achieve significant future cost savings from the combined operations of UPC and Grenada Sunburst System Corporation ("GSSC") once that acquisition is consummated. See "--Pending Acquisitions" and "--Grenada Sunburst Acquisition" below. Preliminary studies indicate that there are significant savings opportunities and management expects that they will be realized once the recommendations are implemented; however, the amount of the savings which will actually be realized cannot be estimated at this time.

         Third Quarter 1994 Earnings Consideration. UPC is evaluating its available for sale (AFS) investment portfolio in light of the rising interest rate environment in the first half of 1994. Selective restructurings of the AFS investment portfolio to increase book yields are expected in the last half of 1994. It is currently estimated that the losses recognized would be in a range of $2.5 million to $5 million after taxes. These losses have already been recognized on UPC's balance sheet by a reduction in shareholders' equity under SFAS No. 115, adopted January 1, 1994. The higher book yields in the investment portfolio after the restructurings are expected to increase UPC's future earnings, and any losses are expected to be earned back over a shorter time period than the original maturity of the securities being sold. The restructurings are expected to enhance the liquidity and flexibility of UPC's balance sheet.

         Recently Completed Acquisitions. Since June 30, 1994, UPC has completed the acquisitions of the following institutions (collectively, the "Recently Completed Acquisitions"):

                                                                                                    METHOD OF
INSTITUTION                                         ASSET SIZE             CONSIDERATION            ACCOUNTING
- -----------                                         ----------             -------------            ----------
                                                   (In millions)
Liberty Bancshares, Inc.
   and its subsidiary, Liberty
   Federal Savings Bank,                                                 1,223,353 shares           Pooling of
   Paris, Henry County, Tennessee                       181              of UPC Common Stock        Interests

Earle Bankshares, Inc.
     and its subsidiary,
     First Southern Bank,                                                320,112 shares             Pooling of
     Earle, Crittenden County,                                           of UPC Common Stock        Interests
   Arkansas                                              43
                                                        ---
         Total                                         $224
                                                       ====

         Pending Acquisitions. Consistent with UPC's acquisition strategy, UPC has entered into definitive agreements to acquire the following financial institutions in addition to CBI (collectively, the "Pending Acquisitions") which management considers probable of consummation and which are expected to be closed by the end of the third quarter of 1994:

                                                                                   CONSIDERATION
                                                                                   -------------
                                                                           APPROXIMATE
INSTITUTION                                       ASSET SIZE                  VALUE            TYPE
- -----------                                       ----------                  -----            ----
                                                              (In millions)
BNF BANCORP, Inc. and its
 subsidiary BANKFIRST, a federal
 savings bank, in Decatur,                                                                 UPC Common Stock
 Alabama(1)                                         $278                      $ 51         (Approximately
                                                                                           2,054,000 shares)

Mid South Bancshares, Inc.
     and its subsidiaries, Security
     Bank, Paragould, Greene County
     and Farmers & Merchants Bank,                                                         UPC Common Stock
     Reyno, Randolph County, Arkansas                130                        13         (Approximately
                                                                                           523,000 shares)
Grenada Sunburst System Corporation
     and its subsidiaries Sunburst Bank,                                                   UPC Common Stock
     Mississippi, Grenada, Grenada                                                         (Approximately
     Counting, Mississippi and Sunburst                                                    13,486,000
     Bank, Baton Rouge, Louisiana (2)              2,463                       361         shares)
                                                  ------                      ----

     Totals                                       $2,871                      $425
- ------------------------                          ======                      ====

(1) It is anticipated that the closing of this acquisition will occur on or about August 31, 1994 and become effective as of September 1, 1994.
(2) See "--Grenada Sunburst Acquisition" below for additional information regarding the merger of GSSC Acquisition Company, Inc., a wholly-owned subsidiary of UPC, with and into this entity.
(3) The number of shares of common stock to be issued in connection with the Pending Acquisitions is subject to change depending on the market price of UPC's common stock during the stipulated pricing periods. The shares above are based on an assumed current market price of $25.25.

         If the Reorganization, the Pending Acquisitions and the Recently Completed Acquisitions had been consummated at June 30, 1994, UPC's consolidated total assets would have increased by approximately $3.1 billion to approximately $10.1 billion, UPC's consolidated total loans would have increased by $2.1 billion to approximately $5.4 billion. UPC's consolidated total deposits would have increased by approximately $2.7 billion to approximately $8.3 billion, based upon June 30, 1994, pro forma financial information. See "--Pro Forma Consolidated Financial Information" and the related pro forma financial information in UPC's Current Reports on Form 8-K dated August 18, 1994 and the historical financial information included in UPC's 1993 Annual Report on Form 10-K and its Quarterly Report on Form 10-Q, for the periods ended June 30, 1994 incorporated by reference. See "Incorporation of Certain Documents by Reference."

         Grenada Sunburst Acquisition. On July 1, 1994, UPC entered into a definitive agreement to acquire Grenada Sunburst System Corporation ("GSSC") in a tax-free reorganization (the "Grenada Sunburst Acquisition") in a transaction to be accounted for as a pooling of interests. The Grenada Sunburst Acquisition will result in the issuance of approximately 13.5 million shares of UPC Common Stock having a value of approximately $361 million based on UPC's June 30, 1994 closing stock price of $26.75.

         GSSC is a multi-bank holding company headquartered in Grenada, Mississippi. It is the third largest financial institution headquartered in Mississippi. As of June 30, 1994, GSSC had total assets of approximately $2.5 billion, total loans of $1.7 billion, total deposits of $2.2 billion, and shareholders' equity of $183 million. GSSC was organized under the laws of the State of Delaware on May 20, 1986. GSSC has two major subsidiaries: Sunburst Bank, Mississippi, and Sunburst Bank, Louisiana. Sunburst Bank, Mississippi, organized in 1890, and Sunburst Bank, Louisiana, acquired in May 1988 (collectively the "Banks"), had approximately $2.0 billion and $500 million, respectively, in total assets as of June 30, 1994.

         GSSC is engaged in the general commercial banking business, conducting operations in 124 locations in 59 communities in Mississippi and Louisiana.
The Banks accept demand deposits and various types of interest-bearing transactions and time deposit accounts and utilize funds from such activities to make loans and other investments. In addition, through GSSC's subsidiary, Sunburst Financial Group, Inc., GSSC offers full-service brokerage to its customers. The Banks offer a wide range of fiduciary services through their trust divisions, and mortgage services through Sunburst GSSC Mortgage Corporation as well as other financial services to their customers. GSSC has expanded its operations through de novo branch banking and acquisition of banks in Mississippi and Louisiana. Each branch office of GSSC does business under the name "Sunburst Bank".

         At June 30, 1994, GSSC had approximately 1,700 full-time-equivalent employees. Sunburst Bank, Mississippi is incorporated under the laws of the State of Mississippi, and as such is subject to regulation by the Department of Banking and Consumer Finance for the State of Mississippi. Sunburst Bank, Louisiana is incorporated under the laws of the State of Louisiana and as such is subject to regulation by the Office of Financial Institutions for the State of Louisiana. GSSC is registered as a bank holding company with the Federal Reserve and is governed by its applicable laws and regulations as a bank holding company. The Banks' deposits are insured by the FDIC, and, therefore, both banks are subject to regulation by the Federal Deposit Insurance Corporation and to examination by that corporation.

         The acquisition of GSSC is contingent upon the receipt of all necessary regulatory approvals and the requisite shareholder approvals of GSSC and UPC and is also subject to satisfaction of customary contractual closing conditions. The acquisition is expected to be consummated by year-end 1994. For additional information regarding GSSC, see UPC's Current Report on Form 8-K dated July 1, 1994, July 26, 1994, August 18, 1994 and August 19, 1994.

Equivalent and Pro Forma Per Share Data

         The following table presents selected comparative unaudited per share data for (i) UPC Common Stock and CBI Common Stock on an historical basis; (ii) UPC Common Stock on a pro forma basis for the CBI Acquisition only and for the CBI Acquisition, all Recently Completed Acquisitions and the Pending Acquisitions; and (iii) CBI Common Stock on an equivalent pro forma basis for the CBI Acquisition only and for the CBI Acquisition, all Recently Completed Acquisitions and the Pending Acquisitions, for the periods indicated. These data are not necessarily indicative of the results of the future operations of either entity or the actual results that would have occurred had the Merger been consummated January 1, 1993. The information is derived from, and should be read in conjunction with the consolidated historical financial statements of UPC (including related notes thereto) which are incorporated by reference, the consolidated historical financial statements of CBI set forth below in Appendix A and the unaudited pro forma consolidated financial statements and related notes in UPC's Current Report on Form 8-K, dated August 18, 1994, incorporated by reference. See "Incorporation of Certain Documents by Reference."


                                                 SIX MONTHS                AS OF AND FOR THE TWELVE
                                                   ENDED                   MONTHS ENDED DECEMBER 31,
                                                  JUNE 30,         -----------------------------------------
                                                  1994(1)          1993(1)          1992(1)          1991(1)
                                                  -------          -------          -------          -------
BOOK VALUE PER COMMON SHARE
  UPC                                             $ 18.90          $ 18.96          $ 16.34          $ 14.99
  UPC pro forma (CBI only)                          18.92            18.98            16.34            14.99
  UPC pro forma (all completed
   and pending acquisitions)                        16.80            16.31            13.85            12.61
  CBI                                              191.39           189.23           170.94           156.72
  CBI equivalent pro forma
   (CBI only)                                      175.20           175.75           151.31           138.81
  CBI equivalent pro forma
   (all completed and pending
   acquisitions)(2)                                155.57           151.03           128.25           116.77
CASH DIVIDENDS PER COMMON SHARE
  UPC                                                 .42              .72              .60              .48
  UPC pro forma                                       .42              .72              .60              .48
  CBI                                                2.25             4.00             3.35             3.00
  CBI equivalent pro forma                           3.89             6.67             5.56             4.44
EARNINGS BEFORE EXTRAORDINARY
 ITEMS AND ACCOUNTING CHANGES
  UPC
    Primary                                          1.44             2.69             2.10             1.59
    Fully diluted                                    1.33             2.49             2.02             1.58
  UPC pro forma (CBI only)
    Primary                                          1.43             2.68             2.06             1.56
    Fully diluted                                    1.32             2.49             2.00             1.55
  UPC pro forma (all completed
   and pending acquisitions)(2)
    Primary                                          1.17             2.13             1.77             1.30
    Fully diluted                                    1.13             2.07             1.75             1.30
  CBI
    Primary                                          8.14            18.02            17.58            16.61
    Fully diluted                                    8.14            18.02            17.58            16.61
  CBI equivalent pro forma
   (CBI only)
    Primary                                         13.24            24.82            19.08            14.44
    Fully diluted                                   12.22            23.06            18.52            14.35
  CBI equivalent pro forma
   (all completed and pending
   acquisitions)(2)
    Primary                                         10.83            19.72            16.39            12.04
    Fully diluted                                   10.46            19.17            16.21            12.04





(1) The equivalent pro forma per share data for CBI are computed by multiplying UPC's pro forma share information by 9.26.

(2) See also, "Recent Developments - Recently Completed Acquisitions" and "Pending Acquisitions."

PRO FORMA CONDENSED FINANCIAL INFORMATION

     The following tables contain unaudited, consolidated, pro forma, condensed financial information showing a statement of earnings for the six months ended June 30, 1994, and for the years ended December 31, 1993, 1992 and 1991, and a balance sheet at June 30, 1994, for (i) UPC; (ii) UPC, Recently Completed Acquisitions and CBI; and (iii) UPC, Recently Completed Acquisitions, the Pending Acquisitions and CBI. The unaudited pro forma financial information reflects each transaction using either the pooling of interest or purchase method of accounting in accordance with the accounting requirements applicable to each respective transaction. The unaudited pro forma financial information should be read in conjunction with the historical financial statements of UPC and CBI and in conjunction with the information presented in UPC's Quarterly Reports on From 10-Q dated March 31, 1994 and June 30, 1994, UPC's 1993 Annual Report on Form 10-K, and UPC's Current Reports on Form 8-K dated February 8, 1994, April 14, 1994, May 18, 1994, July 1, 1994, July 26, 1994, August 18,
1994 and August 19, 1994. Pro forma results are not necessarily indicative of future operating results. See "Incorporation of Certain Documents by Reference" and "Appendix A."

                  UNION PLANTERS CORPORATION AND SUBSIDIARIES
                UNAUDITED PRO FORMA CONSOLIDATED BALANCE SHEET
                            (DOLLARS IN THOUSANDS)


                                                                                         JUNE 30, 1994
                                                                 --------------------------------------------------------------
                                                                                                                    UPC,
                                                                                                             RECENTLY COMPLETED
                                                                                           UPC,                 ACQUISITIONS,
                                                                                    RECENTLY COMPLETED          ALL PENDING
                                                                                       ACQUISITIONS             ACQUISITIONS
                                                                      UPC                AND CBI                  AND CBI
                                                                  ----------        ------------------       ------------------
ASSETS
  Cash and due from banks                                         $  283,892            $  291,667              $   420,690
  Interest-bearing deposits at
    financial institutions                                            10,489                12,755                   17,994
  Federal funds sold and securities
    purchased under agreements to resell                              24,993                40,468                   41,223
  Trading account securities, at market                              148,204               148,204                  148,204
  Loans held for resale                                                6,933                 6,933                   39,026
  Investment securities
    Available for sale                                             2,331,859             2,365,115                2,584,600
    Held to maturity                                                 554,269               589,991                1,087,717
  Loans, net of unearned income                                    3,330,825             3,482,040                5,389,383
    Less:
         Allowance for losses on loans                               (85,640)              (87,402)                (122,445)
                                                                  ----------            ----------              -----------
           Net loans                                               3,245,185             3,394,638                5,266,938
  Premises and equipment                                             150,185               153,646                  212,960
  Accrued interest receivable                                         58,415                60,431                   81,770
  Goodwill and other intangibles                                      45,193                45,271                   46,467
  Other assets                                                       107,237               108,692                  144,479
                                                                  ----------            ----------              -----------
         Total assets                                             $6,966,854            $7,217,811              $10,092,068
                                                                  ==========            ==========              ===========

LIABILITIES AND SHAREHOLDERS' EQUITY
  Deposits
    Noninterest-bearing                                           $  819,741            $  828,088              $ 1,242,535
    Interest-bearing                                               4,759,109             4,958,221                7,096,443
                                                                  ----------            ----------              -----------
         Total deposits                                            5,578,850             5,786,309                8,338,978
  Short-term borrowings                                              506,516               506,832                  534,914
  Federal Home Loan Bank advances                                    167,140               176,399                  193,399
  Long-term debt                                                     117,049               117,049                  143,685
  Accrued interest, expenses and taxes                                46,694                47,293                   63,092
  Other liabilities                                                   33,696                35,878                   48,098
                                                                  ----------            ----------              -----------
         Total liabilities                                         6,449,945             6,669,760                9,322,166
                                                                  ----------            ----------              -----------

  Shareholders' equity
    Preferred stock
      Convertible                                                     87,298                87,298                   87,298
      Nonconvertible                                                  17,250                17,250                   17,250
    Common stock                                                     109,070               117,714                  198,030
    Additional paid-in capital                                        88,851                91,501                   92,570
    Net unrealized loss - available
     for sale securities                                             (13,633)              (13,211)                 (13,581)
    Retained earnings                                                228,073               247,499                  388,335
                                                                  ----------            ----------              -----------
         Total shareholders' equity                                  516,909               548,051                  769,902
                                                                  ----------            ----------              -----------
         Total liabilities and
           shareholders' equity                                   $6,966,854            $7,217,811              $10,092,068
                                                                  ==========            ==========              ===========

                  UNION PLANTERS CORPORATION AND SUBSIDIARIES
                       UNAUDITED CONSOLIDATED PRO FORMA
                             STATEMENT OF EARNINGS
                         (DOLLARS IN THOUSANDS, EXCEPT
                                PER SHARE DATA)


                                                                                   SIX MONTHS ENDED JUNE 30, 1994
                                                                  ---------------------------------------------------------------
                                                                                                                      UPC,
                                                                                                               RECENTLY COMPLETED
                                                                                            UPC,                  ACQUISITIONS,
                                                                                    RECENTLY COMPLETED            THE PENDING
                                                                                       ACQUISITIONS,             ACQUISITIONS
                                                                      UPC                 AND CBI                  AND CBI
                                                                  ------------      ------------------         ------------------
Interest income
  Interest and fees on loans                                        $132,678            $138,216                   $213,844
  Interest on investment securities                                   71,292              73,446                     92,797
  Interest on deposits at financial
   institutions                                                          218                 219                        368
  Interest on federal funds sold and
   securities purchased under agreements
   to resell                                                           1,299               1,159                      1,433
  Interest on trading account securities                               3,978               4,062                      4,062
  Interest on loans held for resale                                      829                 829                      2,589
                                                                    --------            --------                   --------
         Total interest income                                       210,294             217,931                    315,093
                                                                    --------            --------                   --------
Interest expense
  Interest on deposits                                                74,595              77,901                    112,022
  Interest on short-term borrowings                                    5,815               5,815                      6,457
  Interest on Federal Home Loan Bank
   advances and long-term debt                                         7,659               7,780                      9,016
                                                                    --------            --------                   --------
         Total interest expense                                       88,069              91,496                    127,495
                                                                    --------            --------                   --------
         Net interest income                                         122,225             126,435                    187,598
Provision for losses on loans                                              -                 174                      1,974
                                                                    --------            --------                   --------
         Net interest income after provision
           for losses on loans                                       122,225             126,261                    185,624
                                                                    --------            --------                   --------
Noninterest income
  Service charges on deposit accounts                                 15,364              15,605                     24,783
  Profits and commissions from trading
    activities                                                         2,841               2,841                      2,841
  Investment securities gains                                            101                 103                        266
  Other income                                                        21,009              21,440                     28,534
                                                                    --------            --------                   --------
         Total noninterest income                                     39,315              39,989                     56,424
                                                                    --------            --------                   --------
Noninterest expense
  Salaries and employee benefits                                      49,664              51,538                     80,036
  Net occupancy expense                                                8,595               8,875                     12,885
  Equipment expense                                                    8,648               8,783                     13,014
  Other expense                                                       43,754              45,584                     62,447
                                                                    --------            --------                   --------
         Total noninterest expense                                   110,661             114,780                    168,382
                                                                    --------            --------                   --------
         Earnings before income taxes, extra-
          ordinary items and accounting changes                       50,879              51,470                     73,666
Applicable income taxes                                               14,994              15,612                     22,632
                                                                    --------            --------                   --------
         Earnings before extraordinary items
       and accounting changes                                       $ 35,885            $ 35,858                   $ 51,034
                                                                    ========            ========                   ========


Earnings per common share
  Primary                                                           $   1.44            $   1.33                   $   1.17
  Fully diluted                                                         1.33                1.24                       1.13
Average common shares outstanding
  (in thousands)
  Primary                                                             21,905              23,634                     39,697
  Fully diluted                                                       26,387              28,116                     44,179

                  UNION PLANTERS CORPORATION AND SUBSIDIARIES
                       UNAUDITED CONSOLIDATED PRO FORMA
                             STATEMENT OF EARNINGS
                         (DOLLARS IN THOUSANDS, EXCEPT
                                PER SHARE DATA)


                                                                                YEAR ENDED DECEMBER 31, 1993
                                                                  -------------------------------------------------------------
                                                                                                                    UPC,
                                                                                                             RECENTLY COMPLETED
                                                                                          UPC,                   ACQUISITIONS,
                                                                                   RECENTLY COMPLETED            THE PENDING
                                                                                      ACQUISITIONS               ACQUISITIONS
                                                                      UPC                AND CBI                   AND CBI(1)
                                                                  ----------       ------------------        ------------------
Interest income
  Interest and fees on loans                                        $241,072            $284,783                   $426,593
  Interest on investment securities                                  140,473             155,813                    197,984
  Interest on deposits at financial
   institutions                                                        1,634               1,842                      2,288
  Interest on federal funds sold and
    securities purchased under agreements
    to resell                                                          4,602               5,212                      5,730
  Interest on trading account securities                               6,194               6,194                      6,194
  Interest on loans held for resale                                    3,239               3,239                      7,335
                                                                    --------            --------                   --------
         Total interest income                                       397,214             457,083                    646,124
                                                                    --------            --------                   --------
Interest expense
  Interest on deposits                                               146,800             173,363                    242,640
  Interest on short-term borrowings                                    6,287               6,571                      7,520
  Interest on Federal Home Loan Bank
   advances and long-term debt                                        11,460              11,593                     13,771
                                                                    --------            --------                   --------
         Total interest expense                                      164,547             191,527                    263,931
                                                                    --------            --------                   --------
         Net interest income                                         232,667             265,556                    382,193
Provision for losses on loans                                          9,689              14,351                     21,262
                                                                    --------            --------                   --------
         Net interest income after provision
           for losses on loans                                       222,978             251,205                    360,931
                                                                    --------            --------                   --------
Noninterest income
  Service charges on deposit accounts                                 28,721              31,797                     50,401
  Profits and commissions from trading
    activities                                                         8,720               8,771                      8,771
  Investment securities gains                                          4,581               4,946                      4,892
  Other income                                                        44,715              46,702                     61,576
                                                                    --------            --------                   --------
         Total noninterest income                                     86,737              92,216                    125,640
                                                                    --------            --------                   --------
Noninterest expense
  Salaries and employee benefits                                      98,920             111,559                    164,915
  Net occupancy expense                                               15,909              18,518                     27,557
  Equipment expense                                                   15,735              16,365                     23,672
  Other expense                                                       93,916             106,883                    136,523
                                                                    --------            --------                   --------
         Total noninterest expense                                   224,480             253,325                    352,667
                                                                    --------            --------                   --------
         Earnings before income taxes,
          extraordinary items and accounting
          changes                                                     85,235              90,096                    133,904
Applicable income taxes                                               23,967              26,633                     40,591
                                                                    --------            --------                   --------
         Earnings before extraordinary items
          and accounting changes                                    $ 61,268            $ 63,463                   $ 93,313
                                                                    ========            ========                   ========


Earnings per common share
  Primary                                                           $   2.69            $   2.32                   $   2.13
  Fully diluted                                                         2.49                2.19                       2.07
Average common shares outstanding
  (in thousands)
  Primary                                                             19,622              23,567                     39,630
  Fully diluted                                                       23,852              28,165                     44,228


(1) Financial information with respect to BNF, a significant Pending Acquisition, has been converted to a calendar year basis.

                  UNION PLANTERS CORPORATION AND SUBSIDIARIES
                       UNAUDITED CONSOLIDATED PRO FORMA
                             STATEMENT OF EARNINGS
                         (DOLLARS IN THOUSANDS, EXCEPT
                                PER SHARE DATA)


                                                                              YEAR ENDED DECEMBER 31, 1992
                                                                ------------------------------------------------------------
                                                                                        UPC AND                   UPC,GSSC
                                                                      UPC             AND BNF(1)                 AND BNF(1)
                                                                --------------      --------------              ------------
Interest income
  Interest and fees on loans                                        $198,197            $212,225                   $315,976
  Interest on investment securities                                  122,287             129,508                    165,005
  Interest on deposits at financial
   institutions                                                        3,999               3,999                      4,915
  Interest on federal funds sold and
    securities purchased under agreements
    to resell                                                          4,280               4,280                      5,250
  Interest on trading account securities                               6,648               6,648                      6,648
  Interest on loans held for resale                                    3,457               3,457                      7,146
                                                                    --------            --------                   --------
         Total interest income                                       338,868             360,117                    504,940
                                                                    --------            --------                   --------
Interest expense
  Interest on deposits                                               137,605             147,132                    209,035
  Interest on short-term borrowings                                    6,942               6,942                      8,040
  Interest on Federal Home Loan Bank
   advances and long-term debt                                         4,868               5,489                      5,555
                                                                    --------            --------                   --------
         Total interest expense                                      149,415             159,563                    222,630
                                                                    --------            --------                   --------
         Net interest income                                         189,453             200,554                    282,310
Provision for losses on loans                                         18,557              19,194                     27,182
                                                                    --------            --------                   --------
         Net interest income after provision
           for losses on loans                                       170,896             181,360                    255,128
                                                                    --------            --------                   --------
Noninterest income
  Service charges on deposit accounts                                 20,843              21,335                     35,590
  Profits and commissions from trading
    activities                                                        10,168              10,168                     10,168
  Investment securities gains                                         13,246              13,363                     14,019
  Other income                                                        40,700              41,246                     51,670
                                                                    --------            --------                   --------
         Total noninterest income                                     84,957              86,112                    111,447
                                                                    --------            --------                   --------
Noninterest expense
  Salaries and employee benefits                                      74,772              77,245                    116,764
  Net occupancy expense                                               13,136              14,097                     19,989
  Equipment expense                                                   12,225              12,225                     18,186
  Other expense                                                       99,085             101,271                    124,525
                                                                    --------            --------                   --------
         Total noninterest expense                                   199,218             204,838                    279,464
                                                                    --------            --------                   --------
         Earnings before income taxes and
          extraordinary items                                         56,635              62,634                     87,111
Applicable income taxes                                               15,196              17,611                     23,861
                                                                    --------            --------                   --------
         Earnings before extraordinary items                        $ 41,439            $ 45,023                   $ 63,250
                                                                    ========            ========                   ========



Earnings per common share
  Primary                                                           $   2.10            $   2.06                   $   1.77
  Fully diluted                                                         2.02                2.00                       1.75
Average common shares outstanding
  (in thousands)
  Primary                                                             16,765              18,819                     32,305
  Fully diluted                                                       19,609              21,663                     35,149





(1) Financial information with respect to BNF has been converted to a calendar year basis.

                  UNION PLANTERS CORPORATION AND SUBSIDIARIES
                       UNAUDITED CONSOLIDATED PRO FORMA
                             STATEMENT OF EARNINGS
                         (DOLLARS IN THOUSANDS, EXCEPT
                                PER SHARE DATA)


                                                                                YEAR ENDED DECEMBER 31, 1991
                                                                ------------------------------------------------------------
                                                                                        UPC AND                    UPC,GSSC
                                                                     UPC              AND BNF(1)                  AND BNF(1)
                                                                -------------        ------------                -----------
Interest income
  Interest and fees on loans                                        $213,222            $227,667                   $341,936
  Interest on investment securities                                   92,607              99,693                    141,925
  Interest on deposits at financial
   institutions                                                        7,525               7,525                      9,898
  Interest on federal funds sold and
    securities purchased under agreements
    to resell                                                          6,606               6,606                      8,791
  Interest on trading account securities                               5,419               5,419                      5,419
  Interest on loans held for resale                                    4,671               4,671                      6,150
                                                                    --------            --------                   --------
         Total interest income                                       330,050             351,581                    514,119
                                                                    --------            --------                   --------
Interest expense
  Interest on deposits                                               160,252             173,295                    259,518
  Interest on short-term borrowings                                   12,809              12,809                     14,383
  Interest on Federal Home Loan Bank
   advances and long-term debt                                         4,974               5,004                      5,196
                                                                    --------            --------                   --------
         Total interest expense                                      178,035             191,108                    279,097
                                                                    --------            --------                   --------
         Net interest income                                         152,015             160,473                    235,022
Provision for losses on loans                                         24,835              25,281                     34,203
                                                                    --------            --------                   --------
         Net interest income after provision
           for losses on loans                                       127,180             135,192                    200,819
                                                                    --------            --------                   --------
Noninterest income
  Service charges on deposit accounts                                 19,394              19,868                     33,626
  Profits and commissions from trading
    activities                                                        14,707              14,707                     14,707
  Investment securities gains                                          3,344               3,391                      2,624
  Other income                                                        33,705              34,115                     41,132
                                                                    --------            --------                   --------
         Total noninterest income                                     71,150              72,081                     92,089
                                                                    --------            --------                   --------
Noninterest expense
  Salaries and employee benefits                                      69,756              71,953                    108,490
  Net occupancy expense                                               10,556              11,543                     17,414
  Equipment expense                                                   10,627              10,627                     16,077
  Other expense                                                       73,832              75,478                     96,494
                                                                    --------            --------                   --------
         Total noninterest expense                                   164,771             169,601                    238,475
                                                                    --------            --------                   --------
         Earnings before income taxes and
          extraordinary items                                         33,559              37,672                     54,433
Applicable income taxes                                                6,051               7,538                     11,537
                                                                    --------            --------                   --------
         Earnings before extraordinary items                        $ 27,508            $ 30,134                   $ 42,896
                                                                    ========            ========                   ========



Earnings per common share
  Primary                                                           $   1.59            $   1.56                   $   1.30
  Fully diluted                                                         1.58                1.54                       1.30
Average common shares outstanding
  (in thousands)
  Primary                                                             16,632              18,686                     32,172
  Fully diluted                                                       16,986              19,040                     32,526





(1) Financial information with respect to BNF has been converted to a calendar year basis.

                              THE SPECIAL MEETING


TIME AND PLACE OF SPECIAL MEETING; SOLICITATION OF PROXIES

         Each copy of this Prospectus mailed to holders of CBI Common Stock is accompanied by a proxy appointment card furnished in connection with the CBI Board's solicitation of proxies for use at the Special Meeting and at any adjournments or postponements thereof. The Special Meeting is scheduled to be held at 10:00 a.m. CDT, on Thursday, October 6, 1994, in the main lobby of the main office of The Commercial Bank, 224 Seventh Street, Obion, Tennessee
38240. Only holders of record of CBI Common Stock at the close of business on August 29, 1994, are entitled to receive notice of and to vote at the Special Meeting. At the Special Meeting, the CBI shareholders will consider and vote upon (i) a proposal to approve the Reorganization Agreement and the Plan of Merger annexed thereto as Exhibit A and (ii) such other matters as may properly be brought before the Special Meeting or any adjournments or postponements thereof.

         HOLDERS OF CBI COMMON STOCK ARE REQUESTED TO COMPLETE, DATE AND SIGN THE ACCOMPANYING PROXY APPOINTMENT CARD AND RETURN IT PROMPTLY TO CBI IN THE ENCLOSED, POSTAGE-PAID ENVELOPE. FAILURE TO RETURN YOUR PROPERLY EXECUTED PROXY APPOINTMENT CARD OR TO VOTE AT THE SPECIAL MEETING WILL HAVE THE SAME EFFECT AS A VOTE AGAINST THE REORGANIZATION AGREEMENT AND THE PLAN OF MERGER (BUT WILL NOT BE SUFFICIENT TO PERFECT DISSENTERS' RIGHTS). CBI SHAREHOLDERS SHOULD NOT FORWARD ANY STOCK CERTIFICATES WITH THEIR PROXY APPOINTMENT CARDS.

         Any holder of CBI Common Stock who has delivered a proxy appointment may revoke it at any time before it is voted by attending the Special Meeting and voting in person at the Special Meeting or by giving notice of revocation in writing or submitting a signed proxy appointment bearing a later date to Commercial Bancorp, Inc., 224 Seventh Street (P.O. Box 297), Obion, Tennessee 38240, Attention: Corporate Secretary, provided such notice or proxy appointment is actually received by CBI before the vote of shareholders. A proxy appointment will not be revoked by death or supervening incapacity of the shareholder executing the proxy appointment unless, before the shares are voted, notice of such death or incapacity is filed with the Corporate Secretary or other person responsible for tabulating the votes on behalf of CBI. The shares of CBI Common Stock represented by properly executed proxy appointments received will be voted FOR (or AGAINST, if so indicated) approval of the Reorganization Agreement and the Plan of Merger annexed thereto as Exhibit A. If any other matters are properly presented at the Special Meeting for consideration, the persons named in the CBI proxy appointment card enclosed herewith will have discretionary authority to vote on such matters in accordance with their best judgment, provided, however, that such discretionary authority (i) will only be exercised to the extent permissible under applicable federal or state securities law and (ii) will not extend to any motion to adjourn the Special Meeting made by CBI for the purpose of soliciting additional proxy appointments. CBI is unaware of any matter to be presented at the Special Meeting other than the proposal to approve the Reorganization Agreement and the Plan of Merger annexed thereto as Exhibit A.

         The cost of soliciting proxies from holders of CBI Common Stock will be borne by CBI. Such solicitation will be made by mail but also may be made by telephone or in person by the directors, officers and employees of CBI (who will receive no additional compensation for doing so).

VOTES REQUIRED

         The affirmative votes of the holders of a majority of the outstanding shares of CBI Common Stock entitled to vote at the Special Meeting are required in order to approve the Reorganization Agreement and the Plan of Merger annexed thereto as Exhibit A. Therefore, a failure to return a properly executed proxy appointment or alternatively to vote in person at the Special Meeting will have the same effect as a vote against the Reorganization Agreement and the Plan of Merger annexed thereto as Exhibit A (but will not be sufficient to perfect the holder's dissenters' rights). As of the Record Date, there were 20,000 shares of CBI Common Stock outstanding and entitled to vote at the Special Meeting, with each share entitled to one vote.

         As of the Record Date, the Management Group beneficially owned and held of record a total of 3,418 shares or approximately 17.1% of the issued and outstanding shares of CBI Common Stock. ALL THE MEMBERS OF THE MANAGEMENT GROUP HAVE ADVISED CBI OF THEIR INTENTION TO VOTE THEIR SHARES IN FAVOR OF THE REORGANIZATION AGREEMENT AND THE PLAN OF MERGER ANNEXED THERETO AS EXHIBIT A.

SHAREHOLDERS' DISSENTERS' RIGHTS

         Any shareholder of CBI entitled to vote on the Reorganization Agreement and the Plan of Merger annexed thereto as Exhibit A has the right to receive payment of the fair value of his or her shares of CBI Common Stock upon compliance with Sections 48-23-202 and 48-23-204 of the Act, a copy of which is Appendix C to this Prospectus. A shareholder may not dissent as to less than all of the shares that he or she beneficially owns. A nominee or fiduciary may not dissent on behalf of a beneficial owner as to less than all of the shares of such beneficial owner held of record by such nominee or fiduciary. A beneficial owner asserting dissenters' rights to shares held on his or her behalf must notify CBI in writing of the name and address of the record holder of the shares, if known to him or her.

         Any CBI shareholder intending to enforce his or her dissenters' rights may not vote in favor of the Reorganization Agreement and the Plan of Merger annexed thereto as Exhibit A (either personally or by proxy) and must deliver to the Corporate Secretary before the time of the vote a written notice of intent to demand payment for his or her shares (the "Objection Notice"). The Objection Notice must state that the shareholder intends to demand payment for his or her shares of CBI Common Stock if the Merger is effected. A vote against approval of the Reorganization Agreement and the Plan of Merger annexed thereto as Exhibit A will not, in and of itself, constitute an Objection Notice satisfying the requirements of Section 48-23-202 of the Act.

         If the Reorganization Agreement, including the Plan of Merger annexed thereto as Exhibit A, is approved by CBI's shareholders at the Special Meeting, each CBI shareholder who has filed an Objection Notice will be notified by CBI of such approval no later than ten (10) days after the CBI Special Meeting (the "Dissenter's Notice"). The Dissenter's Notice will (i) state where the payment demand must be sent and where and when certificates for certificated shares of CBI Common Stock (the "Certificates") must be deposited, (ii) inform holders of uncertificated shares (if any) to what extent transfer of the shares will be restricted after the payment demand is received, (iii) supply a form for demanding payment that includes the date of the first announcement to news media or to shareholders of the principal terms of the proposed corporate action and requires that the person asserting the dissenters' rights certify whether or not he or she acquired beneficial ownership of the shares before that date, (iv) set a date by which CBI must receive the payment demand, which date may not be fewer than one nor more than two months after the date the Dissenter's Notice was delivered, and (v) be accompanied by a copy of Sections 48-23-101 through 48-23-302 of the Act. Within the time prescribed in the Dissenter's Notice, a CBI shareholder electing to dissent must make a demand for payment (the "Payment

Demand"), certify whether he or she (or the beneficial shareholder on whose behalf he or she is asserting dissenters' rights) acquired beneficial ownership of the shares of CBI Common Stock before June 15, 1994 (the date of the first public announcement of the terms of the Reorganization Agreement), and deposit his or her Certificates in accordance with the terms of the Dissenter's Notice. Upon delivering the Payment Demand and depositing the Certificates in accordance with the Dissenter's Notice, the CBI shareholder will retain all other rights of a CBI shareholder until these rights are cancelled or modified by consummation of the Merger. FAILURE TO COMPLY SUBSTANTIALLY WITH THESE PROCEDURES WILL CAUSE THE CBI SHAREHOLDER TO LOSE HIS OR HER DISSENTERS' RIGHTS TO PAYMENT FOR THE SHARES IN CASH. CONSEQUENTLY, ANY CBI SHAREHOLDER WHO DESIRES TO EXERCISE HIS OR HER RIGHTS TO PAYMENT FOR HIS OR HER SHARES IS URGED TO CONSULT HIS OR HER LEGAL ADVISER BEFORE ATTEMPTING TO EXERCISE SUCH RIGHTS.

         As soon as the Merger is consummated, or upon later receipt of a timely Payment Demand, CBI shall, pursuant to Section 48-23-206 of the Act, pay to each dissenting shareholder who has complied with the requirements of
Section 48-23-204 of the Act the amount that CBI estimates to be the fair value of the shares of CBI Common Stock, plus accrued interest. Such payment must be accompanied by (i) certain of CBI's financial statements, (ii) a statement of CBI's estimate of the fair value of the shares, (iii) an explanation of how the interest was calculated, (iv) a statement of the dissenter's right to demand payment under Section 48-23-209 of the Act, and (v) a copy of Section 48-23-101 through 48-23-302 of the act if not previously furnished. As authorized by
Section 48-23-208 of the Act, CBI intends to delay any payments with respect to any shares (the "after-acquired shares") held by a dissenting shareholder which were not held by such shareholder on June 15, 1994, the date of the first public announcement of the terms of the Reorganization Agreement. To the extent CBI should elect to withhold payment, after effecting the Merger, CBI as the surviving corporation in the Merger must estimate the fair value of the shares, plus accrued interest, and pay such amount to each dissenter who agrees to accept it in full satisfaction of this demand. CBI shall send with such payment a statement of its estimate of the fair value of the shares, an explanation of how the interest was calculated and a statement of the dissenter's right to demand additional payment under Section 48-23-209 of the Act.

         If (i) a dissenter believes that the amount paid in respect to his or her shares or offered under Section 48-23-208 is less than the fair value of his or her shares or that the interest due is incorrectly calculated, (ii) CBI fails to make payment under Section 48-23-206 within two months after the date set for demanding payment, or (iii) CBI, having failed to effect the Merger, does not return the deposited certificates or release the transfer restrictions imposed on uncertificated shares within two months after the date set for demanding payment, the dissenter may notify CBI (or its successor in the Merger) in writing (which notice is invalid if not delivered to CBI within one month after CBI made or offered payment for such shareholder's shares) of his or her own estimate of the fair value of the shares and the amount of interest due and may demand payment of the difference between his or her estimate of the fair value and the amount of any payment in respect to such shares already received by the shareholder, or, in the alternative, if no payment has yet been made by CBI, reject CBI's offer under Section 48-23-208 and demand payment of the fair value of his or her shares and interest due.

         If CBI (or the surviving corporation) cannot agree with such dissenter on a fair value within two months after CBI receives the Payment Demand, CBI will institute judicial proceedings in either the Chancery or Circuit Court of Obion County, Tennessee (the "Court"), naming all dissenters (whether or not Tennessee residents) whose demands remain unsettled as parties to the proceeding and serving such parties with a copy of the petition. The Court will then undertake to establish the fair value of the shares as of the point in time immediately prior to the consummation of the Merger, excluding any appreciation or depreciation in anticipation of the Merger, and will determine the interest owing on the disputed amount. The fair value of a dissenter's shares of CBI Common Stock may be more than, less than or the same as the consideration provided for in the Reorganization Agreement. The Court may, in its discretion, appoint one or more persons as appraisers to receive evidence and render a decision on the question of fair value. Each dissenter made a party to the proceeding is entitled to judgment for the amount (if any) by which the court finds the fair value of his or her shares, plus accrued interest, exceeds the amount paid by CBI or the fair value, plus accrued interest, of his or her after-acquired shares for which CBI elected to withhold payment under Section 48-23-208 of the Act.

         The Court shall assess the costs and expenses of such proceeding (including reasonable compensation for, and expenses of the appraiser but excluding fees and expenses of counsel and experts) against CBI (or its successor in the Merger), except that the Court may assess such costs and expenses as it deems appropriate against any or all of the dissenting shareholders if it should find that their demand for additional payment was arbitrary, vexatious or not in good faith. The Court may award fees and expenses of counsel and experts in amounts the Court finds equitable: (i) against CBI, if the Court finds that CBI did not comply substantially with the relevant requirements of the Act or (ii) against CBI or any dissenting shareholder, if the Court finds that the party against whom the fees and expenses are assessed acted arbitrarily, vexatiously or not in good faith.

         The foregoing summary of the applicable provisions of Sections 48-23-101 through 48-23-302 of the Act is not intended to be a complete statement of such provisions, and is qualified in its entirety by reference to such sections, which are included as Appendix C hereto.

         For a discussion of certain tax consequences in connection with exercising Dissenters' Rights, see "The Merger--Certain Federal Income Tax Consequences."

RECOMMENDATION

         For the reasons described below, the CBI Board has adopted the Reorganization Agreement and the Plan of Merger, believes the Merger is in the best interest of CBI and its shareholders and recommends that shareholders of CBI vote FOR approval of the Reorganization Agreement and the Plan of Merger.


                                   THE MERGER


         The following information concerning the Merger, insofar as it relates to matters contained in the Reorganization Agreemen or the Plan of Merger annexed thereto as Exhibit A, is qualified in its entirety by reference to the Reorganization Agreement, including the Plan of Merger, which is attached hereto as Appendix B. CBI shareholders are urged to read the Reorganization Agreement and the Plan of Merger carefully.

BACKGROUND OF AND REASONS FOR THE MERGER

         Background. Commercial Bancorp, Inc. has for several years operated The Commercial Bank ("CBO") in Obion County as a small, community bank in West Tennessee. CBO has operated with relatively few employees, focusing its activities primarily on serving depositors and local businesses and making small business, agricultural and consumer type loans. While CBO's basic business has remained largely the same, the regulatory environment in which the bank operates has become increasingly complex. Credit analysis and documentation have become more complex.

         In early-1994, the CBI Board was approached by a potential acquiror to determine whether CBI might be interested in a sale. The CBI Board decided to explore the possibility of selling CBI and appointed a special committee to contact potential purchasers, including UPC. At that time, Benjamin W. Rawlins, Jr., Chairman of the Board and Chief Executive Officer of UPC commenced discussions with the special committee. Such discussions resulted in the execution of the Reorganization Agreement dated as of June 14, 1994, which was approved by the CBI Board at a special meeting held June 14, 1994, and by the UPC Board of Directors at their regular meeting held on July 28, 1994.

         CBI Reasons. In light of the foregoing, the CBI Board has voted to recommend the approval of the Reorganization Agreement and the Plan of Merger annexed thereto as Exhibit A by the CBI shareholders for the following reasons:

                 (i) The trend in the banking industry is toward consolidation, making it less likely that an institution the size of CBI will be able to compete successfully in the future;

                 (ii) Given the trend in the banking industry as discussed above and the highly competitive environment in which CBI would be expected to compete in the future, the proper time to effect a merger of the organization with a larger institution is at the beginning of the trend and before increased competition has had time to adversely affect CBI's earnings and, consequently, its value;

                 (iii) CBI will be able to significantly benefit from UPC's larger capital base, operations and regulatory expertise and management talent;

                 (iv) UPC's philosophy is to provide its community banks with a substantial amount of operating autonomy, generally leaving existing management in place to manage the institution consistent with past management culture, so long as such culture is not inconsistent with UPC's policies and produces results consistent with results achieved while the institution was independent; and

                 (v) The value of the UPC Common Stock offered in exchange for the CBI Common Stock exceeds the recent trading prices for the CBI Common Stock, the annual dividend yield on the UPC Common Stock exceeds the historical yield on the CBI Common Stock, and there is a broader and more liquid market for the UPC Common Stock, which is listed and traded on the NYSE.

         The CBI Board did not assign any specific or relative weight to the foregoing factors in determining to recommend the Merger to the CBI shareholders.

         UPC Reasons. Management of UPC has recommended to the UPC Board of Directors (the "UPC Board"), and the UPC Board has approved the Merger and the Reorganization Agreement along with the Plan of Merger annexed thereto as Exhibit A, because (i) CBI has experienced strong and continued growth, (ii) CBI is located geographically in a county in which UPC has sought to increase its market share, and (iii) UPC believes that by providing CBI with access to the UPC capital base and other banking resources, CBI will be well positioned to compete in its market in the face of enhanced competition from larger, well capitalized institutions.

TERMS OF THE MERGER

         At the Effective Time of the Merger, Interim (which was formed for the specific purpose of effecting the Merger) will merge with and into CBI with CBI surviving the Merger and continuing after the Effective Time of the Merger to operate under the name Commercial Bancorp, Inc. At the Effective Time of the Merger, the surviving corporation will become a wholly-owned subsidiary of UPC. In the Merger, each share of CBI Common Stock outstanding immediately prior to the Effective Time of the Merger, other than those shares with respect to which Dissenters' Rights shall have been perfected as described above, will be converted exclusively into the right to receive shares of UPC Common Stock as provided in the Reorganization Agreement and the Plan of Merger.

         The number of shares of UPC Common Stock to be received by CBI Record Holders (other than dissenting shareholders, who will receive cash only) in the Merger would be determined pursuant to a conversion formula described in
Section 3.1(e) of the Reorganization Agreement which is based on the Current Market Price Per Share of the UPC Common Stock. The Current Market Price Per Share equals the average price per share of the "last" trades of the UPC Common Stock on the NYSE for each of the ten (10) trading days next preceding the Closing Date. No fractional shares of UPC Common Stock will be issued in respect to CBI Common Stock, and, after aggregation of the shares (and any fractional shares) of UPC Common Stock to which a CBI Record Holder is entitled, cash will be paid by UPC in lieu of any remaining fractional share.

         Holders of CBI Common Stock will have the right to dissent from the Reorganization Agreement and the Plan of Merger and receive a cash payment equal to the fair value of their shares, all in conformity with Section 48-23-101 et seq of the Act. See "The Special Meeting--Shareholders' Dissenters' Rights."

EFFECTIVE DATE AND EFFECTIVE TIME OF THE MERGER

         Articles of Merger along with the executed Plan of Merger will be filed as soon as practicable after all conditions precedent contained in the Reorganization Agreement have been satisfied or lawfully waived, including receipt of all regulatory approvals and expiration of all statutory waiting periods, or on such later date as may be agreed to by UPC and CBI. The Effective Time of the Merger will be at the time the Articles of Merger along with the Plan of Merger are filed in the Office of the Tennessee Secretary of State pursuant to the Act or at such later time as the parties may agree and specify in the Plan of Merger. The Effective Date of the Merger will be the day on which the Effective Time of the Merger occurs. It is presently anticipated that the Articles of Merger will be filed on October 31, 1994, but will specify, by agreement of the parties, an Effective Time of the Merger of 12:01 a.m. CST, on November 1, 1994. There can be no assurance that such expectation will be achieved.

SURRENDER OF CERTIFICATES

         As promptly as practicable after the Effective Time of the Merger, Union Planters National Bank, acting in the capacity of exchange agent (the "Exchange Agent"), will mail to each person who was a holder of record of CBI Common Stock immediately prior to the Effective Time of the Merger a form letter of transmittal, together with instructions and a return mailing envelope (collectively, the "Exchange Materials") to facilitate the exchange of such holder's certificates formerly representing shares of CBI Common Stock for certificates representing shares of UPC Common Stock.

         HOLDERS OF CBI COMMON STOCK WHO DO NOT INTEND TO EXERCISE DISSENTERS' RIGHTS SHOULD NOT SEND IN THEIR CERTIFICATES UNTIL THEY RECEIVE THE EXCHANGE MATERIALS FROM THE EXCHANGE AGENT.

         Upon receipt of the Exchange Materials, CBI Record Holders should complete the letter of transmittal in accordance with the instructions provided and deliver the letter of transmittal, together with all stock certificates formerly representing shares of CBI Common Stock to the Exchange Agent in the return envelope provided. Provided the Exchange Agent shall have received the certificates and related documentation completed in proper form, as soon as practicable after the Effective Time of the Merger, UPC will issue, and the Exchange Agent will mail to the CBI Record Holder a certificate representing the whole number of shares of UPC Common Stock to which such holder is entitled pursuant to the Reorganization Agreement and a check in the amount of the cash consideration with respect any remaining fractional share to which the holder is entitled. No consideration will be delivered to a CBI Record Holder unless and until such holder shall have delivered to the Exchange Agent in accordance with the Exchange Materials all certificates formerly representing the shares of CBI Common Stock held by him or her and in respect of which he or she claims payment is due, or such documentation, if applicable, and security in respect of lost or stolen certificates as required by the Reorganization Agreement.

         No dividend or other distribution with respect to the UPC Common Stock will be paid or delivered to the holder of any unsurrendered CBI certificate until the holder surrenders such certificate(s) in accordance with the Exchange Materials, at which time the holder will be entitled to receive all previously withheld dividends and distributions, without interest.

         After the Effective Time of the Merger, there will be no further transfers on CBI's stock transfer books of shares of CBI Common Stock issued and outstanding immediately prior to the Effective Time of the Merger. If certificates representing shares of CBI Common Stock should be presented for transfer after the Effective Time of the Merger, they will be returned to the presenter together with a form of letter of transmittal and exchange instructions.

         Neither UPC, the Exchange Agent, CBI nor any other person will be liable to any former holder of CBI Common Stock for any amount properly delivered to a public official pursuant to applicable unclaimed property, escheat or similar laws.

         If a certificate formerly representing CBI Common Stock has been lost, stolen or destroyed, the Exchange Agent will deliver the consideration properly payable in respect to such certificate in accordance with the Reorganization Agreement upon receipt of appropriate evidence as to such loss, theft or destruction; appropriate evidence as to ownership of such certificate by the claimant; and a lost instrument bond in form satisfactory to UPC and the Exchange Agent as required by the Exchange Materials.

CONDITIONS TO CONSUMMATION OF THE MERGER

         The respective obligations of UPC and CBI to effect the Merger are subject to the satisfaction of the following conditions prior to the Closing
Date: (i) approval of the Reorganization Agreement along with the Plan of Merger annexed thereto as Exhibit A and the transactions contemplated thereby by the affirmative votes of the holders of a majority of the CBI Common Stock outstanding on the Record Date; (ii) approval of the Reorganization Agreement and the transactions contemplated thereby by the Federal Reserve and the Tennessee Department, and the expiration of any statutory waiting periods;
(iii) receipt of all other regulatory and contractual consents necessary to consummate the transactions contemplated by the Reorganization Agreement; (iv) the satisfaction of all other requirements prescribed by law as conditions precedent to the consummation of the transactions contemplated by the Reorganization Agreement; (v) none of UPC, Interim, CBI or CBO will be subject to any order, decree or injunction of a court or agency which presents a substantial risk of the restraint or prohibition of the consummation of the Merger or the obtaining of material damages or other relief in connection therewith; (vi) UPC shall have received executed affiliate agreements from those shareholders of CBI deemed to be "affiliates" by the Commission, a tax opinion letter from legal counsel to UPC confirming that the Merger will qualify as a tax-free reorganization under the Internal Revenue Code, non-compete agreements from each member of the CBI Board and a letter from independent accountants of UPC confirming that the Merger may be accounted for as a pooling of interests in accordance with generally accepted accounting principles; Joel C. Pipkin and Billy Fielder shall have received three-year employment agreements from CBO; and (vii) the Registration Statement of which this Prospectus forms a part shall have become effective, no stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceedings for that purpose shall have been initiated or threatened by the Commission.

         The obligations of UPC and Interim to effect the Merger are further subject to the satisfaction, or waiver by UPC, of, among others, the following conditions: (i) UPC shall have received a legal opinion, dated the date of closing, from counsel to CBI as to the good standing of CBI, the enforceability and due authorization of the Reorganization Agreement and the receipt of all required approvals (subject to limitations as permitted in the Reorganization Agreement); (ii) each of the representations, warranties and covenants of CBI and CBO set forth in the Reorganization Agreement shall, in all material respects, be true on, or complied with by, the Closing Date as if made on such date (except to the extent they relate by their terms to an earlier date) and UPC shall have received a certificate signed by certain officers of CBI and CBO to such effect; (iii) there shall have been no damage or destruction to, or taking of any property of CBI or CBO or any material adverse change in the business, financial condition, results of operations or prospects of CBI or CBO; and (iv) CBI and CBO shall not have committed to effect any form of business combination with, or asset sale to any other person or entity; adopted any "poison pill", shareholders' rights provision or "golden parachute;" or taken any other action the effect of which would be to materially diminish the value of CBI or CBO to UPC.

         The obligations of CBI to effect the Merger are further subject to the satisfaction, or waiver by CBI, of, among others, the following conditions: (i) CBI shall have received a legal opinion, dated the date of closing, from counsel to UPC as to the good standing of UPC and Interim, the enforceability and due authorization of the Reorganization Agreement, the validity of the UPC Common Stock, the receipt of required approvals and the absence of conflict with UPC's charter, bylaws and material contracts (subject to limitations as permitted in the Reorganization Agreement); (ii) each of the representations, warranties and covenants of UPC set forth in the Reorganization Agreement shall, in all material respects, be true on, or complied with by, the Closing Date as if made on such date (except to the extent they relate by their terms to an earlier date) and CBI shall have received a certificate signed by certain officers of UPC to that effect; (iii) CBI shall have received from UPC certificates from UPC executive officers stating that the consummation of the transaction has been duly authorized and that the persons executing and delivering documents on behalf of UPC are duly appointed and that their signatures are genuine; and (iv) CBI shall have received from the Exchange Agent a certificate evidencing receipt of the certificates representing the UPC Common Stock and cash constituting the Consideration payable in the Merger.

         No assurance can be provided as to whether all of the conditions precedent to the Merger will be satisfied or waived by the party lawfully permitted to do so.

REGULATORY APPROVALS

         The Merger is subject to prior approval by (i) the Tennessee Department under the Tennessee Reciprocal Banking Act; and (ii) the Federal Reserve under Section 3 of the Bank Holding Company Act of 1956, as amended (the "BHCA"), which requires that the Federal Reserve take into consideration, among other factors, the financial and managerial resources and future prospects of the institutions and the convenience and needs of the communities to be served. Applications for such approvals have been filed with the Federal Reserve and the Tennessee Department. The BHCA prohibits the Federal Reserve from approving the Merger if it would result in a monopoly or be in furtherance of any combination or conspiracy to monopolize or to attempt to monopolize the business of banking in any part of the United States, or if its effect in any section of the country may be substantially to lessen competition or to tend to create a monopoly, or if it would in any other manner be a restraint of trade, unless the Federal Reserve finds that the anticompetitive effects of the Merger are clearly outweighed by the public interest and the probable effect of the transaction in meeting the convenience and needs of the communities to be served. The Federal Reserve has the authority to deny an application if it concludes that the combined organization would have an inadequate capital position or if the acquiring organization does not meet the requirements of the Community Reinvestment Act of 1977.

         Under the BHCA, the Merger may not be consummated until the 30th day following the date of Federal Reserve approval, during which time the United States Department of Justice may challenge the Merger on antitrust grounds.
The commencement of an antitrust action would stay the effectiveness of the Federal Reserve's approval unless a court specifically orders otherwise. There can be no assurance that the Department of Justice will not challenge the Merger, or if such challenge is made, as to the result thereof.

         The Merger may not lawfully proceed in the absence of the requisite regulatory approvals. As of the date of this Prospectus, neither the Federal Reserve nor the Tennessee Department has given its approval of the Merger. See "The Merger-- Conditions to Consummation of the Merger" and "--Waiver and Amendment; Termination."

CONDUCT OF BUSINESS PENDING THE MERGER

         The Reorganization Agreement contains certain restrictions upon the conduct of CBI's and CBO's business pending consummation of the Merger. In particular, the Reorganization Agreement provides, in part, that, except as otherwise provided in the Reorganization Agreement and/or without the written consent of UPC, CBI and CBO, respectively, may not, among other things, (i) amend its charter or bylaws; (ii) permit any lien to exist in respect to any share of stock held by CBI; (iii) repurchase any of its capital stock, split or otherwise subdivide its capital stock, recapitalize in any way or declare a stock dividend in respect to the CBI Common Stock in excess of a semi-annual cash dividend of $2.25 per share of CBI; (iv) issue or sell any CBI Common Stock or sell or otherwise dispose of a substantial part of CBI's or CBO's assets or earnings power; (v) dispose of, discontinue or acquire any material assets or businesses other than in the ordinary course of business; (vi) incur any additional debt in excess of $50,000 except in the ordinary course of business; (vii) increase compensation, pay bonuses or enter into severance arrangements except in accordance with past practices; (viii) amend any existing employment contract with any person having a salary in excess of $30,000 per year or enter into any new employment contract providing for an annual salary exceeding $30,000 per year unless CBI or its subsidiaries may terminate same at will without liability; (ix) adopt any new benefit plan; (x) enter into any new service contracts, purchase or sale agreements or lease agreements that are material to it; (xi) make any capital expenditures except in the ordinary course of business; (xii) extend credit (or commit to extend credit) to any officer, director or holder of 2% or more of CBI Common Stock if such extension of credit would exceed $300,000, or amend the terms of any such credit; or (xiii) acquire direct or indirect control over any person or entity except in the ordinary course of business or in connection with internal reorganizations and acquisitions in CBI's or CBO's fiduciary capacity. Moreover, CBI and CBO, respectively, shall, among other things, operate in the usual, regular and ordinary course, preserve its organization and assets and maintain its rights and franchises, use its best efforts to retain its customer base and assist UPC in procuring all applicable regulatory approvals.

PAYMENT OF DIVIDENDS

         CBI is permitted under the Reorganization Agreement to declare and pay a normal and customary semi-annual cash dividend with respect to the CBI Common Stock of up to $2.25 per share of CBI Common Stock. Notwithstanding the foregoing, the Reorganization Agreement prohibits CBI from paying a dividend if such payment would disqualify the Merger from being accounted for by UPC under the pooling of interests method of accounting. See UPC Common Stock and Preferred Stock -- "UPC Common Stock-- Dividends."

WAIVER AND AMENDMENT; TERMINATION

         Prior to the Effective Date of the Merger, any condition of the Reorganization Agreement may (to the extent allowed by law) be waived by the party benefitted by the provision or may be amended or modified (including the structure of the transaction) by an agreement in writing approved by the Boards of Directors of UPC and CBI; provided, however, that no such amendment may be effected after shareholder approval of the Reorganization Agreement and the Plan of Merger annexed thereto as Exhibit A without approval of the CBI shareholders if the effect of such amendment would be to change the amount or the type of consideration to be delivered in the Merger to the CBI Record Holders.

         The Reorganization Agreement may be terminated at any time prior to the Effective Date of the Merger, either before or after approval by the CBI shareholders, as follows: (i) by the mutual consent of the parties; (ii) by UPC or Interim if CBI or CBO, respectively, should violate any affirmative or negative covenant in respect to the operation of its business; (iii) by UPC, Interim or CBI if closing shall not have occurred by January 1, 1995, unless the failure is due to the failure of the party seeking to terminate; (iv) by either party if any governmental or regulatory approval is denied and not successfully appealed within certain time limits; (v) by either party if the other party's conditions have not been satisfied or waived as of the Closing Date or if the other party has committed a material breach that is not cured within 30 days after the breaching party receives notice of such breach; (vi) by UPC if there has been a material adverse change in the business, properties, liabilities or prospects of CBI or CBO or if CBI or CBO should enter into a formal capital plan in cooperation with applicable banking regulators; or (vii) by UPC should CBI or CBO enter into any business combination or any letter of intent or agreement in respect thereof with any other person.

         In the event of the valid termination of the Reorganization Agreement by either UPC or CBI, the Reorganization Agreement shall become void, and there will be no liability on the part of either party or their officers or directors except for liability for breach of the Reorganization Agreement or for any misstatement or misrepresentation made prior to such termination.

MANAGEMENT AFTER THE MERGER

         The Reorganization Agreement provides that after the Effective Time of the Merger, the surviving corporation will be managed by a board of directors consisting of the members of the Board of Directors of Interim immediately prior to the effective time of the merger and that the persons serving as officers and directors of CBO, all of whom have served on either the CBI Board or the CBO Board for one or more terms and are expected to be qualified to serve as officers and/or directors of CBO. All officers and directors serve one year terms but may be re-elected or reappointed, as the case may be. Set forth below are those persons who are executive officers of CBI, CBO and Interim, members of CBI's, CBO's and Interim's Boards of Directors, their ages and principal occupations for the last five years.

Executive Officers and Directors of CBI and CBO:


NAME                              AGE                               POSITION
- ----                              ---                               --------
Joel C. Pipkin                    51                                President and Director of CBI
                                                                    and CBO

Billy Fielder                     49                                Secretary and Director of CBI
                                                                    and CBO, Vice President of CBO

Judy Knight                       44                                Treasurer of CBI, Cashier of CBO

Herman Denning                    49                                Director of CBI and CBO

Melvin Ferguson                   60                                Director of CBI and CBO

Frank Glover                      52                                Director of CBI and CBO

Polk Glover                       56                                Director of CBI and CBO

James A. Huey                     69                                Director of CBI and CBO

Perry Marshall                    72                                Director of CBI and CBO

J. Kirk Wells                     83                                Director of CBI and CBO

         Mr. Pipkin graduated from Medina High School in 1960. Attended West Tennessee Business College, Jackson, Tennessee and graduated from School of Banking of the South in 1971. Started work for Medina Banking Co., Medina, Tennessee in August 1960 and remained there until hired by CBO in 1970.
Started as Vice President and Cashier and served as Secretary of Board of Directors from 1970 to 1978. Elected Executive Vice President & Cashier in 1978 and President in 1979. Served on Board of Directors of CBO since 1971 and on Board of Directors and President of CBI since 1987. He is also a member of CBO's Finance Committee.

         Mr. Fielder graduated from Obion County Central High School in 1962 and is a graduate of Tennessee School of Banking. Worked for C.I.T. Financial Services in managerial position from 1966 to 1977, when he was employed by CBO as Assistant Vice President in Loan Department. Elected Vice President and Secretary of Board of Directors in 1978 and Director in 1983, and is presently on Finance Committee. He has served as Director and Secretary of CBI since 1987.

         Ms. Knight graduated from Obion County Central High School. Started work as bookkeeper for CBO in 1968, promoted to Assistant Cashier in 1978, head of bookkeeping department in 1979, and Cashier in 1984, her present position with

CBO. She was elected Treasurer of CBI in 1987, a position she still holds. She is a 1992 graduate of Georgia Bankers Association, School of Bank Operations.

         Mr. Denning graduated from Obion County General High School in 1963.
A farmer, he presently farms 1300 acres. Is a past director of Farm Bureau and Obion Farmers Co-Op, has served on Obion County ASCS and Obion County Soil Conservation Committee. Elected to Board of Directors of CBO in 1979 and to Board of Directors of CBI in 1987. Presently serves on CBO's Finance Committee.

         Mr. Ferguson graduated from Cloverdale High School in 1951. A farmer, he has served as a Director of Farm Bureau and Obion Farmers Co-Op. Presently President of Lane Gin Co., Inc., Obion, Tennessee. Elected to Board of Directors of CBO in 1977 and Board of Directors of CBI in 1987.

         Mr. Polk Glover graduated from Obion High School in 1956, Union University, Jackson, TN in 1961 with a B.S. in Business. Farms 2,700 acres in partnership with 2 brothers. Served on various boards and committees and is presently a Trustee on the Executive Board of Union University, Jackson, Tennessee. Elected to Board of Directors of CBO in 1971 and Board of Directors of CBI in 1987.

         Mr. Frank Glover graduated from Obion High School in 1960, received a B.S. in Industrial Engineering from University of Tennessee and a M.B.A. from University of Illinois. Farms 2,700 acres in partnership with 2 brothers. Serves on Obion County Commission and serves as Chairman of Budget Committee. Served as a director of Obion County Farm Bureau and Obion Farmers Co-Op, and on Board of Trustees for Dyersburg State Community College, Dyersburg, Tennessee. Elected to Board of Directors of CBO Bank in 1983 and Board of Directors of CBI in 1987. Presently serves on Bank's Finance Committee.

         Mr. Huey graduated from Troy High School and attended University of Tennessee at Martin. Has served as Councilman for Town of Obion. Presently President of Huey Brothers Lumber Co., Inc., Obion, Tennessee and has been in lumber business all his life. Elected to Board of Directors of CBO in 1979 and to Board of Directors of CBI in 1987.

         Mr. Marshall graduated from Elbridge-Cloverdale High School in 1940. World War II B-24 pilot. POW from November 1943 to 1945. Worked for Forcum-Lannon Lumber Co., Inc., Obion, Tennessee 1946 until 1984, serving as manager from 1950 until his 1984 retirement. He also served as Director of Forcum-Lannom, Inc. from the late 60's until 1984. Elected to CBO Board of Directors in 1971 and to CBI in 1987.

         Mr. Wells, a retired farmer, worked several years for Obion Grain Company, Obion, Tennessee, from which he retired in the mid-70's. Elected to Board of Directors of CBO in 1971 and Board of Directors of CBI in 1987.


Executive Officers and Directors of Interim:


Name                              Age                     Position
- ----                              ---                     --------

Jackson W. Moore                  45           President and Director of Interim

         Mr. Moore is President of UPC and has been since April 1, 1989. Previous to that he was a partner with the law firm of Wildman, Harrold, Allen, Dixon & McDonnell in Memphis, Tennessee.

CBI Executive Compensation

         No compensation is paid by CBI to any officers or directors. The following table sets forth the compensation received by the President and Chief Executive Officer of CBO for the periods indicated. CBO has no executive officers whose total remuneration exceeded $100,000.


                                                                                   LONG-TERM COMPENSATION
                                                                                  ------------------------
                                 ANNUAL COMPENSATION                              AWARDS            PAYOUTS
                                 -------------------                              ------            -------
NAME AND                                                               RESTRICTED
PRINCIPAL                                              OTHER ANNUAL       STOCK        OPTIONS/      LTIP              ALL OTHER
POSITION         YEAR    SALARY(1)      BONUS          COMPENSATION       AWARDS          SARS       PAYOUTS         COMPENSATION(2)
- --------         ----    ---------      -----          ------------       ------        --------     -------         ---------------
Joel C. Pipkin    1993     $52,945        -                -                -             -            -                 2,166.31
President and     1992      51,945        -                -                -             -            -                   898.76
CEO of CBI,       1991      49,820        -                -                -             -            -                   969.08
President &
CEO of CBO


(1) Information under "Salary" includes fees for service as a director of CBO and a member of the Finance Committee.
(2)   Reflects automobile and insurance benefits received by Mr. Pipkin.

INTERESTS OF CERTAIN PERSONS IN THE MERGER

        The directors and officers of CBI own approximately 17.1% of the shares of CBI Common Stock issued and outstanding and will receive the Merger consideration described above. All directors of CBI that are also directors of CBO and all Directors of CBO are likely to retain their positions as directors of CBO.

CERTAIN FEDERAL INCOME TAX CONSEQUENCES

        The federal income tax discussion set forth below is abbreviated in nature and is included for general information only. CBI shareholders are urged to consult their own tax advisers as to the specific tax consequences to them of the Merger, including the applicability and effect of federal, state and local and other tax laws.

        General. It is intended that for federal income tax purposes the Merger will be treated as a reorganization within the meaning of Section 368(a) of the Code, and that, accordingly, (i) no gain or loss will be recognized by either UPC or CBI as a result of the Merger, (ii) gain or loss will be recognized by the CBI shareholders only to the extent of any cash consideration received in respect to their CBI Common Stock in connection with the Merger (except as discussed below with respect to cash received in lieu of the issuance of fractional shares of UPC Common Stock); (iii) the tax basis of UPC Common Stock to be received by the CBI shareholders in connection with the Merger will be the same as the basis in the CBI Common Stock surrendered in exchange therefor, increased by the amount of any gain recognized and reduced by the amount of cash received with respect thereto and the amount allocable to a fractional share interest for which cash is received; and (iv) the holding period of the UPC Common Stock to be received by the CBI shareholders in connection with the Merger will include the holding period of the CBI Common Stock surrendered in exchange therefor, provided that the CBI Common Stock is held as a capital asset at the Effective Time of the Merger.

        Consequences of Receipt of Cash in Lieu of Fractional Shares. A CBI shareholder who is entitled to receive cash in lieu of a fractional share of UPC Common Stock in connection with the Merger will recognize as of the Effective Date of the Merger gain (or loss) equal to the difference between such cash amount and the shareholder's basis in the fractional share interest. Any gain or loss recognized will be capital gain (or loss) if the CBI Common Stock is held by such shareholder as a capital asset at the Effective Date of the Merger.

        Cash Received by Holders of CBI Common Stock Who Dissent. A shareholder of CBI who perfects his dissenters' rights under the laws of Tennessee and who receives a cash payment of the value of his shares of CBI Common Stock will be treated as having received such payment in redemption of such stock. Such redemption will be subject to the conditions and limitations of Section 302 of the Code, including the attribution rules of Section 318. In general, if the shares of CBI Common Stock are held by the holder as a capital asset at the Effective Time of the Merger, such holder will recognize capital gain or loss measured by the difference between the amount of cash received by such holder and the basis of such shares. Each holder of CBI Common Stock who contemplates exercising his dissenters' rights should consult his own tax advisor as to the possibility that any payment to him will be treated as dividend income.

ACCOUNTING TREATMENT

        The Merger is intended to be treated by UPC and CBI as a "pooling of interests" for accounting purposes. Accordingly, under generally accepted accounting principles as described in Accounting Principles Board Opinion No. 16 for business combinations, the assets and liabilities of CBI and UPC will be carried on the books of UPC immediately subsequent to the Effective Time of the Merger at the amounts recorded on the respective books of each corporation

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

immediately prior to the Effective Time of the Merger. Net income of UPC subsequent to the Merger becoming effective will include the net income of CBI and UPC for the entire fiscal period in which the Merger occurs, which is expected by UPC and CBI to be fiscal year 1994. Subsequent to the Merger becoming effective, the reported income of CBI and UPC will be combined and restated as income of UPC. The unaudited pro forma financial information contained in this Prospectus has been prepared using the pooling of interests method of accounting where applicable.

EXPENSES

        The Reorganization Agreement provides, in general, that UPC and CBI will each pay their own expenses in connection with the Reorganization Agreement and the transactions contemplated thereby, including fees and expenses of their own accountants and counsel.

RESALES OF UPC COMMON STOCK

        The shares of UPC Common Stock issued pursuant to the Reorganization Agreement will be freely transferable under the Securities Act of 1933 except for shares issued to any shareholder who may be deemed to be an "affiliate" of CBI and therefore an "underwriter" in respect to UPC Common Stock for purposes of Rule 145 under the Securities Act as of the date of the Effective Time of the Merger. Affiliates may not sell their shares of UPC Common Stock acquired in connection with the Merger except pursuant to an effective registration statement (other than on Form S-4) under the Securities Act covering such shares or in compliance with Rule 145 promulgated under the Securities Act or another applicable exemption from the registration requirements of the Securities Act. Persons who may be deemed to be affiliates of CBI generally include individuals or entities that control, are controlled by or are under common control with CBI and will include members of the Management Group in their roles as either executive officers, directors or ten percent (10%) or greater shareholders of CBI. UPC will place restrictive legends on certificates representing UPC Common Stock issued to all persons who are deemed "underwriters" under Rule 145. The shares of the UPC Common Stock to be delivered pursuant to the Merger to any CBI shareholder deemed an "affiliate" of CBI under the Securities Act are subject to the additional restriction on resale imposed by provisions in the Reorganization Agreement requiring all affiliates to retain all shares of UPC Common Stock received by them in connection with the Merger until such time as UPC shall have publicly released a statement of UPC's consolidated earnings reflecting the combined financial results of UPC and CBI for a period of not less than 30 days subsequent to the Effective Date of the Merger. Shares of UPC Common Stock delivered to any CBI shareholders deemed affiliates will bear a legend to that effect. See "Description of UPC Common and Preferred Stock--UPC Common Stock--Dividends."


                      CERTAIN REGULATORY CONSIDERATIONS

General. As a bank holding company, UPC is subject to the regulation and supervision of the Federal Reserve. In addition, as a savings and loan holding company, UPC is registered with the Office of Thrift Supervision (the "OTS") and is subject to OTS regulations, supervision and reporting requirements. UPC's bank subsidiaries that are national banking associations, including UPNB, are subject to supervision and examination by the Office of the Comptroller of the Currency (the "Comptroller") and the Federal Deposit Insurance Corporation (the "FDIC"). State bank subsidiaries of UPC which are members of the Federal Reserve System are subject to supervision and examination by the Federal Reserve and the state banking authorities of the states in which they are located. State bank subsidiaries which are not members of the Federal Reserve System are subject to supervision and examination by the FDIC and the state banking authorities of the states in which they are located. UPC's federally-chartered savings bank

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

subsidiaries are subject to supervision and examination by the OTS. UPC's banking subsidiaries are subject to various requirements and restrictions, including requirements to maintain reserves against deposits, restrictions on the types and amounts of loans that may be granted and the interest that may be charged thereon, and limitations on the types of investments that may be made and the types of services that may be offered. Various consumer laws and regulations also affect the operations of the banks. In addition to the impact of regulation, the subsidiary banks are affected significantly by the actions of the Federal Reserve as it attempts to control the money supply and credit availability in order to influence the economy.

        The BHCA generally requires the prior approval of the Federal Reserve where a bank holding company proposes to acquire direct or indirect ownership or control of more than 5% of the voting shares of any bank or otherwise to acquire control of a bank or to merge or consolidate with any other bank holding company. The BHCA generally prohibits the Federal Reserve from approving an application by a bank holding company to acquire a bank located in another state, unless such an acquisition is specifically authorized by statute of the state in which the bank to be acquired is located. Tennessee has adopted reciprocal interstate banking legislation permitting Tennessee-based bank holding companies to acquire banks and bank holding companies in certain other states and allowing bank holding companies located in certain states other than Tennessee, to acquire banks and bank holding companies in Tennessee.

        A bank holding company is generally prohibited under the BHCA from acquiring voting shares of any company which is not a bank, and from engaging in any activities other than those of banking or of managing or controlling banks or furnishing services to or performing services for its subsidiaries. An exception to these prohibitions permits a bank holding company to engage in, or to acquire an interest in a company, such as a thrift institution, which engages in activities that the Federal Reserve has determined are so closely related to banking or managing or controlling banks as to be a proper incident thereto.

Capital Adequacy. The Federal Reserve has adopted risk-based capital guidelines for bank holding companies. The minimum guideline for the ratio of total capital ("Total capital") to risk-weighted assets (including certain off-balance-sheet activities such as standby letters of credit) is 8%. At least half of the Total capital must be composed of "Tier 1 capital" which consists of common shareholders' equity, minority interests in the equity accounts of consolidated subsidiaries, non-cumulative perpetual preferred stock and a limited amount of cumulative perpetual preferred stock, less goodwill ("Tier 1 capital"). The remainder, which is Tier 2 capital, may consist of subordinated debt (or certain other qualifying debt issued prior to March 12, 1988), other preferred stock and a limited amount of loan loss reserves.

        In addition, the Federal Reserve has established minimum leverage ratio guidelines for bank holding companies. These guidelines provide for a minimum ratio of Tier 1 capital to average total assets, less goodwill (the "Leverage ratio") of 3% for bank holding companies that meet certain specified criteria, including those having the highest regulatory rating. All other bank holding companies generally are required to maintain a Leverage ratio of at least 3% plus an additional cushion of 100 to 200 basis points. The guidelines also provide that bank holding companies experiencing internal growth or making acquisitions are expected to maintain strong capital positions substantially above the minimum supervisory levels without significant reliance on intangible assets. Furthermore, the Federal Reserve has indicated that it will consider a "tangible Tier 1 capital leverage ratio" (deducting all intangibles) and other indicia of capital strength in evaluating proposals for expansion or new activities. The Federal Reserve has not advised UPC of any specific minimum Leverage ratio applicable to UPC.

        Failure to meet capital requirements can subject an institution to a variety of enforcement remedies, including issuance of a capital directive, the termination of deposit insurance by the FDIC and a prohibition on the taking of brokered deposits. As described below, under the "Prompt Corrective Action" regulations, substantial additional restrictions can be imposed upon FDIC-insured institutions that fail to meet applicable capital requirements. See "-- Prompt Corrective Action."

        At June 30, 1994, UPC's Total risk based capital ratio was 18.02%, Tier 1 capital ratio was 14.56% and Leverage ratio was 7.18%. In addition, each of UPC's banking subsidiaries satisfied the minimum capital requirements applicable to it and had the requisite capital levels to qualify as a "well-capitalized" institution under the prompt corrective action provisions discussed below.

Prompt Corrective Action. The Federal Deposit Insurance Corporation Improvement Act of 1991 ("FDICIA") enacted in December 1991 requires the federal banking regulators to take prompt corrective action in respect of depository institutions that do not meet their minimum capital requirements. FDICIA establishes five capital tiers: "well capitalized," "adequately capitalized," "undercapitalized," "significantly undercapitalized" and "critically undercapitalized." Under capital regulations, a bank is defined to be well capitalized if it maintains a Leverage ratio of at least 5%, a Tier 1 capital ratio of at least 6% and a Total capital ratio of at least 10% and is not otherwise in a "troubled condition" as specified by its appropriate federal regulatory agency. A bank is defined to be adequately capitalized if it meets all of its minimum capital requirements as described above under "Capital Adequacy." In addition, a bank will be considered undercapitalized if it fails to meet any minimum required measure, significantly undercapitalized if it is significantly below such measure and critically undercapitalized if it fails to maintain a level of tangible equity equal to not less than 2% of total assets. A bank may be deemed to be in a capitalization category that is lower than is indicated by its actual capital position if it receives an unsatisfactory examination rating.

        All institutions, regardless of their capital levels, are restricted from making any capital distribution or paying any management fees that would cause the institution to fail to satisfy the minimum levels to be considered adequately capitalized. An undercapitalized institution is: (i) subject to increased monitoring by the appropriate federal banking regulator; (ii) required to submit an acceptable capital restoration plan within 45 days; (iii) subject to asset growth limits; and (iv) required to obtain prior regulatory approval for acquisitions, branching and new lines of business. The capital restoration plan must include a guarantee by the institution's holding company that the institution will comply with the plan until it has been adequately capitalized on average for four consecutive quarters. Pursuant to the guarantee, the institution's holding company would be liable up to the lesser of 5% of the institution's total assets or the amount necessary to bring the institution into capital compliance as of the date it failed to comply with its capital restoration plan. If the controlling bank holding company fails to fulfill its obligations under the guarantee and files (or has filed against it) a petition under the federal Bankruptcy Code, the appropriate federal banking regulator could have a claim as a general creditor of the bank holding company, and, if the guarantee were deemed to be a commitment to maintain capital under the federal Bankruptcy Code, the claim would be entitled to a priority in such bankruptcy proceeding over third-party creditors of the bank holding company.

        The regulatory agencies have discretionary authority to reclassify well capitalized institutions as adequately capitalized or to impose on adequately capitalized institutions requirements or actions specified for undercapitalized institutions if the agency determines after notice and an opportunity for hearing that the institution is in an unsafe or unsound condition or is engaging in an unsafe or unsound practice, which can consist of the receipt of an unsatisfactory examination rating if the deficiencies cited are not corrected. A significantly undercapitalized institution, as well as any undercapitalized institution that did not submit an acceptable capital restoration plan, may be subject to regulatory demands for recapitalization, broader application of restrictions on transactions with affiliates, limitations on interest rates paid on deposits, asset growth and other activities, possible replacement of directors and officers and restrictions on capital distributions by any bank holding company controlling the institution. Any company controlling the institution could also be required to divest the institution or the institution could be required to divest subsidiaries. The senior executive officers of a significantly undercapitalized institution may not receive bonuses or increases in compensation without prior approval and the institution is prohibited from making payments of principal or interest on its subordinated debt. If an institution becomes critically undercapitalized, the institution will be subject to conservatorship or receivership within 90 days unless periodic determinations are made that forbearance from such action would better protect the deposit insurance fund. Unless appropriate findings and certifications are made by the appropriate federal bank regulatory agencies, a critically undercapitalized institution must be placed in receivership if it remains critically undercapitalized on average during the calendar quarter beginning 270 days after the date it became critically undercapitalized.

Dividend Restrictions. UPC is a legal entity separate and distinct from UPNB, the Regional Banks, the Community Banks and its nonbank subsidiaries. UPC's revenues (on a parent company only basis) result, in significant part, from dividends paid to UPC by its subsidiaries. The right of UPC, and consequently the right of creditors and shareholders of UPC, to participate in any distribution of the assets or earnings of any subsidiary through the payment of such dividends or otherwise is necessarily subject to the prior claims of creditors of the subsidiary (including depositors, in the case of banking subsidiaries), except to the extent that claims of UPC in its capacity as a creditor may be recognized.

        There are statutory and regulatory requirements applicable to the payment of dividends by UPNB and the Community Banks to UPC. Each national banking association subsidiary of UPC, including UPNB, is required by federal law to obtain the prior approval of the Comptroller for the payment of dividends if the total of all dividends declared by the board of directors of such bank in any year will exceed the total of (i) such bank's net profits (as defined and interpreted by regulation) for that year plus (ii) the retained net profits (as defined and interpreted by regulation) for the preceding two years, less any required transfers to surplus. In addition, national banks may only pay dividends to the extent that their retained net profits (including the portion transferred to surplus) exceed statutory bad debts (as defined by regulation). The state-chartered Community Banks are subject to similar restrictions on the payment of dividends by the respective state laws under which they are organized. Furthermore, as described further under "-- Prompt Corrective Action," all depository institutions are prohibited from paying any dividends, making other distributions or paying any management fees if, after such payment, the depository institution would fail to satisfy its minimum capital requirements. In accordance with the specified calculations, at July 1, 1994, the banking subsidiaries had approximately $12.8 million available for distribution to UPC without obtaining regulatory approval. The actual amount of dividends paid will be limited to a lesser amount by the management of UPC in order to maintain compliance with UPC's internal capital guidelines and to maintain strong capital positions in each of the subsidiary banks of UPC. Future dividends will depend upon the level of earnings of the subsidiary banks of UPC. UPNB received approval from the Comptroller to declare and pay a dividend of approximately $98 million on July 1, 1994 in connection with the reorganization of UPNB. See "Summary -- Recent Developments Affecting UPC."

        It is the policy of the Federal Reserve that bank holding companies should pay dividends only out of current earnings. Federal banking regulators also have the authority to prohibit banks and bank holding companies from paying a dividend if they should deem such payment to be an unsafe or unsound practice. In addition, it is the position of the Federal Reserve Board that as a bank holding company UPC is expected to act as a source of financial strength to each of its subsidiary banks. See "-- Support of Subsidiary Banks."

Support of Subsidiary Banks. Under Federal Reserve policy, UPC is expected to act as a source of financial strength to UPNB and the Community Banks and, where required, to commit resources to support each of such subsidiaries. This support may be required at times when, absent such Federal Reserve policy, UPC may not be inclined to provide it. Moreover, if one of its subsidiary banks should become undercapitalized, under FDICIA, UPC would be required to guarantee the subsidiary bank's compliance with its capital plan in order for such plan to be accepted by the federal regulatory authority. See "-- Prompt Corrective Action."

        Under the "cross guarantee" provisions of the Federal Deposit Insurance Act, any FDIC-insured subsidiary of UPC may be held liable for any loss incurred by, or reasonably expected to be incurred by the FDIC in connection with (i) the "default" of any other commonly controlled FDIC-insured subsidiary or (ii) any assistance provided by the FDIC to any commonly controlled FDIC-insured subsidiary "in danger of default." "Default" is defined generally as the appointment of a conservator or receiver and "in danger of default" is defined generally as the existence of certain conditions indicating that a default is likely to occur in the absence of regulatory assistance.

        Because it is a bank holding company, any capital loans made by UPC to UPNB or any of the Community Banks are subordinate in right of payment to deposits and to certain other indebtedness of such subsidiary bank. In the event of a bank holding company's bankruptcy, any commitment by the bank holding company to a federal bank regulatory agency to maintain the capital of a subsidiary bank will be assumed by the bankruptcy trustee and entitled to a priority of payment over certain other creditors of the bank holding company.

Transactions with Affiliates. Provisions of the Federal Reserve Act impose restrictions on the type, quantity and quality of transactions between affiliates of an insured bank and the insured bank (including its bank holding company and its nonbank subsidiaries). The purpose of these restrictions is to prevent misuse of the resources of the insured institution by its uninsured affiliates. An exception to most of these restrictions is provided for transactions between two insured banks that are within the same holding company where the holding company owns 80% or more of each of these banks (the "sister bank" exception). The restrictions also do not apply to transactions between an insured bank and its wholly owned subsidiaries. These restrictions include limitations on the purchase and sale of assets and extensions of credit by the insured bank to its holding company or its nonbank subsidiaries. An insured bank and its subsidiaries are limited in engaging in "covered transactions" with their nonbank or nonsavings bank affiliates to the following amounts: (i) in the case of any one such affiliate, the aggregate amount of covered transactions of the insured bank and its subsidiaries may not exceed 10% of the capital stock and surplus of the insured bank, and (ii) in the case of all affiliates, the aggregate amount of covered transactions of the insured bank and its subsidiaries may not exceed 20% of the capital stock and surplus of the bank. "Covered transactions" are defined by statute to include a loan or extension of credit, as well as a purchase of securities issued by an affiliate, a purchase of assets (unless otherwise exempted by the Federal Reserve), the acceptance of securities issued by the affiliate as collateral for a loan and the issuance of a guarantee, acceptance or letter of credit issued on behalf of an affiliate. Further, provisions of the Bank Holding Company Act of 1956, as amended, prohibit a bank holding company and its subsidiaries from engaging in certain tie-in arrangements in connection with any extension of credit, lease or sale of property or furnishing of services.


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
FDIC Insurance Assessments. The subsidiary banks of UPC are subject to FDIC deposit insurance assessments. The FDIC has adopted a risk-based premium schedule which has increased the assessment rates for most FDIC-insured depository institutions. Under the new schedule, the annual premiums initially range from $.23 to $.31 for every $100 of deposits. Each financial institution is assigned to one of three capital groups--well capitalized, adequately capitalized or undercapitalized--and further assigned to one of three subgroups within a capital group, on the basis of supervisory evaluations by the institution's primary federal and, if applicable, state supervisors and on the basis of other information relevant to the institution's financial condition and the risk posed to the applicable insurance fund. The actual assessment rate applicable to a particular institution will, therefore, depend in part upon the risk assessment classification so assigned to the institution by the FDIC.

RECENT BANKING LEGISLATION

        In addition to the matters noted above, FDICIA made other significant changes to the federal banking laws. FDICIA institutes certain changes to the supervisory process, including provisions that mandate certain regulatory agency actions against undercapitalized institutions within specified time limits.

        Standards for Safety and Soundness. FDICIA requires the federal bank regulatory agencies to prescribe, by regulation, standards for all insured depository institutions and depository-institution holding companies relating to: (i) internal controls, information systems and audit systems; (ii) loan documentation; (iii) credit underwriting; (iv) interest-rate risk exposure; (v) asset growth; and (vi) compensation, fees and benefits. The compensation standards must prohibit employment contracts, compensation or benefit arrangements, stock option plans, fee arrangements or other compensatory arrangements that would provide excessive compensation, fees or benefits or could lead to material financial loss, but (subject to certain exceptions) may not prescribe specific compensation levels or ranges for directors, officers or employees. In addition, the federal banking regulatory agencies would be required to prescribe by regulation standards specifying: (i) maximum classified assets to capital ratios; (ii) minimum earnings sufficient to absorb losses without impairing capital; and (iii) to the extent feasible, a minimum ratio of market value to book value for publicly traded shares of depository institutions and depository institution holding companies.

        Brokered Deposits. The FDIC has adopted regulations governing the receipt of brokered deposits. Under the regulations, a bank may not lawfully accept, roll over or renew brokered deposits unless (i) it is well capitalized or (ii) it is adequately capitalized and receives a waiver from the FDIC. A bank that may not receive brokered deposits also may not offer "pass-through" insurance on certain employee benefit accounts. Whether or not it has obtained such a waiver, an adequately capitalized bank may not pay an interest rate on any deposits in excess of 75 basis points over certain prevailing market rates specified by regulation. There are no such restrictions on a bank that is well capitalized. Because UPNB and all of the Community Banks had at June 30, 1994, the requisite capital levels to qualify as well capitalized institutions, UPC believes the brokered deposits regulation will have no material affect on the funding or liquidity of UPNB or any of the Community Banks.

        Consumer Protection Provisions. FDICIA seeks to encourage enforcement of existing consumer protection laws and enacted new consumer-oriented provisions including a requirement of notice to regulators and customers of any proposed branch closing and provisions intended to encourage the offering of "lifeline" banking accounts and lending in distressed communities. FDICIA also requires depository institutions to make additional disclosures to depositors with respect to the rate of interest and the terms of their deposit accounts.

        Miscellaneous. FDICIA also made extensive changes in the applicable rules regarding audit, examinations and accounting. FDICIA generally requires annual on-site full-scope examinations by each bank's primary federal regulator. FDICIA also imposes new responsibilities on management, the independent audit committee and outside accountants to develop, approve or attest to reports regarding the effectiveness of internal controls, legal compliance and off-balance-sheet liabilities and assets.

        FDICIA also required the Federal Reserve to prescribe standards which limit the risks posed by an insured institution's "exposure" to any other depository institution to limit the risks that the failure of a large depository institution would pose to an insured depository institution. FDICIA broadly defines "exposure" to include extensions of credit to the other institution; purchases of, or investments in, securities issued by the other institution; securities issued by the other institution and accepted as collateral for an extension of credit to any person; and all similar transactions which the Federal Reserve defines by regulation to be exposure. The Federal Reserve has proposed procedures and "benchmark" standards to limit an insured depository institution's credit and settlement exposure to each of its correspondent banks. The final rules were effective on December 19, 1992, but provide for a two-year transition period.

DEPOSITOR PREFERENCE

        Legislation recently enacted by Congress establishes a nationwide depositor preference rule in the event of a bank failure. Under this arrangement, all deposits and certain other claims against a bank, including the claim of the FDIC as subrogee of insured depositors, would receive payment in full before any general creditor of the bank would be entitled to any payment in the event of an insolvency or liquidation of the bank.

                DESCRIPTION OF UPC COMMON AND PREFERRED STOCK

        UPC's Charter of Incorporation (the "Charter") currently authorizes the issuance of 50,000,000 shares of common stock, par value $5.00 per share, and 10,000,000 shares of preferred stock having no par value (the "UPC Preferred Stock"). As of July 31, 1994, 23,045,058 shares of UPC Common Stock were issued and outstanding, and approximately 666,000 shares were subject to acquisition through the exercise of options granted pursuant to UPC's 1992 and 1983 Stock Option Plans and other employee, officer and director benefit plans; approximately 1,175,000 shares were authorized for issuance pursuant to said plans but not yet subject to option grants or otherwise issued; and approximately 4,478,000 shares were authorized for issuance and reserved for conversion of certain shares of UPC Preferred Stock. Additionally, as of July 31, 1994; 4,095,577 shares of UPC Preferred Stock were issued and outstanding, consisting of 44,000 shares of UPC's $8.00 Nonredeemable, Cumulative, Convertible Preferred Stock, Series B (the "Series B Preferred Stock"); 690,000 shares of UPC's 10 3/8% Increasing Rate, Redeemable, Cumulative Preferred Stock, Series C (the "Series C Preferred Stock"); 253,655 shares of UPC's 9.5% Redeemable, Cumulative Convertible Preferred Stock, Series D (the "Series D Preferred Stock"); and 3,107,922 shares of the UPC's 8% Cumulative, Convertible Preferred Stock, Series E (the "Series E Preferred Stock"). As of July 31, 1994, none of UPC's 250,000 authorized shares of Series A Preferred Stock were issued and outstanding. THE CAPITAL STOCK OF UPC DOES NOT REPRESENT OR CONSTITUTE A DEPOSIT ACCOUNT AND IS NOT INSURED BY THE FDIC, THE BANK INSURANCE FUND, THE SAVINGS ASSOCIATION INSURANCE FUND OR ANY GOVERNMENTAL AGENCY.

UPC COMMON STOCK

        General. Shares of UPC Common Stock may be issued at such time or times and for such consideration (not less than the par value thereof) as the UPC Board may deem advisable, subject to such limitations as may be set forth in the laws of the State of Tennessee or UPC's charter or bylaws. UPNB is the Registrar, Transfer Agent and Dividend Disbursing Agent for shares of UPC
Common Stock.

        Dividends. Subject to the preferential dividend rights, if any, applicable to shares of UPC preferred stock and subject to applicable requirements, if any, with respect to the setting aside of sums for purchase, retirement or sinking funds for UPC Preferred Stock, the holders of UPC Common Stock are entitled to receive, to the extent permitted by law, such dividends as may be declared from time to time by the UPC Board.

        UPC has the right to, and may from time to time enter into borrowing arrangements or issue other debt instruments, the provisions of which may contain restrictions on payment of dividends and other distributions on UPC Common Stock and UPC Preferred Stock. As of the date of this Prospectus, no such restrictions under any such borrowing arrangements or outstanding debt instruments are in effect.

        Liquidation Rights. In the event of the voluntary or involuntary liquidation, dissolution, distribution of assets or winding-up of UPC, after distribution in full of the preferential amounts, if any, to be distributed to the holders of UPC Preferred Stock, holders of UPC Common Stock will be entitled to receive all of the remaining assets of UPC of whatever kind available for distribution to shareholders ratably in proportion to the number of shares of UPC Common Stock held. The UPC Board may distribute in kind to the holders of UPC Common Stock such remaining assets of UPC or may sell, transfer or otherwise dispose of all or any part of such remaining assets to any other person or entity and receive payment therefor in cash, stock or obligations of such other person or entity, and may sell all or any part of the consideration so received and distribute any balance thereof in kind to holders of UPC Common Stock. Neither the merger or consolidation of UPC into or with any other corporation, nor the merger of any other corporation into UPC, nor any purchase or redemption of shares of stock of UPC of any class, shall be deemed to be a dissolution, liquidation or winding-up of UPC for purposes of this paragraph.

        Because UPC is a holding company, its right and the rights of its creditors and shareholders, including the holders of UPC Common Stock, to participate in the distribution of assets of a subsidiary on its liquidation or recapitalization may be subject to prior claims of such subsidiary's creditors except to the extent that UPC itself may be a creditor having recognized claims against such subsidiary.

PREFERRED STOCK OF UPC

        Series A Preferred Stock. UPC's Charter provides for the issuance of up to 250,000 shares (subject to adjustment by action of the UPC Board) of Series
A Preferred Stock under certain circumstances involving a potential change in control of UPC. None of such shares are outstanding and management is aware of no facts suggesting that issuance of such shares may be imminent. The Series A Preferred Stock is described in more detail in UPC's Current Report on Form 8-K dated January 19, 1989, incorporated by reference herein.

        Series B Preferred Stock. In November 1989, UPC issued to two holders, in a private offering incidental to an acquisition, 44,000 shares of its Series B Preferred Stock all of which are outstanding as of the date hereof. Such shares bear a dividend rate of $8.00 per share per annum; dividends are cumulative. After November 30, 1994 (and in limited circumstances prior thereto), each share of Series B Preferred Stock is convertible at the option of the holder into 7.722 shares of UPC Common Stock, with the maximum number of shares of UPC Common Stock into which such shares may be converted being 339,768. The Series B Preferred Stock is not subject to any sinking fund provisions and has no preemptive rights. Such shares provide for a liquidation preference of $100.00 per share plus unpaid dividends accrued thereon and are not subject to redemption by UPC. Holders of Series B Preferred Stock have no voting rights except as required by law and certain other limited circumstances.

        Series C Preferred Stock. In August 1991, UPC issued in a public offering 690,000 shares of its Series C Preferred Stock all of which are outstanding as of the date hereof. Such shares have a stated value of $25.00 per share. Dividends are payable at the rates of approximately $.65 per quarter, increasing to $.68 on November 1, 1994, to $.71 on November 1, 1995 and to $.74 on November 1, 1996; dividends are cumulative. The Series C Preferred Stock is not convertible, is not subject to any sinking fund provisions and has no preemptive rights. Such shares provide for a liquidation preference of $25.00 per share plus unpaid dividends accrued thereon and, with the prior approval of the Federal Reserve, are subject to redemption by UPC at $25.00 per share at any time on or after October 31, 1994. Holders of Series C Preferred Stock have no voting rights except as required by law and in certain other limited circumstances. Subject to receiving the prior approval of the Federal Reserve, it is UPC's present intention to redeem all of its outstanding shares of Series C Preferred Stock on October 31, 1994.

        Series D Preferred Stock. In connection with the July, 1992 acquisition of Southeastern Bancshares, Inc., UPC issued in a private offering 253,655 shares of Series D Preferred Stock. Such shares have a stated value of $20.50 per share on which dividends accrue at a rate of 9.5% per annum; dividends are cumulative. At any time prior to redemption, each share of the Series D Preferred Stock is convertible at the option of the holder into one share of UPC Common Stock. The Series D Preferred Stock is not subject to any sinking fund provisions and has no preemptive rights. Such shares have a liquidation preference of $20.50 per share plus unpaid dividends accrued thereon and, at UPC's option, with the prior approval of the Federal Reserve, are subject to redemption by UPC at any time and from time to time on or after July 1, 1995. Holders of Series D Preferred
Stock have no voting rights except as required by law and in certain other limited circumstances.

        Series E Preferred Stock. In February, 1992, UPC issued in a public offering 2,200,000 shares of Series E Preferred Stock, all of which (except for 600 previously converted shares) are outstanding as of the date hereof. In the first two quarters of 1993, UPC issued 908,522 shares of Series E Preferred Stock in connection with UPC's acquisition of the remaining equity interest in Bank of East Tennessee and UPC's acquisition of Erin Bank & Trust Company in Erin, Tennessee, all of which are outstanding as of the date hereof. All shares of Series E Preferred Stock have a stated value of $25.00 per share. Dividends are payable at the rate of $.50 per share per quarter and are cumulative. The Series E Preferred Stock is convertible at the rate of 1.25 shares of UPC Common Stock for each share of Series E Preferred Stock. The Series E Preferred Stock is not subject to any sinking fund provisions and has no preemptive rights. Such shares have a liquidation preference of $25 per share plus unpaid dividends accrued thereon and, at UPC's option and with the prior approval of the Federal Reserve Board, are subject to redemption by UPC at any time or from time to time after March 31, 1997. Holders of Series E Preferred Stock have no voting rights except as required by law and in certain other limited circumstances.

CERTAIN PROVISIONS THAT MAY HAVE AN ANTI-TAKEOVER EFFECT

        Certain provisions of UPC's Charter and Bylaws, and certain provisions of Tennessee law, may have an anti-takeover effect in that they could prevent, discourage or delay a change in control of UPC. The following summary briefly describes certain of those provisions. The summary is not intended to be complete and is qualified in its entirety by reference to UPC's Charter and Bylaws and to the Tennessee Code.

        Charter and Bylaw Provisions. Pursuant to UPC's Charter, the directors of UPC are elected for three-year terms of office, and approximately one-third of the members of the UPC Board are up for election each year. The Charter also restricts the removal of directors by shareholders.

        The Charter requires the affirmative votes of the holders of 66 2/3% of the outstanding stock for approval of a merger, consolidation or a sale or lease of all or substantially all of the assets of UPC if the other party to the transaction is a beneficial owner of 10% or more of the outstanding shares of UPC. The Charter also requires the affirmative votes of the holders of 66 2/3% of the outstanding stock to amend the Bylaws of UPC and the provisions of the Charter applicable to UPC's capital stock; to change the number, election and classification of directors; to give approval of certain transactions as described above; and to amend certain provisions of the Charter.

        Share Purchase Rights Plan. In 1989, the UPC Board adopted a Share Purchase Rights Plan and distributed a dividend of one Preferred Share Unit Purchase Right ("Right") for each outstanding share of UPC Common Stock. Moreover, one Right shall be, automatically and without further action by UPC, distributed in respect to each share of UPC Common Stock issued thereafter. The Rights are generally designed to deter coercive takeover tactics and to encourage all persons interested in potentially acquiring control of UPC to treat each shareholder on a fair and equal basis. Each Right trades in tandem with the share of UPC Common Stock to which it relates until the occurrence of certain events indicating a potential change in control of UPC. Upon the occurrence of such an event, the Rights would separate from UPC Common Stock and each holder of a Right (other than the potential acquirer) would be entitled to purchase certain equity securities at prices below their market value. UPC has authorized 250,000 shares of Series A Preferred Stock for issuance under the Share Purchase Rights Plan, but no shares have been issued as of the date of this Prospectus.

Until a Right is exercised, the holder thereof, as such, will have no rights as a shareholder of UPC, including the right to vote or to receive dividends.

        Provisions of the Tennessee Code. As a Tennessee corporation, UPC is or could be subject to various legislative acts set forth in Chapter 35 of Title
48 of the Tennessee Code, which imposes certain restrictions on business combinations, including, but not limited to, combinations with interested shareholders similar to those described above.

        The Tennessee Business Combination Act (the "Tennessee BCA") generally prohibits a "business combination" (generally defined to include mergers, share exchanges, sales and leases of assets, issuances of securities, and similar transactions) by UPC or a subsidiary with an "Interested shareholder" (generally defined as any person or entity which beneficially owns 10% or more of the voting power of any class or series of UPC's stock then outstanding) within five years after the person or entity becomes an interested shareholder unless the business combination or the transaction pursuant to which the interested shareholder became such was approved by the UPC Board before the interested shareholder became such, and the business combination satisfies any other applicable requirements imposed by law or by UPC's Charter or Bylaws. The Tennessee BCA also severely limits the extent to which UPC or any of its officers or directors could be held liable for resisting any business combination.

        The Tennessee Control Share Acquisition Act (the "Tennessee CSAA") restricts the voting powers of shares acquired by a party once a specific level of control is acquired, unless certain conditions are met. Specifically, the Tennessee CSAA provides that "Control Shares" will not have the voting rights to which they normally would be entitled unless approved by the other shareholders at an annual or special meeting. "Control shares" are shares that, in the absence of the Tennessee CSAA, would give the acquirer voting power within any of the following ranges of all of the voting power of UPC: (i) one-fifth or more but less than one-third; (ii) one-third or more but less than a majority; or (iii) a majority or more.

        In addition, the Tennessee Investor Protection Act places limitations on certain takeover offers by persons owning 5% or more of any class of equity securities of UPC.

        The provisions described above might be deemed to make UPC less attractive as a candidate for acquisition by another company than would otherwise be the case in the absence of such provisions. For example, if another company sought to acquire a controlling interest of less than 66 2/3% of the outstanding shares of UPC Common Stock, the acquirer would not thereby obtain the ability to replace a majority of the UPC Board until at least the second annual meeting of shareholders following the acquisition, and furthermore the acquirer would not obtain the ability immediately to effect a merger, consolidation or other similar business combination unless the described conditions were met. As a result, UPC's shareholders may be deprived of opportunities to sell some or all of their shares at prices that represent a premium over prevailing market prices in a takeover context. The provisions described above also may make it more difficult for UPC's shareholders to replace the UPC Board or management, even if the holders of a majority of the UPC Common Stock should believe that such replacement is in the interests of UPC. As a result, such provisions may tend to perpetuate the incumbent UPC Board and management.

                   EFFECT OF MERGER ON RIGHTS OF SHAREHOLDERS

         At the Effective Time of the Merger, shareholders of CBI (except for any CBI shareholder properly exercising dissenters' rights) automatically will become holders of the UPC Common Stock of UPC, and their rights as holders of the UPC Common Stock will be determined by the Tennessee Business Corporation Act and by UPC's charter and Bylaws. The following is a summary of the material differences in the rights of shareholders of UPC and CBI.

REMOVAL OF DIRECTORS

         CBI's Bylaws provide that its directors may be removed with cause by vote of a majority vote of the entire CBI Board. CBI's Directors may be removed with or without cause by the vote of a majority of the shareholders entitled to vote at a regular or special meeting.

         UPC's Bylaws provide that directors may be removed with or without cause by vote of the holders of 66 2/3% or more of the outstanding shares entitled to vote generally in the election of directors.

REQUIRED SHAREHOLDER VOTES

         CBI's Charter and Bylaws contain no provisions for more than a majority vote of all shares entitled to vote on any particular matter that may be subjected to a shareholder vote. The UPC Charter provides that the vote of 66 2/3% or more of the shares entitled to vote will be required to approve any merger or consolidation of UPC with or into any other corporation or the sale, lease, exchange or other disposition of substantially all of UPC's assets, if on the date a binding agreement providing for such merger, sale or other disposition, the corporation, person or entity into which UPC would be merged or to which its assets would be sold is the beneficial owner of 10% or more of the outstanding capital stock of UPC.

ELECTION OF DIRECTORS

         CBI's Bylaws provide for only one class of directors, and shareholders are entitled to elect CBI directors annually with terms not to exceed three years. The number of directors may be fixed from time to time by a majority of the entire board of directors within the parameters set forth in the Bylaws.

         UPC's Bylaws provide for a classified board of directors consisting of three classes with staggered terms of three years each. Therefore, UPC shareholders are entitled to elect only one-third of UPC's directors annually. The number of directors shall be not less than 7 nor more than twenty-five
(25). To increase the number of directors, 66 2/3% of the directors then in office must concur.

                            COMMERCIAL BANCORP, INC.


         Commercial Bancorp, Inc. ("CBI") was organized as a Tennessee corporation in 1986, and is headquartered in Obion, Tennessee. CBI is a one-bank holding company registered with and regulated by the Federal Reserve. The Commercial Bank ("CBO") was chartered as a state banking association in 1903 and commenced operations that same year. CBO'S main office is located at 224 Seventh Street, P. O. Box 297, Obion, Tennessee 38240. There is one other full service branch in Elbridge, Tennessee. CBO had total assets as of June 30, 1994, of $29 million and total deposits of $25 million, and is engaged in the general banking business, including taking deposits from the public and using such deposits, together with other funds to make loans and investments. The deposits of CBO are insured by the FDIC up to the maximum allowed by law.

         All of the outstanding shares of common stock of CBO are owned by CBI. CBI has no subsidiaries other than CBO.

         As of June 30, 1994, CBO had approximately 15 full-time employees and no part-time employees. CBI has no employees. Management believes that CBO has a good relationship with its employees. CBO has a defined benefit pension plan for its employees as well as group health, disability and life insurance coverage.

PROPERTY

         CBO owns its main office and its branch office. CBO owns one parcel of foreclosed property as of June 30, 1994. This property has been written off of the books of CBI and is not reflected in the CBI Financial Statements.

COMPETITION

         CBO competes with numerous other commercial banks and other financial institutions in Obion and Dyer Counties in Tennessee. There are other commercial banks, savings and loan institutions, credit unions, and other companies offering financial services in Obion, Dyer and surrounding counties.

DEPOSITS

         Management of CBO does not believe there are any depositors whose withdrawals would have a significant effect on the deposits of CBO.

LEGAL PROCEEDINGS

         As of the date of this Prospectus, neither CBI nor CBO is involved as defendant in any legal matters that management of CBI deems would have a material impact on the financial position or results of operations of CBI.

MARKET PRICE OF CBI COMMON STOCK

         The CBI Common Stock has no established trading market, and relatively few transfers have occurred since CBI was organized in 1986. There has been only intermittent trading in the CBI Common Stock, all of which has occurred in the price range between $50 and $66 per share. As of August 29, 1994, there were 91 shareholders of record of the CBI Common Stock and a total of 20,000 shares of CBI Common Stock issued and outstanding.

         CBO has historically declared and paid dividends semi-annually with all dividends payable to CBI to be used for funding of CBI'S dividend payments to its shareholders. CBI has historically declared and paid cash dividends semi-annually with the most recent dividend paid on June 24, 1994, being $2.25 per share.

CERTAIN BENEFICIAL HOLDERS OF CBI COMMON STOCK

         The following table sets forth certain information with respect to those known to CBI to be beneficial owners of more than five percent (5%) of the CBI Common Stock.

NAME AND ADDRESS OF                       NUMBER OF       % OF
  BENEFICIAL OWNER                         SHARES         TOTAL
- -------------------                       ---------       -----

Joel C. Pipkin(1)                           1,026          5.13%
Obion, TN

Elizabeth B. Glover(2)                      3,100         15.50%
Obion, TN

Edward H. Lannom, Jr.(3)                    2,120         10.60%
Dyersburg, TN

Gladys W. Pardue                            1,720          8.60%
Obion, TN

(1)    Mr. Pipkin is also a director of CBI.

(2) Dale Francis Glover, Jr. and William Polk Glover, who are both directors of CBO, have a power of attorney on Mrs. Glover's stock.

(3) Mr. Lannom also is a co-executor of the Edna Brown Forcum Estate which owns an additional 800 shares.

HOLDINGS OF CBI COMMON STOCK BY CBI MANAGEMENT

       The following executive officers and directors of CBI and CBO held the following amounts and percentages of the outstanding CBI Common Stock as of August 29, 1994:

                                 NUMBER OF               % OF
       NAME                       SHARES                TOTAL(1)
       ----                      ---------              -----
Herman Denning                      150                  0.75

Melvin Ferguson                     500                  2.50

Billy Fielder                       181                  0.91

Dale Francis Glover, Jr.            700                  3.50

William Polk Glover                 355                  1.78

James A. Huey                       400                  2.00

Perry Marshall                       50                  0.25

Joel C. Pipkin                    1,026                  5.13

J. Kirk Wells                        50                  0.25

Executive Officers Not Direct
- -----------------------------

Judy Knight                           5                  0.03

Talmadge Brown                        1                  0.01
                                 ------                ------
                                  3,418                 17.11
                                 ======                ======


(1) Individual percentages may differ from total percentage due to rounding to the nearest hundredth.

COMMERCIAL BANCORP, INC., MANAGEMENT'S DISCUSSION AND ANALYSIS
OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

The discussion and tabular data presented below analyze major factors and trends regarding the financial condition of Commercial Bancorp, Inc., ("CBI") as of December 31, 1993 and 1992, and the results of operations of CBI for each of the fiscal years ended December 31, 1993, 1992, and 1991, and the six-month periods ended June 30, 1994 and 1993. This discussion should be read in conjunction with the audited consolidated financial statements and the notes thereto as of and for the year ended December 31, 1993, the unaudited consolidated financial statements and the notes thereto as of and for the two years ended December 31, 1992, and the unaudited interim financial statements as of June 30, 1994 and 1993, presented in Appendix A of this Prospectus and Proxy Statement.

OVERVIEW

For a summary of selected consolidated financial data as of and for the years ended December 31, 1989 through 1993 and for the six- month periods ended June 30, 1994 and 1993, see page 8 of this Prospectus/Proxy Statement. Since December 31, 1989, total assets of CBI have grown at an average annual rate of approximately 2.63% to $28.702 million at December 31, 1993. Assets have increased to $28.731 million at June 30, 1994, which represents an annualized growth rate of .2%.

CBI's net income for the year ended December 31, 1993, of $360,000 represents the highest level for the five year period ended December 31, 1993, and compares to net income of $274,000 for the year ended December 31, 1990, which represents the lowest earnings for the same five year period. Net income for the six-month period ended June 30, 1994, was $163,000 representing a decrease of $23,000 from net income of $186,000 for the same period in 1993.

There has been steady growth in both assets and earnings since 1989, with a slight decline in earnings for the period ended June 30, 1994. However, such growth is dependent on the economies of the markets served by CBI and other factors which are discussed below. CBI is located in Obion, Obion County, Tennessee.

SOURCES AND USES OF FUNDS

CBI has a variety of sources of funds available, but its primary resource is the taking of deposits from customers, both individual and business. CBI's deposit acquisition strategy is to rely on a core deposit base of demand deposits as well as savings and time deposits under $100,000. Next, CBI utilizes time deposits over $100,000 and public deposits for additional sources of funds. At December 31, 1993, the percentage of time deposits over $100,000 to total deposits was 10.27% compared to 10.67% at December 31, 1992. The acquisition of deposits are from customers, individuals and businesses within CBI's market area. Management believes that the rates offered for deposits are competitive with the rates of other financial institutions in CBI's market area.

CBI's primary use of funds is the purchasing of debt and equity securities. During 1993, the investment portfolio averaged 55.92% of total earning assets of CBI compared to 55.46% in 1992. Table 3 presents the composition of investment securities at December 31, 1993 and 1992, with the average yields and maturities of the portfolio detailed in Table 4. The portfolio is comprised of U.S. Treasury obligations, obligations of U.S. Government agencies, obligations of state and local governments and mortgage backed securities. CBI's management has not in the past nor does it intend in the future to trade securities for profit or to depend upon securities gains for a regular source of income. Securities gains and losses have not had a material impact on the results of operations for the years ended December 31, 1993, 1992 and 1991. At June 30, 1994, the market value of the investment portfolio exceeded the carrying value by approximately $278,000. Effective December 31, 1993, CBI adopted SFAS No. 115, Accounting for Certain Investments in Debt and Equity Securities. Consequently, securities available-for-sale were recorded at their fair market value, with an offsetting credit to equity of $85,316, net of deferred income taxes of $56,878.

A secondary use of funds is the making of loans to customers. During 1993, the loan portfolio averaged 38.50% of total earning assets of CBI compared to 39.58% in 1992. Table 5 presents the composition of the loan portfolio at December 31, 1993 and 1992. CBI's loan portfolio is comprised of loans to individuals and businesses secured by various types of collateral, and in certain circumstances, loans are extended on an unsecured basis.

For liquidity purposes, CBI has also invested other funds in federal funds sold. The level of such invested funds varies based on the liquidity needs of CBI and the timing of other activities of CBI, including lending and deposit activities.

FINANCIAL CONDITION

Total assets have increased at June 30, 1994, to $28.731 million, compared to $28.702 million at December 31, 1993. Total assets were $28.242 million at December 31, 1992.

Investment securities totaled $16.041 million at June 30, 1994, compared to $15.037 million and $14.556 million at December 31, 1993 and 1992, respectively. The level of investment securities in the future will depend on loan demand and the ability of management to attract quality loans.

Total loans, net of unearned income, at June 30, 1994, were $10.450 million, compared to $10.566 million and $10.606 million at December 31, 1993 and 1992, respectively, which evidences a stable loan portfolio.

Federal funds sold totaled $375,000 at June 30, 1994, compared to $1.5 million at December 31, 1993, a $1.125 million decrease. This decrease was offset by an increase in investment securities. Such invested funds totaled $1.3 million at December 31, 1992.

Customer deposits totaled $24.730 million as of June 30, 1994, a $51,000 increase over total deposits of $24.679 million as of December 31, 1993. Total deposits increased $90,000 from total deposits of $24.589 million at December 31, 1992 to December 31, 1993.

At June 30, 1994, CBI's loan to deposit ratio was 42.26%, compared to 42.81% and 43.13% at December 31, 1993 and 1992, respectively. Total equity as of June 30, 1994, was $3.828 million, compared to $3.785 million and $3.419 million at December 31, 1993 and 1992, respectively. The increase for each period is attributable to net income for the applicable period less dividends paid by CBI of $80,000, $67,000 and $60,000 for the years ended December 31, 1993, 1992 and 1991, respectively.

CBI's equity to assets ratio was 13.32% at June 30, 1994, compared to 13.19% and 12.11% as of December 31, 1993 and 1992, respectively. The ratio of equity to assets has increased due to earnings in excess of dividends paid.

RESULTS OF OPERATIONS - SIX-MONTH PERIODS ENDED JUNE 30, 1994 AND 1993

Net Income - Net income for the six-month period ended June 30, 1994, was $162,841 or $8.14 per common share, a decrease from the $186,749 or $9.34 per common share reported for the same period in 1993. A detailed analysis of the components of net income is included below.

The annualized return on average assets for the six-month period ended June 30, 1994, was 1.15% versus 1.34% for the same period in 1993 and 1.27% for the year ended December 31, 1993. The annualized return on average equity for the six-month period ended June 30, 1994, was 8.80%, compared to 10.93% for the same period in 1993 and 10.01% for the year ended December 31, 1993. The decrease in 1994 was due in part to an accounting change of recording securities available-for-sale at market value, with the resulting unrealized gain/loss, net of deferred income taxes, being recorded in equity.

Net Interest Income - Net interest income is the major component of CBI's income. Net interest income before the provision for loan losses was $551,181 and $591,775 for the six-month periods ended June 30, 1994 and 1993, respectively. Total interest income decreased from $990,328 for the six-month period ended June 30, 1993 to $959,903 for the same period in 1994. Total interest expense increased from $398,553 for the six-month period ended June 30, 1993 to $408,722 for the same period in 1994. The decrease in total interest income is a result of the declining interest rate environment experienced in 1992 and 1993, continuing in 1994. The declining interest rate environment has reduced the yield on interest-earning assets as well as decreasing the rate paid on interest-bearing liabilities.

Provision for Loan Losses - There was no provision for loan losses for the six-month periods ended June 30, 1994 and 1993. The allowance for loan losses, which totaled $212,881 at June 30, 1994, has been, in management's opinion, sufficient to support the loan portfolio and levels of non-performing loans. Future provisions for loan losses, if any, will be based on past loan experience, growth and composition of the loan portfolio, as well as the then current economic conditions. The allowance for loan losses at June 30, 1994, represents 2.04% of outstanding loans, net of unearned income.

A summary of the activity in the allowance for loan losses (rounded to thousands) for the six-month periods ended June 30, 1994 and 1993 is set forth below.

                                                    1994              1993
                                                  --------          --------
      Balance - January 1                         $213,000          $218,000

      Provision charged to expense                      --                --

      Net loans charged off                             --             1,000
                                                  --------          --------
      Balance - June 30                           $213,000          $217,000
                                                  ========          ========

Loans past due 90 days or more and still accruing interest were $20,000 and $1,000 at June 30, 1994 and December 31, 1993, respectively. At the same dates, CBI had no loans on non-accrual status. Management has reviewed in detail all other loans outstanding as of June 30, 1994, and believes there are none that would cause management to have serious doubts as to the ability of such borrowers to comply with the present loan repayment terms.

As of June 30, 1994, there were no foreign loans outstanding and no concentrations of loans (other than agricultural loans, as disclosed in the notes to the financial statements) exceeding 10% of total loans outstanding.

CBI's rollover policy consists of an item by item review of maturing loans. Each maturing loan is evaluated to determine if such loan will be renewed (or rolled over) and if so, at what amount, rate and maturity.

CBI has not yet adopted SFAS No. 114, Accounting by Creditors for Impairment of a Loan. The effect of this pronouncement has not yet been determined.

Non-interest Income - Non-interest income for the six-month period ended June 30, 1994, was $50,593, an increase of $11,721 from the $38,872 for the same period in 1993. The primary sources of non-interest income are from service charges on deposits and other miscellaneous income from the operations of CBI. Service charges were $46,000 for the six-month period ended June 30, 1994, compared to $38,000 for the same period in 1993, which represents the largest fluctuation in non-interest income between the periods.

Non-interest Expenses - Non-interest expenses for the six-month period ended June 30, 1994, were $350,020, a $3,227 increase over the $346,793 reported for the same period in 1993. The primary components of non-interest expenses are salaries and benefits, occupancy, FDIC insurance premiums and other operating expenses of CBI. No significant increase or decrease from 1993 to 1994 in the individual items comprising non-interest expenses occurred.

Income Taxes - The provision for income taxes for the six-month period ended June 30, 1994, totaled $88,913, compared to $97,105 for the same period in 1993. The decrease is due to lower pre-tax earnings as a result of the items discussed above. The effective tax rate for the six-month period ended June 30, 1994, was 35.32%, compared to 34.21% for the same period in 1993 and 34.07% for the year ended December 31, 1993.

Effective January 1, 1993, CBI adopted SFAS 109, "Accounting for Income Taxes," which did not have a material impact on CBI's financial position or results of operations.

RESULTS OF OPERATIONS - FOR THE YEARS ENDED DECEMBER 31, 1993, 1992, AND 1991

Net Income - Net income for 1993 was $360,000, a slight increase over 1992 net income of $352,000. Net income for 1992 increased $20,000 from net income of $332,000 for 1991. Net income per share was $18.02 in 1993, compared to $17.58 in 1992 and $16.61 in 1991.

A more detailed analysis of the components of net income and the changes in such components is included under the appropriate captions below.

The return on average assets for the year ended December 31, 1993, was 1.27% compared to 1.25% and 1.21% for 1992 and 1991, respectively. The return on average equity for 1993 was 10.01% compared with 10.73% and 11.08% for the years ended December 31, 1992 and 1991, respectively. CBI declared and paid dividends on its common stock of $80,000, $67,000, and $60,000 for the years ended December 31, 1993, 1992, and 1991, respectively.

Net Interest Income - Net interest income, the major component of CBI's income, is the amount by which interest and fees generated by earning assets exceeds the total interest cost of funds used to carry them. Table 1 - Interest Rates and Interest Differential, and Table 2 - Volume and Yield/Rate Variances, in the attached information, provide an analysis of net interest income for the years ended December 31, 1993, 1992 and 1991.

Net interest income was $1.158 million for the year ended December 31, 1993, compared to $1.150 million and $1.073 for the years ended December 31, 1992 and 1991, respectively. The growth in net interest income has come from increased levels of interest-earning assets over the growth in interest-bearing liabilities, rather than significant changes in yields and rates. The changes in yields and rates have changed the levels of total interest income and interest expense; however, such changes have not significantly altered the overall level of net interest income.

COMMERCIAL BANCORP, INC.
TABLE 1 -INTEREST RATE AND INTEREST DIFFERENTIAL
(Dollars in thousands)

                                                               FOR THE YEARS ENDED DECEMBER 31,
                                                               --------------------------------
                                                          1993                                  1992
                                                          ----                                  ----
                                            Average                   Yield/     Average                    Yield/
                                            Balance     Interest       Rate      Balance      Interest       Rate
                                            -------     --------       ----      -------      --------       ----
ASSETS
  Interest earning assets
    Loans, net of unearned income(1)         $10,126     $   949       9.37%     $10,848      $ 1,102       10.16%
    Taxable investment securities             12,214         830       6.80%      11,647          904        7.76%
    Nontaxable investment securities(2)        2,640         133       5.04%       2,425          132        5.44%
    Federal funds sold and securities
     purchased with agreements to resell       1,596          45       2.82%       1,616           55        3.40%
      Total interest earning assets(2)       $26,576     $ 1,957       7.36%     $26,536      $ 2,193        8.26%
                                                         -------                              -------
  Noninterest earning assets
    Cash and due from banks                      782                                 693
    Premises and equipment                       161                                 188
    Other assets                                 773                                 716
    Less allowance for loan losses              (216)                               (220)
                                             -------                             -------
      Total assets                           $28,076                             $27,913
                                             =======                             =======

LIABILITIES AND SHAREHOLDERS' EQUITY
  Interest-bearing liabilities
    Money market accounts                    $ 5,583     $   155       2.78%     $ 5,072      $   174        3.43%
    Savings deposits                           2,179          78       3.58%       1,768           74        4.19%
    Certificates of deposit over
     $100,000                                  2,538         105       4.14%       2,492          143        5.74%
    Other time deposits                       11,971         461       3.85%      13,153          652        4.96%
                                             -------     -------                 -------      -------
      Total interest-bearing
       liabilities                           $22,271     $   799       3.59%     $22,485      $ 1,043        4.64%
                                                         -------                              -------
  Noninterest-bearing liabilities
    Domestic demand deposits                   2,071                               1,937
    Other liabilities                            177                                 247
  Shareholders' equity                         3,557                               3,244
                                             -------                             -------
      Total liabilities and
         shareholders' equity                $28,076                             $27,913
                                             =======                             =======

NET INTEREST INCOME                                      $ 1,158                              $ 1,150
                                                         =======                              =======

NET YIELD ON INTEREST EARNING ASSETS                                   4.36%                                 4.33%
                                                                                                            =====


                                          FOR THE YEARS ENDED DECEMBER 31,
                                         ---------------------------------
                                                         1991
                                                         ----
                                          Average                    Yield/
                                          Balance       Interest      Rate
                                          -------       --------      ----
ASSETS
  Interest earning assets
    Loans, net of unearned income(1)      $10,649      $ 1,263       11.86%
    Taxable investment securities          11,797        1,029        8.72%
    Nontaxable investment securities(2)     2,211          134        6.06%
    Federal funds sold and securities
     purchased with agreements to resell    1,379           74        5.37
      Total interest earning assets(2)    $26,036      $ 2,500        9.60%
                                                       -------
  Noninterest earning assets
    Cash and due from banks                   577
    Premises and equipment                    199
    Other assets                              719
    Less allowance for loan losses           (223)
                                          -------
      Total assets                        $27,308
                                          =======

LIABILITIES AND SHAREHOLDERS' EQUITY
  Interest-bearing liabilities
    Money market accounts                 $ 4,301      $   211        4.91%
    Savings deposits                        1,297           70        5.40%
    Certificates of deposit over
     $100,000                               2,608          194        7.44%
    Other time deposits                    14,068          952        6.77%
                                          -------      -------
      Total interest-bearing
       liabilities                         22,274        1,427        6.41%
                                                       -------
  Noninterest-bearing liabilities
    Domestic demand deposits                1,763
    Other liabilities                         321
  Shareholders' equity                      2,950
                                          -------
      Total liabilities and
         shareholders' equity             $27,308
                                          =======

NET INTEREST INCOME                                    $ 1,073
                                                       =======

NET YIELD ON INTEREST EARNING ASSETS                                  4.12%
                                                                     =====



(1) Loan fees for all three years are included in the interest amounts for loans, but in each case were immaterial in amount.
(2)  These amounts have not been presented on a tax-equivalent basis.

  COMMERCIAL BANCORP, INC.
  TABLE 2 - VOLUME AND YIELD/RATE VARIANCES
  (Dollars in thousands)



                                                               1993 Compared to 1992                    1992 Compared to 1991
                                                      --------------------------------------     ----------------------------------
                                                          Increase (Decrease) Due to (*)            Increase (Decrease) Due to (*)
                                                      --------------------------------------     ----------------------------------
                                                       Volume            Rate          Net       Volume          Rate       Net
                                                       ------          --------      -------     ------         ------    -------
  Interest earned on:
    Loans, net of unearned income                       $(73)           $ (80)         $(153)     $ 24           $(185)     $(161)
    Taxable investment securities                         44             (118)           (74)      (13)           (112)      (125)

    Nontaxable investment securities                      12              (11)             1        13             (15)        (2)
    Federal funds sold and securities purchased
     with agreements to resell                            (1)              (9)           (10)       13             (32)       (19)
                                                        ----            -----          -----      ----           -----      -----

      Total income from interest-earning assets         $(18)           $(218)         $(236)     $ 37           $(344)     $(307)
                                                        ----            -----          -----      ----           -----      -----

  Interest paid on:

    Money market accounts                               $ 17            $ (36)         $ (19)     $ 38           $ (75)     $ (37)
    Savings deposits                                      17              (13)             4        25             (21)         4
    Certificate of deposits of $100,000 and over           3              (41)           (38)       (9)            (42)       (51)
    Other time deposits                                  (58)            (133)          (191)      (62)           (238)      (300)
                                                        ----            -----          -----      ----           -----      -----

      Total expense on interest-bearing liabilities     $(21)           $(223)         $(244)     $ (8)          $(376)     $(384)
                                                        ----            -----          -----      ----           -----      -----
      Net interest income                               $  3            $   5          $   8      $ 45           $  32      $  77
                                                        ====            =====          =====      ====           =====      =====


  (*) The change in interest due to both rate and volume has been allocated on a consistent basis to rate.

TABLE 3
INVESTMENT SECURITIES AT CARRYING VALUE
(DOLLARS IN THOUSANDS)


                                                         December 31,
                                                   ------------------------
                                                     1993            1992
                                                   -------         --------
 U.S. Treasury securities                          $ 1,132         $   393
 U.S. Government and Federal Agencies                6,735           5,588
 State and local governments                         2,930           2,705
 Mortgage-backed securities                          4,240           5,870
                                                   -------         -------
    Total investments                              $15,037         $14,556
                                                   =======         =======

TABLE 4
PORTFOLIO MATURITIES AND YIELDS (DOLLARS IN THOUSANDS)
DECEMBER 31, 1993


                                              Carrying             Average
                                               Value               Yield(1)
                                              --------             --------
 U.S. Treasury Securities
   One to five years                          $ 1,132               5.11%
                                              -------
 U.S. Government and Federal Agencies
   Within one year                            $   756               7.40%
   One to five years                            4,474               6.00%
   Five to ten years                            1,360               6.64%
   Over ten years                                 145               6.65%
                                              -------
     Total                                    $ 6,735
                                              -------

 State and local governments
   Within one year                                455               6.54%
   One to five years                              966               6.02%
   Five to ten years                            1,509               4.87%
                                              -------
     Total                                    $ 2,930
                                              -------
   Mortgage-backed securities                   4,240               5.91%
                                              -------

     Total investments                        $15,037
                                              =======

(1) The average yield is not presented on a tax-equivalent basis.

There are no investment securities other than securities of the U.S. Government and its agencies which have an aggregate book value as of December 31, 1993, exceeding ten percent of equity as of that date.

TABLE 5
GROSS LOANS BY CATEGORY (DOLLARS IN THOUSANDS)

                                                           December 31,
                                                     -----------------------
                                                       1993           1992
                                                     --------       --------
 Real estate:

  Secured by single-family                           $ 3,562        $ 3,520

  Construction, land development and other
    commercial                                         1,818          1,394

  Secured by farmland                                  1,157          1,267

 Commercial and industrial                               328            673

 Agricultural                                          1,282          1,421

 Installment loans on individuals                      2,535          2,451

 Other loans                                              34             24
                                                     -------        -------
    Total                                            $10,716        $10,750

 Unearned income                                         150            144
                                                     -------        -------
    Loans, net of unearned income                    $10,566        $10,606
                                                     =======        =======



Loans made by CBI to directors, officers, and those individuals or organizations that are related to them totaled $431,430 and $395,260 as of December 31, 1993 and 1992, respectively. All of these loans were made in the normal course of business on substantially the same terms as extended to other customers of comparable size and financial status and the loans did not include more than a normal risk of collectibility or present any other unfavorable terms.

Table 6 sets forth loan maturity and interest rate sensitivity of loans as of December 31, 1993.

TABLE 6
LOAN MATURITY (DOLLARS IN THOUSANDS)
DECEMBER 31, 1993

 Fixed rate loans:
  Three months or less                                                  $   873
  After three months through one year                                     2,273
  After one year through five years                                       1,882
  After five years                                                           17
                                                                        -------
    Total fixed rate loans                                              $ 5,045
 Floating rate loans
  With repricing quarterly or more frequently                             1,212
  With repricing annually or more frequently
   but less frequently than quarterly                                     2,059
  With repricing every five years or more
   frequently, but less frequently than annually                          2,250
                                                                        -------
    Total loans, net of unearned income                                 $10,566
                                                                        =======

TABLE 7
NONPERFORMING ASSETS (DOLLARS IN THOUSANDS)


                                                                           December 31,
                                                               ---------------------------------------
                                                                 1993                           1992
                                                               --------                       --------
 Loans past due 90 days                                              $1                           $13

 Nonaccrual loans, excluding loans past due 90 days                   -                             -

 Restructured loans                                                   -                             -

 Other real estate owned                                              -                             -
                                                                 ------                        ------
                                                                     $1                           $13
                                                                 ======                        ======


TABLE 8
SUMMARY OF LOAN LOSS EXPERIENCE (DOLLARS IN THOUSANDS)


                                                                               For the year ended December 31,
                                                                             -----------------------------------
                                                                              1993                           1992
                                                                              ----                           ----
 Balance, January 1                                                           $218                          $211
 Provision for loan losses                                                       -                            22
 Loans charged off:
   Commercial                                                                    1                            23
   Installment                                                                   5                             4
                                                                              ----                          ----
   Total loans charged off                                                      (6)                          (27)
 Recoveries:
   Commercial                                                                    -                             7
   Installment                                                                   1                             5
                                                                              ----                          ----
   Total recoveries                                                              1                            12
                                                                              ----                          ----
   Net charge-offs                                                              (5)                          (15)
                                                                              ----                          ----
 Balance, December 31                                                         $213                          $218
                                                                              ====                          ====

 Loans, net of unearned income
   Year-end                                                                 10,566                        10,606
   Average during year                                                      10,126                        10,848

 Allowance for loan losses to year-end loans, net
   of unearned income                                                         2.02%                         2.06%


TABLE 9
ALLOCATION OF ALLOWANCE FOR LOAN LOSSES (DOLLARS IN THOUSANDS)

                                                                           For the year ended December 31,
                                                             -----------------------------------------------------------
                                                                     1993                                 1992
                                                             ----------------------                ---------------------
                                                              Amount             %                 Amount             %
                                                             -------            ---                ------            ---
 Real estate                                                 $ 11                5                 $ 11               5
 Commercial and industrial                                     94               44                   96              44
 Agricultural                                                  47               22                   48              22
 Other                                                         61               29                   63              29
                                                             ----              ---                 ----             ---
    Total                                                    $213              100                 $218             100
                                                             ====              ===                 ====             ===

TABLE 10
AVERAGE DEPOSITS (DOLLARS IN THOUSANDS)

                                                               For the year ended December 31,
                                                             ----------------------------------
                                                               1993                      1992
                                                             -------                    -------
 Interest bearing:
  Demand                                                     $ 5,583                    $ 5,072
  Savings                                                      2,179                      1,768
  Time                                                        14,509                     15,645
 Non-interest bearing:
  Demand                                                       2,071                      1,937
                                                             -------                    -------
    Total deposits                                           $24,342                    $24,422
                                                             =======                    =======

Included in time deposits are $2,535,000 of certificates of deposit of $100,000 or greater, the maturities of which are set forth in the table on the following page.


TABLE 11
TIME DEPOSIT MATURITY
$100,000 OR GREATER (DOLLARS IN THOUSANDS)
AS OF DECEMBER 31, 1993

 Three months or less                                             $  933
 Over three months through twelve months                           1,602
                                                                  ------
    Total                                                         $2,535
                                                                  ======

                          VALIDITY OF UPC COMMON STOCK

    The validity of the shares of UPC Common Stock offered hereby will be passed upon by Gary A. Simanson, Assistant Secretary and Associate General Counsel of UPC. Gary A. Simanson is an officer of UPC and receives compensation from UPC.

                                    EXPERTS

    The consolidated financial statements of Union Planters Corporation incorporated in this Prospectus by reference to the Annual Report on Form 10-K of UPC for the year ended December 31, 1993, have been so incorporated in reliance on the report of Price Waterhouse LLP, independent accountants, given on the authority of said firm as experts in auditing and accounting.

    The consolidated balance sheets of Grenada Sunburst Systems Corporation and subsidiaries, as of December 31, 1993 and 1992, and the related consolidated statements of income, stockholders' equity and cash flows for each of the years in the three-year period ended December 31, 1993 have been incorporated in this Proxy Statement/Prospectus by reference to the Current Report of Union Planters Corporation on Form 8-K dated July 26, 1994, have been incorporated in reliance upon the report of KPMG Peat Marwick LLP, independent certified public accountants, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

    The consolidated financial statements of Commercial Bancorp, Inc. and Subsidiary as of and for the year ended December 31, 1993, included in this Prospectus, have been so included in reliance on the report of Dunn, Creswell, Sparks, Smith, Horne & Downing, independent accountants, given on the authority of said firm as experts in auditing and accounting.

    The consolidated financial statements of BNF BANCORP, INC., formerly BANCFIRST Corporation, ("BNF") as of September 30, 1993 and 1992 and for each of the three years in the period ended September 30, 1993 incorporated in this Proxy Statement/Prospectus by reference to the Current Report of Union Planters Corporation on Form 8-K dated February 8, 1994 have been audited by Deloitte & Touche LLP, independent auditors, as stated in their report, which is incorporated herein by reference, and has been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

                           UNION PLANTERS CORPORATION
                              INDEX TO APPENDICES


APPENDIX
 NUMBER
- --------

A-1   --      Commercial Bancorp, Inc. and Subsidiary Audited Consolidated Financial Statements as of December 31, 1993 and for
              the year ended December 31, 1993

A-2   --      Commercial Bancorp, Inc. and Subsidiary Unaudited Consolidated Financial Statements as of December 31, 1992 and for
              the two years ended December 31, 1992

A-3   --      Commercial Bancorp, Inc. and Subsidiary Unaudited Consolidated Financial Statements as of June 30, 1994, and for the
              six-month periods ended June 30, 1994 and 1993

B     --      Agreement and Plan of Reorganization, along with the Plan of Merger annexed thereto as Exhibit A

C     --      Excerpt from Tennessee Business Corporation Act, as amended--Dissenters' Rights


                                  APPENDIX A-1


                    COMMERCIAL BANCORP, INC. AND SUBSIDIARY


                   AUDITED CONSOLIDATED FINANCIAL STATEMENTS
                 AS OF DECEMBER 31, 1993 AND FOR THE YEAR ENDED
                               DECEMBER 31, 1993

                            COMMERCIAL BANCORP, INC.
                                 AND SUBSIDIARY

                   AUDITED CONSOLIDATED FINANCIAL STATEMENTS

                               DECEMBER 31, 1993
                             AND FOR THE YEAR ENDED
                               DECEMBER 31, 1993

COMMERCIAL BANCORP, INC. AND SUBSIDIARY
TABLE OF CONTENTS





INDEPENDENT AUDITORS' REPORT  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   1

CONSOLIDATED BALANCE SHEET  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   2

CONSOLIDATED STATEMENT OF INCOME  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   3

CONSOLIDATED STATEMENT OF CHANGES IN EQUITY . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   4

CONSOLIDATED STATEMENT OF CASH FLOWS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   5

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   6

                          Independent Auditors' Report


The Stockholders and Board of Directors
Commercial Bancorp, Inc. and Subsidiary
Obion, Tennessee  38240

We have audited the accompanying consolidated balance sheet of Commercial Bancorp, Inc., and subsidiary as of December 31, 1993, and the related consolidated statements of income, changes in equity and cash flows for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Commercial Bancorp, Inc., and subsidiary at December 31, 1993, and the results of its operations and its cash flows for the year then ended, in conformity with generally accepted accounting principles.

As described in Notes 1 and 6 to the financial statements, The Commercial Bank changed its method of accounting for securities and income taxes in 1993 as required by the provisions of Statements of Financial Accounting Standards No. 115 and 109.


Dunn, Creswell, Sparks, Smith, Horne & Downing
Certified Public Accountants

January 6, 1994

  COMMERCIAL BANCORP, INC. AND SUBSIDIARY
  CONSOLIDATED BALANCE SHEET
  December 31, 1993


  ASSETS
  Cash and due from banks                                                                        $          840,326
  Other receivables                                                                                           2,043
  Investment securities:

      Held-to-maturity, at amortized cost (market value $11,862,436)                                     11,285,962
      Available-for-sale, at market value                                                                 3,751,915
  Federal funds sold                                                                                      1,500,000
  Loans, net of allowance for loan losses of $212,977

    and unearned income of $150,473                                                                      10,352,498
  Property and equipment, net of accumulated depreciation of $484,772                                       151,655
  Accrued interest                                                                                          680,965
  Goodwill                                                                                                   79,422
  Other assets                                                                                               57,727
                                                                                                 ------------------

      Total Assets                                                                               $       28,702,513
                                                                                                 ==================

  LIABILITIES AND EQUITY
  Liabilities
      Noninterest-bearing deposits                                                               $        2,191,371

      Interest-bearing deposits                                                                          19,952,585
      Certificates of deposit over $100,000                                                               2,534,639
                                                                                                 ------------------
           Total deposits                                                                        $       24,678,595
      Accrued interest                                                                                      121,310

      Deferred taxes                                                                                         56,878
      Other liabilities                                                                                      61,123
                                                                                                 ------------------
           Total Liabilities                                                                     $       24,917,906


  Commitments & Contingencies (See Note 7)                                                                       --

  Equity
      Capital stock-100,000 shares authorized, $10 par,                $          200,000
       20,000 shares issued and outstanding

      Additional paid-in capital                                                1,914,029
      Retained earnings-unappropriated                                          1,585,262
      Unrealized gain on securities
       available-for-sale, net of deferred income taxes                            85,316
                                                                       ------------------
           Total Equity                                                                                  3,784,607
                                                                                                 ------------------





                            See accompanying notes

COMMERCIAL BANCORP, INC. AND SUBSIDIARY
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
December 31, 1993



           Total Liabilities and Equity                                                          $   28,702,513
                                                                                                 ==============
  COMMERCIAL BANCORP, INC. AND SUBSIDIARY
  CONSOLIDATED STATEMENT OF INCOME
  For the year ended December 31, 1993

  Interest income

      Loans, including fees                                                                      $      949,314
      Federal funds sold                                                                                 45,489
      Investment securities - taxable                                                                   829,644
      Investment securities - non-taxable                                                               132,778
                                                                                                 --------------
           Total interest income                                                                 $    1,957,225

  Interest expense
      Interest on deposits                                                                              798,814
                                                                                                 --------------

           Net interest income                                                                   $    1,158,411


  Provision for loan losses                                                                                   -
                                                                                                 --------------
           Net interest income after provision for loan losses                                   $    1,158,411


  Noninterest income (expense)
      Service charges                                                $          83,377
      Rent income                                                                4,683
      Other income                                                                 985
      Amortization of goodwill                                                  (2,365)
      Loss on sale of bonds                                                     (1,500)
      Salaries and benefits                                                   (358,326)
      FDIC Insurance                                                           (54,980)
      Taxes and licenses                                                       (43,562)
      Occupancy expenses                                                       (42,121)
      Director fees                                                            (24,500)
      Other expenses                                                          (173,470)
                                                                     -----------------
           Total noninterest income (expense)                                                          (611,779)
                                                                                                 --------------
           Net income before taxes                                                               $      546,632


  Corporate income taxes                                                                                186,214
                                                                                                 --------------
           Net income                                                                            $      360,418
                                                                                                 ==============
           Weighted average shares
            outstanding                                                                                  20,000

           Earnings per share                                                                    $        18.02
                                                                                                 ==============




                            See accompanying notes

  COMMERCIAL BANCORP, INC. AND SUBSIDIARY
  CONSOLIDATED STATEMENT OF CHANGES IN EQUITY
  For the year ended December 31, 1993




                                                                                                          Unrealized
                                                                                                           Gain on
                                                                Additional                                Securities
                                              Capital            Paid-in             Retained             Available-
                                               Stock             Capital             Earnings              for-Sale
                                              ---------         -----------          ----------        --------------

  Balance - January 1, 1993                   $200,0000         $1,914,0299          $1,304,844        $

  Net income for the year                             -                   -             360,418                     -


  Cash dividends paid - $4 per share                  -                   -             (80,000)                    -

  Unrealized gain on securities
  available-for-sale, net of deferred

  income taxes of $56,878
                                                      -                   -                   -                85,316
                                              ---------         -----------          ----------        --------------
  Balance - December 31, 1993                 $200,0000         $1,914,0299          $1,585,262        $       85,316
                                              =========         ===========          ==========        ==============




                            See accompanying notes

  COMMERCIAL BANCORP, INC. AND SUBSIDIARY
  CONSOLIDATED STATEMENT OF CASH FLOWS
  For the year ended December 31, 1993


  Cash flows from operating activities
      Net income                                                                               $              360,418

      Adjustments to reconcile net income to net cash
       provided by operating activities:
         Depreciation                                                    $           16,967
         Amortization of goodwill                                                     2,365
         Loss on sale of bonds                                                        1,500
         Bond premium amortization, net of discount accretion                        16,523
         Decrease in other receivables                                               24,719
         Increase in accrued interest receivable                                    (75,133)
         Increase in other assets                                                      (837)
         Decrease in accrued interest payable                                       (10,881)
         Decrease in other liabilities                                              (33,773)
                                                                         ------------------
             Total adjustments                                                                                (58,550)
                                                                                               ----------------------
             Net cash provided by operating activities                                         $              301,868


  Cash flows from investing activities
      Proceeds from calls and maturities of investment securities        $        5,275,997
      Purchase of investment securities                                          (5,832,630)
      Proceeds from sale of bonds                                                   198,500
      Net increase in federal funds sold                                           (200,000)
      Purchase of property & equipment                                                 (369)
      Net decrease in loans                                                          29,740
                                                                         ------------------
         Net cash used by investing activities                                                               (528,762)


  Cash flows from financing activities
      Cash dividends paid                                                $          (80,000)
      Net increase in deposits                                                       89,011
                                                                         ------------------
         Net cash provided by financing activities                                                              9,011
                                                                                               ----------------------
         Net decrease in cash and cash equivalents                                             $             (217,883)


  Cash and cash equivalents - January 1, 1993                                                               1,058,209
                                                                                               ----------------------
  Cash and cash equivalents - December 31, 1993                                                $              840,326
                                                                                               ======================
  Supplemental disclosures of cash flow information

      Cash paid for interest                                                                   $              809,695
                                                                                               ======================
      Cash paid for income taxes                                                               $              197,137
                                                                                               ======================
      Non-cash investing activity:
        Unrealized gain on securities available-for-sale -
         $142,194; less deferred income taxes of $56,878                                       $               85,316
                                                                                               ======================





                            See accompanying notes

COMMERCIAL BANCORP, INC. AND SUBSIDIARY
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
December 31, 1993


NOTE 1 -  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

The accounting and reporting policies of Commercial Bancorp, Inc., and its subsidiary conform to generally accepted accounting principles and to banking industry practices and are summarized as follows:

A. Organization - Commercial Bancorp, Inc., is a one-bank holding company chartered under the laws of the State of Tennessee. The Corporation owns all of the outstanding capital stock of The Commercial Bank of Obion.

B. Principles of Consolidation - The consolidated financial statements include the accounts of the Corporation and its subsidiary. All significant intercompany accounts and transactions have been eliminated in consolidation.

C. Basis of Accounting - The books, records and financial statements of the Corporation are maintained on the accrual basis of accounting.

D. Cash Equivalents - The Corporation considers all temporary cash investments with an original maturity of three months or less when purchased to be cash equivalents.

E. Investment Securities - The Corporation adopted SFAS 115 effective December 31, 1993. The effect on the financial statements was a credit to equity in the amount of $85,316, net of deferred income taxes of $56,878. Debt securities that management has the ability and intent to hold to maturity are classified as held-to-maturity and carried at cost, adjusted for amortization of premium and accretion of discounts using methods approximating the interest method. Other marketable securities are classified as available-for-sale and are carried at fair value.
     Unrealized gains and losses on securities available-for-sale are recognized as direct increases or decreases in stockholders' equity. Cost of securities sold is recognized using the specific identification method.

F. Property and Equipment - Property and equipment are stated at cost less accumulated depreciation. The provision for depreciation is computed using accelerated methods and is charged to operating expense over the estimated useful lives of the assets. Expenditures for maintenance and repairs are charged against income as incurred. Cost of major additions and improvements are capitalized and depreciated over their estimated useful lives. The estimated lives of the classes of assets are:





                                                            Class                    Life
                                                 Banking house                    10 - 40 years

                                                 Furniture and fixtures            5 - 12 years


COMMERCIAL BANCORP, INC. AND SUBSIDIARY
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
December 31, 1993



G. Interest Income on Loans - Interest income on real estate and commercial loans is accrued and credited to operations based on principal amount outstanding. Interest on installment loans is computed and recorded as income using the rule of 78's method, which does not represent a significant deviation from the interest method.

H. Allowance for Loan Losses - The provision for loan losses, which is charged to operations, is based on management's assessment of the quality of the loan portfolio, current economic conditions, and other relevant factors. In management's judgement, the provision for loan losses will maintain the allowance for loan losses at an adequate level to absorb potential loan losses which may exist in the portfolio. Therefore, there was no provision for loan losses charged to operations during the current year.

     The Corporation, as of December 31, 1993, had not adopted SFAS 114. The effect on the financial statements as of and for the year ended December 31, 1993 has not been determined.

I. Income Taxes - Commercial Bancorp, Inc. uses the accrual method of accounting for federal income tax reporting, and deferred taxes are computed for any significant differences between financial statement and taxable income arising from timing differences.

J. Goodwill - The excess of cost over book value of assets acquired, arising from the acquisition of the Elbridge branch of The Commercial Bank of Obion, is being amortized on a straight-line basis over twenty-five years.

K. Restrictions on Cash and Due from Banks - The Bank is required by the Federal Reserve Bank to maintain average reserve balances. The average required balance to be maintained for such purpose during 1993 was approximately $83,000.

COMMERCIAL BANCORP, INC. AND SUBSIDIARY
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
December 31, 1993


NOTE 2 - INVESTMENT SECURITIES

Securities held-to-maturity consist of the following:

                                                            Gross               Gross
                                                         Unrealized           Unrealized
    Type of Investment           Amortized Cost             Gains               Losses              Fair Value
 -----------------------       -----------------       -------------        -------------         ---------------
 U.S. Treasury
 securities                      $   371,926           $    23,375                --              $     395,301

 U.S. government and
 federal agencies                  5,997,207               520,017                --                  6,517,224
 State and local
 governments                       2,384,591                25,930                --                  2,410,521
 Mortgage-backed
 securities                        2,532,238                 7,152                --                  2,539,390
                                 -----------           -----------          -------------         -------------

   Total held-to-
    maturity                     $11,285,962           $   576,474                --              $  11,862,436
                                 ===========           ===========          =============         =============

Securities available-for-sale consist of the following:

<Caption

                                                            Gross                Gross
    Type of                       Amortized               Unrealized          Unrealized            Fair
   Investment                       Cost                    Gains               Losses              Value
- ---------------                 ------------            -------------       -------------      --------------
 U.S. Treasury
 securities                     $  751,394              $    9,559                --           $    760,953

 U.S. government
  and federal
   agencies                        706,252                  31,828                --                738,080

 State and local
 governments                       516,114                  29,304                --                545,418
 Mortgage-backed
 securities                      1,635,961                  71,503                --              1,707,464
                                ----------              ----------          -------------      ------------
   Total available-
    for sale                    $3,609,721              $  142,194                --           $  3,751,915
                                ==========              ==========          =============      ============

The book value and estimated market value of debt securities at December 31, 1993, by contractual maturity, are on the following page.

COMMERCIAL BANCORP, INC. AND SUBSIDIARY
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
December 31, 1993


                  Contractual Maturity                                 Book Value               Market Value
- -----------------------------------------------------            ---------------------      -------------------
 One year or less
      U.S. Treasury securities
                                                                               --                       --

      U.S. government and federal agencies - held to
      maturity                                                            499,922                  628,993
      U.S. government and federal agencies - available
      for sale                                                            251,526                  256,563
      State and local governments - held to maturity                      454,811                  459,437
                                                                       ----------               ----------
                                                                       $1,206,259               $1,344,993
                                                                       ----------               ----------
 After one year through five years
      U.S. Treasury securities - available for sale                       751,394                  760,953
      U.S. Treasury securities - held to maturity                         371,926                  395,301
      U.S. government and federal agencies - held to
      maturity                                                          3,993,016                4,355,291
      U.S. government and federal agencies - available
      for sale                                                            454,726                  481,517
      State and local governments - held to maturity                      420,874                  426,122

      State and local governments - available for sale                    516,114                  545,418
                                                                       ----------               ----------
                                                                       $6,508,050               $6,964,602
                                                                       ----------               ----------

 After five years through ten years
      U.S. Treasury securities                                                 --                       --
      U.S. government and federal agencies - held to
      maturity                                                          1,359,512                1,385,475

      State and local governments - held to maturity                    1,508,906                1,524,962
                                                                       ----------               ----------
                                                                       $2,868,418               $2,910,437
                                                                       ----------               ----------
 After ten years
      U.S. Treasury securities                                                 --                       --
      U.S. government and federal agencies - held to
      maturity                                                            144,757                  147,465


COMMERCIAL BANCORP, INC. AND SUBSIDIARY
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
December 31, 1993



      State and local governments                                              --                       --
                                                                      -----------              -----------
                                                                          144,757                  147,465
                                                                      -----------              -----------
      Other securities

      Mortgage-backed securities - held to maturity                     2,532,238                2,539,390
      Mortgage backed securities - available for sale                   1,635,961                1,707,464
                                                                      -----------              -----------
                                                                        4,168,199                4,246,854
                                                                      -----------              -----------
      Total                                                           $14,895,683              $15,614,351
                                                                      ===========              ===========

At December 31, 1993, investment securities with a book value of $950,000 were pledged as collateral to secure public deposits and for other purposes as allowed by law.

NOTE 3 - LOANS

Loans were classified as follows at December 31, 1993:

                        Real estate:
                          Secured by single-family residential properties                                    $ 3,561,960
                          Construction, land development and other commercial                                  1,817,634
                          Secured by farmland                                                                  1,157,737
                        Commercial and industrial                                                                327,907
                        Agricultural                                                                           1,281,623
                        Consumer                                                                               2,534,595

                        Other loans                                                                               34,492
                                                                                                             -----------
                           Total                                                                             $10,715,948
                                                                                                             ===========

An analysis of the allowance for loan losses is as follows:

                                     Balance - January 1, 1993                                  $217,646
                                     Provision for losses                                             --
                                     Loans charged off, net                                       (4,669)
                                                                                                --------
                                     Balance - December 31, 1993                                $212,977
                                                                                                ========

COMMERCIAL BANCORP, INC. AND SUBSIDIARY
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
December 31, 1993

NOTE 4 - INTEREST RECEIVABLE

Accrued interest receivable at December 31, 1993, consisted of the following:

                                       Loans                                                     $ 90,762
                                       Investments                                                590,203
                                                                                                 --------
                                         Total                                                   $680,965
                                                                                                 ========

NOTE 5 - PROPERTY AND EQUIPMENT

The following is a summary of property and equipment accounts at December 31, 1993:

                                       Banking House                                           $ 294,589
                                       Furniture and Fixtures                                    341,838
                                       Accumulated Depreciation                                 (484,772)
                                                                                               ---------
                                         Net Property and Equipment                            $ 151,655
                                                                                               =========

NOTE 6 - INCOME TAXES

The Corporation adopted FASB 109 effective January 1, 1993. Prior to the effective date of the adoption, income tax expense was determined based on APB
11. The Corporation files a consolidated federal income tax return with its subsidiary. Each member of the controlled group provides for income taxes on a separate-return basis and remits to its affiliates amounts determined to be currently payable. Income tax expense as computed on current year net income and reported on the consolidated statement of income for the year ended December 31, 1993, consisted of $156,793 federal tax and $29,421 state excise tax, for a total of $186,214.

Deferred taxes of $56,878 have been provided on the unrealized holding gain recorded for the difference between the amortized cost of investment securities and the fair value, as required by SFAS No. 115. There were no revenue and expense items that would result in temporary differences during the current year.

A reconciliation of the federal income tax rate to the effective tax rate is as follows (in thousands):

                                                                                                                1993
                                                                                                                ----
                                                                                                       Amount             %
                                                                                                       ------             --
                  Computed "expected" tax  federal                                                     $186              34.0
                  State income taxes - net of federal tax benefit                                        19               4.0
                  Tax-exempt income, net of disallowed interest expense                                 (20)             (4.0)
                  Other, net                                                                              1                 -
                                                                                                       ----              ----
                  Applicable income tax                                                                $186              34.0
                                                                                                       ====              ====

COMMERCIAL BANCORP, INC. AND SUBSIDIARY
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
December 31, 1993


NOTE 7 - FINANCIAL INSTRUMENTS WITH OFF-BALANCE SHEET RISK

The Commercial Bank of Obion is a party to financial instruments with off-balance sheet risk in the normal course of business to meet the financing needs of their customers. These financial instruments include commitments to extend credit and standby letters of credit. These instruments involve, to varying degrees, elements of credit risk which are not recognized in the consolidated balance sheet. The Bank's exposure to credit loss in the event of non-performance by the other party to the financial instrument for commitments to extend credit and standby letters of credit is represented by the contractual amount of those instruments. The same policies are utilized in making commitments and conditional obligations as are used for creating on-balance sheet instruments. Ordinarily, collateral or other security is not required to support financial instruments with off-balance sheet risk.

Commitments to extend credit are agreements to lend to a customer as long as there is no violation of any condition established in the contract. Loan commitments generally have fixed expiration dates or other termination clauses and may require payment of a fee. Since many commitments are expected to expire without being drawn upon, the total commitment amounts do not necessarily represent future cash requirements. Each customer's credit-worthiness is evaluated on a case-by-case basis, and collateral required, if deemed necessary by the Bank upon extension of credit, is based on management's credit evaluation of the counter party. At December 31, 1993, the Bank had outstanding loan commitments of $623,557.

COMMERCIAL BANCORP, INC. AND SUBSIDIARY
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
December 31, 1993


Standby letters of credit and financial guarantees are conditional commitments issued by the Bank to guarantee the performance of a customer to a third party. Those guarantees are issued primarily to support public and private borrowing arrangements, and the credit risk involved is essentially the same as that involves in extending loans to customers. The Bank requires collateral to secure these commitments when it is deemed necessary. At December 31, 1993, outstanding standby letters of credit totaled $21,000.

NOTE 8 - SIGNIFICANT CONCENTRATIONS OF CREDIT RISK

The Commercial Bank of Obion grants agribusiness, commercial, residential and personal loans to customers throughout the area. A large majority of the Banks' loans, however, are concentrated in the immediate vicinity of Northwest Tennessee. Although the Bank has diversified loan portfolios, a substantial portion of their debtors' ability to honor their obligations is dependent upon the agribusiness sector of that geographic area. The Bank also maintains cash balances, together with federal funds sold, at several correspondent banks. Accounts at each institution are insured by federal depository insurance only up to $100,000.

NOTE 9 - RELATED PARTY TRANSACTIONS

The subsidiary has granted loans to its officers and directors. These loans were made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with unrelated persons and do not involve more than the normal risk of collectibility. The aggregate dollar amount of these loans was $431,430 at December 31, 1993. During the year ended December 31, 1993, $998,443 of new loans were made to officers and directors and $962,273 was repaid. Total deposits by officers and directors were $1,091,648 as of December 31, 1993.

NOTE 10 - EMPLOYEE PENSION PLAN

The Commercial Bank of Obion has a non-contributory defined benefit pension plan covering substantially all employees. Employees are 100% vested after five years of employment. Vesting is 0% for any period less than five years. Employees are eligible for the plan one year after hiring, if they complete one thousand hours of work. The Bank's policy is to fund accrued pension cost in accordance with minimum ERISA requirements. The actuary assumes an 8.00% interest rate for the January 1, 1993, valuation.

A summary of accumulated plan benefits and plan net assets for the pension plan as of the latest actuarial valuation, January 1, 1993, is presented below.

COMMERCIAL BANCORP, INC. AND SUBSIDIARY
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
December 31, 1993



                                          Actuarial present value of accumulated plan
                                          benefits:
                                            Vested                                             $160,221
                                            Non-vested                                           10,407
                                                                                               --------
                                              Total accumulated benefits                       $170,628
                                                                                               ========
                                          Fair value of plan assets                            $390,624
                                                                                               ========

During the year ended December 31, 1993 , no contributions were made to the plan, since the plan is currently overfunded. Actuarial assumptions used were investment return of 8% per annum, compounded annually, and salary scale of 6% projection.

COMMERCIAL BANCORP, INC. AND SUBSIDIARY
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
December 31, 1993


Pension plan assets as of December 31, 1993, were categorized as follows:

                             Cash                                                                                 -%
                             U.S. government portfolio                                                            4%
                             Collective trust fund                                                             29.3%
                             Accrued income                                                                      .4%
                             Mutual fund stocks                                                                44.0%
                             Mutual fund bonds                                                                 25.9%

NOTE 11 - COMMERCIAL BANCORP, INC., (PARENT COMPANY ONLY) FINANCIAL INFORMATION
- - AS OF AND FOR THE YEAR ENDED DECEMBER 31, 1993

                                         CONDENSED BALANCE SHEET


                 Assets
                 ------
                 Cash                                                                                      $    2,306
                 Investment in bank                                                                         3,761,705
                 Other assets                                                                                  20,596
                                                                                                           ----------
                   Total Assets                                                                            $3,784,607
                                                                                                           ==========
                 Equity                                                                                    $3,784,607
                                                                                                           ==========

                                         CONDENSED STATEMENT OF INCOME
                                         -----------------------------

 Dividends from bank                                                                                       $   80,000
 Undistributed income of bank                                                                                 280,994

 Miscellaneous expenses                                                                                          (576)
                                                                                                           ----------
   Net income                                                                                              $  360,418
                                                                                                           ==========
                                         CONDENSED STATEMENT OF CASH FLOWS
                                         ---------------------------------
 Operating Activities
   Net income                                                                                              $  360,418

   Equity in undistributed income of bank                                                                    (280,994)
   Purchase of investments                                                                                     (1,050)
                                                                                                           ----------
     Net cash provided by operating activities                                                             $   78,374
 Financing Activities
   Cash dividends paid                                                                                        (80,000)
                                                                                                           ----------
     Net decrease in cash                                                                                      (1,626)
 Cash - beginning                                                                                               3,932
                                                                                                           ----------
 Cash - ending                                                                                             $    2,306
                                                                                                           ==========


COMMERCIAL BANCORP, INC. AND SUBSIDIARY
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
December 31, 1993



NOTE 12 - EVENT SUBSEQUENT TO THE DATE OF THE REPORT OF INDEPENDENT AUDITOR (UNAUDITED)

In 1994, the Board of Directors of Commercial Bancorp, Inc. approved an agreement of reorganization with Union Planters Corporation whereby the two parties intend to effectuate a merger of CBI with and into the other bank holding company. The merger, which is to be accounted for as a pooling of interests, is dependent upon the approval of the stockholders of CBI and various regulatory agencies.

                                  APPENDIX A-2


                    COMMERCIAL BANCORP, INC. AND SUBSIDIARY


                  UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS
                   AS OF DECEMBER 31, 1992 AND FOR THE YEARS
                        ENDED DECEMBER 31, 1992 AND 1991

                            COMMERCIAL BANCORP, INC.
                                 AND SUBSIDIARY

                  UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

                         DECEMBER 31, 1992, AND FOR THE
                       TWO YEARS ENDED DECEMBER 31, 1992

COMMERCIAL BANCORP, INC. AND SUBSIDIARY
TABLE OF CONTENTS





UNAUDITED CONSOLIDATED BALANCE SHEET  . . . . . . . . . . . . . . . . .   1

UNAUDITED CONSOLIDATED STATEMENTS OF INCOME . . . . . . . . . . . . . .   2

UNAUDITED CONSOLIDATED STATEMENTS OF CHANGES IN EQUITY  . . . . . . . .   3

UNAUDITED CONSOLIDATED STATEMENTS OF CASH FLOWS . . . . . . . . . . . .   4

NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS  . . . . . . . . .   5

  COMMERCIAL BANCORP, INC. AND SUBSIDIARY
  UNAUDITED CONSOLIDATED BALANCE SHEET
  December 31, 1992



  ASSETS
  Cash and due from banks                                                                    $  1,058,209
  Other receivables                                                                                26,761
  Investment securities (market value $15,067,387)                                             14,555,573
  Federal funds sold                                                                            1,300,000
  Loans, net of allowance for loan losses of $217,646
    and unearned income of $143,957                                                            10,388,755
  Property and equipment, net of accumulated depreciation of $467,805                             168,253
  Accrued interest                                                                                605,833
  Goodwill                                                                                         81,787
  Other assets                                                                                     56,890
                                                                                             ------------
     Total Assets                                                                            $ 28,242,061
                                                                                             ============


  LIABILITIES AND EQUITY

  Liabilities
     Noninterest-bearing deposits                                                            $  2,139,210
     Interest-bearing deposits                                                                 19,827,476
     Certificates of deposit over $100,000                                                      2,622,899
                                                                                             ------------
         Total deposits                                                                      $ 24,589,585
     Accrued interest                                                                             138,707
     Other liabilities                                                                             94,895
                                                                                             ------------
         Total Liabilities                                                                   $ 24,823,187

  Commitments and Contingencies (See Note 7)                                                            -

  Equity

     Capital stock - 100,000 shares authorized, $10 par,
      20,000 shares issued and outstanding                           $   200,000
     Additional paid-in capital                                        1,914,029
     Retained earnings - unappropriated                                1,304,845
                                                                     -----------
         Total Equity                                                                           3,418,874
                                                                                             ------------

         Total Liabilities and Equity                                                        $ 28,242,061
                                                                                             ============




                            See accompanying notes

  COMMERCIAL BANCORP, INC. AND SUBSIDIARY
  UNAUDITED CONSOLIDATED STATEMENTS OF INCOME
  For the years ended December 31, 1992 and 1991


                                                                                  1992                       1991
                                                                               -----------                -----------
  Interest income
     Loans, including fees                                                     $ 1,101,624                $ 1,262,520
     Federal funds sold                                                             55,306                     74,318
     Investment securities - taxable                                               903,930                  1,029,065
     Investment securities - non-taxable                                           132,490                    134,284
                                                                               -----------                -----------
         Total interest income                                                 $ 2,193,350                $ 2,500,187

  Interest expense
     Deposits                                                                    1,043,567                  1,426,605
                                                                               -----------                -----------

         Net interest income                                                   $ 1,149,783                $ 1,073,582

  Provision for loan losses                                                         22,000                          -
                                                                               -----------                -----------

         Net interest income after provision for loan losses                   $ 1,127,783                $ 1,073,582
                                                                               -----------                -----------
  Noninterest income (expense)
     Service charges                                                           $    72,029                $    67,896
     Rent income                                                                     5,147                      4,383
     Other income                                                                    3,243                      4,660
     Securities gains from bonds called                                             26,226                      1,000
     Amortization of goodwill                                                       (2,365)                    (2,365)
     Amortization of organization costs                                             (2,359)                    (2,546)
     Salaries and benefits                                                        (345,654)                  (328,073)
     Insurance                                                                     (72,223)                   (68,888)
     Taxes and licenses                                                            (33,484)                   (33,077)
     Occupancy expenses                                                            (56,025)                   (61,878)
     Director fees                                                                 (24,300)                   (23,700)
     Other expenses                                                               (157,777)                  (159,325)
                                                                               -----------                -----------
         Total noninterest income (expense)                                    $  (587,542)               $  (601,913)
                                                                               -----------                -----------

         Net income before taxes                                               $   540,241                $   471,669

  Corporate income taxes                                                           188,715                    139,552
                                                                               -----------                -----------

         Net income                                                            $   351,526                $   332,117
                                                                               ===========                ===========
  Weighted average shares outstanding                                               20,000                     20,000
                                                                               ===========                ===========
  Earnings per share                                                           $     17.58                $     16.61
                                                                               ===========                ===========




                            See accompanying notes

  COMMERCIAL BANCORP, INC. AND SUBSIDIARY
  UNAUDITED CONSOLIDATED STATEMENTS OF CHANGES IN EQUITY
  For the years ended December 31, 1992 and 1991




                                                                                     Additional
                                                             Capital                  Paid-in                  Retained
                                                              Stock                   Capital                  Earnings
                                                           -----------              -----------              -----------
  Balance - January 1, 1991                                $   200,000              $ 1,914,029              $   748,202

  Net income for the year                                            -                        -                  332,117

  Cash dividends paid - $3 per share                                 -                        -                  (60,000)
                                                           -----------              -----------              -----------

  Balance - December 31, 1991                              $   200,000              $ 1,914,029              $ 1,020,319

  Net income for the year                                            -                        -                  351,526

  Cash dividends paid - $3.35 per share                              -                        -                  (67,000)
                                                           ------------              -----------             -----------
  Balance - December 31, 1992                              $    200,000              $ 1,914,029             $ 1,304,845
                                                           ============              ===========             ===========




                            See accompanying notes

COMMERCIAL BANCORP, INC. AND SUBSIDIARY
UNAUDITED CONSOLIDATED STATEMENTS OF CASH FLOWS
For the years ended December 31, 1992 and 1991

                                                                                   1992                       1991
                                                                               -----------                -----------
Cash flows from operating activities
    Net income                                                                 $   351,526                $   332,117

    Adjustments to reconcile net income to net cash
     provided by operating activities:
       Depreciation                                                                 32,873                     38,862
       Provision for loan losses                                                    22,000                          -
       Amortization of goodwill/organization costs                                   4,724                      4,911
       Securities gains from bonds called                                          (26,226)                    (1,000)
       Loss on sale of fixed assets                                                      -                      4,401
       Bond premium amortization, net of discount accretion                         17,200                     11,347
       Deferred taxes                                                                 (397)                      (397)
       (Increase) decrease in other receivables                                    (26,523)                       231
       (Increase) decrease in accrued interest receivable                          (45,489)                    20,333
       Decrease in other assets                                                      6,175                      7,177
       Decrease in accrued interest payable                                       (103,238)                   (87,932)
       Increase (decrease) in other liabilities                                     41,801                    (11,846)
                                                                               -----------                -----------
          Net cash provided by operating activities                            $   274,426                $   318,204
                                                                               -----------                -----------

Cash flows from investing activities
    Proceeds from calls and maturities of investment securities                $ 4,742,032                $ 4,071,441
    Purchase of investment securities                                           (5,336,923)                (4,581,761)
    Net (increase) decrease in federal funds sold                                  825,000                   (450,000)
    Proceeds from sale of property & equipment                                           -                      8,000
    Purchase of property & equipment                                               (12,604)                   (32,063)
    Net increase in loans                                                         (116,187)                  (316,061)
                                                                               -----------                -----------
       Net cash provided (used) by investing activities                        $   101,318                $(1,300,444)
                                                                               -----------                -----------
Cash flows from financing activities
    Cash dividends paid                                                        $   (67,000)               $   (60,000)
    Net increase in deposits                                                       151,715                    944,285
                                                                               -----------                -----------
       Net cash provided by financing activities                               $    84,715                $   884,285
                                                                               -----------                -----------

       Net increase (decrease) in cash and cash equivalents                    $   460,459                $   (97,955)

Cash and cash equivalents - beginning                                              597,750                    695,705
                                                                               -----------                -----------
Cash and cash equivalents - ending                                             $ 1,058,209                $   597,750
                                                                               ===========                ===========


Supplemental disclosures of cash flow information
    Cash paid for interest                                                     $ 1,146,805                $ 1,514,537
                                                                               ===========                ===========
    Cash paid for income taxes                                                 $   151,680                $   155,730
                                                                               ===========                ===========




                            See accompanying notes

COMMERCIAL BANCORP, INC. AND SUBSIDIARY
NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS
December 31, 1992


NOTE 1 -  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

The accounting and reporting policies of Commercial Bancorp, Inc., and its subsidiary conform to generally accepted accounting principles and to banking industry practices and are summarized as follows:

A. Organization - Commercial Bancorp, Inc., is a one-bank holding company chartered under the laws of the State of Tennessee. The Corporation owns all of the outstanding capital stock of The Commercial Bank of Obion.

B. Principles of Consolidation - The consolidated financial statements include the accounts of the Corporation and its subsidiary. All significant intercompany accounts and transactions have been eliminated in consolidation.

C. Basis of Accounting - The books, records and financial statements of the Corporation are maintained on the accrual basis of accounting.

D. Cash Equivalents - The Corporation considers all temporary cash investments with an original maturity of three months or less when purchased to be cash equivalents.

E. Investment Securities - Securities are purchased for investment purposes with the intention of holding them to maturity. These securities are carried at cost, adjusted for amortization of premium and accretion of discounts using methods approximating the interest method. Gains and losses on the sale of investment securities are computed on the basis of specific identification of the adjusted cost of each security.

F. Property and Equipment - Property and equipment are stated at cost less accumulated depreciation. The provision for depreciation is computed using accelerated methods and is charged to operating expense over the estimated useful lives of the assets. Expenditures for maintenance and repairs are charged against income as incurred. Cost of major additions and improvements are capitalized and depreciated over their estimated useful lives. The estimated lives of the classes of assets are:

                               Class                        Life
                       ---------------------------------------------
                       Banking house                         10 - 40
                       ---------------------------------------------
                       Furniture and fixtures           5 - 12 years
                       ---------------------------------------------

COMMERCIAL BANCORP, INC. AND SUBSIDIARY
NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS
December 31, 1992


G. Interest Income on Loans - Interest income on real estate and commercial loans is accrued and credited to operations based on principal amount outstanding. Interest on installment loans is computed and recorded as income using the rule of 78's method, which does not represent a significant deviation from the interest method.

H. Allowance for Loan Losses - The provision for loan losses, which is charged to operations, is based on management's assessment of the quality of the loan portfolio, current economic conditions, and other relevant factors. In management's judgement, the provision for loan losses will maintain the allowance for loan losses at an adequate level to absorb potential loan losses which may exist in the portfolio. Therefore, there was no provision for loan losses charged to operations during the current year.

I. Income Taxes - Commercial Bancorp, Inc. uses the accrual method of accounting for federal income tax reporting, and deferred taxes are computed for any significant differences between financial statement and taxable income arising from timing differences.

J. Goodwill - The excess of cost over book value of assets acquired, arising from the acquisition of the Elbridge branch of The Commercial Bank of Obion, is being amortized on a straight-line basis over twenty-five years.

K. Restricted Cash - The Bank is required by the Federal Reserve Bank to maintain average reserve balances. The average required balance to be maintained for such purpose during 1992 was approximately $70,000.

COMMERCIAL BANCORP, INC. AND SUBSIDIARY
NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS
December 31, 1992



NOTE 2 - INVESTMENT SECURITIES

Investment securities at December 31, 1992, consisted of the following:

                                                              Gross              Gross
     Type of                           Amortized            Unrealized         Unrealized
   Investment                            Cost                 Gains              Losses                 Fair Value
  ------------                       ------------         ------------        ------------             ------------
 U.S. treasury
   securities                        $    392,791         $      3,463        $          -             $    396,254
 U. S. government and
   federal agencies                     5,587,834              384,409               3,908                5,968,335
 State and local
   governments                          2,705,040               44,016               7,460                2,741,596
 Mortgage-backed
   securities                           5,869,908              100,747               9,453                5,961,202
                                     ------------         ------------        ------------             ------------
   Total                             $ 14,555,573         $    532,635        $     20,821             $ 15,067,387
                                     ============         ============        ============             ============

At December 31, 1992, investment securities with a book value of $1,100,257 were pledged as collateral to secure public deposits and for other purposes as allowed by law.

COMMERCIAL BANCORP, INC. AND SUBSIDIARY
NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS
December 31, 1992





NOTE 3 - LOANS

Loans were classified as follows at December 31, 1992:

                    Real estate:
                      Secured by single-family residential properties                             $  3,519,905
                      Construction, land development and other commercial                            1,393,607
                      Secured by farmland                                                            1,266,703
                    Commercial and industrial                                                          673,342
                    Agricultural                                                                     1,421,454
                    Consumer                                                                         2,451,254
                    Other loans                                                                         24,093
                                                                                                  ------------
                       Total                                                                      $ 10,750,358
                                                                                                  ============

An analysis of the allowance for loan losses is as follows:

                                                                               1992                  1991
                                                                            ---------             ---------
                       Balance - January 1                                  $ 211,205             $ 223,118
                       Provision for losses                                    22,000                    --
                       Recoveries                                              12,080                 6,384
                       Loans charged off                                      (27,639)              (18,297)
                                                                            ---------             ---------
                       Balance - December 31                                $ 217,646             $ 211,205
                                                                            =========             =========

NOTE 4 - INTEREST RECEIVABLE

Accrued interest receivable at December 31, 1992, consisted of the following:

                       Loans                                                                    $ 127,899
                       Investments                                                                477,934
                                                                                                ---------
                         Total                                                                  $ 605,833
                                                                                                =========

COMMERCIAL BANCORP, INC. AND SUBSIDIARY
NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS
December 31, 1992



NOTE 5 - PROPERTY AND EQUIPMENT

The following is a summary of property and equipment accounts at December 31, 1992:

                       Banking House                                                                $ 294,589
                       Furniture and Fixtures                                                         341,469
                       Accumulated Depreciation                                                      (467,805)
                                                                                                    ---------
                         Net Property and Equipment                                                 $ 168,253
                                                                                                    =========

COMMERCIAL BANCORP, INC. AND SUBSIDIARY
NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS
December 31, 1992



NOTE 6 - INCOME TAXES

The Corporation files a consolidated federal income tax return with its subsidiary. Each member of the controlled group provides for income taxes on a separate-return basis and remits to its affiliates amounts determined to be currently payable. Income tax expense as computed on net income and reported on the statement of income for the year ended December 31, 1992, according to APB 11 consisted of $153,645 federal tax and $35,070 state excise tax, for a total of $188,715 and for the year ended December 31, 1991, consisted of $121,523 federal tax and $18,029 state excise tax, for a total of $139,552.

NOTE 7 - FINANCIAL INSTRUMENTS WITH OFF-BALANCE SHEET RISK

The Commercial Bank of Obion is a party to financial instruments with off-balance sheet risk in the normal course of business to meet the financing needs of their customers. These financial instruments include commitments to extend credit and standby letters of credit. These instruments involve, to varying degrees, elements of credit risk which are not recognized in the unaudited consolidated balance sheet.

The Bank's exposure to credit loss in the event of non-performance by the other party to the financial instrument for commitments to extend credit and standby letters of credit is represented by the contractual amount of those instruments. The same policies are utilized in making commitments and conditional obligations as are used for creating on-balance sheet instruments. Ordinarily, collateral or other security is not required to support financial instruments with off-balance sheet risk.

Commitments to extend credit are agreements to lend to a customer as long as there is no violation of any condition established in the contract. Loan commitments generally have fixed expiration dates or other termination clauses and may require payment of a fee. Since many commitments are expected to expire without being drawn upon, the total commitment amounts do not necessarily represent future cash requirements. Each customer's credit-worthiness is evaluated on a case-by-case basis, and collateral required, if deemed necessary by the Bank upon extension of credit, is based on management's credit evaluation of the counter party. At December 31, 1992, the Bank had outstanding loan commitments of $2,145,624.

Standby letters of credit and financial guarantees are conditional commitments issued by the Bank to guarantee the performance of a customer to a third party. Those guarantees are issued primarily to support public and private borrowing arrangements, and the credit

COMMERCIAL BANCORP, INC. AND SUBSIDIARY
NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS
December 31, 1992



risk involved is essentially the same as that involved in extending loans to customers. The Bank requires collateral to secure these commitments when it is deemed necessary. At December 31, 1992, outstanding standby letters of credit totaled $21,000.

NOTE 8 - SIGNIFICANT CONCENTRATIONS OF CREDIT RISK

The Commercial Bank of Obion grants agribusiness, commercial, residential and personal loans to customers throughout the area. A large majority of the Banks' loans, however, are concentrated in the immediate vicinity of Northwest Tennessee. Although the Bank has diversified loan portfolios, a substantial portion of their debtors' ability to honor their obligations is dependent upon the agribusiness sector of that geographic area.

The Bank also maintains cash balances as well as federal funds sold at several correspondent banks. Accounts at each institution are insured by federal depository insurance only up to $100,000.

COMMERCIAL BANCORP, INC. AND SUBSIDIARY
NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS
December 31, 1992



NOTE 9 - RELATED PARTY TRANSACTIONS

The subsidiary has granted loans to its officers, directors and their affiliates. These loans were made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with unrelated persons and do not involve more than the normal risk of collectibility. The aggregate dollar amount of these loans was $395,260 at December 31, 1992.

Total deposits by officers and directors were $698,497 as of December 31, 1992.

NOTE 10 - EMPLOYEE PENSION PLAN

The Commercial Bank of Obion has a non-contributory defined benefit pension plan covering substantially all employees. Employees are 100% vested after five years of employment. Vesting is 0% for any period less than five years. Employees are eligible for the plan one year after hiring if they complete one thousand hours of work. The Bank's policy is to fund accrued pension cost in accordance with minimum ERISA requirements. The actuary assumes an 8.00% interest rate for the January 1, 1992, valuation.

A summary of accumulated plan benefits and plan net assets for the pension plan as of the latest actuarial valuation, January 1, 1992, is presented below.

                 Actuarial present value of accumulated
                  plan benefits:
                   Vested                                                                $ 122,769
                   Non-vested                                                               12,141
                                                                                         ---------
                     Total accumulated benefits                                          $ 134,910
                                                                                         ---------
                 Market value of plan assets                                             $ 362,545
                                                                                         =========

During the years ended December 31, 1992 and 1991, no contributions were made to the plan, since the plan is currently overfunded. Actuarial assumptions were investment return of 8% per annum, compounded annually, and salary scale of 6% projection.

Pension plan assets as of December 31, 1992 were categorized as follows:


                 Cash                                                                  0%
                 US Governments                                                        3%
                 Collective Trust Funds                                             99.7%

    COMMERCIAL BANCORP, INC. AND SUBSIDIARY
    NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS
    December 31, 1992



NOTE 11 - COMMERCIAL BANCORP, INC., (PARENT COMPANY ONLY) FINANCIAL INFORMATION AS OF DECEMBER 31, 1992 AND FOR THE YEARS ENDED DECEMBER 31, 1992 AND 1991

                            CONDENSED BALANCE SHEET

                               December 31, 1992

Assets
Cash                                                                                             $            3,932
Investment in bank                                                                                        3,395,396
Other assets                                                                                                 19,546
                                                                                                 ------------------
   Total Assets                                                                                  $        3,418,874
                                                                                                 ==================

Equity                                                                                           $        3,418,874
- ------                                                                                           ==================


                         CONDENSED STATEMENT OF INCOME

                                                                                1992                         1991

Dividends from bank                                                      $           67,000      $           60,000
Undistributed income of bank                                                        288,535                 276,106
Miscellaneous expenses                                                               (4,009)                 (3,989)
                                                                         ------------------      ------------------
   Net income                                                            $          351,526      $          332,117
                                                                         ==================      ==================


                       CONDENSED STATEMENT OF CASH FLOWS

                                                                                1992                   1991
Operating activities
   Net income                                                            $         351,526       $         332,117
   Amortization of goodwill                                                          2,359                   2,546
   Equity in undistributed income of bank                                         (288,535)               (276,106)
                                                                         -----------------       -----------------
     Net cash provided by operating activities                           $          65,350      $           58,557

Financing activities
  Cash dividends paid                                                              (67,000)                (60,000)
                                                                         -----------------       -----------------
     Net decrease in cash                                                           (1,650)                 (1,443)
  Cash - beginning of year                                                           5,582                   7,025
                                                                         -----------------       -----------------

  Cash - end of year                                                     $           3,932       $           5,582
                                                                         =================       =================

                                 APPENDIX A-3


                    COMMERCIAL BANCORP, INC. AND SUBSIDIARY
                  UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS
                   AS OF JUNE 30, 1994 AND FOR THE SIX-MONTH
                     PERIODS ENDED JUNE 30, 1994 AND 1993

                           COMMERCIAL BANCORP, INC.
                                AND SUBSIDIARY

                  UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

                          JUNE 30, 1994, AND FOR THE
                            SIX-MONTH PERIODS ENDED
                            JUNE 30, 1994 AND 1993

COMMERCIAL BANCORP, INC. AND SUBSIDIARY
TABLE OF CONTENTS





UNAUDITED CONSOLIDATED BALANCE SHEET  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   1

UNAUDITED CONSOLIDATED STATEMENTS OF INCOME . . . . . . . . . . . . . . . . . . . . . . . . . .   2

UNAUDITED CONSOLIDATED STATEMENT OF CHANGES IN EQUITY . . . . . . . . . . . . . . . . . . . . .   3

UNAUDITED CONSOLIDATED STATEMENTS OF CASH FLOWS . . . . . . . . . . . . . . . . . . . . . . . .   4

NOTE TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS . . . . . . . . . . . . . . . . . . . . . .   5

  COMMERCIAL BANCORP, INC. AND SUBSIDIARY
  UNAUDITED CONSOLIDATED BALANCE SHEET
  June 30, 1994


  ASSETS
  Cash and due from banks                                                                 $          884,674
  Other receivables                                                                                   30,703
  Investments in securities:
     Held-to-maturity, at amortized cost (market value $12,597,000)                               12,319,414
     Available-for-sale, at market value                                                           3,721,093
  Federal funds sold                                                                                 375,000
  Loans, net of allowance for loan losses of $212,881
    and unearned income of $180,322                                                               10,237,069

  Property and equipment, net of accumulated depreciation of $493,676                                142,858
  Accrued interest                                                                                   885,158
  Goodwill                                                                                            78,240
  Other assets                                                                                        56,806
                                                                                           -----------------
     Total Assets                                                                         $       28,731,015
                                                                                           =================

  LIABILITIES AND EQUITY

  Liabilities
     Noninterest-bearing deposits                                                         $        2,465,976
     Interest-bearing deposits                                                                    19,708,566
     Certificates of deposit, over $100,000                                                        2,555,252
                                                                                           -----------------
         Total deposits                                                                   $       24,729,794
     Accrued interest                                                                                122,128
     Deferred taxes                                                                                    7,084
     Other liabilities                                                                                44,250
                                                                                           -----------------
         Total Liabilities                                                                $       24,903,256
                                                                                           -----------------
  Equity

     Capital stock-100,000 shares authorized, $10 par,
      20,000 shares issued and outstanding                                                $          200,000
     Additional paid-in capital                                                                    1,914,029
     Retained earnings-unappropriated                                                              1,703,103
     Unrealized gain on securities available-for-sale,
      net of deferred income taxes                                                                    10,627
                                                                                           -----------------
         Total Equity                                                                     $        3,827,759
                                                                                           -----------------

         Total Liabilities and Equity                                                     $       28,731,015
                                                                                           =================




                             See accompanying note                          -1-

  COMMERCIAL BANCORP, INC. AND SUBSIDIARY
  UNAUDITED CONSOLIDATED STATEMENTS OF INCOME
  For the six months ended June 30, 1994 and 1993

                                                                                1994                       1993
                                                                        ------------------         -------------------

  Interest income
     Loans, including fees                                             $           452,906        $            471,451
     Federal funds sold                                                             23,299                      24,003
     Investment securities - taxable                                               417,474                     430,484
     Investment securities - non-taxable                                            66,224                      64,390
                                                                        ------------------         -------------------
         Total interest income                                         $           959,903        $            990,328


  Interest expense
     Deposits                                                                      408,722                     398,553
                                                                        ------------------         -------------------
         Net interest income                                           $           551,181        $            591,775
                                                                        ------------------         -------------------
  Provision for loan losses                                                              -                           -


         Net interest income after provision for loan losses           $           551,181        $            591,775

  Noninterest income (expense)
     Service charges                                                   $            45,565        $             37,869
     Rent income                                                                       518                         626
     Other income                                                                    4,510                         377
     Amortization of goodwill                                                       (1,183)                     (1,183)

     Salaries and benefits                                                        (181,622)                   (182,748)
     Insurance                                                                     (35,935)                    (35,699)
     Taxes and licenses                                                            (16,817)                    (17,001)
     Occupancy expenses                                                            (26,214)                    (27,945)
     Director fees                                                                  (5,200)                     (5,000)
     Other expenses                                                                (83,049)                    (77,217)
                                                                        ------------------         -------------------
         Total noninterest income (expense)                            $          (299,427)       $           (307,921)
                                                                        ------------------         -------------------

         Net income before taxes                                       $           251,754        $            283,854

  Corporate income taxes                                                            88,913                      97,105
                                                                        ------------------         -------------------
         Net income                                                    $           162,841        $            186,749
                                                                        ==================         ===================


  Weighted average shares outstanding                                               20,000                      20,000
                                                                        ==================         ===================
  Earnings per share                                                   $              8.14        $               9.34
                                                                        ==================         ===================




                             See accompanying note                         -2-

  COMMERCIAL BANCORP, INC. AND SUBSIDIARY
  UNAUDITED CONSOLIDATED STATEMENT OF CHANGES IN EQUITY
  For the six months ended June 30, 1994


                                                                                                          Unrealized
                                                                                                           Gain on
                                                                  Additional                              Available-
                                                 Capital           Paid-in            Retained            for-sale
                                                  Stock            Capital            Earnings            Securities
                                               -----------      -------------       -------------       ---------------

  Balance - January 1, 1994                      $200,000          $1,914,029         $1,585,262            $ 85,316

  Net income for the year                               -                   -            162,841                   -


  Cash dividends paid - $2.25 per share                 -                   -            (45,000)                  -

  Change in unrealized gain on
   securities available-for-sale
   net of deferred income taxes
                                                        -                   -                  -             (74,689)
                                                  -------           ---------          ---------             -------
  Balance - June 30, 1994                        $200,000          $1,914,029         $1,703,103            $ 10,627
                                                  =======           =========          =========             =======




                             See accompanying note                        -3-

  COMMERCIAL BANCORP, INC. AND SUBSIDIARY
  UNAUDITED CONSOLIDATED STATEMENTS OF CASH FLOWS
  For the six months ended June 30, 1994 and 1993

                                                                               1994                    1993
                                                                        ------------------     --------------------

  Cash flows from operating activities
     Net income                                                        $           162,841     $            186,749
                                                                        ------------------     --------------------
     Adjustments to reconcile net income to net cash
      provided (used) by operating activities:

         Depreciation                                                  $             8,904     $             16,428
         Amortization of goodwill                                                    1,182                    1,182
         Bond premium amortization, net of discount accretion                        8,138                    9,610
         (Increase) decrease in other receivables                                  (28,660)                   3,511

         Increase in accrued interest receivable                                  (204,193)                (102,261)
         (Increase) decrease in other assets                                           921                   (1,962)
         Increase (decrease) in accrued interest payable                               818                  (19,738)
         Decrease in other liabilities                                             (16,873)                 (41,894)
                                                                        ------------------     --------------------
            Total adjustments                                          $          (229,763)    $           (135,124)
                                                                        ------------------     --------------------
            Net cash provided (used) by operating activities           $           (66,922)    $             51,625
                                                                        ------------------     --------------------

  Cash flows from investing activities

     Proceeds from calls and maturities of investment securities       $           981,073     $          2,849,162
     Purchase of investment securities                                          (2,116,324)              (3,375,450)
     Net decrease in federal funds sold                                          1,125,000                  200,000
     Purchase of property & equipment                                                 (107)                    (261)

     Net decrease in loans                                                         115,429                  376,876
                                                                        ------------------     --------------------
         Net cash provided by investing activities                     $           105,071     $             50,327
                                                                        ------------------     --------------------

  Cash flows from financing activities
     Cash dividends paid                                               $           (45,000)    $            (35,000)
     Net increase (decrease) in deposits                                            51,199                 (380,459)
                                                                        ------------------     --------------------
         Net cash provided (used) by financing activities              $             6,199     $           (415,459)
                                                                        ------------------     --------------------

         Net increase (decrease) in cash and cash equivalents          $            44,348     $           (313,507)

  Cash and cash equivalents - beginning                                            840,326                1,058,209
                                                                        ------------------     --------------------

  Cash and cash equivalents - ending                                   $           884,674     $            744,702
                                                                        ==================      ===================
  Supplemental disclosures of cash flow information

     Cash paid for interest                                            $           407,904     $            418,291
                                                                        ==================      ===================
     Cash paid for income taxes                                        $           104,878     $            132,249
                                                                        ==================      ===================
     Non-cash investing activity:
       Unrealized loss on securities available-for-sale                $            74,689     $                  -
                                                                        ==================      ===================




                             See accompanying note                          -4-

COMMERCIAL BANCORP, INC. AND SUBSIDIARY
NOTE TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS
June 30, 1994


NOTE 1 -  BASIS OF PRESENTATION

The consolidated financial statements have been prepared in accordance with generally accepted accounting principles. The foregoing financial statements are unaudited; however, in the opinion of management, all adjustments, including normal recurring adjustments, necessary for a fair presentation of the consolidated financial statements have been included. The accounting policies followed by Commercial Bancorp, Inc. and its subsidiary for interim financial reporting are consistent with the accounting policies followed for annual financial reporting. The information included herein should be read in conjunction with the notes to the consolidated financial statements for the year ended December 31, 1993.

Certain information and footnote disclosures normally included in financial statements prepared in accordance with generally accepted accounting principles have been omitted in accordance with the rules of the Securities and Exchange Commission.





                             See accompanying note                          -5-

                                  APPENDIX B


                     AGREEMENT AND PLAN OF REORGANIZATION,
                         ALONG WITH THE PLAN OF MERGER
                                ANNEXED THERETO
                                 AS EXHIBIT A

                      AGREEMENT AND PLAN OF REORGANIZATION


                           DATED as of June 14, 1994


                                    Between



                         UNION PLANTERS CORPORATION and
                         CBI ACQUISITION COMPANY, INC.


                                      and


                            COMMERCIAL BANCORP, INC.

                                 Joined in by:

                              THE COMMERCIAL BANK

                                                 TABLE OF CONTENTS
                                                                                                                        Page
                                                                                                                        ----
                                        AGREEMENT AND PLAN OF REORGANIZATION . . . . . . . . . . . . . . . . . . . . . .   1

                                                     AGREEMENT   . . . . . . . . . . . . . . . . . . . . . . . . . . . .   3

                                                     ARTICLE 1
                                                    DEFINITIONS  . . . . . . . . . . . . . . . . . . . . . . . . . . . .   3

1.1     Definitions  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   3

                                                     ARTICLE 2
                                            TERMS OF THE REORGANIZATION  . . . . . . . . . . . . . . . . . . . . . . . .   9

2.1     The Merger . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   9
2.2     Charter, Bylaws, Directors, Officers and Name of the Surviving Corporation . . . . . . . . . . . . . . . . . . .   9
        (a)      Charter . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   9
        (b)      Bylaws  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   9
        (c)      Directors and Officers  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   9
        (d)      Name  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   9
2.3     Due Diligence Review . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   9
2.4     Availability of Information  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  10
2.5     UPC's Right to Revise the Structure of the Transaction . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  10
2.6     Holding Period of UPC Common Stock . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  10
2.7     CBI Stock Options and Treasury Stock . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  12

                                                     ARTICLE 3
                                             DESCRIPTION OF TRANSACTION  . . . . . . . . . . . . . . . . . . . . . . . .  12

3.1     Terms of the Merger  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  12
        (a)      Satisfaction of Conditions to Closing . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  12
        (b)      Effective Time of the Merger  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  13
        (c)      Conversion of Shares of INTERIM . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  13
        (d)      Conversion and Cancellation of Shares of CBI  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  13
        (e)      Conversion and Exchange of CBI Shares; Exchange Ratio . . . . . . . . . . . . . . . . . . . . . . . . .  13
        (f)      Mechanics of Payment of Consideration . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  16
        (g)      Stock Transfer Books  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  18
        (h)      Effects of the Merger . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  18
        (i)      Transfer of Assets  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  18
        (j)      Assumption of Liabilities . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  18
        (k)      Dissenters' Rights of CBI Shareholders  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  18
3.2     Time and Place of Closing  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  19

                                                     ARTICLE 4
                                 REPRESENTATIONS AND WARRANTIES OF UPC AND INTERIM   . . . . . . . . . . . . . . . . . .  19

4.1     Organization and Corporate Authority . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  19
4.2     Authorization, Execution and Delivery; Reorganization Agreement Not in Breach  . . . . . . . . . . . . . . . . .  20
4.3     No Legal Bar . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  21
4.4     Government Approvals . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  21
4.5     Capitalization . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  21
4.6     UPC Financial Statements . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  22
4.7     Exchange Act and Listing Filings . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  22
4.8     The UPC Common Stock . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  23
4.9      Litigation  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  23
4.10     Labor and Employment Matters  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  23
4.11     Absence of Undisclosed Liabilities  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  24
4.12     Disclosure  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  24

                                                     ARTICLE 5
                                  REPRESENTATIONS AND WARRANTIES OF CBI COMPANIES  . . . . . . . . . . . . . . . . . . .  25

5.1     Organization and Qualification of CBI and Subsidiaries . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  25
5.2     Authorization, Execution and Delivery; Reorganization Agreement Not in Breach  . . . . . . . . . . . . . . . . .  26
5.3     No Legal Bar . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  27
5.4     Government and Other Approvals . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  27
5.5     Compliance With Law  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  27
5.6     Charter Documents  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  28
5.7     CBI Financial Statements . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  28
5.8     Absence of Certain Changes . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  29
5.9     Deposits . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  30
5.10     Properties  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  30
5.11     CBI Subsidiaries  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  31
5.12     Condition of Fixed Assets and Equipment . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  31
5.13     Tax Matters . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  32
5.14     Litigation  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  33
5.15     Hazardous Materials . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  33
5.16     Insurance . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  36
5.17     Labor and Employment Matters  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  36
5.18     Records and Documents . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  37
5.19     Capitalization of CBI . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  37
5.20     Sole Agreement  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  38
5.21     Disclosure  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  39
5.22     Absence of Undisclosed Liabilities  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  39
5.23     Allowance for Possible Loan or ORE Losses . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  39
5.24     Compliance with Laws  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  40
5.25     Employee Benefit Plans  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  41
5.26     Material Contracts  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  48
5.27     Material Contract Defaults  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  48
5.28     Reports . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  48
5.29     Exchange Act Filings  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  49
5.30     Statements True and Correct . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  49

                                                     ARTICLE 6
                                                  COVENANTS OF UPC . . . . . . . . . . . . . . . . . . . . . . . . . . .  49

6.1     Regulatory Approvals . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  49
6.2     Registration of UPC Common Stock under the Securities Laws . . . . . . . . . . . . . . . . . . . . . . . . . . .  50
6.3     Employee Benefits  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  50
6.4     Charter, Name Change or Corporate Reorganization of CBO  . . . . . . . . . . . . . . . . . . . . . . . . . . . .  51

                                                     ARTICLE 7
                                             COVENANTS OF CBI COMPANIES  . . . . . . . . . . . . . . . . . . . . . . . .  51

7.1  Proxy Statement; CBI Shareholder Approval . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  51
7.2  Conduct of Business -- Affirmative Covenants  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  51
7.3  Conduct of Business -- Negative Covenants . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  54

                                                     ARTICLE 8
                                               CONDITIONS TO CLOSING   . . . . . . . . . . . . . . . . . . . . . . . . .  57

8.1     Conditions to the Obligations of CBI . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  57
        (a)      Performance . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  57
        (b)      Representations and Warranties  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  57
        (c)      Documents . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  57
        (d)      Consideration . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  58
        (e)      Opinion of UPC's and INTERIM's Counsel  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  58
8.2     Conditions to the Obligations of UPC and INTERIM . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  59
        (a)      Performance . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  59
        (b)      Representations and Warranties  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  59
        (c)      Documents . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  59
        (d)      Destruction of Property . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  60
        (e)      Inspections Permitted . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  61
        (f)      No Material Adverse Change  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  61
        (g)      Opinion of CBI's Counsel  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  61
        (h)      Other Business Combinations, Etc  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  62
        (i)      Maintenance of Certain Covenants, Etc . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  62
        (j)      Non-Compete Agreements  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  63
        (k)      Tax Opinion . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  63
        (l)      Pooling of Interests Accounting Treatment . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  63
        (m)      Receipt of Affiliate Letters  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  64
        (n)      Employment Agreements . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  64
8.3     Conditions to Obligations of All Parties . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  64
        (a)      No Pending or Threatened Claims . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  64
        (b)      Governmental Approvals and Acquiescence Obtained  . . . . . . . . . . . . . . . . . . . . . . . . . . .  65

                                                     ARTICLE 9
                                                    TERMINATION  . . . . . . . . . . . . . . . . . . . . . . . . . . . .  65

9.1     Termination  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  65
9.2     Effect of Termination  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  67

                                                     ARTICLE 10
                                                 GENERAL PROVISIONS  . . . . . . . . . . . . . . . . . . . . . . . . . .  67

10.1    Notices  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  67
10.2    Assignability and Parties in Interest  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  68
10.3    Governing Law  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  68
10.4    Counterparts . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  69
10.5    Best Efforts . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  69
10.6    Publicity  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  69
10.7    Entire Agreement . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  69
10.8    Severability . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  69
10.9    Modifications, Amendments and Waivers  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  70
10.10   Interpretation . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  70
10.11   Payment of Expenses  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  70
10.12   Finders and Brokers  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  70
10.13   Equitable Remedies . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  71
10.14   Attorneys' Fees  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  71
10.15   Survival of Representations and Warranties . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  71
10.16   No Waiver  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  71
10.17   Remedies Cumulative  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  72

                      AGREEMENT AND PLAN OF REORGANIZATION


         THIS AGREEMENT AND PLAN OF REORGANIZATION (the "Reorganization Agreement") dated as of the 14th day of June, 1994, by and between UNION PLANTERS CORPORATION ("UPC"), a corporation chartered and existing under the laws of the State of Tennessee which is registered both as a bank holding company and a savings and loan holding company and whose principal offices are located at 7130 Goodlett Farms Parkway, Memphis, Shelby County, Tennessee 38018; CBI ACQUISITION COMPANY, INC. ("INTERIM"), a corporation chartered and existing under the laws of the State of Tennessee, whose principal place of business is located at 7130 Goodlett Farms Parkway, Memphis, Shelby County, Tennessee 38018, and which is a wholly-owned subsidiary of UPC; and COMMERCIAL BANCORP, INC. ("CBI" or "Surviving Corporation" as the context may require), a corporation chartered and existing under the laws of the State of Tennessee which is a registered bank holding company and whose principal offices are located at 224 7th Street (Post Office Box 297), Obion, Obion County, Tennessee 38240.

THE COMMERCIAL BANK ("CBO"), a state banking corporation chartered and existing under the laws of the State of Tennessee, having its main office at 224 7th Street (Post Office Box 297), Obion, Obion County, Tennessee 38240, and which is a wholly-owned subsidiary of CBI, for a valuable consideration, the receipt and sufficiency of which is hereby acknowledged by it, joins in this Reorganization Agreement for the sole purpose of making certain representations and warranties set forth in Article 5 and elsewhere in this Reorganization Agreement and binding itself to perform certain covenants set forth in Articles 6 and 7 and elsewhere in this Reorganization Agreement as provided hereinafter.

         UPC, INTERIM, CBI and CBO are sometimes referred to herein as the "Parties."


                                    RECITALS

         A. CBI is the beneficial owner and holder of record of 20,000 shares of the common stock, $10.00 par value per share, of CBO which constitute all of the shares of common stock of CBO issued and outstanding (the "CBO Common Stock") and desires to have itself and CBO acquired by UPC on the terms and subject to the conditions set forth in this Reorganization Agreement and the accompanying Plan of Merger (attached hereto as Exhibit A) (the "Plan of Merger").


                AGREEMENT AND PLAN OF REORGANIZATION  -  PAGE 1

         B. UPC is the beneficial owner and holder of record of 1,000 shares of the common stock, $1.00 par value per share, of INTERIM which constitute all of the shares of common stock of INTERIM issued and outstanding (the "INTERIM Common Stock"), and desires to acquire CBI and CBO on the terms and subject to the conditions set forth in this Reorganization Agreement and the accompanying Plan of Merger.

         C. The Board of Directors of CBI deems it desirable and in the best interests of CBI and CBO and the shareholders of CBI (the "CBI Shareholders") that INTERIM be merged with and into CBI (which would survive the merger as the Surviving Corporation, as defined herein) on the terms and subject to the conditions set forth in this Reorganization Agreement and in the manner provided in this Reorganization Agreement and the Plan of Merger (the "Merger").

         D. The Boards of Directors of UPC and INTERIM deem it desirable and in the best interests of UPC and INTERIM and the shareholders of UPC and INTERIM that INTERIM be merged with and into CBI on the terms and subject to the conditions set forth in this Reorganization Agreement and in the manner provided in this Reorganization Agreement and the Plan of Merger.

         F. The respective Boards of Directors of UPC, INTERIM, CBI and CBO have each adopted (or will each adopt) resolutions setting forth and adopting this Reorganization Agreement and the Plan of Merger, and have directed that this Reorganization Agreement and the Plan of Merger and all resolutions adopted by said Boards of Directors and by the CBI Shareholders related to this Reorganization Agreement, be submitted with appropriate applications to, and filed with the Board of Governors of the Federal Reserve System (the "Federal Reserve"), the Tennessee Department of Financial Institutions (the "TDFI") and such other regulatory agencies or authorities as may be necessary in order to obtain all governmental authorizations required to consummate the proposed Merger and the transactions contemplated in this Reorganization Agreement in accordance with this Reorganization Agreement, the Plan of Merger and applicable law.

         NOW THEREFORE, in consideration of the foregoing premises and the mutual representations, warranties, covenants and agreements herein contained and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Parties agree as follows:


                AGREEMENT AND PLAN OF REORGANIZATION  -  PAGE 2

                                   AGREEMENT

                                   ARTICLE 1

                                  DEFINITIONS

                 1.1 Definitions. As used in this Reorganization Agreement, the following terms have the definitions indicated:

                 "AFFILIATE" of a party means any person, partnership, corporation, association or other legal entity directly or indirectly controlling, controlled by or under common Control, as that term is defined herein, with that party.

                 "APPLICABLE ENVIRONMENTAL LAWS" shall have the meaning assigned to such term in Section 5.15(a) of this Reorganization Agreement.

                 "AUDITED FINANCIAL STATEMENTS OF CBI" shall have the meaning assigned to such term in Section 5.7 of this Reorganization Agreement.

                 "BALANCE SHEET DATE" shall have the meaning assigned to such term in Section 5.8 of this Reorganization Agreement.

                 "BHCA" shall mean the Bank Holding Company Act of 1956, as amended.

                 "BUSINESS DAY" shall mean any Monday, Tuesday, Wednesday, Thursday or Friday that is not a federal or state holiday generally recognized by banks in Tennessee.

                 "CBI" means Commercial Bancorp, Inc., a corporation chartered and existing under the laws of the State of Tennessee which is a registered bank holding company and whose principal offices are located at 224 7th Street (Post Office Box 297), Obion, Obion County, Tennessee 38240.

                 "CBI COMMON STOCK" has the meaning assigned to such term in
Section 3.1(d) of this Reorganization Agreement.

                 "CBI COMPANIES" shall mean CBI and all of its Subsidiaries, including CBO and all of its Subsidiaries.

                 "CBI EMPLOYEE PLANS" shall mean any pension plans, profit sharing plans, deferred compensation plans, stock option plans, cafeteria plans, and any other such or related benefit plans or arrangements offered or funded by CBI or any CBI Subsidiary, to or for the benefit of the officers, directors or employees of CBI or any CBI Subsidiary.


                AGREEMENT AND PLAN OF REORGANIZATION  -  PAGE 3

                 "CBI RECORD HOLDERS" means the holders of record of all of the issued and outstanding shares of CBI Common Stock immediately prior to the Effective Time of the Merger.

                 "CBI SHAREHOLDERS" shall have the meaning assigned to such term in Recital D of this Reorganization Agreement.

                 "CBI STOCK OPTIONS" shall have the meaning assigned to such term in Section 2.7 of this Reorganization Agreement.

                 "CBO" means The Commercial Bank, a state banking corporation, chartered and existing under the laws of the State of Tennessee, having its main office at 224 7th Street (Post Office Box 297), Obion, Obion County, Tennessee 38240, and which is a wholly-owned subsidiary of CBI.

                 "CBO COMMON STOCK" shall have the meaning assigned to such term in Recital A of this Reorganization Agreement.

                 "CERCLA" shall have the meaning set forth in Section 5.15(a) of this Reorganization Agreement.

                 "CLOSING" shall have the meaning assigned to such term in
Section 3.1(a) of this Reorganization Agreement.

                 "CLOSING DATE" shall have the meaning assigned to such term in
Section 3.2 of this Reorganization Agreement.

                 "COMPTROLLER" shall mean the Office of the Comptroller of the Currency, or any successor thereto.

                 "CONSIDERATION" shall mean the value to be received by the CBI Record Holders in exchange for their CBI Common Stock, such value to be determined as provided in Article 3, Section 3.1(e), of this Reorganization Agreement.

                 "CONTROL" shall have the meaning assigned to such term in
Section 2(a)(2) of the Bank Holding Company Act of 1956, as amended.

                 "DEPOSITS" shall mean all deposits (including, but not limited to, certificates of deposit, savings accounts, NOW accounts and checking accounts) of CBO.

                 "EFFECTIVE DATE OF THE MERGER" shall mean that date on which the Effective Time of the Merger shall have occurred.

                 "EFFECTIVE TIME OF THE MERGER" shall have the meaning assigned in Section 3.3 of the Plan of Merger and Section 3.1(b) of this Reorganization Agreement.


                AGREEMENT AND PLAN OF REORGANIZATION  -  PAGE 4

                 "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended.

                 "EXCHANGE AGENT" shall mean Union Planters National Bank, Memphis, Tennessee, acting through its Corporate Trust Department.

                 "EXCHANGE RATIO" shall have the meaning assigned to such term in Section 3.1(e) of this Reorganization Agreement.

                 "FDIC" means the Federal Deposit Insurance Corporation, or any successor thereto.

                 "FEDERAL RESERVE" shall mean the Board of Governors of the Federal Reserve System and shall include the Federal Reserve Bank of St. Louis acting under delegated authority.

                 "FIXED ASSETS" shall mean the furniture, fixtures and equipment of the referenced Party.

                 "GAAP" shall mean generally accepted accounting principles, consistently applied.

                 "GOVERNMENTAL APPROVALS" shall have the meaning assigned to such term in Section 4.4 of this Reorganization Agreement.

                 "HOLA" shall mean the Home Owners' Loan Act of 1933, as amended and recodified.

                 "HAZARDOUS SUBSTANCES" shall have the meaning set forth in
Section 5.15(a) of this Reorganization Agreement.

                 "INTERIM" shall mean CBI Acquisition Company, Inc., a corporation chartered and existing under the laws of the State of Tennessee, whose principal place of business is located at 7130 Goodlett Farms Parkway, Memphis, Shelby County, Tennessee 38018, and which is a wholly-owned subsidiary of UPC formed solely to effect the Merger.

                 "INTERIM COMMON STOCK" shall have the meaning assigned to such term in Section 3.1(c) of this Reorganization Agreement.

                 "INTERNAL REVENUE CODE" shall mean the Internal Revenue Code of 1986, as amended.

                 "MERGER" shall, as described in Section 2.1 of this Reorganization Agreement, mean the merger of INTERIM with and into CBI, which shall survive the Merger as the Surviving Corporation.


                AGREEMENT AND PLAN OF REORGANIZATION  -  PAGE 5

                 "NYSE" shall mean the New York Stock Exchange, or its successor, upon which shares of the UPC Common Stock are listed for trading.

                 "1933 ACT" shall mean the Securities Act of 1933, as amended.

                 "1934 ACT" shall mean the Securities Exchange Act of 1934, as amended.

                 "OFFICER" shall have the meaning set forth in Section 5.8(k) of this Reorganization Agreement.

                 "OTS" shall mean the Office of Thrift Supervision, or any successor thereto.

                 "PARTIES" shall mean CBI, CBO, UPC and INTERIM collectively; CBI and CBO on the one hand, or UPC and INTERIM on the other hand, may sometimes be referred to as a "PARTY."

                 "PENSION PLAN" shall mean any employee pension benefit plan as such term is defined in Section 3(2) of ERISA which is maintained by the referenced Party.

                 "PERSON" shall mean any natural person, fiduciary, corporation, partnership, joint venture, association, business trust or any other entity of any kind.

                 "PLAN OF MERGER" shall mean the Plan of Merger substantially in the form of Exhibit A hereto to be executed by authorized representatives of CBI, UPC and INTERIM and filed with the Tennessee Secretary of State along with the Articles of Merger in accordance with Section 48-21-105 of the Tennessee Code and providing for the Merger of INTERIM with and into CBI as contemplated by Section 2.1 of this Reorganization Agreement.

                 "PROPERTY" shall have the meaning assigned to such term in
Section 5.15(a) of this Reorganization Agreement.

                 "PROXY STATEMENT" shall mean the proxy statement to be used by CBI to solicit proxies with a view to securing the approval of the CBI Shareholders of this Reorganization Agreement and the Plan of Merger.

                 "REALTY" means the real property of CBI or any CBI Subsidiary owned or leased by CBI or any CBI Subsidiary.

                 "RECORDS" means all available records, minutes of meetings of the Board of Directors, committees and shareholders of CBI or any CBI Subsidiary; original instruments and other


                AGREEMENT AND PLAN OF REORGANIZATION - PAGE 6 documentation, pertaining to CBI or any CBI Subsidiary, CBI's or any CBI Subsidiary's assets (including plans and specifications relating to the Realty), CBI's or any CBI Subsidiary's liabilities, the CBI Common Stock, the CBO Common Stock, the Deposits and the loans; and all other business and financial records which are necessary or customary for use in the conduct of CBI's or any CBI Subsidiary's business by UPC or CBI on and after the Effective Time of the Merger as it was conducted prior to the Closing Date.

                 "REGULATORY AUTHORITIES" shall mean, collectively, the Federal Reserve, the TDFI, the SEC, or any other state or federal governmental or quasi-governmental entity which has, or may hereafter have, jurisdiction over any of the transactions described in this Reorganization Agreement.

                 "RELEASE" shall have the meaning assigned to such term in
Section 5.15(b)(i) of this Reorganization Agreement.

                 "REORGANIZATION" shall mean the Merger (as described in Section 2.1(a) of this Reorganization Agreement) and the transactions contemplated in this Reorganization Agreement and the Plan of Merger annexed hereto as Exhibit A.

                 "REORGANIZATION AGREEMENT" means this Agreement and Plan of Reorganization together with the Plan of Merger (Exhibit A) and all Exhibits and Schedules annexed to, and incorporated by specific reference as a part of, this Reorganization Agreement.

                 "SEC" shall mean the Securities and Exchange Commission, or any successor thereto.

                 "SEC DOCUMENTS" shall mean all reports, proxy statements and registration statements filed, or required to be filed, by a Party or any of its Subsidiaries pursuant to the Securities Laws, whether filed, or required to be filed, with the SEC, the OTS, the Comptroller, the FDIC, the TDFI, the Federal Reserve or with any other Regulatory Authority pursuant to the Securities Laws.

                 "SECURITIES LAWS" shall mean the 1933 Act, the 1934 Act, the Investment Company Act of 1940, as amended, the Investment Advisors Act of 1940, as amended, the Trust Indenture Act of 1939, as amended, and the rules and regulations of the SEC promulgated thereunder, as well as any similar state securities laws and any similar rules and regulations promulgated by the applicable federal bank Regulatory Authorities.

                 "SHAREHOLDERS MEETING" shall mean the meeting of the CBI Shareholders to be held pursuant to Section 7.1 of this


                AGREEMENT AND PLAN OF REORGANIZATION  -  PAGE 7

Reorganization Agreement, including any adjournment or adjournments thereof.

                 "SUBSIDIARIES" shall mean all of those corporations, banks, associations or other entities of which the entity in question owns or controls 5% or more of the outstanding voting equity securities either directly or through an unbroken chain of entities as to each of which 5% or more of the outstanding equity securities is owned directly or indirectly by its parent; provided, however, that there shall not be included any such entity acquired through foreclosure or in satisfaction of a debt previously contracted in good faith, any such entity that owns or operates an automatic teller machine interchange network, any such entity that is a joint venture of the parent or of a Subsidiary of the parent, or any such entity the equity securities of which are owned or controlled in a fiduciary capacity or through a small business investment corporation.

                 "SURVIVING CORPORATION" shall mean CBI as the corporation resulting from the consummation of the Merger as set forth in Section 2.1(a) of this Reorganization Agreement.

                 "TENNESSEE CODE" shall mean the Tennessee Code Annotated, as amended.

                 "TDFI" shall mean the Tennessee Department of Financial Institutions.

                 "TENNESSEE COMMISSIONER" shall mean the Commissioner of the TDFI.

                 "UPC" means Union Planters Corporation, a Tennessee-chartered bank holding company which is also registered as a savings and loan holding company having its principal place of business in Memphis, Shelby County, Tennessee.

                 "UPC COMMON STOCK" shall have the meaning set forth in Section
4.5 of this Reorganization Agreement.

                 "UPC FINANCIAL STATEMENTS" shall mean (i) the audited consolidated balance sheets and related consolidated statements of earnings, of changes in shareholders' equity, and of cash flows (including related notes) of UPC and its Subsidiaries as of December 31, 1992 and 1993 and each subsequent December 31 prior to the Effective Time of the Merger, and (ii) the related unaudited consolidated balance sheets and related consolidated statements of earnings, of changes in shareholders' equity, and of cash flows (including related notes) of UPC and its Subsidiaries for each of the quarters ended or ending after January 1, 1994, as filed by UPC in SEC Documents.


                AGREEMENT AND PLAN OF REORGANIZATION  -  PAGE 8

                 "UPC PREFERRED STOCK" shall have the meaning assigned to such term in Section 4.5 of this Reorganization Agreement.



                                   ARTICLE 2

                          TERMS OF THE REORGANIZATION

                 2.1 The Merger. Subject to the satisfaction (or lawful waiver) of all of the conditions to the obligations of each of the Parties to this Reorganization Agreement, at the Effective Time of the Merger, INTERIM shall be merged with and into CBI (the "Merger"), which latter corporation (the "Surviving Corporation") shall survive the Merger.

                 2.2 Charter, Bylaws, Directors, Officers and Name of the Surviving Corporation.

                          (a)     Charter.  At the Effective Time of the
Merger, the Charter of CBI, as in effect immediately prior to the Effective Time of the Merger, shall continue to be the Charter of CBI as the Surviving Corporation, unless and until the same shall be amended thereafter as provided by law and the terms of such Charter.

                          (b)     Bylaws.  At the Effective Time of the Merger,
the Bylaws of CBI, as in effect immediately prior to the Effective Time of the Merger, shall continue to be the Bylaws of CBI as the Surviving Corporation, unless and until amended or repealed as provided by law, its Charter and such Bylaws.

                          (c)     Directors and Officers.  The directors and
officers of INTERIM in office immediately prior to the Effective Time of the Merger shall be the directors and officers of the Surviving Corporation, to hold office as provided in the Charter and Bylaws of the Surviving Corporation, unless and until their successors shall have been elected or appointed and shall have qualified or until they shall have been removed in the manner provided therein.

                          (d)     Name.  The name of CBI as the Surviving
Corporation following the Merger shall remain unchanged and continue to be:

                            COMMERCIAL BANCORP, INC.

                 2.3 Due Diligence Review. Each Party shall be entitled to conduct a preliminary due diligence review of the books, records and operations of the other Party, including, but


                AGREEMENT AND PLAN OF REORGANIZATION - PAGE 9 not limited to, a review of the Party's loan portfolios, ORE and classified assets, investment portfolios and properties, to verify the reasonableness of the Party's earnings projections, growth projections and sustained earnings prospects after consummation of the Merger at reasonable growth rates; provided, however, that any review conducted by a Party pursuant to the provisions of this Section 2.3 shall be completed within thirty (30) days from the date of this Reorganization Agreement.

                 2.4 Availability of Information. Promptly after the execution by the Parties of this Reorganization Agreement, each Party shall provide to the other Party, its Officers, employees, agents, and representatives access, on reasonable notice and during customary business hours, to all of the books, records, properties and facilities of the Party and shall use its best efforts to cause its Officers, employees, agents and representatives to cooperate with any of the reviewing Party's reasonable requests for information which would be customary in order to conduct the review provided for in Section 2.3 of this Reorganization Agreement. Except as expressly permitted by the disclosing Party, the receiving Party shall keep confidential all non-public information received by the disclosing Party in connection with the provisions of this Section 2.4.

                 2.5 UPC's Right to Revise the Structure of the Transaction. UPC shall have the unilateral right to revise the structure of the corporate Reorganization contemplated by this Reorganization Agreement in order to achieve tax benefits or for any other reason which UPC may deem advisable; provided, however, that UPC shall not have the right, without the approval of the Board of Directors of CBI, to make any revision to the structure of the Reorganization which (i) changes the amount of the Consideration which the CBI Record Holders are entitled to receive (determined in the manner provided in Section 3.1(e) of this Reorganization Agreement);
(ii) changes the intended tax-free effects of the Merger to UPC, INTERIM, CBI or any CBI Subsidiary; or (iii) would permit UPC to pay the Consideration other than by delivery of shares of UPC Common Stock registered with the SEC (in the manner described in Section 6.2 of this Reorganization Agreement). UPC may exercise this right of revision by giving written Notice to CBI in the manner provided in Section 10.1 of this Reorganization Agreement which Notice shall be in the form of an amendment to this Reorganization Agreement or in the form of an Amended and Restated Agreement and Plan of Reorganization.

                 2.6 Holding Period of UPC Common Stock. CBI and each CBI Subsidiary hereby acknowledge and agree that, in order to qualify the Merger under the Internal Revenue Code as a tax-free reorganization and for accounting purposes as a pooling of


                AGREEMENT AND PLAN OF REORGANIZATION - PAGE 10 interests under the rules and regulations promulgated by the SEC, Accounting Principles Board Opinion No. 16 and GAAP, any CBI Record Holder who would be deemed an Affiliate of CBI at the time of Closing under the Securities Laws and who accepts shares of UPC Common Stock as Consideration for the cancellation, exchange and conversion of his shares of CBI Common Stock pursuant to the terms and conditions of this Reorganization Agreement, shall not pledge, assign, sell, transfer, devise, otherwise alienate or take any action which would eliminate or diminish the risk of owning or holding the shares of UPC Common Stock to be received by such CBI Record Holder upon consummation of the Merger, nor enter into any formal or informal agreement to pledge, assign, sell or transfer, devise, or otherwise alienate his right, title and interests in any of the shares of UPC Common Stock to be delivered by UPC to such CBI Record Holder pursuant to the terms and conditions of this Reorganization Agreement until such time as UPC shall have publicly released a statement of UPC's consolidated earnings reflecting the combined financial results of operations of UPC and CBI for a period of not less than thirty (30) days subsequent to the Effective Time of the Merger. CBI further acknowledges and agrees that any UPC Common Stock certificates issued in connection with the Merger to CBI Record Holders who would be deemed Affiliates of CBI or UPC at the time of Closing under the Securities Laws shall be subject to and bear a restrictive legend substantially in the form as follows:

         THE SHARES OF STOCK REPRESENTED BY THIS CERTIFICATE ARE HELD SUBJECT TO ALL APPLICABLE PROVISIONS OF THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND THE RULES AND REGULATIONS PROMULGATED BY THE SECURITIES AND EXCHANGE COMMISSION ("SEC") THEREUNDER. NO SALES, TRANSFERS OR OTHER DISPOSITION OF THESE SHARES MAY BE MADE EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT (OTHER THAN A REGISTRATION STATEMENT ON SEC FORM S-4) OR UPON THE PRIOR DELIVERY TO UNION PLANTERS CORPORATION ("UPC") OF AN OPINION FROM LEGAL COUNSEL, SATISFACTORY TO UPC, IN FORM AND SUBSTANCE SATISFACTORY TO UPC AND ITS LEGAL COUNSEL, STATING THAT SUCH SALE OR OTHER DISPOSITION IS BEING MADE PURSUANT TO AND IN ACCORDANCE WITH THE REQUIREMENTS OF SEC RULES 144 AND 145 OR IS OTHERWISE EXEMPT FROM REGISTRATION UNDER THE SECURITIES ACT, AND THAT SUCH SALE OR OTHER DISPOSITION WILL NOT AFFECT THE "POOLING OF INTERESTS" ACCOUNTING TREATMENT OF THE MERGER WHICH RESULTED IN THESE SHARES BEING ISSUED. NO SALE, TRANSFER, OR OTHER DISPOSITION OF THESE SHARES MAY BE MADE UNTIL AFTER THE PUBLICATION OF FINANCIAL RESULTS COVERING AT LEAST 30 DAYS OF POST MERGER COMBINED OPERATIONS OF UPC AND COMMERCIAL BANCORP, INC. NO AGREEMENT MAY BE ENTERED INTO BY THE HOLDER OF THIS CERTIFICATE WHICH WOULD ALLOW OR REQUIRE THE SALE, TRANSFER, OR OTHER DISPOSITION OF THESE SHARES DURING


                AGREEMENT AND PLAN OF REORGANIZATION  -  PAGE 11

         THE TIME PERIOD MENTIONED ABOVE OR WHICH WOULD OTHERWISE REDUCE THE RISK BORNE BY THE SHAREHOLDER NAMED ON THE REVERSE SIDE OF THIS CERTIFICATE SUBSEQUENT TO THE CONSUMMATION OF THE MERGER.

                 2.7 CBI Stock Options and Treasury Stock. Except as described in Schedule 2.7 hereto, as of the date of this Reorganization Agreement, there are no validly issued and outstanding options to purchase shares of CBI Common Stock, and no other options, rights, warrants, scrip or similar rights to purchase shares of CBI Common Stock (collectively, the "CBI Stock Options") are (or have been) issued and outstanding by CBI. Therefore, at the Effective Time of the Merger, there will be no issued and outstanding CBI Stock Options other than as described in Schedule 2.7 hereto. Except as described in Schedule 2.7 hereto, within two (2) years prior to the date of this Reorganization Agreement, CBI has not repurchased CBI Stock Options, and CBI has not repurchased any shares of its capital stock. Therefore, as of the date of this Reorganization Agreement, there are no shares of CBI Common Stock held by CBI as Treasury Stock, nor will there be any such shares at the Effective Time of the Merger.



                                   ARTICLE 3

                           DESCRIPTION OF TRANSACTION

                 3.1      Terms of the Merger.

                          (a)     Satisfaction of Conditions to Closing.  After
the transactions contemplated herein have been approved by the shareholders of CBI and INTERIM, and each other condition to the obligations of the Parties hereto, other than those conditions which are to be satisfied by delivery of documents by any Party to any other Party, has been satisfied or, if lawfully permitted, waived by the Party or Parties entitled to the benefits thereof, a closing (the "Closing") will be held on the date (the "Closing Date") and at the time of day and place referred to in Section 3.2 of this Reorganization Agreement. At the Closing the Parties shall use their respective best efforts to deliver the certificates, letters and opinions which constitute conditions to effecting the Merger and each Party will provide the other Parties with such proof or indication of satisfaction of the conditions to the obligations of such other Parties to consummate the Merger as such other Parties may reasonably require. If all conditions to the obligations of each of the Parties shall have been satisfied or lawfully waived by the Party entitled to the benefits thereof, the Parties shall, at the Closing, duly execute


                AGREEMENT AND PLAN OF REORGANIZATION - PAGE 12 a Articles of Merger for filing with the Secretary of State of the State of Tennessee and promptly thereafter CBI and INTERIM shall take all steps necessary or desirable to consummate the Merger in accordance with all applicable laws, rules and regulations and the Plan of Merger which is attached hereto as Exhibit A and incorporated by reference as part of this Reorganization Agreement. The Parties shall thereupon take such other and further actions as UPC shall direct or as may be required by law or this Reorganization Agreement to consummate the transactions contemplated herein.

                          (b)     Effective Time of the Merger.  Upon the
satisfaction of all conditions to Closing, the Merger shall become effective on the date and at the time of filing of a Articles of Merger with the Secretary of State of the State of Tennessee or at such later date and/or time as may be agreed upon by the Parties and set forth in the Articles of Merger so filed (the "Effective Time of the Merger").

                          (c)     Conversion of Shares of INTERIM.  At the
Effective Time of the Merger, each share of $1.00 par value common stock of INTERIM (the "INTERIM Common Stock") issued and outstanding immediately prior to the Effective Time of The Merger shall, by virtue of the Merger becoming effective and without any further action on the part of anyone, be converted into and become one share of the issued and outstanding common stock of the Surviving Corporation.

                          (d)     Conversion and Cancellation of Shares of CBI.
At the Effective Time of the Merger, each share of $10.00 par value per share common stock of CBI (the "CBI Common Stock") validly issued and outstanding immediately prior to the Effective Time of the Merger shall, by virtue of the Merger becoming effective and without any further action on the part of anyone, be converted, exchanged and cancelled as provided in Section 3.1(e) hereof.

                          (e)     Conversion and Exchange of CBI Shares;
Exchange Ratio. At the Effective Time of the Merger, the outstanding shares of CBI Common Stock held by the CBI Record Holders immediately prior to the Effective Time of the Merger shall, without any further action on the part of anyone, cease to represent any interest (equity, shareholder or otherwise) in CBI and shall, except for those shares held by any CBI Record Holder having properly perfected such holder's dissenters' rights and maintained the perfected status of such dissenters' rights through the Effective Time of the Merger, automatically be converted exclusively into, and constitute only the right of the CBI Record Holders to receive in exchange for their shares of CBI Common Stock, whole shares of UPC Common Stock and a cash payment


                AGREEMENT AND PLAN OF REORGANIZATION - PAGE 13 in settlement of any remaining fractional share of UPC Common Stock in accordance with the terms and conditions of this Section 3.1(e). The shares of UPC Common Stock and the cash settlement of any remaining fractional share of UPC Common Stock deliverable by UPC to the CBI Record Holders pursuant to the terms of this Reorganization Agreement are sometimes collectively referred to herein as the "Consideration."

The number of shares of UPC Common Stock to be exchanged for each share of CBI Common Stock issued and outstanding immediately prior to the Effective Time of the Merger (based on there being no more than 20,000 shares of CBI Common Stock issued and outstanding at the Effective Time of the Merger) shall be based on an exchange ratio (the "Exchange Ratio") as determined and set forth in this
Section 3.1(e).  The Exchange Ratio shall be determined as follows:

                                  (i)  In the event the Current Market Price
         Per Share of UPC Common Stock should be greater than or equal to $24.00 per share of UPC Common Stock but less than or equal to $30.00 per share of UPC Common Stock (the "Primary Collar"), the Exchange Ratio shall be fixed at 9.26 shares of UPC Common Stock for each share of CBI Common Stock issued and outstanding at the Effective Time of the Merger;

                                  (ii)  In the event the Current Market Price
         Per Share of UPC Common Stock should be greater than $30.00 per share of UPC Common Stock but less than or equal to $32.00 per share of UPC Common Stock (the "Upper Secondary Collar"), the Exchange Ratio shall be based on (a) a fixed price of $277.80 per share of CBI Common Stock divided by (b) the Current Market Price Per Share of UPC Common Stock for each share of CBI Common Stock validly issued and outstanding at the Effective Time of the Merger;

                                  (iii)  In the event the Current Market Price
         Per Share of UPC Common Stock should be greater than $32.00 per share of UPC Common Stock (the "Ceiling"), the Exchange Ratio shall be fixed at 8.68 shares of UPC Common Stock for each share or CBI Common Stock;provided, however, UPC would have the right to either deliver the fixed Exchange Ratio of 8.68 or to terminate the transaction contemplated in this Reorganization Agreement;provided, however, should UPC elect to terminate the transaction under this provision, CBI would have the unilateral right to reinstate the transaction by accepting in exchange for each share of CBI Common Stock issued and outstanding that number of shares of UPC Common Stock at the Current Market Price Per Share sufficient to equal $277.80 per share of CBI Common Stock;


                AGREEMENT AND PLAN OF REORGANIZATION  -  PAGE 14

                                  (iv)  In the event the Current Market Price
         Per Share of UPC Common Stock should be greater than or equal to $22.00 per share of UPC Common Stock but less than $24.00 per share of UPC Common Stock (the "Lower Secondary Collar"), the Exchange Ratio shall be based on (a) a fixed price of $222.24 per share of CBI Common Stock divided by (b) the Current Market Price Per Share of UPC Common Stock for each share of CBI Common Stock validly issued and outstanding at the Effective Time of the Merger; and

                                  (v)  In the event the Current Market Price
         Per Share of UPC Common Stock should be less than $22.00 per share of UPC Common Stock (the "Floor"), the Exchange Ratio shall be fixed at
         10.10 shares of UPC Common Stock for each share of CBI Common Stock;provided, however, CBI shall have the right to either accept the fixed Exchange Ratio of 10.10 or to terminate the transaction contemplated in this Reorganization Agreement; provided, however, should CBI elect to terminate the transaction under this provision, UPC would have the unilateral right to reinstate the transaction by delivering in exchange for each share of CBI Common Stock issued and outstanding that number of shares of UPC Common Stock at the Current Market Price Per Share sufficient to equal $222.24 per share of CBI Common Stock.

The Exchange Ratio as determined in this Section 3.1(e) shall be based on an aggregate of no more than 20,000 shares of CBI Common Stock validly issued and outstanding immediately prior to the Effective Time of the Merger; provided, however, that no fractional shares of UPC Common Stock shall be issued and if, after aggregating all of the shares of UPC Common Stock to which a CBI Record Holder is entitled based upon the Exchange Ratio, there shall be a fractional share of UPC Common Stock remaining, such fractional share shall be settled by a cash payment therefor pursuant to the Mechanics of Payment of the Consideration set forth in Section 3.1(f) hereof, which shall be calculated based upon the Current Market Price Per Share of one (1) full share of UPC Common Stock.

                                  (1)      DEFINITION OF "CURRENT MARKET PRICE
         PER SHARE." The "Current Market Price Per Share" shall be the average closing price per share of the "last" real time trades (i.e., closing price) of the UPC Common Stock on the NYSE (as published in The Wall Street Journal) for each of the ten (10) NYSE general market trading days next preceding the Closing Date on which the NYSE was open for business (the "Pricing Period"). In the event the UPC Common Stock does not trade on one or more of the trading days during the Pricing Period (a "No Trade Date"), any such No Trade Date shall be disregarded in computing the average closing price


                AGREEMENT AND PLAN OF REORGANIZATION - PAGE 15 per share of UPC Common Stock and the average shall be based upon the "last" real time trades and number of days on which the UPC Common Stock actually traded during the Pricing Period.

                                  (2) EFFECTS OF DISSENTERS' RIGHTS ON THE
         EXCHANGE RATIO. Should CBI Record Holders representing at least 10% of the shares of CBI Common Stock issued and outstanding at the time of Closing perfect such CBI Record Holder's Dissenters' Rights pursuant to the Tennessee Code and maintain the perfected status of such Dissenters' Rights through the Closing Date, UPC and INTERIM shall have the right, exercisable in their sole discretion, to either terminate this Reorganization Agreement or, subject to the prior approval of the CBI Board of Directors, reduce the per share Consideration to be delivered by UPC hereunder by an amount sufficient to off-set against the Consideration any amounts paid, or to be paid, by UPC in excess of $250.00 per share of CBI Common Stock in satisfaction of such Dissenters' Rights.

                                  (3) EFFECT OF STOCK SPLITS, REVERSE STOCK
         SPLITS, STOCK DIVIDENDS AND SIMILAR CHANGES IN THE CAPITAL OF CBI. Should CBI effect any stock splits, reverse stock splits, stock dividends or similar changes in its respective capital accounts subsequent to the date of this Reorganization Agreement but prior to the Effective Time of the Merger, the Exchange Ratio shall be adjusted in such a manner as the Board of Directors of UPC shall deem in good faith to be fair and reasonable in order to give effect to such changes.

                          (f)     Mechanics of Payment of Consideration.
Within five days after the Effective Time of the Merger and the receipt of a certified list of all of the CBI Record Holders, the Corporate Trust Department of Union Planters National Bank, Memphis, Tennessee (the "Exchange Agent") shall deliver to each of the CBI Record Holders such materials and information deemed necessary by the Exchange Agent to advise the CBI Record Holders of the procedures required for proper surrender of their certificates evidencing and representing shares of the CBI Common Stock in order for the CBI Record Holders to receive the Consideration. Such materials shall include, without limitation, a Letter of Transmittal, an Instruction Sheet, and a return mailing envelope addressed to the Exchange Agent (collectively the "Shareholder Materials"). All Shareholder Materials shall be sent by United States mail to the CBI Record Holders at the addresses set forth on a certified shareholder list to be delivered by CBI to UPC at the Closing (the "Shareholder List"). As soon as reasonably practicable thereafter, the CBI Record


                AGREEMENT AND PLAN OF REORGANIZATION  -  PAGE 16

Holders of all of the outstanding shares of CBI Common Stock, shall deliver, or cause to be delivered, to the Exchange Agent, pursuant to the Shareholder Materials, the certificates formerly evidencing and representing all of the shares of CBI Common Stock which were validly issued and outstanding immediately prior to the Effective Time of the Merger, and the Exchange Agent shall take prompt action to process such certificates formerly evidencing and representing shares of CBI Common Stock received by it (including the prompt return of any defective submissions with instructions as to those actions which may be necessary to remedy any defects). Upon receipt of the proper submission of the certificate(s) formerly representing and evidencing ownership of the shares of CBI Common Stock, the Exchange Agent shall, on or prior to the 5th day after the receipt of such certificates, mail to the former CBI Record Holders in exchange for the certificate(s) surrendered by them, the Consideration to be paid for each such CBI Record Holder's shares of CBI Common Stock evidenced by the certificate or certificates which were cancelled and converted exclusively into the right to receive the Consideration upon the Merger becoming effective. After the Effective Time of the Merger and until properly surrendered to the Exchange Agent, each outstanding certificate or certificates which formerly evidenced and represented the shares of CBI Common Stock of a CBI Record Holder, subject to the provisions of this Section, shall be deemed for all corporate purposes to represent and evidence only the right to receive the Consideration into which such CBI Record Holder's shares of CBI Common Stock were converted and aggregated at the Effective Time of the Merger. Unless and until the outstanding certificate or certificates, which immediately prior to the Effective Time of the Merger evidenced and represented the CBI Record Holder's CBI Common Stock shall have been properly surrendered as provided above, the Consideration payable to the CBI Record Holder(s) of the cancelled shares as of any time after the Effective Date shall not be paid to the CBI Record Holder(s) of such certificate(s) until such certificates shall have been surrendered in the manner required. Each CBI Record Holder will be responsible for all federal, state and local taxes which may be incurred by him on account of his receipt of the Consideration to be paid in the Merger. The CBI Record Holder(s) of any certificate(s) which shall have been lost or destroyed may nevertheless, subject to the provisions of this Section, receive the Consideration to which each such CBI Record Holder is entitled, provided that each such CBI Record Holder shall deliver to UPC and to the Exchange
Agent: (i) a sworn statement certifying such loss or destruction and specifying the circumstances thereof and (ii) a lost instrument bond in form satisfactory to UPC and the Exchange Agent which has been duly executed by a corporate surety satisfactory to UPC and the Exchange Agent, indemnifying the Surviving Corporation, UPC, the Exchange Agent (and their


                AGREEMENT AND PLAN OF REORGANIZATION - PAGE 17 respective successors) to their satisfaction against any loss or expense which any of them may incur as a result of such lost or destroyed certificates being thereafter presented. Any costs or expenses which may arise from such replacement procedure, including the premium on the lost instrument bond, shall be for the account of the CBI Record Holder.

                          (g)     Stock Transfer Books.  At the Effective Time
of the Merger, the stock transfer books of CBI shall be closed and no transfer of shares of CBI Common Stock shall be made thereafter.

                          (h)     Effects of the Merger.  At the Effective Time
of the Merger, the separate existence of INTERIM shall cease, and INTERIM shall be merged with and into CBI which, as the Surviving Corporation, shall thereupon and thereafter possess all of the assets, rights, privileges, appointments, powers, licenses, permits and franchises of the two merged corporations, whether of a public or a private nature, and shall be subject to all of the liabilities, restrictions, disabilities and duties of both CBI and INTERIM.

                          (i)     Transfer of Assets.  At the Effective Time of
the Merger, all rights, assets, licenses, permits, franchises and interests of CBI and INTERIM in and to every type of property, whether real, personal, or mixed, whether tangible or intangible, and to choses in action shall be deemed to be vested in CBI as the Surviving Corporation by virtue of the Merger becoming effective and without any deed or other instrument or act of transfer whatsoever.

                          (j)     Assumption of Liabilities.  At the Effective
Time of the Merger, the Surviving Corporation shall become and be liable for all debts, liabilities, obligations and contracts of CBI as well as those of INTERIM, whether the same shall be matured or unmatured; whether accrued, absolute, contingent or otherwise; and whether or not reflected or reserved against in the balance sheets, other financial statements, books of account or records of CBI or INTERIM.

                          (k)     Dissenters' Rights of CBI Shareholders.  Any
CBI Record Holder of shares of CBI Common Stock who shall comply strictly with the provisions of Sections 48-23-201 et seq. of the Tennessee Code, shall be entitled to dissent from the Merger and to seek those appraisal remedies afforded by the Tennessee Code. Such an CBI Shareholder is referred to herein as an "CBI Dissenting Shareholder." However, UPC and INTERIM shall not be obligated to consummate the Merger if CBI Record Holders holding or controlling more than ten percent (10%) of the shares of the CBI Common Stock issued and outstanding immediately prior to the


                AGREEMENT AND PLAN OF REORGANIZATION  -  PAGE 18

Effective Time of the Merger shall have perfected and maintained in perfected status their Dissenters' Rights in accordance with the Tennessee Code and the perfected status of said Dissenters' Rights shall have continued to the time of Closing.

                          (l)     Reservation, Registration and Listing of
shares of UPC Common Stock. UPC shall reserve for issuance, register under the Securities Laws and apply for listing for trading on the NYSE a sufficient number of shares of UPC Common Stock for the purpose of issuing shares of UPC Common Stock to the CBI Record Holders in accordance with the terms and conditions of this Section 3.1.

                 3.2 Time and Place of Closing. The Closing shall take place at 10:00 a.m. on the Business Day next preceding the date on which the Effective Time of the Merger is expected to occur, or at such other time as the Parties, acting through their chief executive officers, presidents or chief financial officers, may mutually agree (the "Closing Date"). The place of Closing shall be at Union Planters Administrative Center, Union Planters Corporation Executive Offices (Fourth Floor), 7130 Goodlett Farms Parkway, Memphis, Shelby County, Tennessee 38018. The Closing may be held at such other time or place as may be mutually agreed upon by the Parties.



                                   ARTICLE 4

               REPRESENTATIONS AND WARRANTIES OF UPC AND INTERIM

                 As of the date hereof and as of the Effective Time of the Merger, UPC and INTERIM represent and warrant to CBI as follows:

                 4.1 Organization and Corporate Authority. UPC is a corporation duly organized, validly existing and in good standing under the laws of the State of Tennessee. INTERIM is a corporation duly organized, validly existing and in good standing under the laws of the State of Tennessee. UPC and INTERIM (i) have, in all material respects, all requisite corporate power and authority to own, operate and lease their material properties and carry on their businesses as they are currently being conducted; (ii) are in good standing and are duly qualified to do business in each jurisdiction where the character of their properties owned or held under lease or the nature of their business makes such qualification necessary; and (iii) have in effect all federal, state, local and foreign governmental authorizations, permits and licenses necessary for them to own or lease their properties and assets and to carry on their businesses as they


                AGREEMENT AND PLAN OF REORGANIZATION - PAGE 19 are currently being conducted. The corporate Charter and Bylaws of UPC and the Charter and Bylaws of INTERIM, as amended to date, are in full force and effect as of the date of this Reorganization Agreement.

                 4.2 Authorization, Execution and Delivery; Reorganization Agreement Not in Breach.

                          (a)     UPC and INTERIM have all requisite corporate
power and authority to execute and deliver this Reorganization Agreement and the Plan of Merger and to consummate the transactions contemplated hereby and thereby. This Reorganization Agreement, and all other agreements contemplated to be executed in connection herewith by UPC and INTERIM, have been (or upon execution will have been) duly executed and delivered by UPC and INTERIM, have been (or upon execution will have been) effectively authorized by all necessary action, corporate or otherwise, and, other than the approval of UPC as sole shareholder of INTERIM and UPC's Board of Directors, no other corporate proceedings on the part of UPC or INTERIM are (or will be) necessary to authorize such execution and delivery, and constitute (or upon execution will constitute) legal, valid and enforceable obligations of UPC and INTERIM, subject, as to enforceability, to applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally, and to the application of equitable principles and judicial discretion.

                          (b)     The execution and delivery of this
Reorganization Agreement, the consummation of the transactions contemplated hereby and the fulfillment of the terms hereof will not result in a breach of any of the terms or provisions of, or constitute a default under (or an event which, with the passage of time or the giving of notice or both, would constitute a default under), or conflict with, or permit the acceleration of any obligation under, any material mortgage, lease, covenant, agreement, indenture or other instrument to which UPC or INTERIM is a party or by which they or their property or any of their assets are bound; the corporate Charter and Bylaws of UPC or the Charter and Bylaws of INTERIM; or any material judgment, decree, order or award of any court, governmental body or arbitrator by which UPC or INTERIM is bound; or any material permit, concession, grant, franchise, license, law, statute, ordinance, rule or regulation applicable to UPC or INTERIM or their properties; or result in the creation of any lien, claim, security interest, encumbrance, charge, restriction or right of any third party of any kind whatsoever upon the property or assets of UPC or INTERIM, except that the Government Approvals shall be required in order for UPC and INTERIM to consummate the Merger.


                AGREEMENT AND PLAN OF REORGANIZATION  -  PAGE 20

                 4.3 No Legal Bar. Neither UPC nor INTERIM is a party to, subject to or bound by any agreement, judgment, order, writ, prohibition, injunction or decree of any court or other governmental body of competent jurisdiction which would prevent the execution of this Reorganization Agreement by UPC or INTERIM, its delivery to CBI and the CBI Companies or the consummation of the transactions contemplated hereby, and no action or proceeding is pending against UPC or INTERIM in which the validity of this Reorganization Agreement, any of the transactions contemplated hereby or any action which has been taken by any of the Parties in connection herewith or in connection with any of the transactions contemplated hereby is at issue.

                 4.4 Government Approvals. No consent, approval, order or authorization of, or registration, declaration or filing with, any federal, state or local governmental authority is required to be made or obtained by UPC or INTERIM in connection with the execution and delivery of this Reorganization Agreement or the consummation of the transactions contemplated hereby by UPC or INTERIM, except for: (a) the prior approval of the Board of Governors of the Federal Reserve System (the "Federal Reserve") of the Merger under the Bank Holding Company Act of 1956, as amended; and (b) the prior approval of the Tennessee Department of Financial Institutions ("TDFI") under Sections 45-12-101 et seq of the Tennessee Code and the regulations promulgated by the TDFI thereunder (collectively, the "Government Approvals").

                 4.5 Capitalization. (a) The authorized capital stock of UPC consists of 10,000,000 shares of preferred stock having no par value (the "UPC Preferred Stock"), and 50,000,000 shares of common stock having a par value of $5.00 per share (the "UPC Common Stock"). As of June 1, 1994, UPC had issued and outstanding: 44,000 shares of $8.00 Nonredeemable Cumulative Convertible Preferred Stock, Series B; 690,000 shares of 10-3/8% Increasing Rate, Redeemable, Cumulative Preferred Stock, Series C; 253,655 shares of 9.5% Redeemable, Cumulative Preferred Stock, Series D; and 3,107,922 shares of 8% Cumulative, Convertible Preferred Stock, Series E. In addition, 250,000 shares of UPC Preferred Stock have been reserved for issuance as Series A Preferred Stock pursuant to the UPC Share Purchase Rights Agreement dated January 19, 1989, between UPC and Union Planters National Bank as Rights Agent (the "UPC Share Purchase Rights Agreement"). As of June 1, 1994, 21,804,805 shares of UPC Common Stock were validly issued and outstanding.

         As of the date hereof, UPC is the holder, directly or indirectly, of all of the outstanding capital stock of its Subsidiaries, except for director qualifying shares.


                AGREEMENT AND PLAN OF REORGANIZATION  -  PAGE 21

                          (b)  The authorized capital stock of INTERIM consists
of 1,000 shares of common stock having a par value of $1.00 per share (the "INTERIM Common Stock") and no preferred stock. As of the date hereof, INTERIM had issued all 1,000 shares of the authorized INTERIM Common Stock to UPC. Therefore, UPC is the record holder and beneficial owner of all of the INTERIM Common Stock outstanding.

                 4.6 UPC Financial Statements. UPC has delivered and, to the extent reference is made to financial statements not yet available or capable of development, will deliver to CBI true and complete copies of: (i) UPC's audited Consolidated Financial Statements for the calendar years ended December 31, 1992 and 1993 (as originally issued, but without giving effect to subsequently effected business combinations accounted for as poolings of interests); (ii) UPC's unaudited consolidated financial statements for each of the calendar quarters ending in calendar year 1994 and thereafter, ending prior to the Closing Date; and (iii) upon issuance thereof, UPC's audited Consolidated Financial Statements for the calendar year ending December 31, 1994. Such financial statements and the notes thereto present fairly, or will present fairly when issued, in all material respects, the consolidated financial position of UPC at the respective dates thereof and the consolidated results of operations and consolidated cash flow of UPC for the periods indicated, and in each case in conformity with GAAP consistently applied and maintained.

                 4.7      Exchange Act and Listing Filings.

         (a) The outstanding shares of UPC Common Stock are registered with the SEC pursuant to the 1934 Act and UPC has filed with the SEC all material forms and reports required by law to be filed by UPC with the SEC, which forms and reports, taken as a whole, are true and correct in all material respects, and do not misstate a material fact or omit to state a material fact required to be stated therein or necessary to make the statements contained therein, in light of the circumstances under which they were made, not misleading.

         (b) The outstanding shares of UPC Common Stock are listed for trading on the NYSE (under the symbol "UPC") pursuant to the listing rules of the NYSE and UPC has filed with the NYSE all material forms and reports required by the NYSE to be filed by UPC with the NYSE, which forms and reports, taken as a whole, are true and correct in all material respects, and do not misstate a material fact or omit to state a material fact required to be stated therein or necessary to make the statements contained therein, in light of the circumstances under which they were made, not misleading.


                AGREEMENT AND PLAN OF REORGANIZATION  -  PAGE 22

                 4.8 The UPC Common Stock. All shares of UPC Common Stock to be issued by UPC and delivered to the CBI Record Holders in exchange for all of the CBI Common Stock will be duly authorized, validly issued, fully paid and non-assessable, and none of such shares of UPC Common Stock will have been issued in violation of any preemptive rights of any UPC shareholders. The shares of UPC Common Stock to be delivered in payment of the Consideration shall have in all material respects such distinguishing characteristics as those of the shares of UPC Common Stock outstanding immediately prior to the Effective Time of the Merger.

                 4.9 Litigation. Except as set forth in Schedule 4.9 hereto, there is no action, suit or proceeding pending against UPC or any UPC Subsidiary, or to the best knowledge of UPC or any UPC Subsidiary threatened against or affecting UPC, any UPC Subsidiary or any of their assets, before any court or arbitrator or any governmental body, agency or official that (i) would, if decided against UPC or the UPC Subsidiary, have a material adverse impact on the business, properties, assets, liabilities, condition (financial or other) or prospects of UPC or any UPC Subsidiary and that are not reflected in the UPC Financial Statements or (ii) has been brought by or on behalf of any employee employed or formerly employed by UPC or any UPC Subsidiary.

                 4.10 Labor and Employment Matters. Except as reflected in Schedule 4.10 hereto, there is no (i) collective bargaining agreement or other labor agreement to which UPC or any UPC Subsidiary is a party or by which any of them is bound; (ii) employment, profit sharing, deferred compensation, bonus, stock option, purchase, retainer, consulting, retirement, welfare or incentive plan or contract to which UPC or any UPC Subsidiary is a party or by which it is bound; or (iii) plan or agreement under which "fringe benefits" (including, but not limited to, vacation plans or programs, sick leave plans or programs and related benefits) are afforded any of the employees of UPC or any UPC Subsidiary. No party to any such agreement, plan or contract is in default with respect to any material term or condition thereof, nor has any event occurred which, through the passage of time or the giving of notice, or both, would constitute a default thereunder or would cause the acceleration of any obligation of any party thereto. Neither UPC nor any UPC Subsidiary has received notice from any governmental agency of any alleged violation of applicable laws that remains unresolved respecting employment and employment practices, terms and conditions of employment and wages and hours. UPC and each UPC Subsidiary have complied in all material respects with all applicable laws, rules and regulations relating to the employment of labor, including those related to its employment practices, employee disabilities,


                AGREEMENT AND PLAN OF REORGANIZATION - PAGE 23 wages, hours, collective bargaining and the payment and withholding of taxes and other sums as required by the appropriate governmental authorities, and UPC and each UPC Subsidiary have withheld and paid to the appropriate governmental authorities or are holding for payment not yet due to such authorities, all amounts required to be withheld from the employees of UPC and each UPC Subsidiary and are not liable for any arrears of wages, taxes, penalties or other sums for failure to comply with any of the foregoing. Except as set forth in Schedule 4.10, there is no: unfair labor practice complaint against UPC or any UPC Subsidiary pending before the National Labor Relations Board or any state or local agency; pending labor strike or other labor trouble affecting UPC or any UPC Subsidiary; labor grievance pending against UPC or any UPC Subsidiary; pending representation question respecting the employees of UPC or any UPC Subsidiary; pending arbitration proceedings arising out of or under any collective bargaining agreement to which UPC or any UPC Subsidiary is a party, or to the best knowledge of UPC, any basis for which a claim may be made under any collective bargaining agreement to which UPC or any UPC Subsidiary is a party.

                 4.11 Absence of Undisclosed Liabilities. Except as described in Schedule 4.11 hereto, neither UPC nor any UPC Subsidiary has any obligation or liability (contingent or otherwise) that is material to the financial condition or operations of UPC or any UPC Subsidiary, or that, when combined with all similar obligations or liabilities, would be material to the financial condition or operations of UPC or any UPC Subsidiary (i) except as disclosed in the UPC Financial Statements delivered to CBI prior to the date of this Reorganization Agreement, or (ii) except obligations or liabilities incurred in the ordinary course of its business consistent with past practices, or (iii) except as contemplated under this Reorganization Agreement. Since December 31, 1992, neither UPC nor any UPC Subsidiary has incurred or paid any obligation or liability which would be material to the financial condition or operations of UPC or such UPC Subsidiary, except for obligations paid in connection with transactions made by it in the ordinary course of its business consistent with past practices, laws and regulations applicable to UPC or any UPC Subsidiary.

                 4.12 Disclosure. The information concerning, and the representations or warranties made by UPC and INTERIM as set forth in this Reorganization Agreement, or in any document, statement, certificate or other writing furnished or to be furnished by UPC and INTERIM to CBI pursuant hereto, do not and will not contain any untrue statement of a material fact or omit and will not omit to state a material fact required to be stated


                AGREEMENT AND PLAN OF REORGANIZATION - PAGE 24 herein or therein which is necessary to make the statements and facts contained herein or therein, in light of the circumstances under which they were or are made, not false or misleading. Copies of all documents heretofore or hereafter delivered or made available to CBI by UPC and INTERIM pursuant hereto were or will be complete and accurate copies of such documents.



                                   ARTICLE 5

                REPRESENTATIONS AND WARRANTIES OF CBI COMPANIES

         Both as of the date hereof and as of the Effective Time of the Merger, CBI and CBO represent and warrant to UPC and INTERIM as follows:

                 5.1      Organization and Qualification of CBI and
Subsidiaries.

                          (a)  CBI is a corporation duly organized, validly
existing and in good standing under the laws of the State of Tennessee and (i) has all requisite corporate power and authority to own, operate and lease its properties and to carry on its business as it is currently being conducted;
(ii) is in good standing and is duly qualified to do business in each jurisdiction where the character of its properties owned or held under lease or the nature of its business makes such qualification necessary; and (iii) is a registered bank holding company with the Federal Reserve.

                          (b)  Each CBI Subsidiary is duly chartered, validly
existing and in good standing under the laws of the state or jurisdiction of its incorporation and (i) has all requisite corporate power and authority to own, operate and lease its properties and to carry on its business as it is currently being conducted and (ii) is in good standing and is duly qualified to do business in each jurisdiction where the character of its properties owned or held under lease or the nature of its business makes such qualification necessary. CBI and each of its Subsidiaries have in effect all federal, state, local and foreign governmental authorizations, permits and licenses necessary for them to own or lease their respective properties and assets and to carry on their business as it is currently being conducted.

                          (c)  CBO is a state banking corporation, duly
organized, validly existing and in good standing under the laws of the State of Tennessee and engages only in activities (and holds properties only of the types) permitted by the Tennessee Code and the rules and regulations promulgated by the TDFI


                AGREEMENT AND PLAN OF REORGANIZATION - PAGE 25 thereunder or the FDIC for insured depository institutions. CBO's deposit accounts are insured by the Bank Insurance Fund (the "BIF") as administered by the FDIC to the fullest extent permitted under applicable law.

                 5.2 Authorization, Execution and Delivery; Reorganization Agreement Not in Breach.

                          (a)     CBI and CBO have all requisite power and
authority to execute and deliver this Reorganization Agreement and the Plan of Merger and to consummate the transactions contemplated hereby and thereby. The execution and delivery of this Reorganization Agreement and the Plan of Merger and the consummation of the proposed transaction have been (or within thirty
(30) days from the date of this Reorganization Agreement will have been) duly authorized by majorities of the entire Boards of Directors of CBI and CBO and, except for the approval of the CBI Shareholders, no other corporate proceedings on the part of CBI are necessary to authorize the execution and delivery of this Reorganization Agreement and the Plan of Merger and the consummation of the transactions contemplated hereby and thereby. This Reorganization Agreement and all other agreements and instruments herein contemplated to be executed by CBI or CBO have been (or upon execution will have been) duly executed and delivered by CBI and CBO and constitute (or upon execution will constitute) legal, valid and enforceable obligations of CBI and CBO, subject, as to enforceability, to applicable bankruptcy, insolvency, receivership, conservatorship, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally and to the application of equitable principles and judicial discretion.

                          (b)     Except as described in Schedule 5.2(b)
hereto, the execution and delivery of this Reorganization Agreement and the Plan of Merger, the consummation of the transaction contemplated hereby and thereby, and the fulfillment of the terms hereof and thereof will not result in a violation or breach of any of the terms or provisions of, or constitute a default under (or an event which, with the passage of time or the giving of notice, or both, would constitute a default under), or conflict with, or permit the acceleration of, any obligation under any mortgage, lease, covenant, agreement, indenture or other instrument to which CBI or any CBI Subsidiary is a party or by which CBI or any CBI Subsidiary is bound; the Charter and Bylaws of CBI or the Charter and Bylaws of any CBI Subsidiary; or any judgment, decree, order, regulatory letter of understanding or award of any court, governmental body, authority or arbitrator by which CBI or any CBI Subsidiary is bound; or any permit, concession, grant, franchise, license, law, statute, ordinance, rule or regulation applicable to CBI or any CBI Subsidiary or the


                AGREEMENT AND PLAN OF REORGANIZATION - PAGE 26 properties of any of them; or result in the creation of any lien, claim, security interest, encumbrance, charge, restriction or right of any third party of any kind whatsoever upon the properties or assets of CBI or any CBI Subsidiary.

                 5.3      No Legal Bar.   Neither CBI nor any CBI Subsidiary is
a party to, or subject to, or bound by, any agreement or judgment, order, letter of understanding, writ, prohibition, injunction or decree of any court or other governmental authority or body, or any law which would prevent the execution of this Reorganization Agreement by CBI or CBO, or the Plan of Merger by CBI, or the delivery thereof to UPC and INTERIM, or the consummation of the transaction contemplated hereby and thereby, and no action or proceeding is pending against CBI or any CBI Subsidiary in which the validity of this Reorganization Agreement, the transaction contemplated hereby or any action which has been taken by any of the Parties in connection herewith or in connection with the transaction contemplated hereby is at issue.

                 5.4 Government and Other Approvals. Except for the Government Approvals described in Section 4.4, no consent, approval, order or authorization of, or registration, declaration or filing with, any federal, state or local governmental authority is required to be made or obtained by CBI or any CBI Subsidiary in connection with the execution and delivery of this Reorganization Agreement or the consummation of the transactions contemplated by this Reorganization Agreement nor is any consent or approval required from any landlord, licensor or other non-governmental party which has granted rights to CBI or any CBI Subsidiary in order to avoid forfeiture or impairment of such rights. Neither CBI nor any CBI Subsidiary are aware of any facts, circumstances or reasons why such Government Approvals should not be forth coming or which would prevent or hinder such approvals from being obtained.

                 5.5 Compliance With Law. CBI and all CBI Subsidiaries hold all licenses, franchises, permits and authorizations necessary for the lawful conduct of their respective businesses, and CBI and each CBI Subsidiary, respectively, as the owners of the Realty have complied in all material respects with all applicable statutes, laws, ordinances, rules and regulations of all federal, state and local governmental bodies, agencies and subdivisions having, asserting or claiming jurisdiction over CBI's or any CBI Subsidiary's properties or over any other part of CBI's or any CBI Subsidiary's assets, liabilities or operations. The benefits of all of such licenses, franchises, permits and authorizations are in full force and effect and may continue to be enjoyed by CBI and each CBI Subsidiary subsequent to the Closing of the transactions contemplated herein without


                AGREEMENT AND PLAN OF REORGANIZATION - PAGE 27 any consent or approval. Neither CBI nor any CBI Subsidiary has received notice of any proceeding for the suspension or revocation of any such license, franchise, permit, or authorization and no such proceeding is pending or has been threatened by any governmental authority.

                 5.6 Charter Documents. Included in Schedule 5.6 hereto are true and correct copies of the Charter and Bylaws of CBI and the Articles of Association or Charter and Bylaws of each CBI Subsidiary, respectively. The Charter and Bylaws of CBI and the Articles of Association or Charter and Bylaws of each CBI Subsidiary, as amended to date, are in full force and effect.

                 5.7 CBI Financial Statements. Accompanying Schedule 5.7 hereto are true copies of the comparative parent only balance sheets of CBI as of December 31, 1993, the comparative parent only balance sheets of CBI as of December 31, 1992, and selected financial data for CBI as of December 31, 1991, 1990 and 1989, and the related comparative statements of income and changes in stockholders' equity and cash flows of CBI for the years ended December 31, 1993, 1992 and 1991, audited financial statements of CBO for the year ended December 31, 1993, and Call Reports for the years ended December 31, 1992, 1991, 1990 and 1989 (the "Audited Financial Statements of CBI") and the comparative interim (or annual) financial statements for any subsequent quarter (or year) ending after December 31, 1993 and prior to the Closing Date. Such financial statements (i) were (or will be) prepared from the books and records of CBI and each CBI Subsidiary; (ii) were (or will be) prepared in accordance with generally accepted accounting principles consistently applied; (iii) accurately present (or will present) CBI's and each CBI Subsidiary's financial condition and the results of their operations, changes in stockholders' equity and cash flows at the relevant dates thereof and for the periods covered thereby; (iv) do contain or reflect (or will contain and reflect) all necessary adjustments and accruals for an accurate presentation of CBI's and each CBI Subsidiary's financial condition and the results of CBI's and each CBI Subsidiary's operations and cash flows for the periods covered by such Financial Statements; (v) do contain and reflect (or will contain and reflect) adequate provisions for loan losses, for ORE reserves and for all reasonably anticipatable liabilities for all taxes, federal, state, local or foreign, with respect to the periods then ended; and (vi) do contain and reflect (or will contain and reflect) adequate provisions for all reasonably anticipated liabilities for Post Retirement Benefits Other Than Pensions ("OPEB") pursuant to FASB 106 and 112.


                AGREEMENT AND PLAN OF REORGANIZATION  -  PAGE 28

                 5.8      Absence of Certain Changes.  Except as disclosed in
Schedule 5.8 or as provided for or contemplated in this Reorganization Agreement, since December 31, 1993 (the "Balance Sheet Date") there has not been:

                          (a)     any transaction by CBI or any CBI Subsidiary
not in the ordinary course of business and in conformity with past practice;

                          (b)     any material adverse change in the business,
property, assets (including loan portfolios), liabilities (whether absolute, accrued, contingent or otherwise), prospects, operations, liquidity, income, condition (financial or otherwise) or net worth of CBI or any CBI Subsidiary;

                          (c)     any damage, destruction or loss, whether or
not covered by insurance, which has had or may have a material adverse effect on any of the properties, business or prospects of CBI or any CBI Subsidiary or their future use and operation by CBI or any CBI Subsidiary;

                          (d)     any acquisition or disposition by CBI or any
CBI Subsidiary of any property or asset of CBI or any CBI Subsidiary, whether real or personal, having a fair market value, singularly or in the aggregate for each CBI Company, in an amount greater than Twenty Thousand Dollars ($20,000), except in the ordinary course of business and in conformity with past practice;

                          (e)     any mortgage, pledge or subjection to lien,
charge or encumbrance of any kind on any of the respective properties or assets of CBI or any CBI Subsidiary, except to secure extensions of credit in the ordinary course of business and in conformity with past practice;

                          (f)     any amendment, modification or termination of
any contract or agreement, relating to CBI or any CBI Subsidiary, to which CBI or any CBI Subsidiary is a party which would have an adverse effect upon the financial condition or operations of CBI or any CBI Subsidiary.

                          (g)     any increase in, or commitment to increase,
the compensation payable or to become payable to any officer, director, employee or agent of CBI or any CBI Subsidiary, or any bonus payment or similar arrangement made to or with any of such officers, directors, employees or agents, other than routine increases made in the ordinary course of business not exceeding the greater of ten percent (10%) per annum or $6,000 for any of them individually;


                AGREEMENT AND PLAN OF REORGANIZATION  -  PAGE 29

                          (h)     any incurring of, assumption of, or taking
of, by CBI or any CBI Subsidiary, any property subject to, any liability, except for liabilities incurred or assumed or property taken subsequent to the Balance Sheet Date in the ordinary course of business and in conformity with past practice;

                          (i)     any material alteration in the manner of
keeping the books, accounts or Records of CBI or any CBI Subsidiary, or in the accounting policies or practices therein reflected;

                          (j)     any release or discharge of any obligation or
liability of any person or entity related to or arising out of any loan made by CBI or any CBI Subsidiary of any nature whatsoever, except in the ordinary course of business and in conformity with past practice; or

                          (k)     any loan (except credit card loans, passbook
loans or home loans) by CBI or any CBI Subsidiary to any Officer, director or 2% shareholder of CBI or any CBI Subsidiary or any Affiliate of CBI or any CBI Subsidiary; or to any member of the immediate family of such Officer, director or 2% shareholder of CBI or any CBI Subsidiary or any Affiliate of CBI; or to any Person in which such Officer, director or 2% shareholder directly or indirectly owns beneficially or of record ten percent (10%) or more of any class of equity securities in the case of a corporation, or of any equity interest, in the case of a partnership or other non-corporate entity; or to any trust or estate in which such Officer, director or 2% shareholder has a ten percent (10%) or more beneficial interest; or as to which such Officer, director or 2% shareholder serves as a trustee or in a similar capacity. As used in this Section 5.8, "Officer" shall refer to a person who holds the title of chairman, president, executive vice president, senior vice president, controller, secretary, cashier or treasurer or who performs the normal duties of such officer whether or not he or she is compensated for such service or has an official title.

                 5.9 Deposits. None of the Deposits of any CBI Subsidiary is a "brokered" Deposit or subject to any encumbrance, legal restraint or other legal process. Except as set forth in Schedule 5.9, no portion of the Deposits represents a Deposit by any Affiliate of CBI or any CBI Subsidiary.

                 5.10 Properties. Except as described in Schedule 5.10 hereto or adequately reserved against in the Audited Financial Statements of CBI, CBI and each CBI Subsidiary has good and marketable title free and clear of all material liens, encumbrances, charges, defaults, or equities of whatever character to all of the material properties and assets, tangible


                AGREEMENT AND PLAN OF REORGANIZATION - PAGE 30 or intangible, reflected in the Audited Financial Statements of CBI as being owned by CBI or any CBI Subsidiary as of the dates thereof. All buildings, and all fixtures, equipment, and other property and assets that are material to the business of CBI and its Subsidiaries on a consolidated basis, held under leases or subleases by CBI or any CBI Subsidiary, are held under valid instruments enforceable in accordance with their respective terms (except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, or other laws affecting the enforcement of creditors' rights generally, and except that the availability of the equitable remedy of specific performance or injunctive relief is subject to the discretion of the court before which any proceedings may be pending). The policies of fire, theft, liability, and other insurance maintained with respect to the properties, assets or businesses of the CBI Companies provide adequate coverage against loss, and the fidelity bonds in effect as to which any of the CBI Companies is a named insured are believed to be sufficient.

                 5.11 CBI Subsidiaries. Schedule 5.11 hereto lists all of the active and inactive CBI Subsidiaries (including any Subsidiary of a CBI Subsidiary) as of the date of this Reorganization Agreement and describes generally the business activities conducted, or permitted to be conducted, by each CBI Subsidiary. Except as described in Schedule 5.11 hereto, no equity securities of any of the CBI Subsidiaries are or may become required to be issued (other than to CBI or any CBI Subsidiary) by reason of any options, warrants, scrip, rights to subscribe to, calls, or commitments of any character whatsoever relating to, or securities or rights convertible into or exchangeable for, shares of the capital stock of any CBI Subsidiary, and there are no contracts, commitments, understandings, or arrangements by which any CBI Subsidiary is bound to issue (other than to CBI) any additional shares of its capital stock or options, warrants, or rights to purchase or acquire any additional shares of its capital stock. Except as described in Schedule 5.11 hereto, all of the shares of capital stock of each CBI Subsidiary held by CBI or by any CBI Subsidiary are fully paid and nonassessable and are owned by CBI or such CBI Subsidiary free and clear of any claim, lien, or encumbrance of any nature whatsoever, whether perfected or not.

                 5.12 Condition of Fixed Assets and Equipment. Except as disclosed in Schedule 5.12 hereto, each item of CBI's or any CBI Subsidiary's fixed assets and equipment having a net book value in excess of Twenty Thousand Dollars ($20,000) included in the Fixed Assets is in good operating condition and repair, normal wear and tear excepted.


                AGREEMENT AND PLAN OF REORGANIZATION  -  PAGE 31

                 5.13 Tax Matters. Except as described in Schedule 5.13 hereto:

                       (a) all federal, state, local, and foreign tax returns required to be filed by or on behalf of CBI and each CBI Subsidiary have been timely filed or requests for extensions have been timely filed, granted, and have not expired for periods ended on or before the date of this Reorganization Agreement, and all returns filed are, and the information contained therein is, complete and accurate. All tax obligations reflected in such returns have been paid. As of the date of this Reorganization Agreement, there is no audit examination, deficiency, or refund litigation or matter in controversy with respect to any taxes that might result in a determination materially adverse to CBI or any CBI Subsidiary except as fully reserved for in the Audited Financial Statements of CBI. All taxes, interest, additions, and penalties due with respect to completed and settled examinations or concluded litigation have been paid.

                       (b) Neither CBI nor any CBI Subsidiary has executed an extension or waiver of any statute of limitations on the assessment or collection of any tax due that is currently in effect.

                       (c) Adequate provision for any federal, state, local, or foreign taxes due or to become due for CBI and all CBI Subsidiaries for all periods through and including December 31, 1993, has been made and is reflected on the December 31, 1993 financial statements included in the Audited Financial Statements of CBI, and have been and will continue to be made with respect to periods ending after December 31, 1993.

                       (d) Deferred taxes of CBI and each CBI Subsidiary have been and will be provided for in accordance with GAAP.

                       (e) To the best knowledge of CBI and any CBI Subsidiary, neither the Internal Revenue Service nor any foreign, state, local or other taxing authority is now asserting or threatening to assert against CBI or any CBI Subsidiary any deficiency or claim for additional taxes, or interest thereon or penalties in connection therewith. All material income, payroll, withholding, property, excise, sales, use, franchise and transfer taxes, and all other taxes, charges, fees, levies or other assessments, imposed upon CBI by the United States or by any state, municipality, subdivision or instrumentality of the United States or by any other taxing authority, including all interest, penalties or additions attributable thereto, which are due and payable by CBI or any CBI Subsidiary, either have been paid in full, or have been properly accrued and reflected in the Audited


                AGREEMENT AND PLAN OF REORGANIZATION  -  PAGE 32

Financial Statements of CBI referred to in Section 5.7 of this Reorganization Agreement.

                 5.14 Litigation. Except as set forth in Schedule 5.14 hereto, there is no action, suit or proceeding pending against CBI or any CBI Subsidiary, or to the best knowledge of CBI or any CBI Subsidiary threatened against or affecting CBI, any CBI Subsidiary or any of their assets, before any court or arbitrator or any governmental body, agency or official that (i) would, if decided against CBI or the CBI Subsidiary, have a material adverse impact on the business, properties, assets, liabilities, condition (financial or other) or prospects of CBI or any CBI Subsidiary and that are not reflected in the Audited Financial Statements of CBI or (ii) has been brought by or on behalf of any employee employed or formerly employed by CBI or any CBI Subsidiary.

                 5.15  Hazardous Materials.

                       (a) CBI and all CBI Subsidiaries have obtained all material permits, licenses and other authorizations which are required to be obtained by CBI or its Subsidiaries with respect to the Property (as defined herein) under all Applicable Environmental Laws (as defined herein). All Property controlled, directly or indirectly, by CBI or any CBI Subsidiary is in material compliance with the terms and conditions of all of such permits, licenses and authorizations, and is also in material compliance with all other limitations, restrictions, conditions, standards, prohibitions, requirements, obligations, schedules and timetables contained in any Applicable Environmental Laws or in any regulation, code, plan, order, decree, judgment, injunction, notice or demand letter issued, entered, promulgated or approved thereunder, except as described in detail in Schedule 5.15 hereto. For purposes hereof, the following terms shall have the following meanings:

                 "APPLICABLE ENVIRONMENTAL LAWS" shall mean all federal, state, local and municipal environmental laws, rules or regulations to the extent applicable to the Property, including, but not limited to, (a) the Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C.
Section 9601 et seq. ("CERCLA"); (b) the Resource Conservation and Recovery Act, 42 U.S.C. Section 6901 et seq. "RCRA"; (c) the Federal Water Pollution Control Act, 33 U.S.C. Section 1251 et seq.; (d) the Clean Air Act, 42 U.S.C.
Section 7401 et seq.; (e) the Hazardous Materials Transportation Act, 49 U.S.C.
Section 1471 et seq.; (f) the Toxic Substances Control Act, 15 U.S.C. Section 2601 et seq.; (g) the Emergency Planning and Community Right-to-Know Act, 42 U.S.C. Section 11001 et seq.; (h) the National Environmental Policy Act, 42 U.S.C. Section 4321 et seq.; (i) the Rivers and


                AGREEMENT AND PLAN OF REORGANIZATION  -  PAGE 33

Harbours Act of 1899, 33 U.S.C. Section 401 et seq.; (j) the Occupational Safety and Health Act, 29 U.S.C. Section 651 et seq.; (k) the Safe Drinking Water Act, 42 U.S.C. Section 300(f) et seq.; (l) the Oil Pollution Act of 1990, 33 U.S.C. Section 2701 et seq.; (m) the Hazardous Waste Management Act of 1977, Sections 68-46-101 et seq. of the Tennessee Code; (n) the Hazardous Waste Management Act of 1983, Sections 68-46-201 et seq. of the Tennessee Code; (o) the Hazardous Waste Reduction Act of 1990, Sections 68-46-301 et seq. of the Tennessee Code; (p) the Petroleum Underground Storage Tank Act, Sections 68-58-101 et seq. of the Tennessee Code; (q) any amendments to the foregoing Acts as adopted from time to time on or before the Closing; and (r) any rule, regulation, order, injunction, judgment, declaration or decree implementing or interpreting any of the foregoing Acts, as amended.

                 "HAZARDOUS SUBSTANCES" shall mean any substance, material, waste, or pollutant that is now (or prior to the Closing) listed, defined, characterized or regulated as hazardous, toxic or dangerous under or pursuant to any statute, law, ordinance, rule or regulation of any federal, state, regional, county or local governmental authority having jurisdiction over the Property of CBI or any CBI Subsidiary or its use or operation, including, without limitation, (a) any substance, material, element, compound, mixture, solution, waste, chemical or pollutant listed, defined, characterized or regulated as hazardous, toxic or dangerous under any Applicable Environmental Laws, (b) petroleum, petroleum derivatives or by-products, and other hydrocarbons, (c) polychlorinated biphenyls (PCBs), asbestos and urea formaldehyde, and (d) radioactive substances, materials or waste.

                 "PROPERTY" shall be deemed to include, but shall not be limited to, all real property owned, controlled, leased or held by CBI or a CBI Subsidiary, in whole or in part, solely or in a joint venture or other business arrangement, either for operational or investment purposes, and whether assigned, purchased, or obtained through foreclosure (or similar action) or in satisfaction of debts previously contracted.

                       (b) In addition, except as set forth in Schedule 5.15(b) hereto:

                             (i) No notice, notification, demand, request for information, citation, summons or order has been issued, no complaint has been filed, no penalty has been assessed and no investigation or review is pending by any governmental or other entity with respect to any alleged failure by CBI or any CBI Subsidiary to have any permit, license or authorization required in connection with the


                AGREEMENT AND PLAN OF REORGANIZATION - PAGE 34 conduct of the business of CBI or any CBI Subsidiary or with respect to any generation, treatment, storage, recycling, transportation, release or disposal, or any release as defined in 42 U.S.C. Section 9601(22) ("Release"), of any Hazardous Substances generated by CBI or any Affiliate of CBI at the Property;

                             (ii) None of the Property has received or held any Hazardous Substances in such amount and in such manner as to constitute a violation of the Applicable Environmental Laws, and no Hazardous Substances have been Released or disposed of on, in or under any of the Property during or prior to CBI's or any CBI Subsidiary's occupancy thereof, or during or prior to the occupancy thereof by any assignee or sublessee of CBI or any CBI Subsidiary, except in compliance with all Applicable Environmental Laws;

                             (iii) There are no Hazardous Substances being stored at any Property or located in, on or upon, any Property (including the subsurface thereof) or installed or affixed to structures or equipment on the Property; and there are no underground storage tanks for Hazardous Substances, active or abandoned, at any Property; and

                             (iv) No Hazardous Substances have been Released in a reportable quantity, where such a quantity has been established by statute, ordinance, rule, regulation or order, at, on or under any Property.

                       (c) Neither CBI nor any Affiliate of CBI has transported or arranged for the transportation of any Hazardous Substances to any location which is listed on the National Priorities List under CERCLA, listed for possible inclusion on the National Priorities List by the Environmental Protection Agency in the CERCLA Information System ("CERCLIS") or on any similar state list or which is the subject of federal, state or local enforcement actions or other investigations which may lead to claims against the owner of the Property for cleanup costs, remedial work, damages to natural resources or for personal injury claims, including, but not limited to, claims under CERCLA.

                       (d) Except as set forth in Schedule 5.15(d), no Hazardous Substances have been generated, recycled, treated, stored, disposed of or Released by, CBI or any Affiliate of CBI in violation of Applicable Environmental Laws.

                       (e) No oral or written notification of a Release of Hazardous Substances has been filed by or on behalf of CBI or any Affiliate of CBI relating to the Property and no Property is


                AGREEMENT AND PLAN OF REORGANIZATION - PAGE 35 listed or proposed for listing on the National Priority List promulgated pursuant to CERCLA, on CERCLIS or on any similar state list of sites requiring investigation or clean-up.

                       (f) There are no liens arising under or pursuant to any Applicable Environmental Laws on any Property, and no government actions have been taken or, to the best knowledge of CBI, threatened, or are in process which could subject any of such properties to such liens and none of the Property would be required to place any notice or restriction relating to the presence of Hazardous Substances at any Property in any deed to such Property.

                       (g) Except as described in Schedule 5.15(g) hereto, there have been no environmental investigations, studies, audits, tests, reviews or other analyses conducted by or which are in the possession of CBI or any Affiliate of CBI in relation to any Property, which have not been made available to UPC.

                       (h) Neither CBI nor any CBI Subsidiary is aware of any facts which might suggest that CBI or any CBI Subsidiary has engaged in any management practice with respect to any of its past or existing borrowers which could reasonably be expected to subject CBI or any CBI Subsidiary or the Property to any liability, either directly or indirectly, under the principles of law as set forth in United States v. Fleet Factors Corp., 901 F.2d 1550 (11th Cir. 1990), as modified by 40 C.F.R. Part 300.

                 5.16 Insurance. CBI and each CBI Subsidiary have paid all material amounts due and payable under any insurance policies and guaranties applicable to CBI and any CBI Subsidiary and CBI's or any CBI Subsidiary's assets and operations; all such insurance policies and guaranties are in full force and effect; and CBI and each CBI Subsidiary and all of CBI's and each CBI Subsidiary's material Realty and other material properties are insured against fire, casualty, theft, loss, and such other events against which it is customary to insure, all such insurance policies being in amounts that are adequate and consistent with past practice and experience.

                 5.17 Labor and Employment Matters. Except as reflected in Schedule 5.17 hereto, there is no (i) collective bargaining agreement or other labor agreement to which CBI or any CBI Subsidiary is a party or by which any of them is bound; (ii) employment, profit sharing, deferred compensation, bonus, stock option, purchase, retainer, consulting, retirement, welfare or incentive plan or contract to which CBI or any CBI Subsidiary is a party or by which it is bound; or (iii) plan or agreement under which "fringe benefits" (including, but not limited to, vacation plans or programs, sick leave plans or programs and related


                AGREEMENT AND PLAN OF REORGANIZATION - PAGE 36 benefits) are afforded any of the employees of CBI or any CBI Subsidiary. No party to any such agreement, plan or contract is in default with respect to any material term or condition thereof, nor has any event occurred which, through the passage of time or the giving of notice, or both, would constitute a default thereunder or would cause the acceleration of any obligation of any party thereto. Neither CBI nor any CBI Subsidiary has received notice from any governmental agency of any alleged violation of applicable laws that remains unresolved respecting employment and employment practices, terms and conditions of employment and wages and hours. CBI and each CBI Subsidiary have complied in all material respects with all applicable laws, rules and regulations relating to the employment of labor, including those related to its employment practices, employee disabilities, wages, hours, collective bargaining and the payment and withholding of taxes and other sums as required by the appropriate governmental authorities, and CBI and each CBI Subsidiary have withheld and paid to the appropriate governmental authorities or are holding for payment not yet due to such authorities, all amounts required to be withheld from the employees of CBI and each CBI Subsidiary and are not liable for any arrears of wages, taxes, penalties or other sums for failure to comply with any of the foregoing. Except as set forth in Schedule 5.17, there is no: unfair labor practice complaint against CBI or any CBI Subsidiary pending before the National Labor Relations Board or any state or local agency; pending labor strike or other labor trouble affecting CBI or any CBI Subsidiary; labor grievance pending against CBI or any CBI Subsidiary; pending representation question respecting the employees of CBI or any CBI Subsidiary; pending arbitration proceedings arising out of or under any collective bargaining agreement to which CBI or any CBI Subsidiary is a party, or to the best knowledge of CBI, any basis for which a claim may be made under any collective bargaining agreement to which CBI or any CBI Subsidiary is a party.

                 5.18 Records and Documents. The Records of each CBI Subsidiary are and will be sufficient to enable such CBI Subsidiary to continue conducting its business under similar standards as such CBI Subsidiary has heretofore conducted such business.

                 5.19 Capitalization of CBI. The authorized capital stock of CBI consists of 100,000 shares of common stock having a par value of $10.00 per share (the "CBI Common Stock"), no shares of preferred stock (the "CBI Preferred Stock") and no other class of equity security. As of the date of this Reorganization Agreement, 20,000 shares of CBI Common Stock were issued and outstanding, no shares of CBI Common Stock were held by CBI as treasury stock and no shares of CBI Preferred Stock were issued


                AGREEMENT AND PLAN OF REORGANIZATION - PAGE 37 and outstanding. All of the outstanding CBI Common Stock is validly issued, fully-paid and nonassessable and has not been issued in violation of any preemptive rights of any CBI Shareholder. Except as described in Section 2.7 of this Reorganization Agreement or as described on Schedule 5.19 hereto, as of the date hereof, there are no outstanding securities or other obligations which are convertible into CBI Common Stock or into any other equity or debt security of CBI, and there are no outstanding options, warrants, rights, scrip, rights to subscribe to, calls or other commitments of any nature which would entitle the holder, upon exercise thereof, to be issued CBI Common Stock or any other equity or debt security of CBI. Accordingly, immediately prior to the Effective Time of the Merger, there will be not more than (nor less than) 20,000 shares of CBI Common Stock issued and outstanding. Except as set forth in Schedule 5.19 hereto, CBI owns and is the beneficial record holder of, and has good and freely transferable title to, all of the shares of CBI Subsidiary Common Stock outstanding, and recorded on the books and Records of each CBI Subsidiary as being held in its name, free and clear of all liens, charges or encumbrances, and such stock is not subject to any voting trusts, agreements or similar arrangements or other claims which could effect the ability of CBI to freely vote such stock in support of the transactions contemplated herein.

                 5.20 Sole Agreement. Except as described in Schedule 5.20 hereto, with the exception of this Reorganization Agreement, neither CBI, nor any CBI Subsidiary, nor any Subsidiary of either has been, is or will become a party to: any letter of intent or agreement to merge, to consolidate, to sell or purchase assets (other than in the normal course of its business) or to any other agreement which contemplates the involvement of CBI or any CBI Subsidiary or any Subsidiary of any CBI Subsidiary (or any of their assets) in any business combination of any kind; or any agreement obligating CBI or any CBI Subsidiary to issue or sell or authorize the sale or transfer of CBI Common Stock or the capital stock of any CBI Subsidiary. Except as described in
Schedule 5.20 hereto, there are no (nor will there be at the Effective Time of the Merger any) shares of capital stock or other equity securities of CBI outstanding, except for shares of CBI Common Stock presently issued and outstanding, and there are no (nor will there be at the Effective Time of the Merger any) outstanding options, warrants, scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into or exchangeable for, shares of the capital stock of CBI or any CBI Subsidiary, or contracts, commitments, understandings, or arrangements by which CBI or any CBI Subsidiary is or may be bound to issue additional shares of their capital stock or options, warrants, or rights to purchase or acquire any additional shares of their capital stock. There


                AGREEMENT AND PLAN OF REORGANIZATION - PAGE 38 are no (nor will there be at the Effective Time of the Merger any) contracts, commitments, understandings, or arrangements by which CBI or any CBI Subsidiary is or may be bound to transfer or issue to any third party any shares of the capital stock of any CBI Subsidiary, and there are no (nor will there be at the Effective Time of the Merger any) contracts, agreements, understandings or commitments relating to the right of CBI to vote or to dispose of any such shares.

                 5.21 Disclosure. The information concerning, and representations and warranties made by, CBI and any CBI Subsidiary set forth in this Reorganization Agreement, or in the Schedules of Exceptions of CBI hereto, or in any document, statement, certificate or other writing furnished or to be furnished by CBI or any CBI Subsidiary to UPC and INTERIM pursuant hereto, does not and will not contain any untrue statement of a material fact or omit and will not omit to state a material fact required to be stated herein or therein necessary to make the statements and facts contained herein or therein, in light of the circumstances in which they were or are made, not false or misleading. Copies of all documents heretofore or hereafter delivered or made available to UPC or INTERIM by CBI or any CBI Subsidiary pursuant hereto were or will be complete and accurate copies of such documents.

                 5.22 Absence of Undisclosed Liabilities. Except as described in Schedule 5.22 hereto, neither CBI nor any CBI Subsidiary has any obligation or liability (contingent or otherwise) that is material to the financial condition or operations of CBI or any CBI Subsidiary, or that, when combined with all similar obligations or liabilities, would be material to the financial condition or operations of CBI or any CBI Subsidiary (i) except as disclosed in the Audited Financial Statements of CBI delivered to UPC prior to the date of this Reorganization Agreement or (ii) except obligations or liabilities incurred in the ordinary course of its business consistent with past practices or (iii) except as contemplated under this Reorganization Agreement. Since December 31, 1992, neither CBI nor any CBI Subsidiary has incurred or paid any obligation or liability which would be material to the financial condition or operations of CBI or such CBI Subsidiary, except for obligations paid in connection with transactions made by it in the ordinary course of its business consistent with past practices, laws and regulations applicable to CBI or any CBI Subsidiary.

                 5.23 Allowance for Possible Loan or ORE Losses. The allowance for possible loan losses shown on the Audited Financial Statements of CBI is (with respect to periods ended on or before December 31, 1993) or will be (with respect to periods ending


                AGREEMENT AND PLAN OF REORGANIZATION - PAGE 39 subsequent to December 31, 1993) adequate in all respects to provide for anticipated losses inherent in Loans outstanding or for commitments to extend credit or similar off-balance-sheet items (including accrued interest receivable) as of the dates thereof. Except as disclosed in Schedule 5.23 hereto, as of the date thereof, neither CBI nor any CBI Subsidiary has any Loan which has been criticized or classified by bank examiners representing any Regulatory Authority or by its independent auditors as "Other Assets Especially Mentioned," "Substandard," "Doubtful" or "Loss" or as a "Potential Problem Loan."

         The allowance for possible losses on other real estate ("ORE") shown on the Audited Financial Statements of CBI is (with respect to periods ended on or before December 31, 1993) or will be (with respect to periods ending subsequent to December 31, 1993) adequate in all respects to provide for anticipated losses inherent in ORE owned or held by CBI or any CBI Subsidiary and the net book value of ORE on the Balance Sheet of the Audited Financial Statements of CBI is the net realizable value of the ORE in accordance with Statement of Position 92-3.

                 5.24   Compliance with Laws.  CBI and each CBI Subsidiary:

                        (a)  Is in compliance with all laws, rules,
regulations, reporting and licensing requirements, and orders applicable to its business or employees conducting its business (including, but not limited to, those relating to consumer disclosure and currency transaction reporting) the breach or violation of which would or could reasonably be expected to have a material adverse effect on the financial condition or operations of CBI or any CBI Subsidiary, or which would or could reasonably be expected to subject CBI or any CBI Subsidiary or any of its directors or officers to civil money penalties; and

                        (b) Has received no notification or communication from any agency or department of federal, state, or local government or any of the Regulatory Authorities, or the staff thereof (i) asserting that CBI or any CBI Subsidiary is not in compliance with any of the statutes, rules, regulations, or ordinances which such governmental authority or Regulatory Authority enforces, which, as a result of such noncompliance, would result in a material adverse impact on CBI or any CBI Subsidiary, (ii) threatening to revoke any license, franchise, permit, or governmental authorization which is material to the financial condition or operations of CBI or any CBI Subsidiary, or (iii) requiring CBI or any CBI Subsidiary to enter into a cease and desist order, consent, agreement, or memorandum of understanding.


                AGREEMENT AND PLAN OF REORGANIZATION  -  PAGE 40

                 5.25   Employee Benefit Plans.

                        (a) CBI has previously provided to UPC true and complete copies of each "employee pension benefit plan," as defined in Section 3(2) of the Employee Retirement Income Security Act of 1974 ("ERISA") which, to the best of its knowledge, is subject to any provision of ERISA and covers any employee, whether active or retired, of CBI or any CBI Subsidiary or any other entity which is a member of a controlled group or is under common control with CBI or its Subsidiaries in the manner defined and further described in Section 414(b), (c), or (m) of the Internal Revenue Code of 1986 (the "Code"). Such plans are hereinafter referred to collectively as the "Employee Pension Benefit Plans", and each such Employee Pension Benefit Plan is listed in Schedule 5.25(a) hereto. CBI has also provided to UPC true and complete copies of all trust agreements, collective bargaining agreements, and insurance contracts related to such Employee Pension Benefit Plans.

                        To the best knowledge of CBI and its Subsidiaries, each Employee Pension Benefit Plan which is intended to be qualified under
Section 401(a) of the Code is so qualified and each trust forming a part thereof is exempt from tax pursuant to Section 501(a) of the Code. Copies of the latest determination letters concerning the qualified status of each Employee Pension Benefit Plan which is intended to be qualified under Section 401(a) of the Code have been provided to UPC. Requests for determination letters relating to amendments required to cause such Employee Pension Benefit Plans to be in compliance with the Tax Equity and Fiscal Responsibility Act of 1982, the Deficit Reduction Act of 1984 and the Retirement Equity Act of 1984 were timely filed and have been received by CBI and its Subsidiaries. Requests for determination letters relating to any subsequent amendments to such plans which are currently pending have been provided to UPC. All such requests were timely and properly filed and appropriate notice of any such filing was timely and properly provided to affected plan participants and beneficiaries.

                        Each of the Employee Pension Benefit Plans has been operated in substantial conformity with the written provisions of the applicable plan documents which have been delivered to UPC and in compliance with the requirements prescribed by all statutes, orders, rules, and regulations including, but not limited to, ERISA and the Code, which are applicable to such Employee Pension Benefit Plans. To the extent that the operation of an Employee Pension Benefit Plan has deviated from the written provisions of the plan, such operational deviations have been disclosed in
Schedule 5.25(a)


                AGREEMENT AND PLAN OF REORGANIZATION - PAGE 41 hereto. All such deviations have been made in conformity with applicable laws, including ERISA and the Code.

                        With respect to Employee Pension Benefit Plans which are subject to the annual report requirement of ERISA Section 103 or to the annual return requirement of Code Section 6047, all required annual reports and annual returns, or such other documents as may have been required as alternative means of compliance with the annual report requirement, have been timely filed. Copies of all such annual returns/reports, including all attachments and Schedules, for the three (3) plan years immediately preceding the current date have been delivered to UPC. With respect to Employee Pension Benefit Plans which complied with the annual return requirement by satisfaction of an alternate compliance method, any documents required to be filed with the Department of Labor in satisfaction of such requirements have been provided to UPC.

                        With respect to all Employee Pension Benefit Plans which are subject to the summary plan description requirement of ERISA Section 102, all such summary plan descriptions as were required to be filed with the Department of Labor and distributed to participants and beneficiaries have been timely filed and distributed. Copies of all such summary plan descriptions have been delivered to UPC. No Employee Pension Benefit Plan constitutes a "multiemployer plan" as defined in Section 4001(a)(3) of ERISA.

                        No Employee Pension Benefit Plan subject to Part III of Subtitle B of ERISA or Section 412 of the Code, or both, has incurred an "accumulated funding deficiency" within the meaning of Code Section 412, whether or not waived. All required contributions to all Employee Pension Benefit Plans have been timely made. Any penalties or taxes which have been incurred by CBI or its subsidiaries or by any Employee Pension Benefit Plan with respect to the timing or amount of payment of any contribution to an Employee Pension Benefit Plan have been timely paid. The limitations of Code
Section 415 have not been exceeded with respect to any Employee Pension Benefit Plan or combination of such plans to which such limitations apply.

                        No "reportable event" (as described in Section
4043(b) of ERISA) has occurred with respect to any Employee Pension Benefit Plan. No Employee Pension Benefit Plan or any trust created thereunder, nor any "disqualified person" with respect to the plan (as defined in Section 4975 of the Code), has engaged in a "prohibited transaction", as such term is defined in Section 4975 of the Code, which could subject such Employee Pension Benefit Plan, any such trust or any such disqualified person (other than a person for whom neither CBI nor


                AGREEMENT AND PLAN OF REORGANIZATION - PAGE 42 any CBI Subsidiary is directly or indirectly responsible) to liability under Title I of ERISA or to the imposition of any tax under Section 4975 of the Code.

                        No condition exists with regard to any Employee Pension Benefit Plan which constitutes grounds for the termination of such plan pursuant to Section 4042 of ERISA.

                        The fair market value of the assets of any Employee Pension Benefit Plan which is subject to Title IV of ERISA (excluding for these purposes any accrued but unpaid contributions) exceeded the present value of all benefits accrued under any such plan, determined on a termination basis using the assumptions established by the Pension Benefit Guaranty Corporation as in effect on such date. Neither CBI nor its Subsidiaries have incurred any liability under Title IV of ERISA arising in connection with the termination of, or complete or partial withdrawal from, any plan covered or previously covered by Title IV of ERISA. The termination of any Code Section 401(a) qualified Employee Pension Benefit Plan previously terminated by CBI or any CBI Subsidiary did not adversely affect the qualification of such Employee Pension Benefit Plan. The distribution of the assets of any such Employee Pension Benefit Plan was made or is currently being made in conformity with the requirements of that Employee Pension Benefit Plan and of applicable legal requirements and has not resulted in, will not result in, and is reasonably not anticipated to result in the assessment of any tax, penalty, or excise tax against such pension plan, its related trusts, the fiduciary and administrators of the Employee Pension Benefit Plan, CBI or its Subsidiaries, or any disqualified person (as defined in Code Section 4975) with respect to the Employee Pension Benefit Plan.

                        No tax has been, will be, or is reasonably anticipated to be imposed under Code Section 4978, 4978A, 4978B, or 4979A due to the operation of an Employee Pension Benefit Plan sponsored by CBI or its Subsidiaries which is an employee stock ownership plan ("ESOP").

                        Except as disclosed in Schedule 5.25(a) hereto, all Employee Pension Benefit Plans were in effect for substantially all of calendar year 1993. There has been no material amendment of any such plans (other than amendments required to comply with applicable law) or material increase in the cost of maintaining such plans or providing benefits thereunder on or after the last day of the plan year which ended in calendar year 1993 for each such Employee Pension Benefit Plan.


                AGREEMENT AND PLAN OF REORGANIZATION  -  PAGE 43

                        CBI has provided to UPC copies of the annual actuarial valuation or allocation report for each Employee Pension Benefit Plan for the three (3) plan years for such plan immediately preceding the current date.
With regard to Employee Pension Benefit Plans which are not intended to be qualified under Section 401(a) of the Code, copies of financial statements or reports containing information regarding the expense of maintaining any such Employee Pension Benefit Plan for the three (3) plan years preceding the current date have been delivered to UPC.

                        CBI has provided to UPC copies of all filings regarding the Employee Pension Benefit Plans which have been made with the Securities and Exchange Commission for the three (3) plan years preceding the current date.

                 (b) CBI has furnished to UPC true and complete copies of each "Employee Welfare Benefit Plan" as defined in Section 3(1) of ERISA, which, to the best of its knowledge, is subject to any provision of ERISA and covers any employee, whether active or retired, of CBI or any CBI Subsidiary or members of a controlled group or entities under common control with CBI or its Subsidiaries in the manner defined and further described in Section 414(b),
(c), or (m) of the Code. Such plans are hereinafter referred to collectively as the "Employee Welfare Benefit Plans", and each such Employee Welfare Benefit Plan is listed in Schedule 5.25(b) hereto.

                        CBI has also provided to UPC true and complete copies of documents establishing all funding instruments for such Employee Welfare Benefit Plans, including but not limited to, trust agreements, cafeteria plans (pursuant to Code Section 125), and voluntary employee beneficiary associations (pursuant to Code Section 501(c)(9)). Each of the Employee Welfare Benefit Plans has been operated in substantial conformity with the written provisions of the plan documents which have been delivered to UPC and in compliance with the requirements prescribed by all statutes, orders, rules, and regulations including, but not limited to, ERISA and the Code, which are applicable to such Employee Welfare Benefit Plans. Any deviation in the operation of such plans from the requirements of the plan documents or of applicable laws have been listed in Schedule 5.25(b) hereto. CBI has provided any notification required by law to any participant covered under any Employee Welfare Benefit Plan which has failed to comply with the requirements of any Code section which results in the imposition of a tax on benefits provided to such participants under such plan.

                        With respect to all Employee Welfare Benefit Plans which are subject to the annual report requirement of ERISA


                AGREEMENT AND PLAN OF REORGANIZATION  -  PAGE 44

Section 103 or to the annual return requirement of Code Section 6039D, all annual reports and annual returns as were required to be filed pursuant to such sections have been timely filed. Copies of all such annual returns/reports, including all attachments and Schedules, for the three (3) plan years immediately preceding the current date for all plans subject to such requirements have been delivered to UPC. With respect to all Employee Welfare Benefit Plans which are subject to the summary plan description requirement of ERISA Section 102, all such summary plan descriptions as were required to be filed with the Department of Labor and distributed to participants and beneficiaries have been timely filed and distributed. Copies of all such summary plan descriptions have been delivered to UPC.

                        Except as disclosed in Schedule 5.25(b) hereto, all Employee Welfare Benefit Plans which are in effect were in effect for substantially all of calendar year 1993. Except as disclosed in Schedule 5.25(b) hereto, there has been with respect to such Employee Welfare Benefit Plans no material amendment thereof or material increase in the cost thereof or benefits payable thereunder on or after January 1, 1994.

                        No Employee Welfare Benefit Plan or any trust created thereunder, nor any "party in interest" with respect to the plan (as defined in Section 3(14) of ERISA), has engaged in a "prohibited transaction", as such term is defined in Section 406 of ERISA, which could subject such Employee Welfare Benefit Plan, any such trust, or any party in interest (other than a person for whom neither CBI nor any CBI Subsidiary is directly or indirectly responsible) to the imposition of a penalty for such prohibited transaction under Section 502(i) of ERISA. The Department of Labor has not assessed any such penalty or served notice to CBI or any of its Subsidiaries that such a penalty may be imposed upon any Employee Welfare Benefit Plan.

                        Neither CBI nor any CBI Subsidiary has failed to make any contribution to, or pay any amount due and owing by CBI or an CBI Subsidiary under the terms of, an Employee Welfare Benefit Plan. Except as disclosed in Section 5.25(b) hereto, no claims have been incurred with respect to any Employee Welfare Benefit Plan which may, to the best knowledge, information and belief of CBI, constitute a liability for CBI or any CBI Subsidiary after the application of any insurance, trust or other funds which are applicable to the payment of such claims.

                        Except as disclosed in Schedule 5.25(b) hereto, to the best knowledge, information and belief of CBI, no condition exists that could subject any Employee Welfare Benefit Plan or any person (other than a person for whom neither CBI or any CBI Subsidiary is directly or indirectly responsible) to liabilities,


                AGREEMENT AND PLAN OF REORGANIZATION - PAGE 45 damages, losses, taxes, or sanctions that arise under Section 4980B of the Code or Sections 601 through 608 of ERISA for failure to comply with the continuation health care coverage requirements of ERISA Sections 601 through 608 and Code Section 4980B with respect to any current or former employee of CBI or any CBI Subsidiary, or the beneficiaries of such employee.

                 (c) CBI has furnished to UPC true and complete copies and/or descriptions of each plan or arrangement maintained or otherwise contributed to by CBI or any CBI Subsidiary which is not an Employee Pension Benefit Plan and is not an Employee Welfare Benefit Plan and which (exclusive of base salary and base wages) provides for any form of current or deferred compensation, bonus, stock option, profit sharing, retirement, group health or insurance, welfare benefits, fringe benefits, or similar plan or arrangement for the benefit of any employee or class of employees, whether active or retired, or independent contractors of CBI or any CBI subsidiary. Such plans and arrangements shall collectively be referred to herein as "Benefit Arrangements" and all such Benefit Arrangements of CBI and CBI's Subsidiaries are listed on Schedule 5.25(c) hereto. Except as disclosed in Schedule 5.25(c) hereto, there are no other benefit arrangements of the CBI companies and all Benefit Arrangements which are in effect were in effect for substantially all of calendar year 1993. Except as disclosed in Schedule 5.25(c) hereto, there has been with respect to Benefit Arrangements no material amendment thereof or material increase in the cost thereof or benefits payable thereunder on or after January 1, 1994. There has been no material increase in the base salary and wage levels of CBI or any CBI Subsidiary and, except in the ordinary course of business, no change in the terms or conditions of employment (including severance benefits) compared, in each case, to those prevailing for substantially all of calendar year 1993. Except as disclosed in Schedule 5.25(c) hereto, there has been no material increase in the compensation of, or benefits payable to, any senior executive employee of CBI or any CBI subsidiary on or after January 1, 1994, nor has any employment, severance, or similar contract been entered into with any such employee, nor has any amendment to any such contract been made on or after January 1, 1994.

                        With respect to all Benefit Arrangements which are subject to the annual return requirement of Code Section 6039D, all annual returns as were required to be filed have been timely filed. Copies of all such annual returns for the three (3) plan years immediately preceding the current date have been delivered to UPC.

                 (d) Listed on Schedule 5.25(d) hereto are all Employee Pension Benefit Plans, Employee Welfare Benefit Plans, and


                AGREEMENT AND PLAN OF REORGANIZATION  -  PAGE 46

Benefit Arrangements which provide compensation or benefits which become effective upon a change in control of CBI or any CBI Subsidiary, including, but not limited to, additional compensation or benefits, or acceleration in the amount or timing of payment of compensation or benefits which had become effective prior to the date of such acceleration. Except as disclosed in
Schedule 5.25(d) hereto, there is no Employee Pension Benefit Plan, Employee Welfare Benefit Plan, or Benefit Arrangement covering any employee of CBI or any CBI Subsidiary which individually or collectively could give rise to the payment of any amount which would constitute an "excess parachute payment", as such term is defined in Section 280G of the Code and Regulations proposed pursuant to that section.

                 (e) Except as described in Schedule 5.25(e) hereto, each Employee Pension Benefit Plan, Employee Welfare Benefit Plan, or Benefit Arrangement and each personal services contract, fringe benefit, consulting contract or similar arrangement with or for the benefit of any officer, director, employee, or other person may be terminated by CBI (or by CBI as the Surviving Corporation) within a period of no more than thirty (30) days following the effective time of the merger, without payment of any amount as a penalty, bonus, premium, severance pay, or other compensation for such termination. No limitation on the right to terminate any such plan has been communicated by CBI or its Subsidiaries to employees, former employees, or retirees who are or may be participants in or beneficiaries of such plans or arrangements. Each Employee Pension Benefit Plan which is qualified under
Section 401(a) of the Code as a qualified defined benefit pension plan permits the reversion of excess assets to the employer maintaining the plan or its successors or assigns upon a plan termination and such provision has been included in the Employee Pension Benefit Plan for the period required under ERISA Section 4044(d).

                 (f) Except as disclosed in Schedule 5.25(f) hereto, neither CBI nor any CBI Subsidiary has received notice from any governmental agency of any alleged violation of applicable laws or of any prospective audit or other investigation for the purpose of reviewing compliance with applicable laws with respect to any Employee Pension Benefit Plan, Employee Welfare Benefit Plan or Benefit Arrangement.

                        Except as disclosed in Schedule 5.25(f) hereto, no suits, actions, or claims have been filed in any court of law or with any governmental agency regarding the operation of any Employee Pension Benefit Plan, Employee Welfare Benefit Plan, or Benefit Arrangement and no such additional suits, actions, or claims are, to the best information, knowledge and belief of CBI, anticipated to be filed.


                AGREEMENT AND PLAN OF REORGANIZATION  -  PAGE 47

                 5.26 Material Contracts. Except as reflected in the Audited Financial Statements of CBI, or as described in Schedule 5.26 hereto, neither CBI nor any CBI Subsidiary, nor any of their respective assets, businesses, or operations, is as of the date of this Reorganization Agreement a party to, or is bound or affected by, or receives benefits under any contract or agreement or amendment thereto that in each case would (assuming that each were a reporting company under the 1934 Act, whether or not it is so registered) be required to be filed as an exhibit to an Annual Report on Form 10-K filed by CBI as of the date of this Reorganization Agreement that has not already been filed as an exhibit to CBI's Form 10-K filed for the fiscal year ended December 31, 1993, or in any other SEC Document filed prior to the date of this Reorganization Agreement.

                 5.27 Material Contract Defaults. Neither CBI nor any CBI Subsidiary is in default in any respect under any contract, agreement, commitment, arrangement, lease, insurance policy, or other instrument to which it is a party or by which its respective assets, business, or operations may be bound or affected or under which it or its respective assets, business, or operations receives benefits, and which default is reasonably expected to have either individually or in the aggregate a material adverse effect on CBI or any CBI Subsidiary, and there has not occurred any event that, with the lapse of time or the giving of notice or both, would constitute such a default.

                 5.28 Reports. Since January 1, 1989, CBI and each CBI Subsidiary have filed all reports and statements, together with any amendments required to be made with respect thereto, that it was required to file with (i) the TDFI; (ii) the Federal Reserve, (iii) the SEC, including, but not limited to, Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Reports on Forms 2900 and FFIEC 034 and proxy statements; and (iv) any other applicable federal or state securities or banking authorities (except, in the case of federal or state securities authorities, filings that are not material). As of their respective dates, each of such reports and documents, including the financial statements, exhibits, and schedules thereto, complied in all material respects with all of the requirements of their respective forms and all of the statutes, rules, and regulations enforced or promulgated by the Regulatory Authority with which they were filed. All such reports were true and complete in all material respects and did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. CBI has previously provided to UPC true and correct copies of all such reports filed by CBI or any CBI Subsidiary after January 1, 1989.


                AGREEMENT AND PLAN OF REORGANIZATION  -  PAGE 48

                 5.29 Exchange Act Filings. The outstanding shares of CBI Common Stock are not registered with the SEC and are exempt from such registration pursuant to the 1934 Act.

                 5.30 Statements True and Correct. None of the information prepared by, or on behalf of, CBI or any CBI Subsidiary regarding CBI, any CBI Subsidiary or any Subsidiary of a CBI Subsidiary included or to be included in the Proxy Statement to be mailed to CBI's shareholders in connection with the Shareholders Meeting, and any other documents to be filed with the SEC, or any other Regulatory Authority in connection with the transaction contemplated herein, will, at the respective times such documents are filed, and, with respect to the Proxy Statement, when first mailed to the shareholders of CBI, be false or misleading with respect to any material fact, or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, or, in the case of the Proxy Statement or any amendment thereof or supplement thereto, at the time of the Shareholders Meeting, be false or misleading with respect to any material fact, or omit to state any material fact necessary to correct any statement in any earlier communication with respect to the solicitation of any proxy for the Shareholders Meeting. All documents which CBI or any CBI Subsidiary is responsible for filing with the SEC or any other Regulatory Authority in connection with the transactions contemplated hereby will comply as to form in all material respects with the provisions of applicable law, including applicable provisions of the Securities Laws and the rules and regulations issued thereunder.


                                   ARTICLE 6

                                COVENANTS OF UPC

                 6.1 Regulatory Approvals. Within a reasonable time after execution of this Reorganization Agreement, UPC shall file any and all applications with the appropriate government Regulatory Authorities in order to obtain the Government Approvals and shall take such other actions as may be reasonably required to consummate the transactions contemplated in this Reorganization Agreement and the Plan of Merger with reasonable promptness.
UPC shall pay all fees and expenses arising in connection with such applications for regulatory approval. UPC agrees to provide the appropriate Regulatory Authorities with the information required by such authorities in connection with UPC's applications for regulatory approval and UPC agrees to use its best efforts to obtain such regulatory approvals, and any other approvals and consents as may be required for the Closing, as promptly as practicable; provided, however, that nothing in this


                AGREEMENT AND PLAN OF REORGANIZATION  -  PAGE 49

Section 6.1 shall be construed to obligate UPC to take any action to meet any condition required to obtain prior regulatory approval if UPC shall, in UPC's sole discretion, deem such condition to be unreasonable or to constitute a significant impediment upon UPC's ability to carry on its business or acquisition programs or to require UPC to increase UPC's capital ratios to amounts in excess of the Federal Reserve's minimum capital ratio guidelines which may be in effect from time to time.

                 6.2 Registration of UPC Common Stock under the Securities Laws. UPC shall cooperate with CBI in the preparation of the CBI Proxy Statement to be used at the Shareholders Meeting (and which shall serve also as UPC's prospectus with respect to UPC's issuance of shares of the UPC Common Stock) and shall cause a registration statement on the appropriate form of the SEC to be prepared and filed so as to cause any shares of UPC Common Stock which may be delivered to the CBI Record Holders in payment of the Consideration to be registered under the 1933 Act and to be duly qualified under appropriate state securities laws. UPC shall also list for trading on the NYSE the UPC Common Stock. Such registration, qualification and listing shall be effected prior to the Closing.

                 6.3 Employee Benefits. Following the consummation of the transactions contemplated herein, UPC shall not be obligated to make further contributions to any of the Employee Plans or Benefit Arrangements of CBI or the CBI Subsidiaries and all employees of CBI and the CBI Subsidiaries immediately prior to the Effective Time of the Merger who shall continue as employees of CBI as the Surviving Corporation or as employees of any other UPC Subsidiary will be afforded the opportunity to participate in any employee benefit plans maintained by UPC or UPC's Subsidiaries, including but not limited to any "employee benefit plan," as that term is defined in ERISA, on an equal basis with employees of UPC or any UPC Subsidiaries with comparable positions, compensation, and tenure. Service with CBI or with any CBI Subsidiary prior to the Effective Time of the Merger by such former CBI Company employees will be deemed service with UPC for purposes of determining eligibility for participation and vesting in such employee benefit plans of UPC and UPC's Subsidiaries. In its sole discretion, UPC may elect to postpone until the first day of January next following the Effective Time of the Merger the participation of the employees of CBI and CBI's Subsidiaries in the employee benefit plans maintained by UPC or UPC's Subsidiaries; provided, however, during any such postponement period, The CBI Employee Plans and all related employee benefit plans shall continue in full force and effect, except as expressly modified or amended by the terms of this


                AGREEMENT AND PLAN OF REORGANIZATION  -  PAGE 50

Reorganization Agreement, or until such time as the plans are replaced by benefit plans maintained by UPC.

                 6.4 Charter, Name Change or Corporate Reorganization of CBO. For a period of three years after the Effective Time of the Merger, neither UPC nor CBI shall take any action to merge or consolidate CBO with UPC or an Affiliate of UPC, nor shall UPC or CBI take any action to change the corporate name of CBO. The covenants contained in this Section 4 may be waived by an affirmative vote of the Board of Directors of CBO at any time.


                                   ARTICLE 7

                           COVENANTS OF CBI COMPANIES

                 7.1 Proxy Statement; CBI Shareholder Approval. CBI shall call the Shareholders Meeting to be held as soon as reasonably practicable after the date of this Reorganization Agreement and shall use its best efforts to ensure that such meeting is held not later than September 30, 1994, for the purpose of (i) approving this Reorganization Agreement and the Plan of Merger, and (ii) such other related matters as it deems appropriate. In connection with the Shareholders Meeting, (i) CBI shall, with UPC's assistance, prepare a Proxy Statement to be filed with the SEC as part of UPC's registration statement and with any other appropriate Regulatory Authority; shall mail or cause to be mailed such Proxy Statement to the CBI Shareholders and shall provide UPC the opportunity to review and comment on the Proxy Statement at least five (5) business days prior to the filing of the Proxy Statement with the Regulatory Authorities for prior review and at least five (5) business days prior to the mailing of the Proxy Statement to the CBI Shareholders; (ii) the Parties shall furnish to each other all information concerning them that the other Party may reasonably request in connection with the preparation of such Proxy Statement; (iii) the Board of Directors of CBI shall recommend (subject to compliance with their legal and fiduciary duties as advised by counsel) to CBI Shareholders the approval of this Reorganization Agreement and the Plan of Merger; and (iv) CBI shall use its best efforts, subject to compliance with its legal and fiduciary duty as advised by counsel, to obtain such CBI Shareholders' approvals.

                 7.2 Conduct of Business -- Affirmative Covenants. Unless the prior written consent of UPC shall have been obtained and, except as otherwise contemplated herein:

                      (a) CBI and each CBI Subsidiary shall, and shall cause each CBI Subsidiary to:


                AGREEMENT AND PLAN OF REORGANIZATION  -  PAGE 51

                           (i)  Operate its business only in the usual,
         regular, and ordinary course;

                           (ii) Preserve intact its business organizations and assets and to maintain its rights and franchises;

                           (iii) Take no action, unless otherwise required by law, rules or regulation, that would (A) adversely affect the ability of any of them or UPC to obtain any necessary approvals of Regulatory Authorities required to consummate the transactions contemplated by this Reorganization Agreement, or (B) adversely affect the ability of such Party to perform its covenants and agreements under this Reorganization Agreement;

                           (iv) Except as they may terminate in accordance with their terms, keep in full force and effect, and not default in any of their obligations under, all material contracts;

                           (v) Keep in full force and effect insurance coverage with responsible insurance carriers which is reasonably adequate in coverage and amount for companies the size of CBI or such CBI Subsidiary and for the businesses and properties owned by each and in which each is engaged, to the extent that such insurance is reasonably available;

                           (vi)  Use its best efforts to retain any CBI
         Subsidiary's present customer base and to facilitate the retention of such customers by any CBI Subsidiary and its branches after the Effective Time of the Merger; and

                           (vii) Maintain, renew, keep in full force and effect, and preserve its business organization and material rights and franchises, permits and licenses, and to use its best efforts to maintain positive relations with its present employees so that such employees will continue to perform effectively and will be available to CBI, any CBI Subsidiary or UPC and UPC's Subsidiaries at and after the Effective Time of the Merger, and to use its best efforts to maintain its existing, or substantially equivalent, credit arrangements with banks and other financial institutions and to assure the continuance of any CBI Subsidiary's customer relationships;

                      (b) CBI and each CBI Subsidiary agree to use their best efforts to assist UPC in obtaining the Government Approvals necessary to complete the transactions contemplated hereby and do not know of any reason that such Government


                AGREEMENT AND PLAN OF REORGANIZATION  -  PAGE 52

Approvals can not be obtained, and CBI and each CBI Subsidiary shall provide to UPC or to the appropriate governmental authorities all information reasonably required to be submitted in connection with obtaining such approvals;

                      (c) CBI and each CBI Subsidiary, at their own cost and expense, shall use their best efforts to secure all necessary consents and all consents and releases, if any, required of CBI, any CBI Subsidiary or third parties and shall comply with all applicable laws, regulations and rulings in connection with this Reorganization Agreement and the consummation of the transactions contemplated hereby;

                      (d) At all times to and including, and as of, the Closing, CBI and each CBI Subsidiary shall inform UPC in writing of any and all facts necessary to amend or supplement the representations and warranties made herein and the Schedules attached hereto as necessary so that the information contained herein and therein will accurately reflect the current status of CBI and any CBI Subsidiary; provided, however, that any such updates to Schedules shall be required prior to the Closing only with respect to matters which represent material changes to the Schedules and the information contained therein; and provided further, that before such amendment, supplement or update may be deemed to be a part of this Reorganization Agreement, UPC shall have agreed in writing to each amendment, supplement or update to the Schedules made subsequent to the date of this Reorganization Agreement as an amendment to this Reorganization Agreement;

                      (e) On and after the Closing Date, CBI and each CBI Subsidiary shall give such further assistance to UPC and shall execute, acknowledge and deliver all such documents and instruments as UPC may reasonably request and take such further action as may be necessary or appropriate effectively to consummate the transactions contemplated by this Reorganization Agreement;

                      (f) Between the date of this Reorganization Agreement and the Closing Date, CBI and each CBI Subsidiary shall afford UPC and its authorized agents and representatives reasonable access during normal business hours to the properties, operations, books, records, contracts, documents, loan files and other information of, or relating to CBI and any CBI Subsidiary. CBI and each CBI Subsidiary shall provide reasonable assistance to UPC in its investigation of matters relating to CBI and any CBI Subsidiary; and

                      (g) Subject to the terms and conditions of this Reorganization Agreement, CBI and each CBI Subsidiary agree to use all reasonable efforts and to take, or to cause to be taken,


                AGREEMENT AND PLAN OF REORGANIZATION - PAGE 53 all actions, and to do, or to cause to be done, all things necessary, proper, or advisable under applicable laws and regulations to consummate and make effective, with reasonable promptness after the date of this Reorganization Agreement, the transactions contemplated by this Reorganization Agreement, including, without limitation, using reasonable efforts to lift or rescind any injunction or restraining or other order adversely affecting the ability of the Parties to consummate the transaction contemplated by this Reorganization Agreement. CBI shall use, and shall cause each of its Subsidiaries to use, its best efforts to obtain consents of all third parties and Regulatory Authorities necessary or desirable for the consummation of each of the transactions contemplated by this Reorganization Agreement.

                 7.3 Conduct of Business -- Negative Covenants. From the date of this Reorganization Agreement until the earlier of the Effective Time of the Merger or the termination of this Reorganization Agreement, CBI and each CBI Subsidiary covenant and agree that they will neither do, nor agree or commit to do, nor permit any CBI Subsidiary to do or commit or agree to do, any of the following without the prior written consent of the chief executive officer, president, or chief financial officer of UPC, which consent will not be unreasonably withheld:

                      (a) Except as expressly contemplated by this Reorganization Agreement or the Plan of Merger, amend its Charter or Bylaws; or

                      (b) Impose, or suffer the imposition, on any share of capital stock held by it or by any of its Subsidiaries of any lien, charge, or encumbrance, or permit any such lien, charge, or encumbrance to exist; or

                      (c) (i) Repurchase, redeem, or otherwise acquire or exchange, directly or indirectly, any shares of its capital stock or other equity securities or any securities or instruments convertible into any shares of its capital stock, or any rights or options to acquire any shares of its capital stock or other equity securities except as expressly permitted by this Reorganization Agreement or the Plan of Merger; or (ii) split or otherwise subdivide its capital stock; or (iii) recapitalize in any way; or (iv) declare a stock dividend on the CBI Common Stock; or (v) pay or declare a regular semi-annual cash dividend in excess of Two Dollars and No/Cents ($2.25) per share of CBI Common Stock or make or declare any other type of distribution on the CBI Common Stock except as expressly permitted by this Reorganization Agreement or the Plan of Merger; or


                AGREEMENT AND PLAN OF REORGANIZATION  -  PAGE 54

                      (d) Except as expressly permitted by this Reorganization Agreement, acquire direct or indirect control over any corporation, association, firm, organization or other entity, other than in connection with
(i) mergers, acquisitions, or other transactions approved in writing by UPC,
(ii) internal reorganizations or consolidations involving existing Subsidiaries, (iii) foreclosures in the ordinary course of business and not knowingly exposing it to liability by reason of Hazardous Substances, (iv) acquisitions of control in its fiduciary capacity, or (v) the creation of new subsidiaries organized to conduct or continue activities otherwise permitted by this Reorganization Agreement; or

                      (e) Except as expressly permitted by this Reorganization Agreement or the Plan of Merger, to (i) issue, sell, agree to sell, or otherwise dispose of or otherwise permit to become outstanding any additional shares of CBI Common Stock, or any other capital stock of CBI or of any CBI Subsidiary, or any stock appreciation rights, or any option, warrant, conversion, call, scrip, or other right to acquire any such stock, or any security convertible into any such stock, unless any such shares of such stock are directly sold or otherwise directly transferred to CBI or any CBI Subsidiary, or (ii) sell, agree to sell, or otherwise dispose of any substantial part of the assets or earning power of CBI or of any CBI Subsidiary; or (iii) sell, agree to sell, or otherwise dispose of any asset of CBI or any CBI Subsidiary other than in the ordinary course of business for reasonable and adequate consideration; or (iv) buy, agree to buy or otherwise acquire a substantial part of the assets or earning power of any other Person or entity; or

                      (f) Incur, or permit any CBI Subsidiary to incur, any additional debt obligation or other obligation for borrowed money other than
(i) in replacement of existing short-term debt with other short-term debt of an equal or lesser amount, (ii) financing of banking related activities consistent with past practices, or (iii) indebtedness of CBI or any CBI Subsidiary to any CBI Subsidiary in excess of an aggregate of $50,000 (for CBI and its Subsidiaries on a consolidated basis) except in the ordinary course of the business of CBI or such CBI Subsidiary consistent with past practices (and such ordinary course of business shall include, but shall not be limited to, creation of deposit liabilities, entry into repurchase agreements or reverse repurchase agreements, purchases or sales of federal funds, Federal Reserve advances, and sales of certificates of deposit); or

                      (g) Grant any increase in compensation or benefits to any of its employees or officers, except in accordance with past practices or as required by law; pay any


                AGREEMENT AND PLAN OF REORGANIZATION - PAGE 55 bonus except in accordance with past practices; enter into any severance agreements with any of its officers or employees; grant any material increase in fees or other increases in compensation or other benefits to any director of CBI or of any CBI Subsidiary; or effect any change in retirement benefits for any class of its employees or officers, unless such change is required by applicable law; or

                      (h) Amend any existing employment contract between it and any person having a salary thereunder in excess of $30,000 per year (unless such amendment is required by law) to increase the compensation or benefits payable thereunder; or to enter into any new employment contract with any person having an annual salary thereunder in excess of $30,000 that CBI or any CBI Subsidiary (or their respective successors) do not have the unconditional right to terminate without liability (other than liability for services already rendered), at any time on or after the Effective Time of the Merger; or

                      (i) Adopt any new employee benefit plan or terminate or make any material change in or to any existing employee benefit plan other than any change that is required by law or that, in the opinion of counsel, is necessary or advisable to maintain the tax-qualified status of any such plan; or

                      (j) Enter into any new service contracts, purchase or sale agreements or lease agreements that are material to CBI or any CBI Subsidiary; or

                      (k) Make any capital expenditure except for ordinary purchases, repairs, renewals or replacements; or

                      (l) Enter into any transactions other than in the ordinary course of business; or

                      (m) Grant or commit to grant any new extension of credit to any officer, director or holder of 2% or more of the outstanding CBI Common Stock, or to any corporation, partnership, trust or other entity controlled by any such person, if such extension of credit, together with all other credits then outstanding to the same borrower and all affiliated persons of such borrower, would exceed $300,000, or amend the terms of any such credit outstanding on the date hereof.


                AGREEMENT AND PLAN OF REORGANIZATION  -  PAGE 56

                                   ARTICLE 8

                             CONDITIONS TO CLOSING

                 8.1 Conditions to the Obligations of CBI. Unless waived in writing by CBI, the obligation of CBI to consummate the transaction contemplated by this Reorganization Agreement is subject to the satisfaction at or prior to the Closing Date of the following conditions:

                          (a)     Performance.  Each of the material acts and
undertakings of UPC and INTERIM to be performed at or prior to the Closing Date pursuant to this Reorganization Agreement shall have been duly performed;

                          (b)     Representations and Warranties.  The
representations and warranties of UPC and INTERIM contained in Article 4 of this Reorganization Agreement shall be true and complete, in all material respects, on and as of the Effective Time of the Merger with the same effect as though made on and as of the Effective Time of the Merger;

                          (c)     Documents. In addition to the other
deliveries of UPC or INTERIM described elsewhere in this Reorganization Agreement, CBI shall have received the following documents and instruments:

                                  (i)   a certificate signed by the Secretary
         or an assistant secretary of UPC and INTERIM dated as of the Closing Date certifying that:

                                        (A)     UPC's and INTERIM's respective
                 Boards of Directors have duly adopted resolutions (copies of which shall be attached to such certificate) approving the substantive terms of this Reorganization Agreement (including the Plan of Merger) and authorizing the consummation of the transactions contemplated by this Reorganization Agreement and certifying that such resolutions have not been amended or modified and remain in full force and effect;

                                        (B)     each person executing this
                 Reorganization Agreement on behalf of UPC or INTERIM is an officer of UPC or INTERIM, as the case may be, holding the office or offices specified therein, with full power and authority to execute this Reorganization Agreement and any and all other documents in connection with the Merger, and that the signature of each person set forth on such certificate is his or her genuine signature;


                AGREEMENT AND PLAN OF REORGANIZATION  -  PAGE 57

                                        (C)     the charter documents of UPC
                 and INTERIM attached to such certificate remain in full force and effect; and

                                        (D)     UPC and INTERIM are in good
                 standing under their respective corporate charters; and

                                  (ii)  a certificate signed respectively by
         duly authorized officers of UPC and INTERIM stating that the conditions set forth in Section 8.1(a) and Section 8.1(b) of this Reorganization Agreement have been fulfilled;

                          (d)     Consideration.  CBI shall have received a
certificate executed by an authorized officer of the Exchange Agent to the effect that the Exchange Agent has received and holds in its possession proper authorization to issue certificates evidencing shares of UPC Common Stock and cash or other good funds sufficient to meet the obligations of UPC to the CBI Record Holders to deliver the Consideration under this Reorganization Agreement and the Plan of Merger; and

                          (e)     Opinion of UPC's and INTERIM's Counsel.  CBI
shall have been furnished with an opinion of counsel to UPC and INTERIM, dated as of the Closing Date, addressed to and in form and substance satisfactory to CBI, to the effect that:

                                  (i)      UPC is a Tennessee corporation duly
         organized, validly existing, and in good standing under the laws of the State of Tennessee; and INTERIM is a Tennessee corporation duly organized, validly existing, and in good standing under the laws of the State of Tennessee;

                                  (ii)     this Reorganization Agreement has
         been duly and validly authorized, executed and delivered by UPC, and INTERIM and (assuming this Reorganization Agreement is a binding obligation of CBI and CBO) constitutes a valid and binding obligation of UPC and INTERIM enforceable in accordance with its terms, subject as to enforceability to applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally and to the application of equitable principles and judicial discretion;

                                  (iii)    neither the execution and delivery by
         UPC or INTERIM of this Reorganization Agreement nor any of the documents to be executed and delivered by UPC or INTERIM in connection herewith violates or conflicts with UPC's, or INTERIM's corporate charters or bylaws or, to the best of the knowledge, information and belief (without making


                AGREEMENT AND PLAN OF REORGANIZATION - PAGE 58 special inquiry) of such counsel, any material contracts, agreements or other commitments of UPC or INTERIM; and

                                  (iv)     to the knowledge of such counsel
         after due inquiry, no consent or approval by any Governmental Authority which has not already been obtained is required for execution and delivery by UPC and INTERIM of this Reorganization Agreement or any of the documents to be executed and delivered by UPC or INTERIM in connection herewith.

Such opinion may (i) expressly rely as to matters of fact upon certificates furnished by appropriate officers of UPC or INTERIM or appropriate government officials; (ii) in the case of matters of law governed by the laws of the states in which they are not licensed, reasonably rely upon the opinions of legal counsel duly licensed in such states and may be limited, in any event, to Federal Law and the State of Tennessee; and (iii) incorporate, be guided by, and be interpreted in accordance with, the Legal Opinion Accord of the ABA Section of Business Law (1991).

                 8.2 Conditions to the Obligations of UPC and INTERIM. Unless waived in writing by UPC and INTERIM, the obligation of UPC and INTERIM to consummate the transactions contemplated by this Reorganization Agreement is subject to the satisfaction at or prior to the Closing Date of the following conditions:

                          (a)     Performance.  Each of the material acts and
undertakings of CBI and any CBI Subsidiary to be performed at or before the Closing Date pursuant to this Reorganization Agreement shall have been duly performed;

                          (b)     Representations and Warranties.  The
representations and warranties of CBI and any CBI Subsidiary contained in
Article 5 of this Reorganization Agreement shall be true and correct, in all material respects, on and as of the Closing Date with the same effect as though made on and as of the Closing Date;

                          (c)     Documents. In addition to the documents
described elsewhere in this Reorganization Agreement, UPC shall have received the following documents and instruments:

                                  (i)   a certificate signed by the Secretary
         or an assistant secretary of CBI and CBO dated as of the Closing Date certifying that:

                                        (A)     CBI's and each such CBI
                 Subsidiary'S respective Boards of Directors and shareholders have duly adopted resolutions (copies of


                AGREEMENT AND PLAN OF REORGANIZATION  -  PAGE 59
                 which shall be attached to such certificate) approving the substantive terms of this Reorganization Agreement (including the Plan of Merger) and authorizing the consummation of the transactions contemplated by this Reorganization Agreement and certifying that such resolutions have not been amended or modified and remain in full force and effect;

                                        (B)     each person executing this
                 Reorganization Agreement on behalf of CBI or a CBI Subsidiary, is an officer of CBI or such CBI Subsidiary, as the case may be, holding the office or offices specified therein, with full power and authority to execute this Reorganization Agreement and any and all other documents in connection with the Merger, and that the signature of each person set forth on such certificate is his or her genuine signature;

                                        (C)     the charter documents of CBI
                 and each CBI Subsidiary attached to such certificate remain in full force and effect; and

                                        (D)     CBI and all CBI Subsidiaries
                 are in good standing under their respective corporate charters; and

                                  (ii)     a certificate signed by the
         respective President, Chief Executive Officer or an Executive Vice President of each of CBI and each CBI Subsidiary stating that the conditions set forth in Section 8.2(a), Section 8.2(b) and 8.2(f) this Reorganization Agreement have been satisfied;

                          (d)     Destruction of Property.  Between the date of
this Reorganization Agreement and the Closing Date, there shall have been no damage to or destruction of real property, improvements or personal property of CBI or any CBI Subsidiary which materially reduces the market value of such property, and no zoning or other order, limitation or restriction imposed against the same that might have a material adverse impact upon the operations, business or prospects of CBI or any CBI Subsidiary; provided, however, that the availability of insurance coverage shall be taken into account in determining whether there has been such a material adverse impact or material reduction in market value. In the event of such damage, destruction, order, limitation or restriction, UPC and INTERIM may elect either (i) to close the contemplated transactions in accordance with the terms of this Reorganization Agreement or
(ii) to terminate this Reorganization Agreement without penalty;


                AGREEMENT AND PLAN OF REORGANIZATION  -  PAGE 60

                          (e)     Inspections Permitted.  Between the date of
this Reorganization Agreement and the Closing Date, CBI and each CBI Subsidiary shall have afforded UPC and its authorized agents and representatives reasonable access during normal business hours to the properties, operations, books, records, contracts, documents, loan files and other information of or relating to CBI and each CBI Subsidiary. CBI and each CBI Subsidiary shall have caused all CBI or any such CBI Subsidiary personnel to provide reasonable assistance to UPC in its investigation of matters relating to CBI and any CBI Subsidiary;

                          (f)     No Material Adverse Change.  No material
adverse change in the business, property, assets (including loan portfolios), liabilities (whether absolute, contingent or otherwise), prospects, operations, liquidity, income, or condition (financial or otherwise) of CBI or any CBI Subsidiary taken as a whole shall have occurred since the date of this Reorganization Agreement. In the event of such a material adverse change with respect to CBI or any CBI Subsidiary, UPC may elect either (i) to close the contemplated transactions in accordance with the terms of this Reorganization Agreement or (ii) to terminate this Reorganization Agreement without penalty;

                          (g)     Opinion of CBI's Counsel.  UPC shall have
been furnished with an opinion of legal counsel to CBI and the CBI Subsidiaries, dated the Closing Date, addressed to and in form and substance satisfactory to UPC, to the effect that:

                                  (i)    CBI is a corporation duly organized,
         validly existing and in good standing under the laws of the State of Tennessee;

                                  (ii)   each CBI Subsidiary is duly organized,
         validly existing, and in good standing under the laws of its jurisdiction of incorporation;

                                  (iii)  this Reorganization Agreement has been
         duly and validly authorized, executed and delivered by CBI and CBO and (assuming that this Reorganization Agreement is a binding obligation of UPC and INTERIM and the Plan of Merger is a binding obligation of UPC and INTERIM) constitutes a valid and binding obligation of CBI and CBO, enforceable in accordance with its terms, subject as to enforceability to applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally and to the application of equitable principles and judicial discretion; and


                AGREEMENT AND PLAN OF REORGANIZATION  -  PAGE 61

                                  (iv)   to the knowledge of such counsel after
         due inquiry, no consent or approval, which has not already been obtained, by any governmental authority is required for execution and delivery by CBI or any CBI Subsidiary of this Reorganization Agreement or any of the documents to be executed and delivered by CBI and any CBI Subsidiary in connection herewith.

Such opinion may (i) expressly rely as to matters of fact upon certificates furnished by appropriate officers of CBI or any CBI Subsidiary or appropriate government officials; (ii) in the case of matters of law governed by the laws of the states in which they are not licensed, reasonably rely upon the opinions of legal counsel duly licensed in such states and may be limited, in any event, to Federal Law and the State of Tennessee; and (iii) incorporate, be guided by, and be interpreted in accordance with, the Legal Opinion Accord of the ABA Section of Business Law (1991);

                          (h)  Other Business Combinations, Etc.  Neither CBI
nor any CBI Subsidiary shall have entered into any agreement, letter of intent, understanding or other arrangement pursuant to which CBI or any CBI Subsidiary would merge; consolidate with; effect a business combination with; sell any substantial part of CBI's or any CBI Subsidiary's assets; acquire a significant part of the shares or assets of any other Person or entity (financial or otherwise); adopt any "poison pill" or other type of anti-takeover arrangement, any shareholder rights provision, any "golden parachute" or similar program which would have the effect of materially decreasing the value of CBI or any CBI Subsidiary or the benefits of acquiring the CBI Common Stock;

                          (i)     Maintenance of Certain Covenants, Etc.  At
the time of Closing (i) the total assets of CBI shall be not less than $28,500,000; (ii) the equity capital of CBI shall have been not less than $3,800,000 as of March 31, 1994, and shall have increased since that time through normal earnings growth; (iii) the tangible equity capital of CBI shall be not less than its stated level as of March 31, 1994, and shall have increased since that time through normal earnings growth; (iv) neither CBI nor any CBI Subsidiary shall have issued or repurchased from the date hereof any additional equity or debt securities, or any rights to purchase or repurchase such securities, except as set forth in this Agreement (therefore, there shall be not more than 20,000 shares of CBI Common Stock validly issued and outstanding at the Effective Time of the Merger); (v) from December 31, 1993, there shall have been no extraordinary sale of assets, nor any investment portfolio restructuring by either CBI or any CBI Subsidiary; (vi) neither CBI nor any CBI Subsidiary shall have issued or granted since December 31, 1993, through the Closing


                AGREEMENT AND PLAN OF REORGANIZATION  -  PAGE 62

Date any CBI Stock Options; (vii) from the date hereof, except as permitted in
Section 7.3(c)(v) of this Reorganization Agreement, CBI shall not have declared or paid any cash dividends prior to Closing; and (viii) the Merger can be accounted for as a tax-free reorganization under Section 368 of the Internal Revenue Code of 1986, as amended, and as a "pooling of interests" on the financial statements of UPC. The criteria and calculations set forth above shall be determined in accordance with GAAP assuming that CBI and each CBI Subsidiary shall have been operated consistently in the normal course of their business; provided, however, that the effects of any balance sheet expansion through abnormal, unusual, nonrecurring or out of the ordinary borrowings or by the realization of extraordinary or nonrecurring gains or other income from the disposition of assets or liabilities or through similar transactions shall be eliminated from the calculations;

                 (j) Non-Compete Agreements. Each member of the Board of Directors of CBI shall have entered into a non-compete agreement with UPC and CBI substantially in the form of UPC's standard form of non-compete agreement, a copy which is annexed hereto as Exhibit 8.2(j), providing for a term of three
(3) years from Closing and covering Obion County in Tennessee; and such Board Member shall not be involved in any way with the formation or organization of a new financial institution in such counties;

                 (k) Tax Opinion. UPC shall have received a written opinion from counsel to the effect that the transactions contemplated by this Reorganization Agreement and the Plan of Merger will constitute one or more tax-free reorganizations under Section 368 of the Internal Revenue Code and that the CBI Record Holders will not recognize any gain or loss to the extent that such CBI Record Holders exchange shares of CBI Common Stock for shares of UPC Common Stock as contemplated by this Reorganization Agreement and the Plan of Merger assuming that the shares of CBI Common Stock so exchanged by such CBI Record Holders are held by them as capital assets at the time of such exchange;

                 (l) Pooling of Interests Accounting Treatment. UPC shall have received (i) from Price Waterhouse, or other independent accountants acceptable to UPC, a letter dated within five (5) days prior to the Closing Date, in form and substance acceptable to UPC, stating the accountants' opinion that, based upon the information furnished to them, the Reorganization and Merger should be accounted for by UPC as a "pooling of interests" for financial statement purposes and that such accounting treatment is in accordance with generally accepted accounting principles and (ii) from CBI's regularly retained independent accountants or other independent accountants acceptable to UPC, a letter dated within five (5) days prior to the Closing Date


                AGREEMENT AND PLAN OF REORGANIZATION - PAGE 63 stating that, upon a review of CBI's books and records, the accountants are aware of no reason why a business combination, such as the one contemplated in this Reorganization Agreement, to which CBI is a party should not be accounted for as a "pooling of interests" under generally accepted accounting principles; and

                 (m) Receipt of Affiliate Letters. Pursuant to the provisions of Section 6.2 of this Reorganization Agreement, UPC shall have received a written commitment in form and substance satisfactory to UPC and its counsel (an "Affiliate Letter") from each CBI Record Holder who would be deemed an Affiliate of CBI at the time of Closing under the Securities Laws and who accepts shares of UPC Common Stock as Consideration for the cancellation, exchange and conversion of his shares of CBI Common Stock pursuant to the terms and conditions of this Reorganization Agreement, committing to UPC that such CBI Record Holder shall not pledge, assign, sell, transfer, devise, otherwise alienate or take any action which would eliminate or diminish the risk of owning or holding the shares of UPC Common Stock to be received by such CBI Record Holder upon consummation of the Merger, nor enter into any formal or informal agreement to pledge, assign, sell or transfer, devise, or otherwise alienate his right, title and interests in any of the shares of UPC Common Stock to be delivered by UPC to such CBI Record Holder pursuant to the terms and conditions of this Reorganization Agreement until such time as UPC shall have publicly released a statement of UPC's consolidated earnings reflecting the combined financial results of operations of UPC and CBI for a period of not less than thirty (30) days subsequent to the Effective Time of the Merger.

                 (n) Employment Agreements. Joel C. Pipkin as President and Chief Executive Officer and Billy Fielder as Vice President shall each have entered into an employment agreement with UPC and/or CBI substantially in the form of UPC's standard form of employment agreement, a copy of which is annexed hereto as Exhibit 8.2(n), providing for a term of three years from the Closing.

                 8.3 Conditions to Obligations of All Parties. The obligation of each party to effect the transactions contemplated hereby shall be subject to the fulfillment, at or prior to the Closing, of the following conditions:

                          (a)  No Pending or Threatened Claims.  That no claim,
action, suit, investigation or other proceeding shall be pending or threatened before any court or governmental agency which presents a substantial risk of the restraint or prohibition of the transactions contemplated by this Reorganization Agreement or the obtaining of material damages or other relief in connection therewith; and


                AGREEMENT AND PLAN OF REORGANIZATION  -  PAGE 64

                          (b)     Governmental Approvals and Acquiescence
Obtained. The Parties hereto shall have received all applicable Governmental Approvals for the consummation of the transactions contemplated herein and all waiting periods incidental to such approvals or notices given shall have expired.



                                   ARTICLE 9

                                  TERMINATION

                 9.1 Termination. This Reorganization Agreement and the Plan of Merger may be terminated at any time prior to the Closing, as follows:

                          (a)  By mutual consent in writing of the Parties;

                          (b)  By UPC or INTERIM, should CBI or any CBI
Subsidiary fail to conduct its business pursuant to CBI's and such CBI Subsidiary's Covenants made in Article 7;

                          (c)  By UPC, INTERIM or CBI in the event the Closing
shall not have occurred by January 1, 1995 (the "Target Date"), unless the failure of the Closing to occur shall be due to the failure of the Party seeking to terminate this Agreement to perform its obligations hereunder in a timely manner. If UPC shall have filed any and all applications to obtain the requisite Government Approvals within thirty (30) days of the date hereof, and if the Closing shall not have occurred solely because of a delay caused by a government regulatory agency or authority in its review of the application before it, then CBI and any CBI Subsidiary that is a party to this Reorganization Agreement shall, upon UPC's written request, extend the Closing Date until such time as all Government Approvals have been obtained and any stipulated waiting periods have expired; provided, however, the Closing Date shall not be extended under the provisions of this Section 9.1(c) beyond April 1, 1995.

                          (d)  By either UPC, INTERIM or CBI, upon written
notice to the other Party, upon denial of any Governmental Approval necessary for the consummation of the Merger (or should such approval be conditioned upon a substantial deviation from the transactions contemplated); provided, however, that either UPC or CBI may, upon written notice to the other, extend the term of this Reorganization Agreement for only one sixty (60) day period to prosecute diligently and overturn such denial, provided that such denial has been appealed within ten (10) business days of the receipt thereof;


                AGREEMENT AND PLAN OF REORGANIZATION  -  PAGE 65

                          (e)  By UPC or INTERIM in the event the conditions
set forth in Sections 8.2 or 8.3 are not satisfied in all material respects as of the Closing Date, or by CBI if the conditions set forth in Section 8.1 or
8.3 are not satisfied in all material respects as of the Closing Date, and such failure has not been waived prior to the Closing;

                          (f)  By UPC or INTERIM in the event that there
shall have been, in UPC's good faith opinion, a material adverse change in the business, property, assets (including loan portfolios), liabilities (whether absolute, accrued, contingent or otherwise), prospects, operations, liquidity, income, condition (financial or otherwise) or net worth of CBI or any CBI Subsidiary taken as a whole, or upon the occurrence of any event or circumstance which may have the effect of limiting or restricting UPC's voting power or other rights normally enjoyed by the registered holders of the CBI Common Stock which are the subject of the instant transaction;

                          (g)  By UPC, INTERIM or CBI in the event that
there shall have been a material breach of any obligation of the other Party hereunder and such breach shall not have been remedied within thirty (30) days after receipt by the breaching Party of written notice from the other Party specifying the nature of such breach and requesting that it be remedied;

                          (h)  By UPC or INTERIM should CBI or any CBI
Subsidiary enter into any letter of intent or agreement with a view to being acquired by or effecting a business combination with any other Person; or any agreement to merge, to consolidate, to combine or to sell a material portion of its assets or to be acquired in any other manner by any other Person or to acquire a material amount of assets or a material equity position in any other Person, whether financial or otherwise;

                          (i)  By UPC or INTERIM should CBI or any CBI
Subsidiary enter into any formal agreement, letter of understanding, memorandum or other similar arrangement with any bank regulatory authority establishing a formal capital plan requiring CBI or any CBI Subsidiary to raise additional capital or to sell a substantial portion of its assets;

                          (j)  By either Party, within thirty (30) days from the
date of this Reorganization Agreement, in the event such Party, based on the Party's opportunity to conduct a preliminary due diligence review of the books, records and operations of the other Party as provided for in Section 2.3 of this Reorganization Agreement, in good faith determines in it sole discretion that the results of the review conducted by such Party or its agents do not support and reinforce the reviewing Party's preliminary


                AGREEMENT AND PLAN OF REORGANIZATION - PAGE 66 expectations as to the sustained growth and earnings prospects of the reviewed Party;

                          (k)  By CBI in the event that there shall have been,
in CBI's good faith opinion, a material adverse change in the business, property, assets (including loan portfolios), liabilities (whether absolute, accrued, contingent or otherwise), prospects, operations, liquidity, income, condition (financial or otherwise) or net worth of UPC; or

                          (l)  By CBI in the event that UPC shall have entered
into any letter of intent, agreement or understanding for a change in control of UPC by a third-party with a banking presence in Obion County, Tennessee.

If a Party should elect to terminate this Reorganization Agreement pursuant to subsections (b), (c), (d), (e), (f), (g), (h), (i), (j), (k) or (l) of this
Section 9.1, it shall give notice to the other Party, in writing, of its election in the manner prescribed in Section 10.1 ("Notices") of this Reorganization Agreement.

                 9.2 Effect of Termination. In the event that this Reorganization Agreement should be terminated pursuant to Section 9.1 hereof, all further obligations of the Parties under this Reorganization Agreement shall terminate without further liability of any Party to another; provided, however, that a termination under Section 9.1 hereof shall not relieve any Party of any liability for a breach of this Reorganization Agreement or for any misstatement or misrepresentation made hereunder prior to such termination, or be deemed to constitute a waiver of any available remedy for any such breach, misstatement or misrepresentation.



                                   ARTICLE 10

                               GENERAL PROVISIONS

                 10.1 Notices. Any notice, request, demand and other communication which either Party hereto may desire or may be required hereunder to give shall be in writing and shall be deemed to be duly given if delivered personally or mailed by certified or registered mail (postage prepaid, return receipt requested), air courier or facsimile transmission, addressed or transmitted to such other Party as follows:

If to UPC or INTERIM:


                AGREEMENT AND PLAN OF REORGANIZATION  -  PAGE 67

                                  Union Planters Corporation
                                  Post Office Box 387 (mailing)
                                  Memphis, Tennessee  38147

                                  7130 Goodlett Farms Parkway (deliveries)
                                  Memphis, Tennessee  38018
                                  Fax:  (901) 383-2877
                                  Attn: Mr. Jackson W. Moore, President
                                           Gary A. Simanson,
                                           Associate General Counsel

If to CBI:                        Commercial Bancorp, Inc.
                                  224 7th Street
                                  Post Office Box 297
                                  Obion, Tennessee 38240
                                  Fax:  (901) 536-0121
                                  Attn: Mr. Joel C. Pipkin
                                        President and Chief Executive Officer

With a copy to:                   Baker, Worthington, Crossley
                                   & Stansberry
                                  1700 Nashville City Center
                                  Post Office Box 2866
                                  Nashville, Tennessee 37219
                                  Fax:  (615) 726-0464
                                  Attn: Steven J. Eisen, Esq.

or to such other address as any Party hereto may hereafter designate to the other Parties in writing. Notice shall be deemed to have been given on the date reflected in the proof or evidence of delivery, or if none, on the date actually received.

                 10.2 Assignability and Parties in Interest. This Reorganization Agreement shall not be assignable by any of the Parties hereto; provided, however, that UPC may assign, set over and transfer all, or any part of its rights and obligations under this Reorganization Agreement to any one or more of its present or future Affiliates. This Reorganization Agreement shall inure to the benefit of, and be binding only upon the Parties hereto and their respective successors and permitted assigns and no other Persons.

                 10.3 Governing Law. This Reorganization Agreement shall be governed by, and construed and enforced in accordance with, the internal laws, and not the laws pertaining to choice or conflicts of laws, of the State of Tennessee, unless and to the extent that federal law controls. Any dispute arising between the Parties in connection with the transactions which are the subject of this Reorganization Agreement shall be heard in a court of competent jurisdiction located in Tennessee.


                AGREEMENT AND PLAN OF REORGANIZATION  -  PAGE 68

                 10.4 Counterparts. This Reorganization Agreement may be executed simultaneously in one or more counterparts, each of which shall be deemed an original, but all of which shall constitute but one and the same instrument.

                 10.5 Best Efforts. CBI, each CBI Subsidiary, UPC and INTERIM each agrees to use its best efforts to complete the transactions contemplated by this Reorganization Agreement; provided, however, that the use of best efforts by UPC shall not obligate UPC or INTERIM to obtain or to provide CBI or any CBI Subsidiary additional capital in an amount, to divest any Subsidiary or branch, or to meet any other condition which may be imposed by any Regulatory Authority as a condition to approval which UPC or INTERIM shall deem, in good faith, to be unreasonable in the circumstances.

                 10.6 Publicity. The Parties agree that press releases and other public announcements to be made by any of them with respect to the transactions contemplated hereby shall be subject to mutual agreement. Notwithstanding the foregoing, each of the Parties hereto may respond to inquiries relating to this Reorganization Agreement and the transactions contemplated hereby by the press, employees or customers without any notice or further consent of the other Parties.

                 10.7 Entire Agreement. This Reorganization Agreement, together with the Plan of Merger which is Exhibit A hereto, the Schedules, Annexes, Exhibits and certificates required to be delivered hereunder and any amendments or addenda hereafter executed and delivered in accordance with
Section 10.9 hereof constitute the entire agreement of the Parties hereto pertaining to the transaction contemplated hereby and supersede all prior written and oral (and all contemporaneous oral) agreements and understandings of the Parties hereto concerning the subject matter hereof. The Schedules, Annexes, Exhibits and certificates attached hereto or furnished pursuant to this Reorganization Agreement are hereby incorporated as integral parts of this Reorganization Agreement. Except as provided herein, by specific language and not by mere implication, this Reorganization Agreement is not intended to confer upon any other person not a Party to this Reorganization Agreement any rights or remedies hereunder.

                 10.8 Severability. If any portion or provision of this Reorganization Agreement should be determined by a court of competent jurisdiction to be invalid, illegal or unenforceable in any jurisdiction, such portion or provision shall be ineffective as to that jurisdiction to the extent of such invalidity, illegality or unenforceability, without affecting in any way the validity or enforceability of the remaining portions or


                AGREEMENT AND PLAN OF REORGANIZATION - PAGE 69 provisions hereof in such jurisdiction or rendering that or any other portions or provisions of this Reorganization Agreement invalid, illegal or unenforceable in any other jurisdiction.

                 10.9 Modifications, Amendments and Waivers. At any time prior to the Closing or termination of this Reorganization Agreement, the Parties may, solely by written agreement executed by their duly authorized officers:

                          (a)     extend the time for the performance of any of
the obligations or other acts of the other Party hereto;

                          (b)     waive any inaccuracies in the representations
and warranties made by the other Party contained in this Reorganization Agreement or in the Annexes, Schedules or Exhibits hereto or any other document delivered pursuant to this Reorganization Agreement;

                          (c)     waive compliance with any of the covenants or
agreements of the other Party contained in this Reorganization Agreement; and

                          (d)     amend or add to any provision of this
Reorganization Agreement or the Plan of Merger; provided, however, that no provision of this Reorganization Agreement may be amended or added to except by an agreement in writing signed by the Parties hereto or their respective successors in interest and expressly stating that it is an amendment to this Reorganization Agreement.

                 10.10 Interpretation. The headings contained in this Reorganization Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Reorganization Agreement.

                 10.11 Payment of Expenses. Except as set forth herein, UPC and CBI shall each pay its own fees and expenses (including, without limitation, legal fees and expenses) incurred by it in connection with the transactions contemplated hereunder.

                 10.12 Finders and Brokers. UPC, INTERIM, CBI and each CBI Subsidiary represent and warrant to each other that they have employed no broker or finder in connection with the transactions described in this Reorganization Agreement under an arrangement pursuant to which a fee is, or may be due to such broker or finder as a result of the execution of this Reorganization Agreement or the closing of the transactions contemplated herein. This section shall survive the termination of this Reorganization Agreement.


                AGREEMENT AND PLAN OF REORGANIZATION  -  PAGE 70

                 10.13 Equitable Remedies. The Parties hereto agree that, in the event of a breach of this Reorganization Agreement by CBI or any CBI Subsidiary, UPC and INTERIM will be without an adequate remedy at law by reason of the unique nature of CBI and each CBI Subsidiary. In recognition thereof, in addition to (and not in lieu of) any remedies at law which may be available to UPC and INTERIM, UPC, and INTERIM shall be entitled to obtain equitable relief, including the remedies of specific performance and injunction, in the event of a breach of this Reorganization Agreement by CBI or any CBI
Subsidiary, and no attempt on the part of UPC or INTERIM to obtain such equitable relief shall be deemed to constitute an election of remedies by UPC or INTERIM which would preclude UPC or INTERIM from obtaining any remedies at law to which it would otherwise be entitled. CBI and each CBI Subsidiary covenant that they shall not contend in any such proceeding that UPC or INTERIM is not entitled to a decree of specific performance by reason of having an adequate remedy at law.

                 10.14 Attorneys' Fees. If any Party hereto shall bring an action at law or in equity to enforce its rights under this Reorganization Agreement (including an action based upon a misrepresentation or the breach of any warranty, covenant, agreement or obligation contained herein), the prevailing Party in such action shall be entitled to recover from the other Party its reasonable costs and expenses necessarily incurred in connection with such action (including fees, disbursements and expenses of attorneys and costs of investigation).

                 10.15 Survival of Representations and Warranties. All representations and warranties made by the Parties hereto or in any instrument or document furnished in connection herewith, shall survive the Closing and any investigation at any time made by or on behalf of the Parties hereto and shall expire two (2) years after the Effective Time of the Merger except as to any matter which is based upon willful fraud with respect to which the representations and warranties set forth in this Reorganization Agreement shall expire only upon expiration of the applicable statutes of limitation. Nothing in this Section 10.15 shall limit CBI's, any CBI Subsidiary's, UPC's or INTERIM's rights or remedies for misrepresentations, breaches of this Reorganization Agreement or any other improper action or inaction by the other Party hereto prior to the its termination.

                 10.16 No Waiver. No failure, delay or omission of or by any Party in exercising any right, power or remedy upon any breach or default of any other Party shall impair any such rights, powers or remedies of the Party not in breach or default, nor shall it be construed to be a waiver of any such right, power or remedy, or an acquiescence in any similar breach or default;


                AGREEMENT AND PLAN OF REORGANIZATION - PAGE 71 nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring. Any waiver, permit, consent or approval of any kind or character on the part of any Party of any provisions of this Reorganization Agreement must be in writing and must be executed by the Parties to this Reorganization Agreement and shall be effective only to the extent specifically set forth in such writing.

                 10.17 Remedies Cumulative. All remedies provided in this Reorganization Agreement, by law or otherwise, shall be cumulative and not alternative.


                AGREEMENT AND PLAN OF REORGANIZATION  -  PAGE 72

          IN WITNESS WHEREOF, each of the Parties hereto has duly executed and delivered this Reorganization Agreement or has caused this Reorganization Agreement to be executed and delivered in its name and on its behalf by its representative thereunto duly authorized, all as of the date first written above.



                                             COMMERCIAL BANCORP, INC.




                                             By: /s/ Joel C. Pipkin
                                                 -------------------------------
                                                   Joel C. Pipkin
                                             Its:  President and Chief
                                                    Executive Officer

ATTEST:


/s/ Billy Fielder
- -------------------------------
Billy Fielder, Secretary




                                             THE COMMERCIAL BANK




                                             By: /s/ Joel C. Pipkin
                                                 -------------------------------
                                                   Joel C. Pipkin
                                             Its:  President and Chief
                                                    Executive Officer

ATTEST:


/s/ Billy Fielder
- -------------------------------
Billy Fielder, Secretary


                AGREEMENT AND PLAN OF REORGANIZATION  -  PAGE 73

                                             UNION PLANTERS CORPORATION




                                             By: /s/ Jackson W. Moore
                                                 -------------------------------
                                                   Jackson W. Moore
                                             Its:  President

ATTEST:


/s/ J. F. Springfield
- -------------------------------
J. F. Springfield, Secretary




                                             CBI ACQUISITION COMPANY, INC.




                                             By: /s/ Jackson W. Moore
                                                 -------------------------------
                                                   Jackson W. Moore
                                             Its:  President

ATTEST:


/s/ J. F. Springfield
- -------------------------------
J. F. Springfield, Secretary


                AGREEMENT AND PLAN OF REORGANIZATION  -  PAGE 74

                                PLAN OF MERGER                         EXHIBIT A

                        SETTING FORTH THE PLAN OF MERGER

                                       OF

                         CBI ACQUISITION COMPANY, INC.
                           (A TENNESSEE CORPORATION)

                                 WITH AND INTO

                            COMMERCIAL BANCORP, INC.
                           (A TENNESSEE CORPORATION)


         THIS PLAN OF MERGER ("Plan of Merger") is made and entered into as of the 14th day of June, 1994, by and between COMMERCIAL BANCORP, INC. ("CBI"), a corporation chartered and existing under the laws of the State of Tennessee which is a registered bank holding company and whose principal offices are located at 224 7th Street (Post Office Box 297), Obion, Obion County, Tennessee 38240; UNION PLANTERS CORPORATION ("UPC"), a corporation organized and existing under the laws of the State of Tennessee having its principal office at 7130 Goodlett Farms Parkway, Memphis, Shelby County, Tennessee 38018 and which is registered as a bank holding company under the Bank Holding Company Act; and CBI ACQUISITION COMPANY, INC. ("INTERIM"), a corporation chartered and existing under the laws of the State of Tennessee, whose principal place of business is located at 7130 Goodlett Farms Parkway, Memphis, Shelby County, Tennessee 38018, and which is a wholly-owned subsidiary of UPC. All of the authorized, issued and outstanding shares of capital stock of INTERIM are owned and held of record by UPC.


                                    PREAMBLE

         WHEREAS, UPC, INTERIM and CBI have entered into an Agreement and Plan of Reorganization dated as of the 14th day of June, 1994 ("Reorganization Agreement") to which this Plan of Merger is Exhibit A and is incorporated by reference as an integral part thereof providing for the merger of INTERIM with and into CBI (which would be the Surviving Corporation) and the acquisition of all of the CBI Common Stock outstanding immediately prior to the Effective Time of the Merger by UPC for the Consideration set forth in the Reorganization Agreement and this Plan of Merger; and


       PLAN OF MERGER - EXHIBIT A TO AGREEMENT AND PLAN OF REORGANIZATION

         WHEREAS, As provided in the Reorganization Agreement, UPC has caused INTERIM to join in this Plan of Merger by executing and delivering same; and

         WHEREAS, The Boards of Directors of UPC, INTERIM and CBI are each of the opinion that the interests of their respective corporations and their corporations' respective shareholders would best be served if INTERIM were to be merged with and into CBI, which would survive the Merger, on the terms and conditions provided in the Reorganization Agreement and in this Plan of Merger, and as a result of such Merger becoming effective, the Surviving Corporation would become a wholly-owned subsidiary of UPC.

         NOW, THEREFORE, in consideration of the covenants and agreements of the Parties contained herein, CBI, UPC and INTERIM hereby make, adopt and approve this Plan of Merger in order to set forth the terms and conditions for the merger of INTERIM with and into CBI (the "Merger").


                                   ARTICLE I.
                                  DEFINITIONS

         1.1 As used in this Plan of Merger and in any amendments hereto, all capitalized terms herein shall have the meanings assigned to such terms in the Reorganization Agreement unless otherwise defined herein.


                                   ARTICLE 2
                                 CAPITALIZATION

         2.1 CBI ACQUISITION COMPANY, INC.. The authorized capital stock of INTERIM consists of 1,000 shares of common stock having a par value of $1.00 per share (the "INTERIM Common Stock") and no shares of preferred stock. As of the date of this Plan of Merger, 1,000 shares of INTERIM Common Stock are issued and outstanding, and no shares of INTERIM Common Stock are held by it as treasury stock. All such issued and outstanding shares of INTERIM Common Stock are owned beneficially and of record by UPC.

         2.2 COMMERCIAL BANCORP, INC. The authorized capital stock of CBI consists of 100,000 shares of common stock having a par value of $10.00 per share (the "CBI Common Stock"), and no shares of preferred stock (the "CBI Preferred Stock). As of the date hereof, 20,000 shares of CBI Common Stock were issued and outstanding, no shares of CBI Common Stock were held by CBI as CBI Treasury Stock and no shares of CBI Preferred Stock were issued and outstanding.


       PLAN OF MERGER - EXHIBIT A TO AGREEMENT AND PLAN OF REORGANIZATION

                                   ARTICLE 3
                                 PLAN OF MERGER

         3.1 Constituent Corporations. The name of each constituent corporation to the Merger is:

                         CBI ACQUISITION COMPANY, INC.
                                      and
                            COMMERCIAL BANCORP, INC.

         3.2     Surviving Corporation.  The Surviving Corporation shall be:

                            COMMERCIAL BANCORP, INC.

which as of the Effective Time of the Merger shall continue to be named:

                            COMMERCIAL BANCORP, INC.


         3.3 Terms and Conditions of Merger. The Merger shall be consummated only pursuant to, and in accordance with this Plan of Merger and the Reorganization Agreement. Conditioned upon the satisfaction or lawful waiver (by the Party or Parties entitled to the benefit thereof) of all conditions precedent to consummation of the Merger, the Merger will become effective on the date and at the time (the "Effective Time of the Merger") of the filing of a Articles of Merger with the Secretary of State of the State of Tennessee, or at such later time and/or date as may be agreed upon by the parties and set forth in the Articles of Merger. At the Effective Time of the Merger, INTERIM shall be merged with and into CBI which will survive the Merger, and the separate existence of INTERIM shall cease thereupon, and without further action, CBI shall thereafter possess all of the assets, rights, privileges, appointments, powers, licenses, permits and franchises of both CBI and INTERIM, whether of a public or private nature, and shall be subject to all of the liabilities, restrictions, disabilities, and duties of both CBI and INTERIM.

         3.4 Charter. At the Effective Time of the Merger, the Charter of CBI, as in effect immediately prior to the Effective Time of the Merger, shall constitute the Charter of CBI as the Surviving Corporation, unless and until the same shall be amended as provided by law and the terms of such Charter.

         3.5 Bylaws. At the Effective Time of the Merger, the Bylaws of CBI, as in effect immediately prior to the Effective Time of the Merger, shall continue to be its Bylaws as the Surviving Corporation, unless and until amended or repealed as provided by law, its Charter and such Bylaws.


       PLAN OF MERGER - EXHIBIT A TO AGREEMENT AND PLAN OF REORGANIZATION

         3.6 Directors and Officers. The directors and officers of INTERIM in office immediately prior to the Effective Time of the Merger shall be the directors and officers of the Surviving Corporation, to hold office as provided in the Charter and Bylaws of the Surviving Corporation, unless and until their successors shall have been elected or appointed and shall have qualified or they shall be removed as provided therein.

         3.7 Name. The name of CBI as the Surviving Corporation following the Merger, shall remain:

                            COMMERCIAL BANCORP, INC.


                                   ARTICLE 4
                         DESCRIPTION OF THE TRANSACTION


         4.1 Conversion of the INTERIM Common Stock. At the Effective Time of the Merger, each share of $1.00 par value common stock of INTERIM (the "INTERIM Common Stock") issued and outstanding immediately prior to the Effective Time of The Merger shall, by virtue of the Merger becoming effective and without any further action on the part of anyone, be converted into and become one share of the issued and outstanding common stock of the Surviving Corporation.

         4.2 Conversion and Cancellation of Shares of CBI. At the Effective Time of the Merger, each share of $10.00 par value common stock of CBI issued and outstanding immediately prior to the Effective Time of the Merger shall, by virtue of the Merger becoming effective and without any further action on the part of anyone, be converted, exchanged and cancelled as provided in Section 4.3 hereof.

         4.3 Exchange of CBI Shares; Exchange Ratio. At the Effective Time of the Merger, the outstanding shares of CBI Common Stock held by the CBI Record Holders immediately prior to the Effective Time of the Merger shall, without any further action on the part of anyone, cease to represent any interest (equity, shareholder or otherwise) in CBI and shall, except for those shares held by any CBI Record Holder having properly perfected such holder's dissenters' rights and maintained the perfected status of such dissenters' rights through the Effective Time of the Merger, automatically be converted exclusively into, and constitute only the right of the CBI Record Holders to receive in exchange for their shares of CBI Common Stock, whole shares of UPC Common Stock and a cash payment in settlement of any remaining fractional share of UPC Common Stock in accordance with the terms and conditions of this Section
4.3.  The shares of


       PLAN OF MERGER - EXHIBIT A TO AGREEMENT AND PLAN OF REORGANIZATION

UPC Common Stock and the cash settlement of any remaining fractional share of UPC Common Stock deliverable by UPC to the CBI Record Holders pursuant to the terms of this Reorganization Agreement are sometimes collectively referred to herein as the "Consideration."

The number of shares of UPC Common Stock to be exchanged for each share of CBI Common Stock issued and outstanding immediately prior to the Effective Time of the Merger (based on there being no more than 20,000 shares of CBI Common Stock issued and outstanding at the Effective Time of the Merger) shall be based on an exchange ratio (the "Exchange Ratio") as determined and set forth in this
Section 4.3.  The Exchange Ratio shall be determined as follows:

                                  (i)  In the event the Current Market Price
         Per Share of UPC Common Stock should be greater than or equal to $24.00 per share of UPC Common Stock but less than or equal to $30.00 per share of UPC Common Stock (the "Primary Collar"), the Exchange Ratio shall be fixed at 9.26 shares of UPC Common Stock for each share of CBI Common Stock issued and outstanding at the Effective Time of the Merger;

                                  (ii)  In the event the Current Market Price
         Per Share of UPC Common Stock should be greater than $30.00 per share of UPC Common Stock but less than or equal to $32.00 per share of UPC Common Stock (the "Upper Secondary Collar"), the Exchange Ratio shall be based on (a) a fixed price of $277.80 per share of CBI Common Stock divided by (b) the Current Market Price Per Share of UPC Common Stock for each share of CBI Common Stock validly issued and outstanding at the Effective Time of the Merger;

                                  (iii)  In the event the Current Market Price
         Per Share of UPC Common Stock should be greater than $32.00 per share of UPC Common Stock (the "Ceiling"), the Exchange Ratio shall be fixed at 8.68 shares of UPC Common Stock for each share or CBI Common Stock;provided, however, UPC would have the right to either deliver the fixed Exchange Ratio of 8.68 or to terminate the transaction contemplated in the Reorganization Agreement; provided, however, should UPC elect to terminate the transaction under this provision, CBI would have the unilateral right to reinstate the transaction by accepting in exchange for each share of CBI Common Stock issued and outstanding that number of shares of UPC Common Stock at the Current Market Price Per Share sufficient to equal $277.80 per share of CBI Common Stock;


       PLAN OF MERGER - EXHIBIT A TO AGREEMENT AND PLAN OF REORGANIZATION

                                  (iv)  In the event the Current Market Price
         Per Share of UPC Common Stock should be greater than or equal to $22.00 per share of UPC Common Stock but less than $24.00 per share of UPC Common Stock (the "Lower Secondary Collar"), the Exchange Ratio shall be based on (a) a fixed price of $222.24 per share of CBI Common Stock divided by (b) the Current Market Price Per Share of UPC Common Stock for each share of CBI Common Stock validly issued and outstanding at the Effective Time of the Merger; and

                                  (v)  In the event the Current Market Price
         Per Share of UPC Common Stock should be less than $22.00 per share of UPC Common Stock (the "Floor"), the Exchange Ratio shall be fixed at
         10.10 shares of UPC Common Stock for each share of CBI Common Stock;provided, however, CBI shall have the right to either accept the fixed Exchange Ratio of 10.10 or to terminate the transaction contemplated in the Reorganization Agreement;provided, however, should CBI elect to terminate the transaction under this provision, UPC would have the unilateral right to reinstate the transaction by delivering in exchange for each share of CBI Common Stock issued and outstanding that number of shares of UPC Common Stock at the Current Market Price Per Share sufficient to equal $222.24 per share of CBI Common Stock.

The Exchange Ratio as determined in this Section 4.3 shall be based on an aggregate of no more than 20,000 shares of CBI Common Stock validly issued and outstanding immediately prior to the Effective Time of the Merger; provided, however, that no fractional shares of UPC Common Stock shall be issued and if, after aggregating all of the shares of UPC Common Stock to which a CBI Record Holder is entitled based upon the Exchange Ratio, there shall be a fractional share of UPC Common Stock remaining, such fractional share shall be settled by a cash payment therefor pursuant to the Mechanics of Payment of the Purchase Price set forth in Section 4.4 hereof, which shall be calculated based upon the Current Market Price Per Share of one (1) full share of UPC Common Stock.

                                  (1)      DEFINITION OF "CURRENT MARKET PRICE
         PER SHARE." The "Current Market Price Per Share" shall be the average closing price per share of the "last" real time trades (i.e., closing price) of the UPC Common Stock on the NYSE (as published in The Wall Street Journal) for each of the ten (10) NYSE general market trading days next preceding the Closing Date on which the NYSE was open for business (the "Pricing Period"). In the event the UPC Common Stock does not trade on one or more of the trading days during the Pricing Period (a "No Trade Date"), any such No Trade Date shall be disregarded in computing the average closing price


       PLAN OF MERGER - EXHIBIT A TO AGREEMENT AND PLAN OF REORGANIZATION per share of UPC Common Stock and the average shall be based upon the "last" real time trades and number of days on which the UPC Common Stock actually traded during the Pricing Period.

                                  (2) EFFECTS OF DISSENTERS' RIGHTS ON THE
         EXCHANGE RATIO. Should CBI Record Holders representing at least 10% of the shares of CBI Common Stock issued and outstanding at the time of Closing perfect such CBI Record Holder's Dissenters' Rights pursuant to the Tennessee Code and maintain the perfected status of such Dissenters' Rights through the Closing Date, UPC and INTERIM shall have the right, exercisable in their sole discretion, to either terminate this Reorganization Agreement or reduce the per share Consideration to be delivered by UPC hereunder by an amount sufficient to off-set against the Consideration any amounts paid, or to be paid, by UPC in satisfaction of such Dissenters' Rights.

                                  (3) EFFECT OF STOCK SPLITS, REVERSE STOCK
         SPLITS, STOCK DIVIDENDS AND SIMILAR CHANGES IN THE CAPITAL OF CBI. Should CBI effect any stock splits, reverse stock splits, stock dividends or similar changes in its respective capital accounts subsequent to the date of this Reorganization Agreement but prior to the Effective Time of the Merger, the Exchange Ratio shall be adjusted in such a manner as the Board of Directors of UPC shall deem in good faith to be fair and reasonable in order to give effect to such changes.

         4.4 Mechanics of Payment of the Consideration. Within five days after the Effective Time of the Merger and the receipt of a certified list of all of the CBI Record Holders, the Corporate Trust Department of Union Planters National Bank, Memphis, Tennessee (the "Exchange Agent") shall deliver to each of the CBI Record Holders such materials and information as may be deemed necessary by the Exchange Agent to advise the CBI Record Holders of the procedures required for proper surrender of their certificates evidencing and representing shares of the CBI Common Stock in order for the CBI Record Holders to receive the Consideration. Such materials shall include, without limitation, a Letter of Transmittal, an Instruction Sheet, and a return mailing envelope addressed to the Exchange Agent (collectively the "Shareholder Materials"). All Shareholder Materials shall be sent by United States mail to the CBI Record Holders at the addresses set forth on a certified shareholder list to be delivered by CBI to UPC at the Closing (the "Shareholder List"). As soon as reasonably practicable thereafter, the CBI Record Holders of all of the outstanding shares of CBI Common Stock, shall deliver, or cause to be delivered, to the Exchange Agent,


       PLAN OF MERGER - EXHIBIT A TO AGREEMENT AND PLAN OF REORGANIZATION pursuant to the Shareholder Materials, the certificates evidencing and representing all of the shares of CBI Common Stock which were validly issued and outstanding immediately prior to the Effective Time of the Merger, and the Exchange Agent shall take prompt action to process such certificates formerly evidencing and representing shares of CBI Common Stock received by it (including the prompt return of any defective submissions with instructions as to those actions which may be necessary to remedy any defects). Upon receipt of the proper submission of the certificate(s) formerly representing and evidencing ownership of the shares of CBI Common Stock, the Exchange Agent shall, on or prior to the 5th day after the receipt of such certificates, mail to the former CBI Shareholders in exchange for the certificate(s) surrendered by them, the Consideration to be paid for each such CBI Shareholder's shares of CBI Common Stock evidenced by the certificate or certificates which were cancelled and converted exclusively into the right to receive the Consideration upon the Merger becoming effective. After the Effective Time of the Merger and until properly surrendered to the Exchange Agent, each outstanding certificate or certificates which formerly evidenced and represented the shares of CBI Common Stock of a CBI Record Holder, subject to the provisions of this Section 4.4, shall be deemed for all corporate purposes to represent and evidence only the right to receive the Consideration into which such CBI Record Holder's shares of CBI Common Stock were converted and aggregated at the Effective Time of the Merger. Unless and until the outstanding certificate or certificates, which immediately prior to the Effective Time of the Merger evidenced and represented the CBI Record Holder's CBI Common Stock shall have been surrendered as provided above, the Consideration payable to the CBI Record Holder(s) of the cancelled shares as of any time after the Effective Date shall not be paid to the CBI Record Holder(s) of such certificate(s) until such certificates shall have been surrendered in the manner required. Each CBI Shareholder will be responsible for all federal, state and local taxes which may be incurred by him on account of his receipt of the Consideration to be paid in the Merger. The CBI Record Holder(s) of any certificate(s) which shall have been lost or destroyed may nevertheless, subject to the provisions of this Section, receive the Consideration to which each such CBI Record Holder is entitled, provided that each such CBI Record Holder shall deliver to UPC and to the Exchange Agent: (i) a sworn statement certifying such loss or destruction and specifying the circumstances thereof and (ii) a lost instrument bond in form satisfactory to UPC and the Exchange Agent which has been duly executed by a corporate surety satisfactory to UPC and the Exchange Agent, indemnifying the Surviving Corporation, UPC, the Exchange Agent (and their respective successors) to their satisfaction against any loss or expense which any of them may incur as a result of such lost or


       PLAN OF MERGER - EXHIBIT A TO AGREEMENT AND PLAN OF REORGANIZATION destroyed certificates being thereafter presented. Any costs or expenses which may arise from such replacement procedure, including the premium on the lost instrument bond, shall be for the account of the CBI Shareholder.

         4.5 Stock Transfer Books. At the Effective Time of the Merger, the stock transfer books of CBI shall be closed and no transfer of shares of CBI Common Stock shall be made thereafter.

         4.6 Effects of the Merger. At the Effective Time of the Merger, the separate existence of INTERIM shall cease, and INTERIM shall be merged with and into CBI which, as the Surviving Corporation, shall thereupon and thereafter possess all of the assets, rights, privileges, appointments, powers, licenses, permits and franchises of the two merged corporations, whether of a public or a private nature, and shall be subject to all of the liabilities, restrictions, disabilities and duties of both CBI and INTERIM.

         4.7 Transfer of Assets. At the Effective Time of the Merger, all rights, assets, licenses, permits, franchises and interests of CBI and INTERIM in and to every type of property, whether real, personal, or mixed, whether tangible or intangible, and to choses in action shall be deemed to be vested in CBI as the Surviving Corporation by virtue of the Merger and without any deed or other instrument or act of transfer whatsoever.

         4.8 Assumption of Liabilities. At the Effective Time of the Merger, the Surviving Corporation shall become and be liable for all debts, liabilities, obligations and contracts of INTERIM as well as those of the Surviving Corporation, whether the same shall be matured or unmatured; whether accrued, absolute, contingent or otherwise; and whether or not reflected or reserved against in the balance sheets, other financial statements, books of account or records of INTERIM or the Surviving Corporation.

         4.9 Dissenters' Rights of CBI Shareholders. Any CBI Record Holder of shares of CBI Common Stock who shall comply strictly with the provisions of Sections 48-23-201 et seq. of the Tennessee Code, shall be entitled to dissent from the Merger and to seek those appraisal remedies afforded by the Tennessee Code. Such an CBI Shareholder is referred to herein as an "CBI Dissenting Shareholder." However, UPC and INTERIM shall not be obligated to consummate the Merger if CBI Record Holders holding or controlling more than ten percent (10%) of the shares of the CBI Common Stock issued and outstanding immediately prior to the Effective Time of the Merger shall have perfected and maintained in perfected status their Dissenters' Rights in accordance with the Tennessee Code and the perfected status of said Dissenters' Rights shall have continued to the time of Closing.


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                                    PAGE 83

         4.10 Approvals of Shareholders of CBI and INTERIM. In order to become effective, the Merger must be approved by the respective shareholders of CBI and of INTERIM at meetings to be called for that purpose by their respective Boards of Directors, or by their unanimous action by written consent complying fully with the laws of Tennessee.

         4.11 CBI Stock Options. Except as described in Section 2.7 of the Reorganization Agreement, there are no validly issued and outstanding CBI Stock Options. Therefore, at the Effective Time of the Merger, there will be no CBI Stock Options issued and outstanding except as described in Section 2.7 of the Reorganization Agreement. It is expected that at the Effective Time of the Merger any validly issued and outstanding CBI Stock Options will either be exercised by the holders thereof, repurchased by CBI or converted into options to acquire shares of UPC Common Stock at the election of the holders thereof.


                                   ARTICLE 5
                             AMENDMENTS AND WAIVERS

                 5.1 AMENDMENTS. To the extent permitted by law, this Plan of Merger may be amended unilaterally by UPC and INTERIM as set forth in Section 10.9(d) of the Reorganization Agreement; provided, however, that the provisions of Section 4.3 of this Plan of Merger relating to the manner or basis upon which shares of CBI Common Stock will be converted into the exclusive right to receive the Consideration from UPC shall not be amended in such a manner as to reduce the amount of the Consideration payable to the CBI Record Holders determined as provided in Section 4.3 of this Plan of Merger nor shall this Plan of Merger be amended to permit UPC to utilize assets other than cash or good funds to make payment of the Consideration as provided in Section 3.1(e) of the Reorganization Agreement at any time after the Shareholders' Meeting without the requisite approval (except as provided for in the Reorganization Agreement) of the CBI Record Holders of the shares of CBI Common Stock outstanding, and that no amendment to this Plan of Merger shall modify the requirements of regulatory approval as set forth in Section 8.3(b) of the Reorganization Agreement.

                 5.2 AUTHORITY FOR AMENDMENTS AND WAIVERS. Prior to the Effective Time of the Merger, UPC and INTERIM, acting through their respective Boards of Directors or chief executive officers or presidents or other authorized officers, shall have the right to amend this Plan of Merger to postpone the Effective Time of the Merger to a date and time subsequent to the time of filing of the Plan of Merger with the Tennessee Secretary of State, to waive any default in the performance of any term of this Plan of


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                                    PAGE 84

Merger by CBI, to waive or extend the time for the compliance or fulfillment by CBI of any and all of its obligations under this Plan of Merger, and to waive any or all of the conditions precedent to the obligations of UPC and INTERIM under this Plan of Merger, except any condition that, if not satisfied, would result in the violation of any law or applicable governmental regulation.
Prior to the Effective Time of the Merger, CBI, acting through its Board of Directors or chief executive officer or president or other authorized officer, shall have the right to amend this Plan of Merger to postpone the Effective Time of the Merger to a date and time subsequent to the time of filing of the Plan of Merger with the Tennessee Secretary of State, to waive any default in the performance of any term of this Plan of Merger by UPC or INTERIM, to waive or extend the time for the compliance or fulfillment by UPC or INTERIM of any and all of their obligations under this Plan of Merger, and to waive any or all of the conditions precedent to the obligations of CBI under this Plan of Merger except any condition that, if not satisfied, would result in the violation of any law or applicable governmental regulation.


                                   ARTICLE 6
                                 MISCELLANEOUS

                 6.1 NOTICES. All notices or other communications which are required or permitted hereunder shall be in writing and sufficient if delivered by hand, by facsimile transmission, or by registered or certified mail, postage pre-paid to the persons at the addresses set forth below (or at such other addresses or facsimile numbers as may hereafter be designated as provided below), and shall be deemed to have been delivered as of the date received by the Party to which, or to whom it is addressed:

If to UPC or INTERIM:

                        Union Planters Corporation
                        Post Office Box 387 (mailing)
                        Memphis, Tennessee  38147

                        7130 Goodlett Farms Parkway (deliveries)
                        Memphis, Tennessee  38018
                        Fax:  (901) 383-2877
                        Attn: Mr. Jackson W. Moore, President
                              Gary A. Simanson,
                              Associate General Counsel


       PLAN OF MERGER - EXHIBIT A TO AGREEMENT AND PLAN OF REORGANIZATION

If to CBI:              Commercial Bancorp, Inc.
                        224 7th Street
                        Post Office Box 297
                        Obion, Tennessee 38240
                        Fax:  (901) 536-0121
                        Attn: Mr. Joel C. Pipkin
                              President and Chief Executive Officer


With a copy to:         Baker, Worthington, Crossley
                         & Stansberry
                        1700 Nashville City Center
                        Post Office Box 2866
                        Nashville, Tennessee 37219
                        Fax:  (615) 726-0464
                        Attn: Steven J. Eisen, Esq.

or at such other address as shall be furnished in writing by any of the Parties to the others by notice given as provided in this section 6.1.

                 6.2 GOVERNING LAW. Except to the extent federal law shall be controlling, this Plan of Merger shall be governed by and construed and enforced in accordance with the laws of the State of Tennessee disregarding, however, the Tennessee conflicts of laws rules.

                 6.3 CAPTIONS. The Captions heading the Sections in this Plan of Merger are for convenience only and shall not affect the construction or interpretation of this Plan of Merger.

                 6.4 COUNTERPARTS. This Plan of Merger may be executed in two or more counterparts, each of which shall be deemed an original instrument, but all of which together shall constitute one and the same instrument.

         IN WITNESS WHEREOF, each of the Parties has caused this Plan of Merger to be duly executed and delivered by its duly authorized officers as of the date first above written.


ATTEST:                                     UNION PLANTERS CORPORATION


/s/ J. F. Springfield                       By: /s/ Jackson W. Moore
- -------------------------------                 -----------------------------
J. F. Springfield                                 Jackson W. Moore
Its:  Secretary                             Its:  President


       PLAN OF MERGER - EXHIBIT A TO AGREEMENT AND PLAN OF REORGANIZATION

ATTEST:                                     CBI ACQUISITION COMPANY, INC.


/s/ J. F. Springfield                       By: /s/ Jackson W. Moore
- -------------------------------                 ------------------------------
J. F. Springfield                                 Jackson W. Moore
Its:  Secretary                             Its:  President



ATTEST:                                     COMMERCIAL BANCORP, INC.


/s/ Billy Fielder                           By: /s/ Joel C. Pipkin
- -------------------------------                 ------------------------------
Billy Fielder                                     Joel C. Pipkin
Its:  Secretary                             Its:  President and
                                                  Chief Executive Officer


       PLAN OF MERGER - EXHIBIT A TO AGREEMENT AND PLAN OF REORGANIZATION

                                   APPENDIX C


            TENNESSEE BUSINESS CORPORATION ACT -- DISSENTERS' RIGHTS

                                   CHAPTER 23

                   BUSINESS CORPORATIONS--DISSENTERS' RIGHTS

SECTION.                                                     SECTION.

  PART 1--RIGHT TO DISSENT AND OBTAIN                       48-23-203.       Dissenters' notice.
          PAYMENT FOR SHARES                                48-23-204.       Duty to demand payment.
48-23-101.       Definitions.                               48-23-205.       Share restrictions.
48-23-102.       Right to dissent.                          48-23-206.       Payment.
48-23-103.       Dissent by nominees and                    48-23-207.       Failure to take action.
                 beneficial owners.                         48-23-208.       After-acquired shares.
                                                            48-23-209.       Procedure if shareholder
                                                                             dissatisfied with payment
                                                                             or offer.

  PART 2--PROCEDURE FOR EXERCISE OF
          DISSENTERS' RIGHTS                                PART 3--JUDICIAL APPRAISAL OF SHARES
48-23-201.       Notice of dissenters'                      48-23-301.       Court action.
                 rights.                                    48-23-302.       Court costs and counsel fees.
48-23-202.       Notice of intent to demand
                 payment.


             PART 1--RIGHT TO DISSENT AND OBTAIN PAYMENT FOR SHARES

  48-23-101. DEFINITIONS--(1) "Beneficial shareholder" means the person who is a beneficial owner of shares held by a nominee as the record shareholder;
  (2) "Corporation" means the issuer of the shares held by a dissenter before the corporate action, or the surviving or acquiring corporation by merger or share exchange of that issuer;
  (3) "Dissenter" means a shareholder who is entitled to dissent from corporate action under sec. 48-23-102 and who exercises that right when and in the manner required by secs. 48-23-201--48-23-209;
  (4) "Fair value", with respect to a dissenter's shares, means the value of the shares immediately before the effectuation of the corporate action to which the dissenter objects, excluding any appreciation or depreciation in anticipation of the corporate action;
  (5) "Interest" means interest from the effective date of the corporate action that give rise to the shareholder's right to dissent until the date of payment, at the average auction rate paid on United States treasury bills with a maturity of six (6) months (or the closest maturity thereto) as of the auction date for such treasury bills closest to such effective date;
  (6) "Record shareholder" means the person in whose name shares are registered in the records of a corporation or the beneficial owner of shares to the extent of the rights granted by a nominee certificate on file with a corporation; and
  (7) "Shareholder" means the record shareholder or the beneficial shareholder. (Acts 1986, ch. 887, sec. 13.01)

48-23-102. RIGHT TO DISSENT.--(a) A shareholder is entitled to dissent from, and obtain payment of the fair value of his shares in the event of, any of the following corporate actions:

  (1) Consummation of a plan of merger to which the corporation is a party:





                              Appendix C - Page 1

         (A) If shareholder approval is required for the merger by sec. 48-21-103 or the charter and the shareholder is entitled to vote on the merger; or
         (B) If the corporation is a subsidiary that is merged with its parent under sec. 48-21-104;
  (2) Consummation of a plan of share exchange to which the corporation is a party as the corporation whose shares will be acquired, if the shareholder is entitled to vote on the plan;
  (3) Consummation of a sale or exchange of all, or substantially all, of the property of the corporation other than in the usual and regular course of business, if the shareholder is entitled to vote on the sale or exchange, including a sale in dissolution, but not including a sale pursuant to court order or a sale for cash pursuant to a plan by which all or substantially all of the net proceeds of the sale will be distributed to the shareholders within one (1) year after the date of sale;
  (4) An amendment of the charter that materially and adversely effects rights in respect of a dissenter's shares because it:
         (A) Alters or abolishes a preferential right of the shares;
         (B) Creates, alters, or abolishes a right in respect of redemption, including a provision respecting a sinking fund for the redemption or repurchase, of the shares;
         (C) Alters or abolishes a preemptive right of the holder of the shares to acquire shares or other securities;
         (D) Excludes or limits the right of the shares to vote on any matter, or to cumulate votes, other than a limitation by dilution through issuance of shares or other securities with similar voting rights; or
         (E) Reduces the number of shares owned by the shareholder to a fraction of a share, if the fractional share is to be acquired for cash under sec. 48-16-104; or
  (5) Any corporate action taken pursuant to a shareholder vote to the extent the charter, bylaws, or a resolution of the board of directors provides that voting or nonvoting shareholders are entitled to dissent and obtain payment for their shares.
  (b) A shareholder entitled to dissent and obtain payment for his shares under this chapter may not challenge the corporate action creating his entitlement unless the action is unlawful or fraudulent with respect to the shareholder or the corporation.
  (c) Notwithstanding the provisions of subsection (a), no shareholder may dissent as to any shares of a security which, as of the date of the effectuation of the transaction which would otherwise give rise to dissenters' rights, is listed on an exchange registered under Section 6 of the Securities Exchange Act of 1934, as amended, or is a "national market system security," as defined in rules promulgated pursuant to the Securities Exchange Act of 1934, as amended (Acts 1986, ch. 887, sec. 13.02)

48-23-103. DISSENT BY NOMINEES AND BENEFICIAL OWNERS.--(a) A record shareholder may assert dissenters' rights as to fewer than all the shares registered in his name only if he dissents with respect to all shares beneficially owned by any one (1) person and notifies the corporation in writing of the name and address of each person on whose behalf he asserts dissenters' rights. The rights of a partial dissenter under this subsection





                              Appendix C - Page 2
are determined as if the shares as to which he dissents and his other shares were registered in the names of different shareholders.
  (b) A beneficial shareholder may assert dissenters' rights as to shares of any one (1) or more classes held on his behalf only if:
  (1) He submits to the corporation the record shareholder's written consent to the dissent not later than the time the beneficial shareholder asserts dissenters' rights; and
  (2) He does so with respect to all shares of the same class of which he is the beneficial shareholder or over which he has power to direct the vote.
(Acts 1986, ch. 887, sec. 13.03)

              PART 2--PROCEDURE FOR EXERCISE OF DISSENTERS' RIGHTS

48-23-201. NOTICE OF DISSENTER'S RIGHTS.--(a) If proposed corporate action creating dissenters' rights under sec. 48-23-102 is submitted to a vote at a shareholders' meeting, the meeting notice must state that shareholders are or may be entitled to assert dissenters' rights under this chapter and be accompanied by a copy of this chapter.
  (b) If corporate action creating dissenters' rights under sec. 48-23-102 is taken without a vote of shareholders, the corporation shall notify in writing all shareholders entitled to assert dissenters' rights that the action was taken and send them the dissenters' notice described in sec. 48-23-203.
  (c) A corporation's failure to give notice pursuant to this section will not invalidate the corporate action. (Acts 1986, ch. 887, sec. 13.20.)

48-23-202. NOTICE OF INTENT TO DEMAND PAYMENT.--(a) If proposed corporate action creating dissenters' rights under sec. 48-23-102 is submitted to a vote at a shareholders' meeting, a shareholder who wishes to assert dissenters' rights:
  (1) Must deliver to the corporation, before the vote is taken, written notice of his intent to demand payment for his shares if the proposed action is effectuated; and
  (2) Must not vote his shares in favor of the proposed action. No such written notice of intent to demand payment is required of any shareholder to whom the corporation failed to provide the notice required by sec. 48-23-201.
  (b) A shareholder who does not satisfy the requirements of subsection (a) is not entitled to payment for his shares under this chapter. (Acts 1986, ch. 887, sec. 13.21.)

48-23-203. DISSENTERS' NOTICE.--(a) If proposed corporate action creating dissenters' rights under sec. 48-23-102 is authorized at a shareholders' meeting, the corporation shall deliver a written dissenters' notice to all shareholders who satisfied the requirements of sec. 48-23-202.
  (b) The dissenters' notice must be sent no later than ten (10) days after the corporate action was authorized by the shareholders or effectuated, whichever is the first to occur, and must:
  (1) State where the payment demand must be sent and where and when certificates for certificated shares must be deposited;
  (2) Inform holders of uncertificated shares to what extent transfer of the shares will be restricted after the payment demand is received;
  (3) Supply a form for demanding payment that includes the date of the first announcement to news media or to shareholders of the principal terms of the proposed corporate action and requires that the person asserting dissenters'





                              Appendix C - Page 3
rights certify whether or not he acquired beneficial ownership of the shares before that date;
  (4) Set a date by which the corporation must receive the payment demand, which date may not be fewer than one (1) nor more than two (2) months after the date the subsection (a) notice is delivered; and
  (5) Be accompanied by a copy of this chapter if the corporation has not previously sent a copy of this chapter to the shareholder pursuant to Sec. 48-23-201 (Acts 1986, ch. 887 sec. 13.22.)

  48-23-204. DUTY TO DEMAND PAYMENT.--(a) A shareholder sent a dissenters' notice described in sec. 48-23-203 must demand payment, certify whether he acquired beneficial ownership of the shares before the date required to be set forth in the dissenters' notice pursuant to sec. 48-23-203 (b)(3), and deposit his certificates in accordance with the terms of the notice.
  (b) The shareholder who demands payment and deposits his share certificates under subsection (a) retains all other rights of a shareholder until these rights are cancelled or modified by the effectuation of the proposed corporate action.
  (c) A shareholder who does not demand payment or deposit his share certificates where required, each by the date set in the dissenters' notice, is not entitled to payment for his shares under this chapter.
  (d) A demand for payment filed by a shareholder may not be withdrawn unless the corporation with which it was filed, or the surviving corporation, consents thereto. (Acts 1986, ch. 887, sec. 13.23.)

  48-23-205. SHARE RESTRICTIONS.--(a) The corporation may restrict the transfer of uncertificated shares from the date the demand for their payment is received until the proposed corporate action is effectuated or the restrictions released under sec. 48-23- 207.
  (b) The person for whom dissenters' rights are asserted as to uncertificated shares retains all other rights of a shareholder until these rights are cancelled or modified by the effectuation of the proposed corporate action. (Acts 1986, ch. 887, sec. 13.24.)

  48-23-206.  PAYMENT.--(a) Except as provided in sec. 48-23-208, as soon as the proposed corporate action is effectuated, or upon receipt of a payment demand, whichever is later, the corporation shall pay each dissenter who complied with sec. 48-23-204 the amount the corporation estimates to be the fair value of his shares, plus accrued interest.
  (b) The payment must be accompanied by:
  (1) The corporation's balance sheet as of the end of a fiscal year ending not more than sixteen (16) months before the date of payment, an income statement for that year, a statement of changes in shareholders' equity for that year, and the latest available interim financial statements, if any;
(2) A statement of the corporation's estimate of the fair value of the shares;
  (3) An explanation of how the interest was calculated;
  (4) A statement of the dissenter's right to demand payment under sec. 48-23-209; and
  (5) A copy of this chapter if the corporation has not previously sent a copy of this chapter to the shareholder pursuant to sec. 48-23-201 or sec. 48-23-203. (Acts 1986, ch. 887, sec. 13.25.)





                              Appendix C - Page 4

  48-23-207. FAILURE TO TAKE ACTION.--(a) If the corporation does not effectuate the proposed action that gave rise to the dissenters' rights within two (2) months after the date set for demanding payment and depositing share certificates, the corporation shall return the deposited certificates and release the transfer restrictions imposed on uncertificated shares.
  (b) If after returning deposited certificates and releasing transfer restrictions, the corporation effectuates the proposed action, it must send a new dissenters' notice under sec. 48-23-203 and repeat the payment demand procedure. (Acts 1986, ch. 887, sec. 13.26.)

  48-23-208. AFTER-ACQUIRED SHARES.--(a) A corporation may elect to withhold payment required by sec. 48-23-206 from a dissenter unless he was the beneficial owner of the shares before the date set forth in the dissenters' notice as the date of the first announcement to news media or to shareholders of the principal terms of the proposed corporate action.
  (b) To the extent the corporation elects to withhold payment under subsection
(a), after effectuating the proposed corporate action, it shall estimate the fair value of the shares, plus accrued interest, and shall pay this amount to each dissenter who agrees to accept it in full satisfaction of his demand. The corporation shall send with its offer a statement of its estimate of the fair value of the shares, an explanation of how the interest was calculated, and a statement of the dissenter's right to demand payment under sec. 48-23-209. (Acts 1986, ch. 887, sec. 13.27.)

  48-23-209. PROCEDURE IF SHAREHOLDER DISSATISFIED WITH PAYMENT OR OFFER.--(a) A dissenter may notify the corporation in writing of his own estimate of the fair value of his shares and amount of interest due, and demand payment of his estimate (less any payment under sec. 48-23-206), or reject the corporation's offer under sec. 48-23-208 and demand payment of the fair value of his shares and interest due, if:
  (1) The dissenter believes that the amount paid under sec. 48-23-206 or offered under sec. 48-23-208 is less than the fair value of his shares or that the interest due is incorrectly calculated;
  (2) The corporation fails to make payment under sec. 48-23-206 within two
(2) months after the date set for demanding payment; or
  (3) The corporation, having failed to effectuate the proposed action, does not return the deposited certificates or release the transfer restrictions imposed on uncertificated shares within two (2) months after the date set for demanding payment.
  (b) A dissenter waives his right to demand payment under this section unless he notifies the corporation of his demand in writing under subsection (a) within one (1) month after the corporation made or offered payment for his shares. (Acts 1986, ch. 887, sec. 13.28.)

                      PART 3--JUDICIAL APPRAISAL OF SHARES

  48-23-301. COURT ACTION.--(a) If a demand for payment under sec. 48-23-209 remains unsettled, the corporation shall commence a proceeding within two (2) months after receiving the payment demand and petition the court to determine the fair value of the shares and accrued interest. If the corporation does not commence the proceeding within the two-month period, it shall pay each dissenter whose demand remains unsettled the amount demanded.





                              Appendix C - Page 5

  (b) The corporation shall commence the proceeding in a court of record having equity jurisdiction in the county where the corporation's principal office (or, if none in this state, its registered office) is located. If the corporation is a foreign corporation without a registered office in this state, it shall commence the proceeding in the county in this state where the registered office of the domestic corporation merged with or whose shares were acquired by the foreign corporation was located.
  (c) The corporation shall make all dissenters (whether or not residents of this state) whose demands remain unsettled, parties to the proceeding as in an action against their shares and all parties must be served with a copy of the petition. Nonresidents may be served by registered or certified mail or by publication as provided by law.
  (d) The jurisdiction of the court in which the proceeding is commenced under subsection (b) is plenary and exclusive. The court may appoint one (1) or more persons as appraisers to receive evidence and recommend decision on the question of fair value. The appraisers have the powers described in the order appointing them, or in any amendment to it. The dissenters are entitled to the same discovery rights as parties in other civil proceedings.
  (e) Each dissenter made a party to the proceeding is entitled to judgment:
  (1) For the amount, if any, by which the court finds the fair value of his shares, plus accrued interest, exceeds the amount paid by the corporation; or
(2) For the fair value, plus accrued interest, of his after-acquired shares for which the corporation elected to withhold payment under sec. 48-23-208.
(Acts 1986, ch. 887, sec. 13.03.)

  48-23-302. COURT COSTS AND COUNSEL FEES.--(a) The court in an appraisal proceeding commenced under sec. 48-23-301 shall determine all costs of the proceeding, including the reasonable compensation and expenses of appraisers appointed by the court. The court shall assess the costs against the corporation, except that the court may assess costs against all or some of the dissenters, in amounts the court finds equitable, to the extent the court finds the dissenters acted arbitrarily, vexatiously, or not in good faith in demanding payment under sec. 48-23-209.
  (b) The court may also assess the fees and expenses of counsel and experts for the respective parties, in amounts the courts find equitable:
  (1) Against the corporation and in favor of any or all dissenters if the court finds the corporation did not substantially comply with the requirements of secs. 48-23-201--48-23-209; or
  (2) Against either the corporation or a dissenter, in favor of any other party, if the court finds that the party against whom the fees and expenses are assessed acted arbitrarily, vexatiously, or not in good faith with respect to the rights provided by this chapter.
  (c) If the court finds that the services of counsel for any dissenter were of substantial benefit to other dissenters similarly situated, and that the fees for those service should not be assessed against the corporation, the court may award to these counsel reasonable fees to be paid out of the amounts awarded to the dissenters who were benefited. (Acts 1986, ch. 887, 13.31.)





                              Appendix C - Page 6

                                    PART II
                     INFORMATION NOT REQUIRED IN PROSPECTUS


ITEM 20.         INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         The Charter of the Registrant provides as follows:

TWELFTH:  INDEMNIFICATION OF CERTAIN PERSONS:

                 To the fullest extent permitted by Tennessee law, the Corporation may indemnify or purchase and maintain insurance to indemnify any of its directors, officers, employees or agents and any persons who may serve at the request of the Corporation as directors, officers, employees, trustees or agents of any other corporation, firm, association, national banking association, state-chartered bank, trust company, business trust, organization or any other type of entity whether or not the Corporation shall have any ownership interest in such entity. Such indemnification(s) may be provided for in the Bylaws, or by resolution of the Board of Directors or by appropriate contract with the person involved.

         Article V, INDEMNIFICATION, of the Registrant's Bylaws provides as follows:

                 The Corporation does hereby indemnify its directors and officers to the fullest extent permitted by the laws of the State of Tennessee and by ARTICLE TWELFTH of its Charter. The Corporation may indemnify any other person to the extent permitted by the Charter and by applicable law.

         Indemnification of corporate directors and officers is governed by Sections 48-18-501 through 48-18-509 of the Tennessee Business Corporation Act (the "Act"). Under the Act, a person may be indemnified by a corporation against judgments, fines, amounts paid in settlement and reasonable expenses (including attorneys' fees) actually and necessarily incurred by him in connection with any threatened or pending suit or proceeding or any appeal thereof (other than an action by or in the right of the corporation), whether civil or criminal, by reason of the fact that he is or was a director or officer of the corporation or is or was serving at the request of the corporation as a director or officer, employee or agent of another corporation of any type or kind, domestic or foreign, if such director or officer acted in good faith for a purpose which he reasonably believed to be in the best interest of the corporation and, in criminal actions or proceedings only, in addition, had no reasonable cause to believe that his conduct was unlawful. A Tennessee corporation may indemnify a director or officer thereof in a suit by or in the right of the corporation against amounts paid in settlement and reasonable expenses, including attorneys' fees, actually and necessarily incurred as a result of such suit unless such director or officer did not act in good faith or with the degree of diligence, care and skill which ordinarily prudent men exercise under similar circumstances and in like positions.

         A person who has been wholly successful, on the merits or otherwise, in the defense of any of the foregoing types of suits or proceedings is entitled to indemnification for the foregoing amounts. A person who has not been wholly successful in any such suit or proceeding may be indemnified only upon the order of a court or a finding that the director or officer met the required statutory standard of conduct by (i) a majority vote of a disinterested quorum of the board of Directors, (ii) the Board of Directors based upon the written opinion of independent legal counsel to such effect, or
(iii) a vote of the shareholders.

ITEM 21.         EXHIBITS.

EXHIBIT
NUMBER                    DESCRIPTION
- -------                   -----------
 2         --       Agreement and Plan of Reorganization, dated June 14, 1994, by and between Union Planters Corporation, CBI
                    Acquisition Company, Inc., Commercial Bancorp, Inc. and The Commercial Bank of Obion, along with the Plan of
                    Merger annexed thereto as Exhibit A (included as Appendix B to the Prospectus)

 5         --       Opinion of Gary A. Simanson, Associate General Counsel to Union Planters Corporation, regarding legality of
                    Common Stock, $5.00 par value per share, of Union Planters Corporation

 23(a)     --       Consent of Gary A. Simanson, Esq. (included in Exhibit 5)

 23(b)     --       Consent of Price Waterhouse LLP

 23(c)     --       Consent of KPMG Peat Marwick LLP

 23(d)     --       Consent of Deloitte & Touche LLP

 23(e)     --       Consent of Dunn, Creswell, Sparks, Smith, Horne & Downing

 24        --       Power of Attorney (included in signature pages)



ITEM 22.         UNDERTAKINGS.

       The undersigned Registrant hereby undertakes:

                 (1) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                 (2) That for purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as a part of a registration in reliance upon Rule 430A and contained in the form of prospectus filed by the Registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

                 (3) That for purposes of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                 (4) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel, the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction, the question whether such indemnification by its is public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                 (5) To respond to requests for information that is incorporated by reference into the prospectus pursuant to Items 4, 10(b), 11, or 13 of this Form S-4, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

                 (6) To supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

                                   SIGNATURES

       Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Memphis, State of Tennessee, on the 26th day of August, 1994.

DATE:  August 26, 1994

                                                  UNION PLANTERS CORPORATION

                                                By: /s/
                                                    -------------------------
                                                     Benjamin W. Rawlins, Jr.
                                                      Chairman of the Board


       We, the undersigned directors and officers of Union Planters Corporation do hereby constitute and appoint J. F. Springfield and M. Kirk Walters, and each of them, our true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for us and in our name, place and stead, in any and all capacities, to sign any and all amendments to this Registration Statement and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, and we do hereby ratify and confirm all that said attorneys-in-fact and agents, or their substitutes, may lawfully do or cause to be done by virtue hereof.

Name                                               Capacity                              Date
- ----                                               --------                              ----
/s/                                        Chairman of the Board,                    August 26, 1994
- -----------------------------              Chief Executive Officer,
Benjamin W. Rawlins, Jr.                   Director (Principal
                                           Executive Officer)


/s/                                        Executive Vice President                  August 26, 1994
- -----------------------------              and Chief Financial
John W. Parker                             Officer (Principal
                                           Financial Officer)


/s/                                        Senior Vice President,                    August 26, 1994
- -----------------------------              Treasurer and Chief
M. Kirk Walters                            Accounting Officer



/s/                                        Director                                  August 26, 1994
- -----------------------------
Albert M. Austin



/s/                                        Director                                  August 26, 1994
- -----------------------------
Marvin E. Bruce



/s/                                        Director                                  August 26, 1994
- -----------------------------
George W. Bryan


/s/                                        Director                                  August 26, 1994
- -----------------------------
Robert B. Colbert, Jr.


/s/                                        Director                                  August 26, 1994
- -----------------------------
C. J. Lowrance, III



/s/                                        President and Director                    August 26, 1994
- -----------------------------
Jackson W. Moore



/s/                                        Director                                  August 26, 1994
- -----------------------------
Stanley D. Overton



/s/                                        Director                                  August 26, 1994
- -----------------------------
V. Lane Rawlins



/s/                                        Director                                  August 26, 1994
- -----------------------------
Mike P. Sturdivant



/s/                                        Director                                  August 26, 1994
- -----------------------------
Richard A. Trippeer, Jr.



PROXY

                            COMMERCIAL BANCORP, INC.

                                                             No. of Shares _____
                       224 SEVENTH STREET (P.O. BOX 297)
                             OBION, TENNESSEE 38240

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

    The undersigned hereby appoints Joel C. Pipkin and Judy Knight or either of them acting alone as proxies, each with the power to appoint such person's substitute, and hereby authorizes them to vote, as designated below, all shares of common stock of Commercial Bancorp, Inc. held of record by the undersigned on August 29, 1994, at the Special Meeting of Shareholders to be held on October 6, 1994 or at any adjournments or postponements thereof.

1. APPROVAL OF AGREEMENT AND PLAN OF REORGANIZATION BY AND BETWEEN UNION PLANTERS CORPORATION, CBI ACQUISITION COMPANY, INC., COMMERCIAL BANCORP, INC. AND THE COMMERCIAL BANK DATED AS OF JUNE 14, 1994, ALONG WITH THE PLAN OF MERGER ANNEXED THERETO AS EXHIBIT A.

FOR APPROVAL OF REORGANIZATION AGREEMENT AND THE            _____
PLAN OF MERGER ANNEXED THERETO AS EXHIBIT A

AGAINST APPROVAL OF REORGANIZATION AGREEMENT AND            _____
THE PLAN OF MERGER ANNEXED THERETO AS EXHIBIT A

2. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting.

                           (Continued on other side)

                          (Continued from other side)

         This proxy, when properly executed, will be voted in the manner directed herein by the undersigned shareholder. If no direction is made, this proxy will be voted FOR approval of the Reorganization Agreement and the Plan of Merger.

                                        Dated: _______________________, 1994
                                        Signature  _________________________
                                        Signature  _________________________
                                                      (if held jointly)

                                        Please sign exactly as name
                                        appears to left.  When shares are held
                                        by joint tenants, both must sign.  When
                                        signing as attorney, executor,
                                        administrator, trustee or guardian,
                                        please give full title as such.  If a
                                        corporation, please sign full corporate
                                        name by President or other authorized
                                        officer. If a partnership, please sign
                                        in partnership name by authorized
                                        person.

PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.